Exhibit 10.1

LOAN AGREEMENT

Among

URANIUM RESOURCES, INC.

as the Borrower,

THE SUBSIDIARIES OF THE BORROWER FROM TIME TO TIME PARTY HERETO

as the Guarantors,

and

RESOURCE CAPITAL FUND V L.P.

as the Lender

Dated as of November 13, 2013

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TABLE OF CONTENTS

(continued)

TABLE OF CONTENTS

(continued)

SCHEDULES

Schedule 1.1(a)	Borrower’s Account

Schedule 1.1(b)	Lender’s Account

Schedule 1.1(c)	Projects

Schedule 1.1(d)	Material Agreements

Schedule 1.1(e)	Properties

Schedule 1.1(f)	Work Program and Budget

Schedule 2.10	Anti-Dilution Provisions

Schedule 5.1(a)(vii)	Jurisdictions for Good Standing

Schedule 6.1(b)	Subsidiaries

Schedule 6.1(c)	Authorizations and Consents

Schedule 6.1(d)	Governmental and Other Consents

Schedule 6.1(f)	Litigation

Schedule 6.1(g)	Financial Statements

Schedule 6.1(j)	Permitted Liens

Schedule 6.1(k)	Capital Structure

Schedule 6.1(n)	Environmental Disclosures

Schedule 6.1(o)	Indebtedness

Schedule 6.1(p)	Legal Compliance

Schedule 6.1(q)	Operation of Projects

Schedule 6.1(s)	Project Permits

Schedule 7.1	Compliance with Laws

Schedule 7.5	Insurance

Schedule 7.17	Post-Closing Completion of Actions

Schedule 9	Conversion Provisions

Schedule 10.1(g)	Specified Litigation Sublimits

Schedule 11.8	Dispute Resolution; Arbitration

EXHIBITS

Exhibit A	Form of Omnibus Certificate

Exhibit B	Form of Notice of Borrowing

Exhibit C	Form of Security Agreement

Exhibit D	Form of Equity Interest Pledge Agreement

Exhibit E	Form of Guarantee

Exhibit F	Form of Project Mortgage

Exhibit G	Form of Promissory Note

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LOAN AGREEMENT

This LOAN AGREEMENT dated as of November 13, 2013 (the “Closing Date”) is by and among URANIUM RESOURCES, INC., a corporation organized and existing under the laws of the State of Delaware, as the borrower (the “Borrower”), those Subsidiaries of the Borrower from time to time party hereto, as guarantors (the “Guarantors”), and RESOURCE CAPITAL FUND V L.P., a Cayman Islands exempt limited partnership, as the lender (together with its successors and assigns, the “Lender”).

Recitals

A.                                    The Borrower desires to borrow, and the Lender is prepared to lend to the Borrower, Fifteen Million United States Dollars (US$15,000,000) as a loan to be advanced in multiple tranches, subject to the terms and conditions set forth herein.  The Borrower shall use the proceeds of each tranche of the Loan in accordance with the use of proceeds described herein.

B.                                    The obligations of the Borrower under this Agreement, including repayment of the Loan provided hereby, shall be guaranteed by the Guarantors.

C.                                    This Agreement and all amounts due hereunder will be secured by all assets and property of the Borrower and the Guarantors as further described herein and in the Security Documents.

D.                                    Subject to receipt of shareholder approval, the Loan shall be a convertible loan that may, at the option of the Lender, be converted into Tradable Shares, all on the terms and conditions set forth herein.  Prior to the Conversion Effective Date, the Loan is not convertible into Tradable Shares.

E.                                     The Credit Parties and the Lender desire hereby to provide for the Loan and the collateral security therefor on the terms and conditions set forth herein.

Agreement

NOW, THEREFORE, in consideration of the following mutual covenants and agreements, the parties hereby agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS AND ACCOUNTING PRINCIPLES

1.1                               Certain Defined Terms.  As used in this Agreement and unless otherwise expressly indicated, the following terms shall have the following meanings:

“Affiliate” means, with respect to a Person, (i) any partner, director, ten percent (10%) or more shareholder, manager, member, managing agent, director, officer or employee of that Person or that Person’s Affiliates; and (ii) any other Person (A) that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, that

Person; (B) that directly or indirectly owns or holds (legally or beneficially) ten percent (10%) or more of any class of voting stock or partnership, membership or other voting interest of that Person; or (C) ten percent (10%) or more of the voting stock or partnership, membership or other voting interest of which is directly or indirectly owned or held (legally or beneficially) by that Person.  For purposes of clarification, the Affiliates of the Lender shall include RCF Management L.L.C. and its Affiliates.  Affiliates of the Borrower or any other Credit Party shall not include the Lender or any Affiliates of the Lender or any third party joint venture parties to the Projects that are not Subsidiaries of a Credit Party.

“Agreed Priority” means, with respect to a Security Document, a first ranking, perfected Lien made in favour of the Lender, meaning that such Security Document and Lien are prior in right to any other Lien in, on or to the Collateral which is purported to be covered thereby, subject only, in each case, to Permitted Liens.  For the avoidance of doubt, the Obligations shall be secured by a first ranking perfected encumbrance over all real property and personal property of the Borrower and the other Credit Parties, including all property, rights, and interests at, on or associated with the Projects, subject, in each case, to Permitted Liens.

“Agreement” means this Loan Agreement, as it may be amended, restated, supplemented, extended or otherwise modified in accordance with its terms and in effect from time to time, together with all Schedules and Exhibits hereto, each of which is incorporated herein by reference.

“Applicable Interest Rate” means the Standard Interest Rate, the Initial Advance Interest Rate, or the Default Rate, as applicable.

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Bankruptcy Laws” shall mean the Bankruptcy Code and all other Governmental Requirements pertaining or applicable to bankruptcy, insolvency, debtor relief, debtor protection, liquidation, reorganization, winding up, arrangement, receivership, administration, moratorium, assignment for the benefit of creditors or other similar laws applicable in the United States or other applicable jurisdictions as in effect from time to time.

“Borrower” has the meaning specified in the Preamble to this Agreement.

“Borrower’s Account” means the account of the Borrower described in Schedule 1.1(a).

“Borrowing Date” has the meaning specified in Section 2.2(a).

“Business Day” means a day, other than a Saturday or Sunday or statutory holiday, on which banks in Denver, Colorado are open for business.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty or (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority.

“Change of Control” means the occurrence of any of the following events, without the prior written consent of the Lender:  (a) any person or persons “acting jointly or in concert” as defined under applicable Securities Laws, other than the Lender and/or its Affiliates, becomes the registered or beneficial owner of more than twenty-five percent (25%) of the then outstanding voting Equity Interests of the Borrower or any Credit Party, measured by voting power rather than the number of shares; or (b) Continuing Directors shall cease for any reason to constitute a majority of the members of the Board of Directors of the Borrower then in office; or (c) the Borrower or any Guarantor shall cease to directly or indirectly own and control the Equity Interests that any of them has pledged to the Lender pursuant to a Security Document (except as provided in any such Security Document).

“Closing Date” has the meaning set forth in the Preamble to this Agreement.

“Collateral” means all real and personal property, assets, rights, titles and interests of the Credit Parties, all of which is subject to the Security Documents, whether tangible or intangible, presently held or hereafter acquired, and all products and proceeds of the foregoing, including insurance proceeds related to the foregoing.

“Commitment” means, collectively, the Tranche One Initial Advance Commitment, the Tranche One Post-Approval Commitment, the Tranche Two Commitment and the Tranche Three Commitment, in the aggregate amount of Fifteen Million Dollars ($15,000,000).

“Commitment Fee” has the meaning specified in Section 2.6(b).

“Commitment Fee Shares” has the meaning specified in Section 2.6(b).

“Confidential Information” has the meaning specified in Section 7.14.

“Contingent Liability” means, for any Person, without duplication, all contingent liabilities of such Person determined in accordance with GAAP.

“Continuing Directors” means during any period of twenty four (24) consecutive months commencing after the Closing Date, individuals who at the beginning of such twenty four (24) month period were directors of such Person (together with any new director whose election by such Person’s Board of Directors was approved by, or whose nomination for election by such Person’s shareholders was recommended by, a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously approved or recommended as described in this parenthetical).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, the ability to appoint or remove directors, senior officers, managers or other equivalent persons of such a Person, by contract or otherwise.

“Conversion Amount” has the meaning specified in Section 9.2(a).

“Conversion Effective Date” means the first Business Day following receipt of Shareholder Approval.

“Conversion Notice” has the meaning specified in Section 9.2(a).

“Conversion Period” means the period of time beginning on the Conversion Effective Date and ending on the Scheduled Maturity Date.

“Conversion Price” means the lesser of (a) $2.60 per Share, and (b) the Market Price calculated by reference to a minimum of twenty (20) Trading Days following the final resolution of the Existing Regulatory Inquiry (which period, for purposes of certainty shall begin on the first Trading Day following a public announcement of such resolution, if a public announcement is either required or made) and prior to the mailing of Meeting Materials to shareholders of the Borrower.

“Conversion Provisions” means the terms and conditions pursuant to which the Lender may elect to exercise its Conversion Rights as provided in Article 9 hereof, including the provisions set forth in Schedule 9 hereto, and to receive payment in Shares.

“Conversion Rights” has the meaning specified in Section 9.2(a).

“Conversion Shares” has the meaning specified in Section 9.1.

“Credit Party” means the Borrower and each Guarantor.

“Date of Default” has the meaning specified in Section 10.2(a).

“Debt Financing” means borrowing money, whether by selling bonds, bills, debentures, preferred Equity Interests or other similar Instruments, issuing promissory notes, indentures or other similar Instruments, entering into a loan or credit agreement or other similar Instrument or otherwise incurring or agreeing to enter into any Instrument or arrangement relating to or consisting of borrowed money Indebtedness.

“Default” means any Event of Default or any condition or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” means the interest rate applicable to the Loan during periods when any amounts payable by the Borrower, whether as principal repayments, interest payments, expenses payments or other amounts, are due and payable but unpaid by the Borrower, which interest rate shall be at a rate per annum equal to the Standard Interest Rate or the Initial Advance Interest Rate, as then in effect, plus five percent (5%).

“Directed Advance” has the meaning specified in Section 3.5.

“Dispute” has the meaning specified in Schedule 11.8.

“Dollars” and the symbol “US$” or the symbol “$” each mean dollars in lawful currency of the United States of America.

“Environmental Laws” means Governmental Requirements relating to pollution or protection of the environment, including Governmental Requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes which are applicable to any Credit Party or any Subsidiary thereof, any Project or the other activities of and properties or assets owned, controlled or managed by a Credit Party or any Subsidiary thereof.

“Equity Financing” means the sale or placement by the Borrower of Shares or other Equity Interests of the Borrower.

“Equity Interest Pledge Agreement” means a pledge, security and subordination agreement substantially in the form of Exhibit D, given by the Borrower or a Guarantor for the benefit of the Lender, with respect to the Equity Interests of a Guarantor, if and when a Subsidiary of the Borrower is formed and becomes a Guarantor hereunder, together with any other Instruments given or to be given by a Credit Party for the benefit of the Lender that creates a Lien on and with respect to the Equity Interests of a Credit Party or other Person in order to secure the Obligations, together, in each case, with all amendments, modifications, supplements and revisions thereof in accordance with its terms, together with all other Instruments now or hereafter filed, recorded or delivered to formalize, authorize and perfect the security interests granted therein.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options, rights, interests or other securities for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person; all of the warrants, options, Indebtedness, rights, interests or other securities exercisable for or convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares of capital stock (or such other interests); and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member, limited liability company or trust interests therein), whether voting or nonvoting, whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination, and whether or not such shares, warrants, options, rights or other interests are certificated or uncertificated.

“Establishment Fee” has the meaning specified in Section 2.6(a).

“Establishment Fee Shares” has the meaning specified in Section 2.6(a).

“Event of Default” has the meaning set forth in Section 10.1.

“Exchange Rate” means the currency exchange rate for any relevant currency as reported by Bloomberg using the “BNG” function as of 5:00 p.m. New York time on the first Business Day preceding any date of determination, or, in the event that such “BNG” is not available on such date, on the preceding date on which the “BNG” is available; or, if either Bloomberg or the “BNG” is no longer available, then the currency exchange rate for any relevant currency as reported in The Wall Street Journal on the first Business Day preceding any date of determination; or, in the event that neither Bloomberg nor The Wall Street Journal report exchange rate information, such currency exchange rate reasonably identified by the Lender by reference to a publicly available service for displaying exchange rates.

“Excluded Taxes” means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or other Credit Parties hereunder, income or franchise Taxes imposed on (or measured by) the taxable income of the Lender or such recipient, as the case may be, or capital Taxes imposed on (or measured by) the taxable capital of the Lender or such recipient, in each case by the jurisdiction under the applicable law of which such recipient is organized or in which its principal office is located or which exercises valid taxation jurisdiction over such recipient, but for greater certainty, Excluded Taxes do not include withholding taxes imposed on the Lender or any such recipient in respect of payments or deliveries hereunder.

“Existing Regulatory Inquiry” means the matters disclosed by the Borrower in its Quarterly Report on Form 10-Q filed October 28, 2013 under Part II, Item 1A, “Risk Factors—We have received Comment Letters from the Staff of the SEC which may require us to restate our historical financial statements.”

“Expropriation Event” means the appropriation, confiscation, expropriation, cancellation, seizure or nationalization (by Governmental Requirement, intervention, court order, condemnation, exercise of eminent domain or other action or form of taking) of ownership or control of a Credit Party or any of its Subsidiaries or of any Project or Properties or any substantial portion thereof, or any substantial portion of the rights related thereto, or any substantial portion of the economic value thereof, or which prevents or materially interferes with the ability of a Person to own or operate the property or business subject to such action, including by the imposition of any Tax, fee, charge or royalty.

“Fees” means, collectively, the Commitment Fee and the Establishment Fee.

“Full Cost of Production” means, with respect to any referenced time period, the total, aggregate costs and expenses for the development and operation of the Projects, including field development costs, well field and plant operating costs and restoration, reclamation and remediation costs, plus an amortization cost of $1 per pound of produced uranium (U308) for such time period.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Governmental Authority” means the government of any nation and any state, provincial, territorial, divisional, county, regional, city and other political subdivision thereof, any tribal, aboriginal or native government or corporation, and any union or commonwealth of multiple countries, such as the European Union, in each case in which any property of a Credit Party is located or which exercises valid jurisdiction over any such property or any Credit Party, or in which a Credit Party conducts business or is otherwise present, and any entity, court, arbitrator or board of arbitrators, agency, department, commission, board, bureau, regulatory authority or instrumentality of any of them exercising executive, legislative, judicial, regulatory or administrative functions that exercises jurisdiction over any Credit Party or its properties or assets, including any Project, and any securities exchange or securities regulatory authority to which a Credit Party is subject.

“Governmental Requirement” means any law, statute, code, ordinance, treaty, order, rule, regulation, judgment, ruling, decree, injunction, franchise, permit, certificate, license, authorization, approval or other direction or requirement (including Environmental Laws, the Project Permits, energy regulations, occupational, safety and health standards or controls, taxation laws and Securities Laws) of any Governmental Authority.

“Guarantee” means a guarantee, substantially in the form of Exhibit E, executed by each Guarantor, together with any amendments, modifications, supplements, extensions, revisions and restatements thereof made in accordance with its terms.

“Guarantor” has the meaning specified in the Preamble to this Agreement, and, as of the Closing Date, the Guarantors include: (i) URI, Inc.; (ii) Hydro Resources, Inc.; (iii) URI Minerals, Inc.; (iv) Belt Line Resources, Inc.; (v) Uranco Inc.; (vi) HRI-Churchrock, Inc.; (vii) URI Neutron Holdings I, Inc.; (viii) URI Neutron Holdings II, Inc.; (ix) Hydro Restoration Corporation; (x) Neutron Energy, Inc.; and (xi) Cibola Resources LLC.

“Hedge Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any Master Agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any Master Agreement, including any such obligations or liabilities under any Master Agreement.

“Indebtedness” means, for any Person, without duplication, all indebtedness and liabilities of such Person determined in accordance with GAAP.

“Indemnified Party” has the meaning specified in Section 11.5.

“Initial Advance” has the meaning specified in Section 2.1(a).

“Initial Advance Interest Rate” means twelve percent (12%) per annum.

“Instrument” means any contract, agreement, undertaking, indenture, mortgage, certificate, document or writing (whether formal agreement, letter or otherwise) under which any obligation, duty, covenant, agreement, affirmation, undertaking or liability is evidenced, assumed or undertaken, or any right or Lien (or right or interest therein) is granted, authenticated, notarized, authorized or perfected, and any notice, registration, recordation, or filing associated with or required by any of the foregoing.

“Interest Payment Date” means (i) each January 10th, April 10th, July 10th, and October 10th of each Year and (ii) the Maturity Date.

“Interest Shares” has the meaning specified in Section 3.1(b).

“Investor Agreements” means the Stockholders’ Agreement and the Registration Rights Agreement.

“Lender” has the meaning set forth in the Preamble to this Agreement.

“Lender’s Account” means the account or accounts designated from time to time by the Lender for receipt of funds paid by the Borrower or any other Credit Party, with the Lender’s Account as of the Closing Date set forth on Schedule 1.1(b).

“Lender Nominee” has the meaning set forth in Section 7.13.

“Lien” means any mortgage, deed of trust, debenture, lien, pledge, charge, security interest, hypothecation, indenture, preferential right, assignment, option, production payment or other lien, encumbrance or collateral security Instrument in, on or to, any property or asset; or,  the title of any vendor, lessor, lender or other secured party to, or interest or title of any Person under, any conditional sale or other title retention agreement, capital lease or other agreement with respect to any property or asset; or, any adverse right or interest, defect in title, right of first option, right of first refusal, or similar restriction, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership;  or, the signing of any mortgage, deed of trust, pledge, charge, security agreement, hypothecation, indenture, assignment or similar instrument, or the signing or filing of a financing statement, personal property security act filing or other similar Instrument, which names such Person as debtor, or the signing of any security agreement or other similar Instrument authorizing any other party as the secured party thereunder to file any financing statement, personal property security act filing or other similar Instrument.  A Person shall be deemed to be the owner of any assets that it has placed in trust for the benefit of the holders of its indebtedness, which indebtedness is deemed to be extinguished under GAAP but for which such Person remains legally liable, and such trust shall be deemed to be a Lien.

“Loan” means, individually or collectively, all loans made to the Borrower pursuant to this Agreement up to the full outstanding principal amount owing to the Lender pursuant to this Agreement, in the maximum cumulative amount of Fifteen Million United States Dollars (US$15,000,000), consisting of the Tranche One Initial Advance Commitment, the Tranche One Post-Approval Commitment, the Tranche Two Commitment and the Tranche Three Commitment, as further described herein.

“Loan Documents” means this Agreement, the Promissory Note, the Security Documents, each Notice of Borrowing, each Omnibus Certificate, and each other Instrument executed by the Borrower, a Credit Party or a Subsidiary of the Borrower or a Credit Party, and

delivered to the Lender in connection with this Agreement or any of the foregoing Instruments, whether or not specifically identified in this clause, as any of the foregoing may be amended, modified, supplemented, extended, revised or restated from time to time in accordance with their respective terms.

“Long Term Price” means the average of the end of Month long-term price for uranium (U308) as published by both TradeTech in its Nuclear Market Review (defined as the Long-Term Price Indicator) and Ux Consulting Co., LLC in its UX Weekly (defined as UX Price Indicator U308 Long-term); provided, that if either TradeTech or Ux Consulting Co., LLC no longer publishes a long-term price, then the Long Term Price shall be equal to the long-term price for uranium (U308) published by the remaining publisher; and provided, further, that if neither TradeTech nor Ux Consulting Co., LLC publishes a long-term price, then the Long Term Price shall be reasonably identified by the Lender by reference to a publicly available service for displaying spot prices for Metals.

“Losses” has the meaning specified in Section 11.5.

“Market Price” means an amount equal to the VWAP for the Shares for the twenty (20) Trading Days immediately preceding any date of determination.

“Master Agreement” means any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, together with any related schedules.

“Material Adverse Effect” means, with respect to any Person, an effect, resulting from any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), which:

(a)                                 is materially adverse to the consolidated business, assets, revenues, financial condition, operations or prospects of such Person;

(b)                                 is materially adverse to the ability of such Person to make any payment or perform any other material obligation required under any Material Agreement, this Agreement, or any other Loan Document;

(c)                                  is materially adverse to any Material Project; or

(d)                                 in the case of any Credit Party, results in a liability or obligation (other than Permitted Liens or performing or entering into contractual commitments in the ordinary course of business which are not in default) of Six Hundred Thousand Dollars ($600,000) or more.

“Material Agreements” means the contracts, agreements, leases, Instruments and other binding commitments and undertakings of any Credit Party or any Subsidiary thereof which are identified in Schedule 1.1(d), and all other contracts, agreements, leases, Instruments and other binding commitments and undertakings of any Credit Party or any Subsidiary thereof the performance or breach of which could reasonably be expected to have a Material Adverse Effect on a Credit Party, including all agreements and Instruments for the sale, transfer or other disposition of minerals produced from any Project.

“Material Projects” means the following Projects: (i) Kingsville Dome; (ii) Rosita; (iii)   Churchrock Section 8; (iv) Churchrock Section 17; (v) Churchrock Mancos; (vi)   Crownpoint; (viii) Roca Honda; (ix) West Largo; and (x) Cibola.

“Maturity Date” means the first to occur of (a) April 1, 2014, if the Shareholder Approval is not obtained prior to the Shareholder Approval Outside Date, or (b) if Shareholder Approval is obtained prior to the Shareholder Approval Outside Date, the Scheduled Maturity Date, or (c) the date on which the Lender elects to accelerate the due date of the Loan based upon the occurrence of a Repayment Event, as provided in Section 3.2(c), or (d) any date on which the Loan is accelerated by reason of an Event of Default pursuant to Section 10.2.

“Meeting Materials” has the meaning specified in Section 7.21(c).

“Metals” means uranium (U308), uranium loaded resins, yellowcake, uranium concentrate, and other uranium products and derivatives as well as all gold, silver, copper, lead, zinc, nickel, molybdenum, and other metals, minerals, ores and similar substances.

“Month” means a calendar month.

“NASDAQ” means The NASDAQ Capital Market and its successors.

“Notice of Borrowing” means a request by the Borrower for a Loan pursuant to Section 2.2(a), which shall include the information referenced in Section 2.2(a) together with such other information requested by the Lender, substantially in the form of Exhibit B hereto.

“Notice of Dispute” has the meaning set forth in Schedule 11.8.

“Obligations” means all duties, covenants, agreements, liabilities, indebtedness, indemnifications and obligations of the Borrower and each Guarantor with respect to the repayment, payment or performance of all Indebtedness, liabilities and obligations (monetary or otherwise) of the Borrower, each Guarantor and each Subsidiary of a Guarantor, whenever arising, whether primary, secondary, direct, contingent, fixed or otherwise, and whether joint, several, or joint and several, established by or arising under or in connection with this Agreement or any other Loan Document, including, in each case, the payment of principal, interest, fees, expenses, reimbursements and indemnification obligations.

“Other Taxes” has the meaning specified in Section 3.7(b).

“Party” or “party” means each party to this Agreement.

“Permitted Liens” means those Liens identified in Schedule 6.1(j), together with the Liens permitted by Section 8.2.

“Permitted Third Party” has the meaning specified in Section 7.14.

“Person” means an individual, partnership, corporation (including a business trust), joint venture, limited liability company or other entity, or a Governmental Authority.

“Prepayment Date” has the meaning specified in Section 3.2(d).

“Projects” means, collectively, each of the following Projects: (i) Kingsville Dome; (ii) Rosita; (iii) Vasquez; (iv) Los Finados; (v) Churchrock Section 8; (vi) Churchrock Section 17; (vii) Churchrock Mancos; (viii) Crownpoint; (ix) Unit 1; (x) Nose Rock; (xi) Roca Honda; (xii) West Largo; (xiii) Cebolleta; (xiv) Juan Tafoya; (xv) Elizabeth; (xvi) Deep Rock; (xvii) West Endy; (xviii) West Ranch; (xix) Mesa Redonda; (xx) Hogan; (xxi) Dewey Burdock; (xxii) Edgemont; (xxiii) Copper Mountain; and (xxiv) Breccia Pipes, as each such Project is further described in Schedule 1.1(c) hereto, together with all Properties associated with or forming part of such Project.

“Project Mortgage” means (i) each mortgage or deed of trust given by a Credit Party for the benefit of the Lender, substantially in the form of Exhibit F hereto, and (ii) any other mortgage, deed of trust or other Instrument by which the Lender obtains a Lien in or on any real property, mineral rights or other property or assets of a Credit Party to secure the Obligations, together with all amendments, modifications, supplements, extensions, revisions and restatements thereof in accordance with its terms.

“Project Permits” has the meaning specified in Section 6.1(s).

“Promissory Note” means the senior, secured promissory note made by the Borrower payable to the order of the Lender in the principal amount of Fifteen Million United States Dollars (US$15,000,000), substantially in the form of Exhibit G hereto, as such promissory note may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

“Properties” means all real property rights, titles and interests, whether surface, subsurface, mineral, water or otherwise, and all fee interests, patented mining claims, unpatented mining claims, state leases, provincial leases, federal leases, private leases, other mineral or surface leases, rights of use, access rights, concessions, licenses, claims, rights, titles or interests, and all related, associated or appurtenant rights, in each case howsoever characterized or designated, that are owned, leased, held, or controlled, directly or indirectly by a Credit Party or by a Subsidiary of a Credit Party, with such rights, titles and interests described with respect to each Project in Schedule 1.1(e), together with all right, title and interest hereafter acquired by any Credit Party or Subsidiary of a Credit Party in or adjacent to the interests described in Schedule 1.1(e) and the lands subject to any Instrument identified in Schedule 1.1(e).

“Quarterly Date” means each March 31, June 30, September 30 and December 31 of each Year.

“Registration Rights Agreement” means that certain Registration Rights Agreement dated as of March 1, 2012 between the Borrower and the Lender, as the foregoing may be amended, modified, supplemented, extended or restated.

“Repayment Event” means the occurrence of any one of the following at any time prior to the Maturity Date, which has not been approved in advance by the Lender: (a) the sale, assignment, transfer or other disposition by a Credit Party, directly or indirectly, in one or more transactions, of any interest in any Material Project, which is greater than twenty-five percent

(25%) of such Credit Party’s aggregate right, title or interest therein as of the Closing Date; (b) the entry by any Credit Party into a partnership, limited liability company, joint venture or other cooperative arrangement with one or more third Persons, which has the effect or is intended to have the effect of granting to any such Person or Persons, directly or indirectly, the right to own, or right to acquire, more than twenty-five percent (25%) of a Credit Party’s right to manage and operate any Material Project or of a Credit Party’s aggregate right, title or interest in any Material Project; (c) the sale, assignment, transfer or other disposition by a Credit Party, directly or indirectly, of the right to manage and operate any Material Project; (d) the entry into or grant of any Royalty, Streaming Transaction, offtake agreement, supply agreement, sales agreement or other Instrument relating to the sale, conveyance, transfer or grant of an interest in Metals produced at or from any Material Project; or (e) the agreement by a Credit Party to enter into or undertake any of the foregoing or to enter into an agreement with respect to the foregoing.

“Representative” means any director, officer, partner, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of a Person.

“Royalty” means any share of mineral production, including a gross smelter return royalty, net smelter return royalty, overriding royalty, non-participating royalty, production payment, net profit interest, gross proceeds royalty and all other mineral royalties of every type and characterization.

“Scheduled Maturity Date” means December 31, 2016.

“Securities Laws” means all Governmental Requirements applicable to Equity Interests and the issuance of Equity Interests and the respective rules and regulations applicable thereto together with all binding policy statements, national instruments, orders, blanket rulings, mandatory guidelines and other applicable regulatory acts and instruments, together with all regulations, policies, rules or requirements imposed by any applicable securities exchange, trading platform or other Person.

“Security Agreement” means (i) a security agreement given by a Credit Party for the benefit of the Lender, substantially in the form of Exhibit C hereto, (ii) each other Instrument whereby a Credit Party subordinates its rights to receive payment of any amounts from any other Credit Party to the complete payment in full of the Obligations, and (iii) any other security agreement or other Instrument by which the Lender obtains a Lien in or on any personal property or assets of a Credit Party to secure the Obligations, together with all amendments, modifications, supplements, extensions, revisions and restatements thereof in accordance with its terms.

“Security Documents” means each Project Mortgage, each Guarantee, each Security Agreement, each Equity Interest Pledge Agreement and each other Instrument granting a Lien to secure the payment and performance of the Obligations, together, in each case, with all amendments, modifications, supplements, extensions, revisions and restatements thereto or thereof in accordance with their respective terms, all schedules and exhibits attached thereto and all financing statements, personal property security act filings and other Instruments required to be filed or recorded or notices required to be given in order to authenticate and perfect the Liens created by the foregoing and all other Instruments now or hereafter delivered by any Credit Party to the Lender in connection with this Agreement or any transaction contemplated hereby to secure the payment or performance of the Obligations.

“Shareholder Approval” means the requisite approval by the shareholders of the Borrower, at a Shareholder Meeting, of the Borrower’s issuance of Shares to the Lender, whether for payment of principal, interest, fees or otherwise, without restriction and as applicable, including the issuance of the Establishment Fee Shares, the Commitment Fee Shares, the Interest Shares, the Conversion Shares and any other Shares issuable to the Lender pursuant to this Agreement.

“Shareholder Approval Date” means the date on which Shareholder Approval is obtained.

“Shareholder Approval Outside Date” means January 31, 2014.

“Shareholder Meeting” means a general or special meeting of the holders of Shares.

“Shares” means the common shares of the Borrower with a par value of $0.001.

“Spot Price” means, as of any date, the spot price for uranium (U308) as published by TradeTech as the U308 Spot Price Indicator; provided, that if TradeTech is no longer published or TradeTech no longer publishes a spot price for uranium (U308), then the Spot Price shall be reasonably identified by the Lender by reference to a publicly available service for displaying spot prices for Metals.

“Standard Interest Rate” means ten percent (10%) per annum.

“Stockholder’s Agreement” means the Stockholders’ Agreement dated as of March 1, 2012 between the Borrower and the Lender governing the rights of the Lender and the obligations of the Borrower with respect to the Lender’s investment in the Borrower, as the foregoing may be amended, modified, supplemented, extended or restated.

“Streaming Transaction” means a contractual right to sell or purchase Metals (whether all or any portion thereof) produced at or from one or more Projects.

“Subsidiary” means, in respect of any Person at any date, (i) any corporation, company, limited liability company, association, joint venture or other business entity of which securities, membership interests or other ownership interests representing fifty percent (50%) or more of the voting power of all equity interests are owned or held, directly or indirectly, by such Person, (ii) any partnership, limited liability company or joint venture wherein the general partner, managing partner or operator is, directly or indirectly, such Person, or (iii) any other Person that is otherwise directly or indirectly Controlled by such Person.

“Taxes” has the meaning specified in Section 3.7(a).

“Tradable Shares” means Shares that are fully paid, duly issued and non-assessable; shall be evidenced by original certificates issued by the Borrower reflecting the Lender as the owner thereof; shall be free of Liens or other claims of rights or interests by third Persons therein; shall be free of contractual restrictions or obligations; shall be covered by and subject to the Registration Rights Agreement; and upon registration in accordance with the Registration Rights Agreement, such Shares shall be freely transferrable in accordance with Securities Laws on a public stock exchange of recognized standing, including NASDAQ.

“Trading Day” means a day on which the NASDAQ or such other public stock exchange on which the Shares are principally traded is open and on which Shares are traded.

“Tranche” means, individually and collectively, each tranche of the Loan, including the Tranche One Initial Advance Commitment, the Tranche One Post-Approval Commitment, the Tranche Two Commitment and the Tranche Three Commitment.

“Tranche One Availability Period” means the period of time beginning on the Closing Date to, but not including, the date that is five (5) Business Days after the Shareholder Approval Date.

“Tranche One Commitment” means, collectively, the Tranche One Initial Advance Commitment and the Tranche One Post-Approval Commitment.

“Tranche One Initial Advance Commitment” means Three Million Dollars ($3,000,000).

“Tranche One Post-Approval Commitment” means Two Million Dollars ($2,000,000).

“Tranche Three Availability Period” means the period from July 15, 2014 to September 30, 2014.

“Tranche Three Commitment” means Five Million Dollars ($5,000,000).

“Tranche Two Availability Period” means the period from April 15, 2014 to June 30, 2014.

“Tranche Two Commitment” means Five Million Dollars ($5,000,000).

“Uranium Realized Price” means either (a) if the Spot Price is equal to or less than $56.50 per pound, an amount calculated in accordance with the following:

or, (b) if the Spot Price is greater than $56.50 per pound, an amount calculated in accordance with the following:

in each case as calculated by the Lender.

“VWAP” means Volume-Weighted Average Price, being the price per Share calculated by dividing (x) an amount equal to the total value of Shares traded during a particular time period, by (y) an amount equal to the total volume of Shares traded over that particular time period, which shall be based on the price and volume quotes provided by NASDAQ or such other applicable public stock exchange and published by Bloomberg, which amount shall be calculated by the Lender and deemed to be accurate absent manifest error.

“Work Program and Budget” means the detailed work program for the exploration, development, management and operation of the Projects scheduled to be undertaken by the Credit Parties using the proceeds of the Loan and other available funds, and the detailed budget relating to such activities as well as to all other general, administrative and others costs and expenses of the Credit Parties, in each case through December 31, 2014, as such work program and budget is updated, revised and amended from time to time in accordance with the terms hereof; the current Work Program and Budget in effect as of the date hereof, which has been approved by the Board of Directors of the Borrower, is attached hereto as Schedule 1.1(f).

“Year” means a calendar year.

1.2                               Accounting Principles.  All accounting terms not otherwise defined herein shall be construed, all financial computations required under this Agreement shall be made, and all financial information required under this Agreement shall be prepared, in accordance with GAAP applied on a basis consistent with the financial statements referred to in Section 6.1(g) except as specifically provided herein.

1.3                               Other Definitional Provisions; Date and Time References.

(a)                                 Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Schedules, the other Loan Documents and any certificate or other document made or delivered pursuant hereto.

(b)                                 The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)                                  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d)                                 The word “including” means “including without limitation” or “including, but not limited to,” and does not create or denote a limitation.

(e)                                  Unless otherwise expressly indicated, each reference to a time or date in any Loan Document shall be to the date and time in Denver, Colorado, United States of America.

(f)                                   Any calculation to be made under this Agreement shall be, in all instances, calculated by the Lender, acting in good faith, by reference to the terms, conditions and formulas described in this Agreement, and each such calculation shall be deemed controlling and final, absent manifest error.

1.4                               Currency Conversions.  For purposes of application of the provisions of this Agreement and the other Loan Documents, United States Dollars, Canadian Dollars and any other relevant currency amounts will be calculated and converted by the Lender, acting in good faith, by reference to the Exchange Rate.

ARTICLE 2

COMMITMENT; USE OF PROCEEDS; FEES; FUTURE EQUITY FINANCINGS

2.1                               Commitment.  Subject to all of the terms and conditions of this Agreement and subject to the satisfaction of the applicable conditions precedent set forth herein, the Lender agrees to advance the Loan to the Borrower as follows:

(a)                                 Tranche One Commitment.  During the Tranche One Availability Period, (i) subject to satisfaction of the applicable conditions precedent set forth in Article 5, the Lender agrees to advance the Tranche One Initial Advance Commitment to the Borrower (the “Initial Advance”), and (ii) following receipt of Shareholder Approval prior to the Shareholder Approval Outside Date, and subject to satisfaction of the conditions precedent set forth in Article 5, including in Section 5.2, the Lender agrees to advance the Tranche One Post-Approval Commitment.  The obligation of the Lender to advance any portion of the Tranche One Commitment shall terminate on the last day of the Tranche One Availability Period.  Upon the applicable advance, the Tranche One Initial Advance Commitment and the Tranche One Post-Approval Commitment, respectively, shall expire.

(b)                                 Tranche Two Commitment.  During the Tranche Two Availability Period, subject to satisfaction of the applicable conditions precedent set forth in Article 5, the Lender agrees to advance the Tranche Two Commitment to the Borrower in one advance.  The obligation of the Lender to advance the Tranche Two Commitment shall terminate at the end of the last business day of the Tranche Two Availability Period.  Upon advance, the Tranche Two Commitment shall expire.

(c)                                  Tranche Three Commitment.  During the Tranche Three Availability Period, subject to satisfaction of the applicable conditions precedent set forth in Article 5, the Lender agrees to advance the Tranche Three Commitment to the Borrower in one advance.  The obligation of the Lender to advance the Tranche Three Commitment shall terminate at the end of the last business day of the Tranche Three Availability Period. Upon advance, the Tranche Three Commitment shall expire.

2.2                               Borrowing Procedure and Funding.

(a)                                 The Borrower shall request an advance of any Tranche of the Loan, including each advance of the Tranche One Initial Advance Commitment, the Tranche One Post-Approval Commitment, the Tranche Two Commitment and the Tranche Three Commitment, by delivering to the Lender a written Notice of Borrowing signed by the Borrower, which shall be delivered to the Lender by no later than ten (10) Business Days (or such shorter period as may be agreed by the Lender) prior to the date of the requested borrowing (the “Borrowing Date”).  The Notice of Borrowing shall be irrevocable and shall specify: (i) that a Loan is requested by the

Borrower, identifying the Tranche that is being requested, (ii) the requested Borrowing Date (which shall be a Business Day not less than ten (10) Business Days after delivery, or such shorter period as may be agreed by the Lender), and (iii) such other information and certifications as set forth in the form of Notice of Borrowing and as the Lender shall otherwise have reasonably requested.

(b)                                 Subject to the satisfaction of the applicable conditions precedent set forth in Article 5, the Lender shall disburse the proceeds of each Tranche of the Loan to the Borrower by the deposit of funds directly to the Borrower’s Account.

(c)                                  Any part of the Loan that has been repaid by the Borrower may not be re-borrowed and shall not be re-advanced to the Borrower (except by the Lender in its sole discretion as a Directed Advance pursuant to Section 3.5).

2.3                               Convertible Loan.  Upon the Conversion Effective Date, any portion of the Tranche One Commitment then outstanding shall automatically and immediately convert into a convertible loan subject to the Conversion Provisions, on the terms and conditions applicable to a convertible loan set forth herein, without any further action or the delivery of any Instrument, effective on and as of the Conversion Effective Date.  On and after the Conversion Effective Date, any portion of the Commitment advanced as a Loan shall be advanced as a convertible loan and the Loan will be convertible into Tradable Shares in accordance with the Conversion Provisions.

2.4                               Repayment.  The principal amount of the Loan, together with interest thereon and all fees, costs and other amounts then owing, shall be due and payable in full on the Maturity Date.  The Borrower covenants and agrees to repay the Loan, together with interest thereon, in accordance with the terms of this Agreement.  Any part of the Loan that has been repaid by the Borrower may not be re-borrowed and shall not be re-advanced to the Borrower (except by the Lender in its sole discretion as a Directed Advance pursuant to Section 3.5).

2.5                               Use of Proceeds.  The Borrower will utilize the Loan solely for critical general and administrative costs, essential restoration commitments and limited technical studies, in each case with respect to the Projects through December 31, 2014, all in accordance with, and as specified in, the Work Program and Budget.

2.6                               Fees.

(a)                                 Establishment Fee.  The Borrower agrees to pay the Lender a fee for the establishment of the credit facility (the “Establishment Fee”) in the amount of Three Hundred Thousand Dollars ($300,000) payable in Tradable Shares, which shall be delivered to the Lender by no later than the fifth (5th) Business Day following the Shareholder Approval Date.  The number of Tradable Shares which are required to be delivered by the Borrower to the Lender in satisfaction of payment of the Establishment Fee (the “Establishment Fee Shares”) shall be determined by the Lender by dividing (i) the Dollar amount of the Establishment Fee, by (ii) the Market Price on October 18, 2013.  If the shareholders of the Borrower fail to adopt the Shareholder Approval, or if the Shareholder Approval is not otherwise obtained by the Shareholder Approval Outside Date, then the Establishment Fee shall be immediately due and payable in immediately available funds.  The entire Establishment Fee is earned in full as of the Closing Date.  Payment of the Establishment Fee shall be deemed satisfied upon delivery of the appropriate number of Shares to the Lender (or its designee) or in cash, in accordance with the foregoing.  No portion of the Establishment Fee is refundable to the Borrower or rescindable by the Borrower, in whole or in part, under any circumstance.

(b)                                 Commitment Fee.  In consideration of the Commitment, the Borrower agrees to pay to the Lender a commitment fee (the “Commitment Fee”) in an amount equal to the product of (i) the average daily unused portion of the Commitment beginning on the Closing Date and ending on the termination of the Commitment, multiplied by (ii) one percent (1%) per annum.  The Commitment Fee shall accrue on a daily basis, shall be calculated monthly and shall be payable to the Lender quarterly in arrears on each Interest Payment Date with respect to each quarterly period ending on the Quarterly Date immediately prior to such Interest Payment Date and on the Maturity Date.  The Commitment Fee shall be payable by the delivery of Tradable Shares, or, at the option of the Lender, as evidenced by a written notice thereof delivered to the Borrower, in immediately available funds. The number of Tradable Shares which are required to be delivered by the Borrower to the Lender in satisfaction of such Commitment Fee (the “Commitment Fee Shares”) shall be determined by the Lender by calculating the quotient of (A) the Dollar amount of the Commitment Fee which is then due, divided by (B) the Market Price.  Payment of the Commitment Fee shall be deemed satisfied upon delivery of the appropriate number of Tradable Shares to the Lender electing this payment option by not later than each Interest Payment Date and the Maturity Date.  If the Lender elects to receive Commitment Fee Shares in satisfaction of the Commitment Fee for any period of time prior to the Shareholder Approval Date, then delivery of such Commitment Fee Shares shall be deferred until after Shareholder Approval and shall be delivered to the Lender by no later than the fifth (5th) Business Day following the Shareholder Approval Date; provided, that if the shareholders of the Borrower fail to adopt the Shareholder Approval, or if the Shareholder Approval is not otherwise obtained by the Shareholder Approval Outside Date, then such portion of the Commitment Fee shall be immediately due and payable in immediately available funds.

2.7                               Lender Participation in Equity Financings.  In consideration of the commitment of the Lender to make the Loan, the Credit Parties hereby irrevocably grant to the Lender the option and right, at any time and from time to time in the Lender’s sole discretion, so long as the Lender or any of Lender’s Affiliates, successors or related investment funds managed by RCF Management L.L.C. holds any Shares or is a creditor of any Credit Party, to participate or to nominate any of the Lender’s Affiliates, successors or related investment funds managed by RCF Management L.L.C. to participate in any Equity Financing, at the same price and on the same terms and conditions as offered to other investors in such Equity Financing, such participation to be on a pro rata basis as determined on a partially-diluted basis by reference to the Lender’s percentage interest in the Shares that the Lender holds or shall be deemed to hold at the time when an offer of participation is made, such that the Lender may maintain its partially-diluted percentage interest in the Shares, such right to be open for acceptance by the Lender for a period of twenty (20) Business Days from the date upon which Lender receives notice of the Equity Financing.  The Lender shall have the option and right, but no obligation or requirement, to participate in any such Equity Financing.  If the Lender elects to participate in such Equity Financing, the Lender shall participate in such Equity Financing on the same terms and conditions as other participants in such Equity Financing. Each Credit Party agrees to take any and all action and to obtain any and all approvals and consents, or to cause such action to be taken and such approvals and consents to be obtained, as is necessary or appropriate to allow the Lender to fully participate in any Equity Financing in accordance with the provisions of this paragraph.

2.8                               No Fees or Commissions.  Neither the Borrower nor any other Credit Party has incurred, nor will they incur, directly or indirectly any liability for brokerage or finder’s fees or agent’s commissions or any similar charges or fees in connection with this Agreement or the issuance of any Shares to the Lender contemplated hereby.

2.9                               Legend on Share Certificates.  The Lender consents to the placement of a legend on any certificate or other document evidencing the Shares issued pursuant to this Agreement substantially as set forth below, that such Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement.  The Lender is aware that the Borrower will make a notation in its appropriate records with respect to the restrictions on the transferability of the Shares.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER ANY “BLUE SKY” OR STATE SECURITIES LAWS, AND THE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

2.10                        Anti-Dilution Rights.  The Market Price, the Conversion Price and all Shares to be delivered to the Lender hereunder, whether as Establishment Fee Shares, Commitment Fee Shares, Interest Shares, Conversion Shares or otherwise, shall be adjusted to prevent dilution and to reflect (i) any issuance, for a period of one year following the Closing Date, by the Borrower of Equity Interests at a price per Share less than the Conversion Price, which adjustment (x) shall be subject to a floor of $1.00 per Share and (y) shall not apply to issuances of Shares under the Borrower’s 2013 Omnibus Incentive Plan (provided that all such issuances comply with the volume limitations set forth in Section 6.2 thereof) or upon the vesting of other restricted shares or restricted stock units or exercise of stock options that are, in each case, outstanding as of the date of this Agreement, and (ii) any changes in the Borrower’s capital structure that may occur prior to issuance of Shares to the Lender, in each case, as further described in Schedule 2.10.

ARTICLE 3

PROCEDURE AND PAYMENT

3.1                               Interest.

(a)                                 General.  Interest on the Loan shall accrue and shall be payable by the Borrower at the Applicable Interest Rate, as further described below.  On each Interest Payment Date, the Borrower shall pay interest on the outstanding principal amount of the Loan with respect to each quarterly period ending on the Quarterly Date immediately prior to such Interest Payment Date at a rate of interest per annum equal to the Applicable Interest Rate based on a 360-day year.  Accrued but unpaid interest shall be payable in full on the Maturity Date.

(i)                                     Initial Advance Interest Rate.  Until the Shareholder Approval Date, interest on the Initial Advance shall accrue and shall be payable by the Borrower at the Initial Advance Interest Rate.

(ii)                                  Standard Interest Rate.  Following Shareholder Approval, interest on the Loan shall accrue and shall be payable by the Borrower at the Standard Interest Rate.

(iii)                               Default Interest.  Interest on the Loan shall accrue and shall be payable by the Borrower at the Default Rate during all periods when an Event of Default has occurred and is continuing, including when any amounts payable by the Borrower as principal repayments, interest payments, expense payments or other amounts are due and payable hereunder, whether by acceleration or otherwise, but remain unpaid by the Borrower.  Without prejudice to the rights of the Lender under the preceding sentence, the Borrower shall indemnify the Lender against any direct loss or expense which the Lender may sustain or incur as a result of the failure by the Borrower to pay the Loan when due.  A certificate or other notice of the Lender submitted to the Borrower setting forth the basis for the determination of Default Rate interest due and of the amounts necessary to indemnify the Lender in respect of such loss or expense, shall constitute evidence of the accuracy of the information contained therein in the absence of error and, absent notice from the Borrower of such error, shall be conclusive and binding for all purposes.  Interest accruing at the Default Rate shall be payable on demand in immediately available funds in United States Dollars.

(b)                                 Payment of Interest by Delivery of Shares.  Provided that no Default or Event of Default has occurred and remains outstanding, the Borrower shall pay interest on the Loan by delivery of Tradable Shares (the “Interest Shares”) to the Lender on each Interest Payment Date.  At the option of the Lender in its sole discretion, as evidenced by a written notice thereof delivered to the Borrower within three (3) Business Days prior to each Quarterly Date immediately prior to such Interest Payment Date, the Borrower shall pay interest on the Loan in United States Dollars.  The number of Interest Shares which are required to be delivered by the Borrower to the Lender in satisfaction of any interest payment payable by the delivery of Interest Shares shall be determined by the Lender by dividing (i) the Dollar amount of the interest on the Loan which is due as of the Quarterly Date immediately prior to such Interest Payment Date, by

(ii) the Market Price on such Quarterly Date immediately prior to such Interest Payment Date.  Payment of interest shall be deemed satisfied upon delivery to the Lender of the interest then due:  (x) in Dollars or (y) by the applicable number of Interest Shares, as directed by the Lender, in either case, on or prior to the applicable Interest Payment Date.  If the Lender elects to receive Interest Shares in satisfaction of the payment of interest for any period of time prior to the Shareholder Approval Date, then delivery of such Interest Shares shall be deferred until after Shareholder Approval and shall be delivered to the Lender by no later than the fifth (5th) Business Day following the Shareholder Approval Date; provided, that if the shareholders of the Borrower fail to adopt the Shareholder Approval, or if the Shareholder Approval is not otherwise obtained by the Shareholder Approval Outside Date, then such interest shall be immediately due and payable in immediately available funds.

(c)                                  Fractional Interests.  The Borrower shall not be required to issue fractional Interest Shares upon payment of interest on the Loan in Interest Shares.  If any fraction of a Share would, except for the provisions of this Section 3.1(c), be issuable upon payment of interest on the Loan in Interest Shares (or specified portion thereof), the Borrower shall issue to the Lender one (1) share for a fraction of an Interest Share greater than or equal to 0.50 and shall issue zero (0) shares for a fraction of an Interest Share less than 0.50.

3.2                               Repayment of the Loan.

(a)                                 Principal Repayment.  The Loan shall be due and payable in full on the Maturity Date.

(b)                                 Voluntary Prepayment.  Upon not less than five (5) Business Days’ prior written notice to the Lender, the Borrower may at any time prepay all or a portion of the Loan without penalty.  Upon the giving of notice of prepayment, which shall be irrevocable, the prepayment, together with all interest accrued through the prepayment date, shall be due and payable on the date set forth therein.  Any such voluntary prepayment of the Loan shall be in a minimum amount of Five Million United States Dollars (US$5,000,000) or (if lower) the full amount of the Loan then outstanding.  Amounts prepaid by the Borrower may not be re-borrowed by the Borrower (except, at the option of the Lender, as a Directed Advance made by the Lender pursuant to Section 3.5).

(c)                                  Mandatory Prepayment.

(i)                                     The Borrower will prepay the Loan or a portion thereof as provided in this Section 3.2(c)(i) together with accrued interest on such prepaid amount (A) in full upon acceleration of the due date thereof pursuant to Section 10.2; and (B) in full on the repayment date specified in a written notice provided to the Borrower by the Lender stating that the Lender requires the Loan to be repaid as a result of the occurrence of a Repayment Event.

(ii)                                  Amounts prepaid by the Borrower may not be re-borrowed by the Borrower (except, at the option of the Lender, as a Directed Advance made by the Lender pursuant to Section 3.5).

(d)                                 Payment of Interest by Delivery of Shares.  Provided that no Default or Event of Default has occurred and remains outstanding, the Borrower shall pay interest accrued through such prepayment date in Interest Shares.  At the option of the Lender in its sole discretion, as evidenced by a written notice thereof delivered to the Borrower within three (3) Business Days prior to the date for prepayment set forth in Sections 3.2(b) or 3.2(c) above (the “Prepayment Date”), the Borrower shall pay interest associated with such prepayment in Dollars.  The number of Interest Shares which are required to be delivered by the Borrower to the Lender in satisfaction of any interest payment payable by the delivery of Interest Shares shall be determined by the Lender by dividing (i) the Dollar amount of the interest on the portion of the Loan which is to be prepaid, by (ii) the Market Price as of the date immediately prior to the Prepayment Date.  Payment of interest shall be deemed satisfied upon delivery to the Lender of the interest then due: (x) in Dollars on or prior to the Prepayment Date or (y) by the applicable number of Interest Shares on or prior to the Prepayment Date, in each case in the form directed by the Lender.

(e)                                  Illegality.  If the Lender shall notify the Borrower that a Change in Law makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful for the Lender to perform its obligations under this Agreement to maintain the Loan then outstanding hereunder, the Borrower shall, no later than 11:00 a.m. (Denver, Colorado time) on or before the date that is the earlier of (i) the date that is thirty (30) days after such notice is provided, or (ii) the earliest date required by applicable Governmental Requirements or Change in Law, prepay all of the Loan made by the Lender then outstanding, together with accrued interest on the principal amount prepaid to the date of such prepayment and breakage fees, if any, required to be paid by the Lender as a result of such prepayment being made on such date.

3.3                               Priority of Prepayments.  All prepayments made by the Borrower shall be applied first to any amounts (other than principal or interest) then payable by any Credit Party hereunder or under any other Loan Documents, then to accrued and unpaid interest on the Loan so prepaid, then to the principal amount of the Loan.

3.4                               Payments and Computations.  Except as otherwise expressly provided in this Agreement, payments by the Borrower pursuant to this Agreement or any other Loan Document, whether in respect of the Loan, interest or otherwise (other than interest or fee payments made by delivery of Shares), shall be made by the Borrower to the Lender not later than 12:00 noon (Denver, Colorado time) on the date due by delivery of United States Dollars in immediately available funds to the Lender’s Account, or such other account designated from time to time by notice from the Lender to the Borrower in writing at least two (2) Business Days before any such due date.  Except as otherwise expressly provided in this Agreement, payments by the Borrower pursuant to this Agreement or any other Loan Document of interest, fees or other amounts in Shares shall be made by the Borrower to the Lender not later than 12:00 noon (Denver, Colorado time) on the date due by delivery of one or more duly authorized and issued Share certificates evidencing the number of Shares then due, issued in the name of the Lender or such Affiliate of the Lender as designated by the Lender in writing.  All payments under this Agreement to be made by the delivery of Shares shall be made by the delivery of Tradable Shares.  All decisions with respect to the payment of interest, fees or other amounts under this Agreement by either (i) the delivery of Tradable Shares, or (ii) the payment of immediately available funds, shall be made by the Lender in its sole discretion.  For the purposes of converting any amount from or into United States Dollars or any other currency, the parties shall use the Exchange Rate.  All payments hereunder, whether by delivery of Shares or of United States Dollars, shall be made by the Borrower without set off, deduction, withholding or counterclaim not later than on the date when due.  Any payments received hereunder after the time and date specified in this Section 3.4 shall be deemed to have been received by the Lender on the next following Business Day.  All interest shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest is payable over a year comprised of three hundred sixty (360) days.  Whenever any payment to be made hereunder shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

3.5                               Directed Advances.  At any time during the Conversion Period, if the Borrower has repaid all or any portion of the Loan, the Lender, in its sole discretion, has the right and option, but shall have no obligation, to cause a re-advance (a “Directed Advance”) of such repaid amount, or any portion thereof, to be made to the Borrower for the purpose of allowing the Lender to convert such Loan provided to the Borrower pursuant to a Directed Advance into Conversion Shares in accordance with the Conversion Provision.  Directed Advances shall be evidenced by the Lender’s delivery of notice in writing to the Borrower, such notice to be delivered to the Borrower at least ten (10) Business Days prior to the date on which the Directed Advance referred to therein is made and the related conversion into Conversion Shares takes place.  The Lender may make a Directed Advance at any time during the Conversion Period if the Borrower has repaid all or any portion of the Loan during the Conversion Period, and this Agreement shall remain in force and effect in accordance with its terms until the Scheduled Maturity Date for purposes of exercise of a Directed Advance, notwithstanding full and final payment and performance of the other Obligations.  Any Loan received by the Borrower pursuant to a Directed Advance shall be immediately converted into Conversion Shares pursuant to the Conversion Provisions and such Loan shall be deemed repaid upon delivery to the Lender of the appropriate number of Conversion Shares in satisfaction of such Directed Advance, as calculated in accordance with the Conversion Provisions.

3.6                               Increased Costs.

(a)                                 Increased Costs Generally.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender;

(ii)                                  subject the Lender to any Taxes and Other Taxes payable by the Lender (other than Excluded Taxes) with respect to this Agreement or any Loan made by it, or change the basis of taxation of payments to the Lender in respect thereof; or

(iii)                               impose on the Lender any other condition, cost or expense affecting this Agreement or Loan made by the Lender;

and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Lender, the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered. The Lender agrees to use reasonable efforts to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section 3.6, at the cost and expense of the Borrower.

(b)                                 Certificates for Reimbursement.  A certificate of an authorized officer of the Lender setting forth the amount or amounts necessary to compensate the Lender or the Lender’s Affiliate, as the case may be, as specified in paragraph (a) of this Section 3.6 and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay the Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.  Contemporaneously with such certificate the Lender shall provide the Borrower with reasonable supporting evidence of the amounts claimed to be due from the Borrower to the Lender and the steps Lender took to minimize such amounts.

(c)                                  Delay in Requests.  Failure or delay on the part of the Lender to demand compensation pursuant to this Section 3.6 shall not constitute a waiver of the Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate the Lender pursuant to the foregoing provisions of this Section 3.6 for any increased costs incurred or reductions suffered more than six months prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.7                               Taxes.

(a)                                 General.  Any and all payments and the delivery of any and all certificates, Shares, securities or other property or consideration by the Borrower or any other Credit Party hereunder shall be made in full, free and clear of and without deduction or withholding for any and all present or future taxes, levies, duties, imposts, assessments, deductions, charges, withholdings or other similar amounts, and all liabilities with respect thereto imposed on the Borrower or any Credit Party, other than Excluded Taxes (all such non-excluded taxes, levies, duties, imposts, assessments, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).  If the Borrower or any other Credit Party shall be required by law to deduct or withhold any Taxes from or in respect of any such payment, certificate, Share, security or other property or consideration payable or deliverable hereunder to the Lender, (i) the sum payable and the certificates, Shares, securities and other property or consideration so deliverable shall, subject to applicable law, be increased as may be necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums, certificates, Shares, securities and other property or consideration payable or deliverable under this Section 3.7) the Lender receives an amount and certificates, Shares, securities and other property or consideration as the case may be equal to the amount and certificates, Shares, securities and other property or consideration it would have received had no such deductions or withholdings been made, (ii) the Borrower or the Credit Party shall make such deductions or withholdings and (iii) the Borrower or other Credit Party shall pay the full amount required to be deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law and within the time for payment prescribed by applicable law.  If the Lender receives a credit against Excluded Taxes for any amounts deducted or withheld, the Lender shall deliver to the Borrower the amount of such credit.

(b)                                 Other Taxes.  In addition, the Borrower agrees to pay any present or future stamp, sales, use or documentary taxes or any other excise or property taxes, charges, duties or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any of the Loan Documents, or any Instrument contemplated thereby (hereinafter referred to as “Other Taxes”), other than Excluded Taxes.

(c)                                  Tax Indemnity.  The Borrower hereby indemnifies the Lender for, and agrees to hold the Lender harmless from, the full amount of all Taxes and Other Taxes payable by the Lender (other than Excluded Taxes) and any liability, cost or amount (including penalties, interest and expenses) arising therefrom or with respect thereto.

(d)                                 Payment of Taxes.  Within thirty (30) days after the date required for payment of any Taxes or Other Taxes required to be deducted or withheld by the Borrower in respect of any payment or delivery to the Lender, the Borrower will furnish to the Lender a form of evidence of payment thereof acceptable to the Lender in its sole discretion, acting reasonably.

(e)                                  Survival.  Without prejudice to the survival of any other agreement hereunder, the agreements and obligations contained in this Section 3.7 shall survive the payment in full of the Loan, interest thereon and any other amounts due hereunder.

(f)                                   Further Assurances.  After receipt from the Borrower of each payment made pursuant to this Section 3.7, the Lender shall, if reasonably requested by the Borrower and at the Borrower’s cost and expense, submit and pursue any necessary applications to obtain any refund, credit, allowance, remission or deduction from income otherwise determined or tax otherwise payable, to which the Lender may be entitled from the taxation authorities of any relevant taxing jurisdictions in respect of any payment of Taxes or Other Taxes referred to in this Section 3.7.  If any such refund shall be received or due payment of tax reduced by reason of such refund, credit, allowance, remission or deduction, the Lender shall, to the extent that it can do so without prejudice to its ability to retain the amount of such refund, credit, allowance, remission or deduction, promptly notify the Borrower thereof and account to the Borrower for an amount equal to the refund received or credit, allowance, remission or deduction given.

3.8                               Usury.  If any provision of this Agreement would oblige the Borrower to make any payment of interest or other amount payable to the Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of “interest” at a “criminal rate” or a “usurious rate”, then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Lender of “interest” at a “criminal rate” or a “usurious rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows: (a) first, by reducing the amount or rate of interest; and (b) thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid to the Lender which would constitute interest under applicable Governmental Requirements.

ARTICLE 4

COLLATERAL SECURITY

4.1                               Security Documents.  As security for the due, prompt and complete repayment of the Loan and the payment of all other amounts due hereunder, and for the prompt and complete performance of all other Obligations, the Credit Parties shall execute and deliver to the Lender the Security Documents to which each of them is a party, in each case as and when contemplated by this Agreement or any other Loan Document.

4.2                               Recordings and Filings of Security Documents.  The Lender will record, register or file with or deliver to appropriate Governmental Authorities, account debtors or other Persons, the Security Documents, as necessary or appropriate, at the Borrower’s expense, together with all other Instruments necessary to establish, attach, protect, maintain or perfect the Liens of the Lender, each with the Agreed Priority over all other security interest holders and mortgages.

4.3                               Protection of Security Document Liens.  Each Credit Party hereby authorizes the Lender to file such financing statements and other agreements, documents, registrations, filings or Instruments with such Governmental Authorities in such jurisdictions as it reasonably determines to be desirable and to take such other actions as the Lender determines to be necessary or desirable to legalize, authenticate, protect, perfect and maintain the perfection of the Liens in the Collateral identified in the Security Documents.  The Credit Parties agree to cooperate with the Lender in delivering all share certificates and other certificates (together with stock transfers, transfer powers of attorney, or other appropriate Instruments, in each case executed in blank), if any, of Equity Interests pledged pursuant to a Security Document and in undertaking and completing all recordings, filings, registrations and other actions required in connection with the Security Documents, and the Credit Parties further agree to promptly take all such other actions as the Lender may reasonably determine to be necessary or appropriate to confirm, perfect, maintain and protect the perfection of the Liens granted by the Security Documents.

4.4                               Security Documents.  Each Credit Party hereby agrees that notwithstanding any provision of any other Loan Document to the contrary, the Liens created pursuant to the Security Documents shall secure all Obligations.  The Security Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently perfected security interests and Liens, or will be perfected security interests and Liens in accordance with the requirements specified in such Security Documents or elsewhere in this Agreement, each with the Agreed Priority.

4.5                               Right of Set-off.  Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower or any other Credit Party (any such notice being expressly waived by the Borrower and the other Credit Parties), to set off and apply any and all deposits (general or special, time or demand, provisional or final), at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of any Credit Party against any and all of the Obligations of any Credit Party now or hereafter existing, although such Obligations may be contingent and unmatured.  The Lender agrees promptly to notify the Borrower and the appropriate Credit Party after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Lender under this Section 4.5 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

4.6                               Subordination of Certain Liens.  The Lender agrees to subordinate its Liens on the Collateral on terms and conditions acceptable to the Lender to be contained in a written subordination agreement reasonably acceptable to the Lender, and which terms will specifically not include any agreement on the part of the Lender to forego, delay or postpone payments due to the Lender (whether for principal, interest or other amounts), to Liens in favor of a third Person or Persons providing bona fide Debt Financing to a Credit Party to the extent reasonably necessary for the development and operation of a Project.  The provisions of this Section 4.6 pertain only to subordination by the Lender of its Liens with respect to the Collateral pertaining to a Project and the priority thereof and do not obligate the Lender to subordinate its rights to receive payments of principal, interest, fees and other amounts due hereunder as and when such amounts are or become due or to otherwise demand and obtain full performance of the Obligations.

ARTICLE 5

CONDITIONS PRECEDENT

5.1                               Conditions Precedent to this Agreement and the Tranche One Initial Advance Commitment.  The obligation of the Lender with respect to the advance of the Tranche One Initial Advance Commitment during the Tranche One Availability Period is subject to satisfaction (or waiver by the Lender in its sole discretion) of each of the following conditions precedent:

(a)                                 The Lender or its counsel shall have received the following, with each Instrument dated on or no more than three (3) days prior to the date of the proposed advance of a Loan (or as otherwise specified herein or agreed by the Lender), and in form and substance as shall be satisfactory to the Lender:

(i)                                     this Agreement, duly executed by the Borrower and the applicable Credit Parties;

(ii)                                  the Promissory Note, duly executed by the Borrower, payable to the order of the Lender;

(iii)                               each of the Security Documents, each duly executed by the applicable Credit Party, together with any financing statements, filings or other

Instruments for filing or registration, notarizations thereof, notices with respect thereto or other Instruments, including applicable estoppel letters, determined by the Lender, acting reasonably, to be necessary or desirable to establish, maintain and perfect the Liens established pursuant to the Security Documents;

(iv)                              to the extent not specifically referenced, each other Loan Document, duly executed by the applicable Credit Party or its Subsidiaries, as appropriate;

(v)                                 an Omnibus Certificate for each Credit Party, duly executed by an officer thereof, substantially in the form of Exhibit A hereto;

(vi)                              a Notice of Borrowing, duly executed by an officer of the Borrower, substantially in the form of Exhibit B hereto;

(vii)                           a certificate for each Credit Party from (A) its jurisdiction of incorporation or organization and (B) each other jurisdiction identified on Schedule 5.1(a)(vii), confirming the due organization and good standing of such Credit Party in such jurisdiction, as applicable;

(viii)                        an opinion of legal counsel to the Credit Parties, in form and substance acceptable to the Lender, acting reasonably;

(ix)                              security legal opinions from legal counsel to each Credit Party, in form and substance acceptable to the Lender, pertaining to the validity of the Security Documents and the security interests granted thereby and the perfection of such security interests;

(x)                                 certificates of issuing insurance companies or brokers, confirming compliance by the Credit Parties with the insurance requirements set forth in Section 7.5;

(xi)                              accurate and complete copies of the financial statements of the Credit Parties referred to in Section 6.1(g);  and

(xii)                           all such other approvals, opinions, documents or Instruments as the Lender may reasonably request.

(b)                                 all representations and warranties made by the Credit Parties herein and in any other Loan Document shall be true and correct;

(c)                                  all approvals, consents and authorizations of Governmental Authorities or other Persons required in connection with this Agreement and the other Loan Documents, if any, shall have been obtained and remain in effect;

(d)                                 there shall be no pending or threatened (in writing) action or proceeding before any Governmental Authority against or affecting any Credit Party or any Project which could reasonably be expected to have a Material Adverse Effect on any Credit Party;

(e)                                  the Borrower shall have delivered to the Lender a copy of the current Work Program and Budget, which has been approved by the Board of Directors of the Borrower and is in form and substance reasonably satisfactory to the Lender;

(f)                                   since December 31, 2012, except as previously disclosed in writing to the Lender, there shall have been no change, event or occurrence that has had, or could reasonably be expected to have, a Material Adverse Effect on the Borrower or on any Material Project;

(g)                                  the Lender shall have received, in form and substance satisfactory to the Lender, search results from all relevant jurisdictions wherein a Credit Party conducts business or owns property, pertaining to all Lien filings, registrations and records appearing in such jurisdiction, together with copies of any documents, filings and Instruments on file in such jurisdictions;

(h)                                 all data, reports, maps, surveys, financial statements, Instruments and other information requested by the Lender for its due diligence shall have been provided, and the Lender shall have completed its due diligence investigation of the Credit Parties and the Projects in scope, and with results, satisfactory to the Lender;

(i)                                     the Lender shall have received all internal investment committee approvals necessary to consummate the transactions contemplated by this Agreement;

(j)                                    the Lender shall be satisfied with the form of the Loan Documents;

(k)                                 the Credit Parties shall have made all public disclosures (including all information material to the Credit Parties and the Projects) and submitted all applications, reports and information, and taken all other actions necessary, to comply fully with applicable Securities Laws, and the Lender shall have confirmed such compliance to its satisfaction;

(l)                                     each Credit Party shall have performed and complied with all agreements and conditions herein and in the other Loan Documents required to be performed and complied with on or prior to the date of the proposed Loan, except those agreements and conditions waived by the Lender;

(m)                             no Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loan;

(n)                                 except for litigation disclosed on Schedule 6.1(f), there shall not exist any litigation, investigation, bankruptcy or insolvency, injunction, order or claim affecting or relating to any Credit Party or its Subsidiaries, or any Project, which has had, or could reasonably be expected to have, a Material Adverse Effect, or which could reasonably be expected to affect the legality, validity or enforceability of this Agreement or any other Loan Document, that has not been settled, dismissed, vacated, discharged or terminated; and

(o)                                 the Lender shall have received all such other approvals, opinions, certificates, documents or Instruments as the Lender may reasonably request.

The Borrower’s tender of a Notice of Borrowing shall be deemed to constitute a representation and warranty by the Borrower as of the date of the Loan that the conditions precedent in paragraphs (a) through (o) of this Section 5.1 have been, and remain, satisfied.

5.2                               Conditions Precedent to the Tranche One Post-Approval Commitment.  The obligation of the Lender to advance the Tranche One Post-Approval Commitment during the Tranche One Availability Period is subject to satisfaction (or waiver by the Lender in its sole discretion) of each of the following conditions precedent:

(a)                                 The Lender or its counsel shall have received each of the Loan Documents to be executed and delivered by a Credit Party together with all such other approvals, opinions, documents or Instruments as the Lenders may reasonably request;

(b)                                 The Shareholder Approval shall have been obtained by no later than the Shareholder Approval Outside Date, and the Credit Parties shall have otherwise provided evidence satisfactory to the Lender that all Shares issuable pursuant to this Agreement have been duly and validly authorized, and that such issuance of Shares shall comply with all applicable Governmental Requirements, including applicable Securities Laws;

(c)                                  All interest, Fees and other amounts due and payable prior to the proposed Borrowing Date shall have been timely paid in full;

(d)                                 All conditions set forth in Section 2.1 and Section 2.2, including delivery of an executed Notice of Borrowing, shall have been satisfied, and all of the conditions set forth in Section 5.1 shall have been, and shall remain, satisfied; and

(e)                                  The Tranche One Initial Advance Commitment shall have been advanced to the Borrower.

5.3                               Conditions Precedent to the Tranche Two Commitment.  The obligation of the Lender to advance the Tranche Two Commitment during the Tranche Two Availability Period is subject to satisfaction (or waiver by the Lender in its sole discretion) of each of the following conditions precedent:

(a)                                 The Lender or its counsel shall have received each of the Loan Documents to be executed and delivered by a Credit Party together with all such other approvals, opinions, documents or Instruments as the Lenders may reasonably request;

(b)                                 If, at any time, the Uranium Realized Price is less than $50 per pound, then the Credit Parties shall defer and not undertake any plans, activities, obligations or expenditures related to start-up activities or recommencing the extraction or production of Metals from any Project located in Texas until either (i) the Uranium Realized Price exceeds an average of $50 per pound for a period of not less than three (3) Months, or (ii) the profit margin on the Full Cost of Production associated with the extraction, production, marketing and sale of uranium by the Credit Parties from all Projects in production equals or exceeds ten percent (10%) for a period of not less than three (3) Months; and the Credit Parties shall have provided evidence satisfactory to the Lender, including by delivery of a written certificate signed by the Credit Parties, that all such plans, activities, obligations and expenditures have been deferred, and will not be undertaken, until such time as the foregoing conditions have been satisfied to the satisfaction of the Lender; provided, however, that if commenced in compliance with the foregoing conditions in this Section 5.3(b), any such plans, activities, obligations or expenditures related to start-up activities or recommencing of extraction or production of Metals from any Project located in Texas shall be permitted to continue if ceasing such activities would result in further economic loss to the Credit Parties as compared to continuing such activities;

(c)                                  All interest, Fees and other amounts due and payable prior to the proposed Borrowing Date shall have been timely paid in full;

(d)                                 All conditions set forth in Section 2.1 and Section 2.2, including delivery of an executed Notice of Borrowing, shall have been satisfied, and all of the conditions set forth in Section 5.1 shall have been, and shall remain, satisfied; and

(e)                                  The Tranche One Post-Approval Commitment shall have been advanced to the Borrower.

5.4                               Conditions Precedent to the Tranche Three Commitment.  The obligation of the Lender to advance the Tranche Three Commitment during the Tranche Three Availability Period is subject to satisfaction (or waiver by each Lender in its sole discretion) of each of the following conditions precedent:

(a)                                 The Lender or its counsel shall have received each of the Loan Documents to be executed and delivered by a Credit Party together with all such other approvals, opinions, documents or Instruments as the Lenders may reasonably request;

(b)                                 If, at any time, the Uranium Realized Price is less than $50 per pound and the profit margin on the Full Cost of Production associated with the extraction, production, marketing and sale of uranium by the Credit Parties from all Projects in production is less than ten percent (10%), then the Credit Parties shall revise and amend the Work Program and Budget to reduce all costs and expenditures so that the Tranche Three Commitment will demonstrably cover all financial obligations and commitments of the Credit Parties through March 2015; and such amended Work Program and Budget shall be approved and adopted by the Board of Directors of the Borrower and shall be approved by the Lender;

(c)                                  All interest, Fees and other amounts due and payable prior to the proposed Borrowing Date shall have been timely paid in full;

(d)                                 All conditions set forth in Section 2.1 and Section 2.2, including delivery of an executed Notice of Borrowing, shall have been satisfied, and all of the conditions set forth in Section 5.1 shall have been, and shall remain, satisfied; and

(e)                                  The Tranche Two Commitment shall have been advanced to the Borrower.

5.5                               Conditions Precedent to All Loans.  The obligation of the Lender to advance any Tranche hereunder is subject to the satisfaction (or waiver by the Lender in its sole discretion) of the following conditions precedent on the date of making such Loan:

(a)                                 The representations and warranties made by the Credit Parties herein, in the Security Documents or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct on and as of the date of such Loan as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date;

(b)                                 No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to such Loan;

(c)                                  Immediately after giving effect to the making of any Tranche of the Loan (and the application of the proceeds thereof), the aggregate sum of all outstanding Tranches shall not exceed the respective Commitments;

(d)                                 Except for litigation disclosed on Schedule 6.1(f), there shall not exist any litigation, investigation, bankruptcy or insolvency, injunction, order or claim affecting or relating to any Credit Party or any of its Subsidiaries, or any Project, which has had, or could reasonably be expected to have, a Material Adverse Effect, or which could reasonably be expected to affect the legality, validity or enforceability of this Agreement or any other Loan Document, that has not been settled, dismissed, vacated, discharged or terminated;

(e)                                  No Borrower, Credit Party or Material Project shall have suffered a Material Adverse Effect; and

(f)                                   All conditions set forth in Section 2.1 and Section 2.2, including delivery of an executed Notice of Borrowing, shall have been satisfied, and with respect to each Tranche, all of the specific conditions with respect to such Tranche shall have been, and shall remain, satisfied; the Borrower shall have certified the satisfaction of all such conditions precedent by its delivery of a Notice of Borrowing.

Each request for a Loan shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Borrowing Date that the conditions precedent applicable thereto have been, and remain, satisfied.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

6.1                               Representations and Warranties of the Credit Parties.  Each of the Credit Parties, for itself and on behalf of each of its Subsidiaries, hereby represents and warrants to the Lender as follows:

(a)                                 Qualification and Organization.  It has all requisite corporate, partnership or limited liability company power and authority to enter into this Agreement and the other Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.  It is otherwise duly qualified to do business as a foreign corporation or other applicable entity in each jurisdiction where the nature of its business or properties requires such qualification, except where the failure to obtain such qualification could not reasonably be expected to result in a Material Adverse Effect. It is a corporation, partnership or a limited liability company, duly incorporated or organized (respectively), validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable.

(b)                                 Subsidiaries.  Except as disclosed in Schedule 6.1(b), the Credit Parties do not have any direct or indirect Subsidiaries.  Schedule 6.1(b) sets forth a true and complete description of the capital structure of each direct or indirect Subsidiary of each Credit Party.

(c)                                  Authorization; No Conflict.  The execution, delivery and performance by it of this Agreement and of the other Loan Documents to which it is a party have been duly authorized by all necessary shareholder, manager, partner, member and corporate action on the part of such Credit Party or Subsidiary thereof (except for the Shareholder Approval, which will be obtained in accordance with the terms of this Agreement) and do not and will not (i) contravene the articles of incorporation, articles, charter or by-laws, operating agreement, notice of articles or similar constituent documents of such Credit Party or Subsidiary thereof; (ii) violate any provision of any Governmental Requirement, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such Credit Party or Subsidiary thereof; (iii) result in a breach of or constitute a default under, or, except as set forth on Schedule 6.1(c), require the consent of any Person pursuant to, any Material Agreement to which any Credit Party or Subsidiary thereof is a party or by which any such Credit Party, any Subsidiary thereof or any of their respective properties may be bound or affected; (iv) trigger the application of any change of control or anti-assignment provisions in any Material Agreement to which any Credit Party or Subsidiary thereof is a party or by which any such Credit Party, any Subsidiary thereof or any of their respective properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Liens arising under the Security Documents) upon or with respect to any of the properties now owned by any Credit Party or any Subsidiary thereof and, to the knowledge of each Credit Party, no Credit Party or Subsidiary thereof is in default in any material respect under any such Governmental Requirement, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

(d)                                 Governmental and Other Consents and Approvals.  Except as set forth on Schedule 6.1(d), no authorization or approval or other action by or consent of, and no notice to or filing or registration with, any Governmental Authority or any other Person is required (i) for the due execution and delivery of the Loan Documents, and the incurrence and due performance of, the financial obligations of the Credit Parties or any Subsidiary thereof under this Agreement or any other Loan Document, or (ii) except for ongoing filings obtained in the ordinary course of the Credit Parties’ business, for the due performance of all other Obligations of the Credit Parties or any Subsidiary thereof under this Agreement or any other Loan Document, except for such authorizations, approvals or other actions as have been obtained or notices or filings as have been made.

(e)                                  Binding Obligations.  This Agreement and each of the other Loan Documents constitutes a legal, valid and binding obligation of each of the Credit Parties and/or each Subsidiary thereof that is a party thereto, enforceable against such Credit Party or Subsidiary thereof that is a party thereto in accordance with their respective terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws or equitable principles affecting enforcement of creditors’ rights generally at the time in effect).

(f)                                   Litigation.  Except as set forth on Schedule 6.1(f), there is no claim, action, lawsuit, proceeding, arbitration or investigation pending or, to the knowledge of the Credit Parties, threatened in writing against or involving any Credit Party or any Subsidiary thereof or any Project or any portion thereof, which alleges the violation of any Governmental Requirement, or which questions the validity of this Agreement or any of the other Loan Documents or any action taken or to be taken pursuant to this Agreement or any of the Loan Documents, which involves any Material Agreement, or which could reasonably be expected to result, either in any case or in the aggregate, in a Material Adverse Effect on a Credit Party.

(g)                                  Financial Statements; No Material Adverse Change.  The audited consolidated balance sheet of the Borrower as of December 31, 2012, and the related unaudited consolidated statements of operations and deficits of the Borrower for the period then ended, and the unaudited consolidated balance sheet of the Borrower as of September 30, 2013 and the related unaudited statement of operations and deficits of the Borrower for the period then ended, copies of which have been furnished to the Lender and are attached hereto as Schedule 6.1(g), fairly present the consolidated financial condition in all material respects of the Borrower and the other Credit Parties as of such dates and the consolidated results of the operations of the Borrower and the other Credit Parties for the period ended on such dates, all in accordance with GAAP consistently applied.  Neither the Borrower nor any other Credit Party has any material Contingent Liability or liability for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in such financial statements.  Since December 31, 2012, except as previously disclosed in writing to the Lender, neither the business, operations or prospects of the Borrower or any other Credit Party, nor any of its properties or assets, have been affected by any occurrence or development (whether or not insured against) which could reasonably be expected to result, either in any case or in the aggregate, in a Material Adverse Effect on the Borrower or any Credit Party.

(h)                                 Other Agreements.  No Credit Party nor any Subsidiary thereof is a party to any indenture, loan or credit agreement or any lease or other agreement or Instrument (other than the Material Agreements) or subject to any charter or other corporate restriction which could reasonably be expected, upon a default thereunder or otherwise, to result in a Material Adverse Effect on a Credit Party.

(i)                                     Information Accurate.  All reports, certificates, status updates and other information delivered to the Lender are true, accurate and complete in all material respects.  None of the written information delivered to the Lender by any Credit Party or Subsidiary thereof in connection with this Agreement or the transactions contemplated hereby or in connection with the business of the Credit Parties or the Projects contains any material misstatement of fact or omits to state a material fact, and all projections contained in any such information, exhibits or reports, were based on information which, when delivered, was, to the knowledge of the Credit Parties, true and correct in all material respects as of the date thereof, and to the knowledge of the Credit Parties all calculations contained in such projections were accurate in all material respects, and such projections presented the then-current estimate of the future business, operations and affairs of such Credit Party or Subsidiary thereof and, since the date of the delivery of such projections, to the knowledge of the Credit Parties, except as disclosed in the financial statements delivered pursuant to Section 6.1(g), there has been no change in the assumptions underlying such projections, or the basis therefor or the accuracy thereof which has had or could reasonably be expected to result in a Material Adverse Effect; provided, that with respect to projected financial information, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.  With respect to any information delivered to the Lender which was prepared by a third party, the Credit Parties only represent that the Credit Parties do not have knowledge that such information is inaccurate or incomplete in any material respect.

(j)                                    Title; Liens.

(i)                                     Schedule 1.1(e) completely and accurately describes all mineral interests, mining concessions, mining tenements or other mineral rights owned by or subject to any license, option or similar agreement in favour of each Credit Party that is part of the Projects;

(ii)                                  Each Credit Party and each Subsidiary thereof has good and marketable title to its owned real property and has valid rights to its leased property, including, in each case, the Properties, free and clear of Liens, except for Permitted Liens.  Schedule 1.1(e) describes each Credit Party’s ownership in, to and of each Property and identifies any joint venturers, partners or other Persons that own an interest in any Property.  Except as described in Schedule 1.1(e), a Credit Party owns an undivided one hundred percent (100%) of the beneficial and legal interest in each Property, free and clear of all Liens (subject only to Permitted Liens), royalties, production payments and other rights and interests of third parties, and the Credit Parties have good and marketable title thereto;

(iii)                               Except as set forth on Schedule 1.1(e), there are no Royalties (of any kind or nature whatsoever, howsoever designated), production payments or other non-cost bearing interests in or to any Property or any Project;

(iv)                              All taxes, charges, rates, levies and assessments that, if unpaid, would create a Lien or charge on any Project or any other property of the Borrower, have been paid in full and will be paid in full, in each case prior to delinquency;

(v)                                 All contractors, subcontractors, agents and other Persons providing services, materials or labor on or for the benefit of any Project have been paid in a timely manner for all work performed or services, goods or labor provided, on or with respect thereto, except where such payments are subject to a bona fide dispute, which is being diligently pursued by a Credit Party pursuant to appropriate procedures;

(vi)                              Each Credit Party and each Subsidiary thereof has delivered or made available to the Lender all requested surveys, reports, core sample information, data and other information concerning the Projects and all assets, property and interests associated therewith, including the nature of the rights and interests thereto and therein owned by each Credit Party and each Subsidiary thereof, which is in the possession or control of any Credit Party or Subsidiary thereof or to which a Credit Party or Subsidiary thereof has access; and

(vii)                           The Security Documents create valid and effective Liens in and on the Collateral purported to be covered thereby, which Liens are currently (or will be upon the filing of appropriate Instruments with appropriate Governmental Authorities) perfected Liens with the Agreed Priority.

(k)                                 Capital Structure.  Each Credit Party and each Subsidiary thereof has the number of Equity Interests specified in Schedule 6.1(k).  All Equity Interests identified in such Schedule are duly and validly issued and are fully paid and non-assessable.  The Borrower has duly authorized sufficient Shares to permit the satisfaction of any obligation to issue Shares to the Lender as described herein (including with respect to the issuance of Shares with respect to the Interest Shares).  Except for such Shares, and as indicated in Schedule 6.1(k), neither the Borrower nor any Credit Party has any outstanding warrants, options, preferential rights or other obligations to issue additional shares or other Equity Interests, including any stock or securities convertible into or exercisable or exchangeable for any shares of its capital stock or any rights or options to purchase any of the foregoing, or to convert any existing Indebtedness to Equity Interests in a Credit Party.  Except as set forth on Schedule 6.1(k), no Credit Party or Subsidiary is a party to or subject to a shareholders agreement, voting agreement, proxy agreement, lock-up or other similar agreement with respect to the ownership or control of Equity Interests of a Credit Party or a Subsidiary of a Credit Party.

(l)                                     Material Agreements; Absence of Default.  The Material Agreements identified in Schedule 1.1(d) hereto include all of the contracts, agreements, leases, Instruments and other binding commitments and undertakings of each Credit Party and each Subsidiary thereof, the performance or breach of which could reasonably be expected to have a Material Adverse Effect on a Credit Party or any Subsidiary thereof, and the Borrower has provided the Lender with copies of each such Material Agreement.  No Credit Party nor any Subsidiary thereof is in material default under any of the Material Agreements, none of them has received any written notice of an asserted default thereunder from any other Person, and none of them has knowledge of a material breach by any counterparty thereto or the inability of any counterparty thereto to perform its obligations thereunder.

(m)                             Taxes and Other Payments.  Except for matters which could not reasonably be expected to have a Material Adverse Effect, each Credit Party and each Subsidiary thereof has filed all Tax returns and reports required by law to have been filed by it and has paid all Taxes and governmental charges thereby shown to be owing and all claims for sums due for labor, material, supplies, personal property and services of every kind and character provided with respect to, or used in connection with its respective properties and no claim for the same exists except as permitted hereunder, except any such Taxes, charges or amounts which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of such Credit Party or such Subsidiary, as applicable.

(n)                                 Environmental Laws.  Except as set forth in Schedule 6.1(n) hereto:

(i)                                     to the knowledge of each Credit Party, each Project has been owned, developed, operated, leased and utilized in material compliance with all applicable Governmental Requirements, including Environmental Laws;

(ii)                                  there are no currently outstanding or, to the knowledge of any Credit Party pending, consent decrees, clean-up orders, mitigation orders, compliance orders, remediation orders or other material orders, decrees, judgments or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Project or any other property owned or held by any Credit Party;

(iii)                               no Credit Party or any Subsidiary thereof has received any written notice of material violation, alleged material violation, material non-compliance, material notice of investigation, liability or potential material liability or request for information with respect to Environmental Laws or other environmental matters with regard to any Project or any other property owned or held by a Credit Party, nor does any Credit Party have knowledge or reason to believe that any such notice will be received or is being threatened; and

(iv)                              to the knowledge of each Credit Party, with respect to each Project or any other property owned or held by the Borrower, there have been no past (which have been adversely determined), and there are no pending or threatened, lawsuits, claims, complaints, injunctions or any other governmental or judicial actions or proceedings with respect to any alleged material violation of any Governmental Requirements, including Environmental Law.

(o)                                 Indebtedness.  Except as disclosed in Schedule 6.1(o) hereto or specifically identified in the financial statements identified in Section 6.1(g),  no Credit Party or any Subsidiary thereof has any existing intercompany Indebtedness in excess of $100,000, any Indebtedness for borrowed money, or any other Indebtedness.

(p)                                 Compliance with Laws, Etc.  Except as disclosed in Schedule 6.1(p), each Credit Party and each Subsidiary thereof is in compliance in all material respects with all Governmental Requirements, including Environmental Laws and Securities Laws, as applicable.  Except as disclosed in Schedule 6.1(p), each Project is in compliance in all material respect with all Governmental Requirements.

(q)                                 Operation of Projects.  The Credit Parties have heretofore made available to the Lender all feasibility studies and geological, reserve, resource, metallurgical, engineering and financial data and evaluations of the Projects prepared by or for the benefit of any Credit Party or otherwise in the possession of any Credit Party.  Except as set forth on Schedule 6.1(q), the Credit Parties are not aware of any inaccuracy or omission in such information which has had or could reasonably be expected to result in a Material Adverse Effect.  The Work Program and Budget has been developed by the Credit Parties in a prudent manner in accordance with standard industry practice, and the Credit Parties have no knowledge of any fact or state of affairs related thereto, or any defect or deficiency therein, which would cause it to be unable to undertake and complete the Work Program and Budget during the period and at the costs specified therein.

(r)                                    Foreign Corrupt Practices.  No Credit Party or, to the knowledge of any Credit Party, any Affiliate of a Credit Party or any Representative acting on behalf of a Credit Party or any of its Subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic governmental official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or other similar Governmental Requirements applicable to any Credit Party; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(s)                                   Project Permits.  Except for permits, licenses, approvals, authorizations and consents which are to be obtained by a Credit Party or Subsidiary thereof from time to time in the ordinary course of business and the absence or delay of which has not had and could not reasonably be expected to have a Material Adverse Effect on the development or operation of any Material Project, all permits, licenses, approvals, authorizations and consents of Governmental Authorities which are necessary to undertake and conduct the business of the Credit Parties or any Subsidiary thereof as it is currently being conducted are identified in Schedule 6.1(s) hereto (collectively, the “Project Permits”).  All Project Permits necessary to undertake and conduct the activities contemplated by the Work Program and Budget have been obtained and are in full force and effect in accordance with their terms, free of material defaults, and no written notice alleging a breach or default under any of the Project Permits or challenging or questioning the validity of such Project Permit has been delivered, except to the extent disclosed to the Lender in Schedule 6.1(s).

(t)                                    Shares and Securities Representations.

(i)                                     The Shares to be issued to the Lender pursuant hereto and the issuance thereof have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and non-assessable.  The Shares are, and will be, issued free and clear of any Lien, and the issuance of the Shares will not be subject to any preemptive or other similar right.

(ii)                                  The Borrower has received all necessary approvals and acceptances under applicable Securities Laws with respect to the Borrower entering into this Agreement and performing its obligations hereunder.

(iii)                               The Borrower and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares or affect the price at which the Shares may be issued or resold.

(iv)                              The Shares are being offered and sold pursuant to the registration exemption provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder.  The Borrower and its Affiliates have not taken nor will it take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the offerings hereunder, the exemption(s) from registration available pursuant to Regulation D or Section 4(a)(2) of the Securities Act and knows of no reason why any such exemption would be otherwise unavailable to it. Neither the Borrower, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Shares pursuant to this Agreement to be integrated with prior offerings by the Borrower for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under any applicable listing rules and regulations which would impair the exemptions relied upon in the offerings hereunder or the Borrower’s ability to timely comply with its obligations hereunder, nor will the Borrower nor any of its Affiliates take any action or steps that would cause the offer or issuance of the Shares to be integrated with other offerings which would impair the exemptions relied upon in the offerings hereunder or the Borrower’s ability to timely comply with its obligations hereunder.  The Borrower will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Shares, which would impair the exemptions relied upon in the offerings hereunder or the Borrower’s ability to timely comply with its obligations hereunder.  The Borrower’s executive officers and directors understand the nature of the Shares being sold hereby and recognize that the issuance of the Shares will have a potential dilutive effect on the equity holdings of other holders of the Borrower’s equity or rights to receive equity of the Borrower.  The board of directors of the Borrower has concluded in its good faith business judgment that the issuance of the Shares is in the best interests of the Borrower.  The Borrower specifically acknowledges that its obligation to issue the Shares, is binding upon the Borrower and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Borrower or parties entitled to receive equity of the Borrower.

(v)                                 There are no material disagreements of any kind presently existing, or reasonably anticipated by the Borrower to arise between the Borrower and the accountants and lawyers presently employed by the Borrower, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the closing of the offerings hereunder.

(vi)                              All Shares issued to the Lender pursuant to this Agreement and the transactions contemplated hereby will be subject to the Registration Rights Agreement and such Shares constitute “Registrable Securities” as defined therein.

(vii)                           Neither the Borrower nor any other Credit Party has incurred, nor will they incur, directly or indirectly, any liability for brokerage or finder’s fees or agent’s commissions or any similar charges or fees in connection with this Agreement or the issuance of any Shares contemplated hereby.

(u)                                 Solvency.  As of the Closing Date, and after giving effect to the transactions contemplated hereby, the Credit Parties and their Subsidiaries: (i) are and will be solvent, (ii) have sufficient capital to carry on their business and transactions, and all business and transactions in which they are about to engage, and to pay their debts as they become due, (iii) do not believe that they will incur debts or liabilities beyond their ability to pay such debts or liabilities as they mature, and (iv) own property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay their probable liabilities (including contingent liabilities).

6.2                               Representations and Warranties of the Lender.  The Lender hereby represents and warrants to the Borrower that the following are true and correct as of the date of this Agreement and will be true and correct as of the date of the issuance of any Shares as provided hereunder as though made as of such date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date):

(a)                                 Risk of Loss.  The Lender recognizes that: (i) the acquisition of the Shares involves a high degree of risk, is speculative and only investors who can afford the loss of their entire investment should consider investing in the Borrower and/or the Shares; (ii) the Lender may not be able to liquidate its investment; (iii) transferability of the Shares is limited; and (iv) in the event of a disposition of the Shares, the Lender could sustain the loss of its entire investment.

(b)                                 Accredited Investor. The Lender is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Lender agrees to furnish any additional information requested by the Borrower to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Shares.

(c)                                  Evaluation.

(i)                                     The Lender has such knowledge, skill and experience in business, financial and investment matters that the Lender is capable of evaluating the merits and risks of an investment in the Shares. With the assistance of the Lender’s own professional advisors, to the extent that the Lender has deemed appropriate, the Lender has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Shares and the consequences of this Agreement. The Lender has considered the suitability of the Shares as an investment in light of its own circumstances and financial condition and the Lender is able to bear the risks associated with an investment in the Shares.

(ii)                                  The Lender represents and warrants that the Lender has been furnished by the Borrower with all information regarding the Borrower and its Subsidiaries which the Lender, as well as its investment advisor, attorney and/or accountant, has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Borrower concerning the terms and conditions of the offering of the Shares hereunder, and has received any additional information which the Lender has requested concerning the terms and conditions of the offerings, the Borrower and its Subsidiaries.

(iii)                               The Lender has relied solely upon the information provided by the Borrower in making its decision to invest in the Shares and has not relied upon any other representation or other information (whether oral or written) from any other third party.

(d)                                 No General Solicitation. The Lender represents that no Shares were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith the Lender did not:  (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

(e)                                  Shares Not Registered. The Lender understands that the Shares have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon the Lender’s investment intention.  In this connection, the Lender hereby represents that the Lender is acquiring the Shares for its own account for investment purposes only and not with a view toward the resale or distribution to others and has no contract, undertaking, agreement or other arrangement, in existence or contemplated, to sell, pledge, assign or otherwise transfer the Shares to any other Person.

ARTICLE 7

AFFIRMATIVE COVENANTS OF THE CREDIT PARTIES

Until full and final payment and performance of the Obligations (other than contingent indemnification Obligations for which no claim has been made and Obligations related to any unexercised right to make a Directed Advance), each of the Credit Parties shall, unless the Lender otherwise consents in writing (which consent the Lender may grant or withhold in its sole discretion), perform all covenants in this Article 7.

7.1                               Compliance with Laws, Etc.  Except as set forth in Schedule 7.1 with respect to past compliance (so long as the applicable Credit Party or Subsidiary thereof diligently disputes the alleged non-compliance in good faith and pursuant to appropriate procedures), each Credit Party shall comply, and shall cause each of its Subsidiaries to comply, in all material respects, with all applicable Governmental Requirements, including Environmental Laws, and each Credit Party shall own, operate and manage, and shall cause each of its Subsidiaries to own, operate and manage, the Projects in compliance in all material respects with all applicable Governmental Requirements, including Environmental Laws.  Each Credit Party shall pay, and shall cause each Credit Party and each Subsidiary thereof to pay, all Taxes, assessments, and governmental charges imposed upon them or their respective property before the same become delinquent, except to the extent contested in good faith and adequately reserved for in accordance with GAAP to such Credit Party or Subsidiary thereof.

7.2                               Project Permits.  Each Credit Party shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Project Permits.  Each Credit Party shall own, operate and use, and shall cause each of its Subsidiaries to own, operate and use, each Material Project in compliance with the Project Permits in all material respects.  Each Credit Party shall use commercially reasonable efforts, and shall cause each of its Subsidiaries to use commercially reasonable efforts, to obtain all Project Permits, and the Credit Parties shall maintain, and shall cause each of its Subsidiaries to maintain, all Project Permits in full force and effect.

7.3                               Reporting Requirements.  The Credit Parties shall deliver to the Lender the reports, information, notices and certificates set forth below:

(a)                                 Monthly Reports.  As soon as practicable, but in any event no later than twenty-one (21) days after the end of each Month, the Credit Parties shall submit to the Lender a report with respect to the Credit Parties and the Projects during the preceding Month, in form and content satisfactory to the Lender, to include a summary description of actions taken with respect to the Projects during the prior Month, a description of actual expenditures (as compared to the Work Program and Budget) and such other data and information reasonably requested by the Lender.

(b)                                 Quarterly Financial Information.  As soon as available and in any event within forty five (45) days after the end of each fiscal quarter of the Borrower (other than the fourth fiscal quarter in any fiscal year), the Borrower shall deliver to the Lender a consolidated unaudited balance sheet of the Borrower, each as of the end of such quarter and unaudited statements of consolidated income, cash flow and retained earnings of the Borrower for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter.

(c)                                  Annual Financial Information.  As soon as available and in any event within ninety (90) days after the end of each fiscal year, a consolidated balance sheet of the Borrower as of the end of such year and consolidated statements of income, cash flow and retained earnings of the Borrower for such year audited by Hein & Associates LLP or other independent registered accountants reasonably acceptable to the Lender, acting reasonably.

(d)                                 Litigation; Claims.  Promptly after initiation thereof or receipt of notice with respect thereto, notice of any claims, proceedings, litigation or material disputes by, against, or otherwise involving any Credit Party or any Subsidiary thereof, or any Project, or other litigation which could reasonably be expected to have a Material Adverse Effect on any Credit Party or any Subsidiary thereof, together with copies of the court filings or other documents associated therewith.

(e)                                  Securities Law and Exchange Filings.  All annual information forms, proxy circulars, material change reports, prospectuses and other filings by the Borrower or any other Credit Party with Governmental Authorities in respect of securities matters and compliance with Securities Laws, and all material filings with any public stock exchange upon which the Shares are traded.

(f)                                   Material Agreements.  Promptly after receipt thereof, copies of any notices of default or claims of material breach received or sent by any Credit Party or any Subsidiary thereof, pertaining to any of the Material Agreements or any Project, and, promptly after receipt thereof, copies of all Material Agreements entered into by the Borrower after the date of this Agreement.

(g)                                  Environmental Matters.  Promptly after the filing or receipt thereof, copies of (i) all new Project Permits, together with a description thereof and (ii) all claims by and notices with or from any Governmental Authority or any other Person alleging material noncompliance with or violation of Environmental Laws or Project Permits and any correspondence in response thereto.

(h)                                 New Subsidiaries.  Prior to the organization or acquisition of any new Subsidiary of the Borrower, the Borrower shall provide the Lender with written notice thereof and an updated Schedule 6.1(b) to replace the Schedule 6.1(b) provided to the Lender on the date of this Agreement and each such Subsidiary of the Borrower shall accede to the terms of this Agreement by entering into a Guarantee.

(i)                                     Changes in Capital Structure.  The Credit Parties shall promptly provide the Lender with prior written notice of any change in the number and ownership of Equity Interests of each Credit Party (other than the Borrower), including an updated Schedule 6.1(k) to replace the Schedule 6.1(k) provided to the Lender on the date of this Agreement.

(j)                                    Other Information; Updated Schedules.  Such other certificates, reports, data, and information respecting the condition or operations, financial or otherwise, of any Credit Party or any Subsidiary thereof or the Projects as the Lender may from time to time reasonably request.  Revised and updated Schedules prepared and provided by the Borrower on behalf of the Credit Parties pursuant to this Section 7.3 shall be in form and content reasonably acceptable to the Lender.

7.4                               Inspection.  At any reasonable time during normal business hours and from time to time, on reasonable notice, each Credit Party shall permit, and shall cause each of its Subsidiaries to permit, the Lender and its Representatives to examine and make copies of and abstracts from the records and books of account of, and to visit the properties of, each Credit Party and each Subsidiary thereof (including the Projects) and to discuss the affairs, finances and accounts of each Credit Party or any Subsidiary thereof with any Representative of a Credit Party or any Subsidiary thereof.  If no Default or Event of Default has occurred and is continuing, the Lender may visit and inspect the Projects once per year at the expense of the Credit Parties.  If no Default or Event of Default has occurred and is continuing, the cost and expense of visits and inspections by the Lender and its Representatives, other than as stated herein, shall be for the account of the Lender.  At any time when a Default or Event of Default has occurred and is continuing, the cost and expense of all site visits and inspections by the Lender or its Representatives shall be for the account of the Credit Parties.  No Credit Party will be responsible for injuries to or damages suffered by Representatives of the Lender while visiting the properties of a Credit Party or a Subsidiary thereof (including the Projects) if such injuries or damages are caused by or directly result from the gross negligence or willful misconduct of the Lender or its Representatives.

7.5                               Maintenance of Insurance.  Each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, with respect to its assets and business generally and with respect to the Projects, insurance with responsible and reputable insurance companies or associations that covers liabilities, property damage or loss and other risks in such amounts, with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations engaged in the same or similar businesses.  Each of the Borrower’s insurance policies, excluding the Borrower’s director and officer insurance policies, shall name the Lender as loss payee or additional insured, as appropriate, and shall contain an endorsement providing that such insurance cannot be terminated or amended without at least thirty (30) days prior notice to the Lender, and the Borrower shall have provided certificates of issuing insurance companies or brokers, confirming compliance by the Credit Parties with the insurance requirements set forth in this Section 7.5.

7.6                               Keeping of Records and Books of Account.  Each Credit Party shall keep, and shall cause each of its Subsidiaries to keep, adequate records and books of account, in which complete entries shall be made reflecting all financial transactions of each Credit Party and each Subsidiary thereof, and with respect to each Credit Party and each Subsidiary thereof on a consolidated basis, the foregoing shall be in accordance with GAAP to each Credit Party and each Subsidiary thereof at such point in time, and in each case, consistently applied.

7.7                               Preservation of Existence, Etc.  Each Credit Party shall preserve and maintain, and shall cause each of its Subsidiaries to preserve and maintain, its respective corporate existence, rights, franchises and privileges in the jurisdiction of their incorporation or formation; and, each Credit Party will qualify and remain qualified, and will cause each of its Subsidiaries to qualify and remain qualified, as a foreign entity in each jurisdiction in which such qualification is necessary in view of their business and operations or the ownership of their properties.  Each Credit Party will comply in all material respects, and will cause each of its Subsidiaries to comply in all material respects, with all applicable Governmental Requirements and all Securities Laws, concerning disclosure of matters relevant to such Persons and their properties; and, each Credit Party will timely file, and will cause each of its Subsidiaries to timely file, full and complete reports concerning their business and operations as required by such Governmental Requirements and Securities Laws.

7.8                               Conduct of Business.  Each Credit Party shall engage solely, and will cause each Credit Party and each of its Subsidiaries to engage solely, in the business of developing and operating the Projects, and other activities incident thereto, in accordance with generally accepted industry practices.  Each Credit Party shall use commercially reasonable efforts, and shall cause each of its Subsidiaries to use commercially reasonable efforts, to develop, manage, operate and use the Projects in accordance with prudent industry practices and with the Work Program and Budget.

7.9                               Notice of Default.  The Borrower shall furnish to the Lender as soon as possible and in any event within three (3) Business Days after the occurrence of each Event of Default or Default continuing on the date of such statement, a statement of the president or chief financial officer of the Borrower, setting forth the details of such Event of Default or Default, and the action which the Borrower proposes to take with respect thereto.

7.10                        Defense of Title and Rights.  Each Credit Party shall preserve and defend, and shall cause each of its Subsidiaries to preserve and defend, its respective ownership of all right, title and interest in and to the Properties and the Projects, and its other material assets, property and rights as such title is represented and warranted in Section 6.1(j).  Each Credit Party shall defend, and shall cause each other Credit Party and each Subsidiary thereof to defend, the Liens in favor of the Lender under the Security Documents, and the Credit Parties shall maintain and preserve, and shall cause the other Credit Parties and each Subsidiary thereof to maintain and preserve, such Liens as perfected Liens with their Agreed Priority.  Each Credit Party shall ensure that the Security Documents shall at all times cover and extend to all assets, properties, rights and interests of each Credit Party or Subsidiary.

7.11                        Material Agreements.  Each Credit Party shall comply with, and shall cause each other Credit Party and each Subsidiary thereof to comply with, the terms and conditions of each of the Material Agreements except where any non-compliance could not reasonably be expected to cause a material default under such Material Agreement or to have a Material Adverse Effect.

7.12                        Maintenance of Unissued Shares; Compliance with Securities Laws; NASDAQ Listing and Compliance.

(a)                                 The Borrower shall, and shall cause the other Credit Parties to, comply in all material respects with all applicable Securities Laws.  Forthwith after the issuance of Shares pursuant to this Agreement, the Company shall file such forms, documents and Instruments, and to take such actions, in each case in compliance with the Registration Rights Agreement, as may be required by Securities Laws and NASDAQ relating to the issuance or registration of any Tradable Shares.

(b)                                 The Borrower shall, and shall cause the other Credit Parties to, comply with all applicable NASDAQ rules and policies, including NASDAQ quantitative and qualitative continued listing requirements, and the Borrower shall maintain its listing on NASDAQ in good standing.

(c)                                  The Borrower will at all times maintain sufficient authorized but unissued Shares to meet its obligations hereunder, and all Shares issued to the Lender hereunder shall be Tradable Shares.

7.13                        Participation on the Borrower’s Board of Directors.  At all times while any Obligation (other than contingent indemnification Obligations for which no claim has been made) remains outstanding and this Agreement remains in effect, the Lender will be entitled to nominate a total of two (2) qualified individuals to serve on the Board of Directors of the Borrower, one of whom will be an independent director, meaning that such person will not have been employed by the Lender during the prior two (2) years.  For the avoidance of doubt, all qualified individuals nominated by the Lender to serve on the Board of Directors (each, a “Lender Nominee”) shall be selected exclusively by the Lender without consultation with or approval by the Borrower.  The Borrower, the other Credit Parties, and the management and directors of the Borrower will, subject to Governmental Requirements and Securities Laws, use best efforts to cause each Lender Nominee to be elected to the Board of Directors as soon as practicable after such nomination is received by the Borrower, including recommending such nominee to fill any vacancy and having such nominee be part of the management’s or the governance committee’s recommended slate of directors for election to the Board of Directors of the Borrower.  The right of the Lender to have representation on the Board of Directors of the Borrower may be exercised at any time and from time to time.

7.14                        Authorized Disclosure of Confidential Information; Restrictions.  The Lender will keep all Confidential Information confidential and not disclose it to any third Person,

except that Confidential Information may be disclosed (i) to a Lender Nominee or any Representatives or Affiliate of the Lender (each, a “Permitted Third Party”) (it being understood that the Permitted Third Party to whom such disclosure is made will first be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential); (ii) to the extent required by any Governmental Authority or any Governmental Requirement; (iii) in connection with the exercise of any rights or remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (iv) subject to an agreement containing provisions substantially the same as those of this Section 7.14, to any assignee or any prospective assignee of the Lender to which the Lender may assign any of its rights or obligations under this Agreement; or (v) with the prior written consent of the Borrower.  “Confidential Information” means all information received from any Credit Party (regardless of whether such information was received before or after the Closing Date), relating to any Credit Party or its business, whether disclosed verbally or in writing, learned thereby, including confidential, proprietary and material non-public information. “Confidential Information” shall not include any information that (x) is in the possession of the Lender or a Permitted Third Party prior to disclosure by a Credit Party; (y) is in the public domain prior to disclosure to the Lender or a Permitted Third Party; or (z) lawfully enters the public domain through no violation of this Section 7.14 after disclosure to the Lender or any Permitted Third Party.  The Lender acknowledges and agrees that it is aware, and it shall advise each Permitted Third Party who is informed as to the matters which are the subject of this Agreement, that it is receiving information of the Credit Parties that may include material non-public information and that applicable Securities Laws may impose restrictions on trading securities when in possession of such information and on communicating such information to any other person. Any Lender Nominee or any Representative of the Lender who attends a meeting of the Board of Directors of the Borrower or any other Credit Party shall be permitted, and each Credit Party hereby acknowledges its authorization, to disclose any Confidential Information to the Lender and any other Permitted Third Party for the purposes of managing the Lender’s investment.

7.15                        Public Announcements.  The Credit Parties will consult with the Lender prior to issuing any press release or other public announcement regarding this Agreement, the Lender (or any of its Affiliates) or the transactions contemplated hereby.  The Credit Parties shall not make or issue any public announcement, press release, public statement or other public filing or issuance with respect to this Agreement, the transactions contemplated hereby, or the Lender (or any of its Affiliates), without the prior review, comment and approval of the Lender; provided, that if such public announcement, press release, public statement or other public filing or issuance is required by applicable Governmental Requirements, then the Lender shall not unreasonably withhold or delay its consent.  The party proposing to make an announcement, press release, public statement or other public filing shall provide a copy of any such proposed public announcement, press release, public statement or other public filing or issuance to the Lender for review and comment, and the party proposing to issue any of the foregoing shall use its commercially reasonable efforts to provide such document to the Lender at least two (2) Business Days prior to release.  The Credit Parties agree to incorporate any reasonable comments or changes proposed by the Lender.  Any comments provided by the Lender shall not be considered certification by such party as to the accuracy, veracity or completeness of the information contained in such public announcement, press release, public statement or other public filing or issuance, or a confirmation or certification by the Lender that the content of such document complies with Securities Laws or other applicable Governmental Requirements.

7.16                        Maintenance of Borrower’s Account.  The Credit Parties shall establish and maintain the Borrower’s Account as their primary operating account, in the location and with the bank or financial institution described on Schedule 1.1(a), and shall not change such account without the Lender’s prior written consent, not to be unreasonably withheld.  The Credit Parties shall ensure that the Borrower’s Account remains subject at all times to a Lien in favour of the Lender as established by the applicable Security Documents.  The Borrower shall maintain all proceeds of the Loan in the Borrower’s Account until such time as amounts are withdrawn and expended as allowed by Section 2.5 in accordance with the Work Program and Budget.

7.17                        Completion of Actions.  The Credit Parties shall promptly and diligently use their best efforts to pursue, obtain, complete and satisfy those actions and undertakings set forth on Schedule 7.17 hereto by the deadlines provided therein; provided, that, if such actions and undertakings are not completed to the reasonable satisfaction of the Lender by the deadlines set forth in Schedule 7.17, then it shall be an Event of Default hereunder.

7.18                        Additional Guarantors.  Each Credit Party shall ensure that on or prior to any Person becoming a Subsidiary of a Credit Party:

(i)                                     each such Person shall execute and deliver a Guarantee in favour of the Lender and shall join this Agreement as a Credit Party;

(ii)                                  each such Person shall execute and deliver a Security Agreement;

(iii)                               each such Person shall execute and deliver such other Security Documents in favour of the Lender and grant such other security interests in favour of the Lender as the Lender may require;

(iv)                              the Lender shall have received evidence of registration or other perfection of all Security Documents in such jurisdictions as may be necessary or appropriate to ensure that such Security Documents create legal, valid, binding, enforceable security interests with the Agreed Priority;

(v)                                 the Lender shall have received all discharges, subordination agreements, waivers, confirmations and estoppels as the Lender may require to ensure that all Obligations are secured by Liens with the Agreed Priority on the property and assets of such Person; and

(vi)                              the Lender shall have received such other documents, certificates and Instruments as the Lender may request;

with each of the foregoing in form and substance satisfactory to the Lender.

7.19                        Shares Delivered to the Lender.  All Shares issued and delivered to the Lender, whether as Interest Shares or otherwise, shall be (a) fully paid, duly issued and non-assessable; (b) issued by the Borrower in original certificates reflecting the Lender (or its designee) as the owner thereof; (c) free and clear of all Liens and other claims of right or interest by any third Person and shall be free and clear of other contractual restrictions or obligations (other than those agreed to and entered into by the Lender); (d) covered by and subject to the Registration Rights Agreement; and (e) upon registration in accordance with the Registration Rights Agreement, such Shares shall be freely transferrable in accordance with Securities Laws on a public stock exchange of recognized standing.

7.20                        Investor Agreements.  The Borrower and the Credit Parties agree to amend the Investor Agreements, in form and substance reasonably acceptable to the Lender, in order to address and incorporate the provisions of this Agreement that will survive the repayment of the Loan (including, for purposes of certainty, those changes to the Board of Director representative rights contemplated by the term sheet as being effective following the repayment and termination of this Agreement) and to cooperate with the Lender in undertaking and completing such amendments.

7.21                        Shareholder Meeting.

(a)                                 The Borrower shall use its best efforts to call and hold a Shareholder Meeting by no later than the Shareholder Approval Outside Date for the purpose of obtaining the Shareholder Approval in order to perform the Borrower’s obligations under this Agreement with respect to the issuance of Shares to the Lender.

(b)                                 The Borrower shall, and the other Credit Parties shall cause the Borrower to: (i) do all things that may be required in order to obtain all consents and approvals that are necessary to perform the Borrower’s obligations under this Agreement, including the issuance of Shares to the Lender, and (ii) use its best efforts to pursue and obtain Shareholder Approval, if required by Securities Laws, for the issuance of Tradable Shares to the Lender pursuant to this Agreement and the transactions contemplated hereby.

(c)                                  In the case of any Shareholder Approval, such best efforts shall include the following: (i) preparing and dispatching a proxy, notice of meeting and explanatory information or similar communication to shareholders in accordance with Securities Laws (collectively, the “Meeting Materials”) and using its best efforts to ensure that the Borrower’s Board of Directors (other than any director nominated by the Lender) unanimously recommends the approval and adoption of the Shareholder Approval and that such recommendation is included in the Meeting Materials; (ii) including in the Meeting Materials for the Shareholder Approval an approval for the issuance of Shares to the Lender; (iii) giving the Lender a reasonable opportunity to review and comment on an advanced draft of the Meeting Materials and consult in good faith with the Lender in relation to any comments the Lender may have on the Meeting Materials, provided that all information relating solely to the Lender included in the Meeting Materials must be in a form satisfactory to the Lender; (iv) taking all lawful actions to solicit and encourage Shareholder Approval; (v) pursuing and obtaining voting agreements, proxies or other similar Instruments from the management and directors of the Borrower (other than any director nominated by the Lender) with respect to supporting the adoption and approval of the Shareholder Approval and voting their Shares (and all Shares owned or controlled by an Affiliate of such director) in favour of the resolution for the Shareholder Approval; (vi) including a statement in the Meeting Materials stating that the directors (other than any director nominated by the Lender) intend to vote their Shares (and all Shares owned or controlled by an Affiliate of such director) in favour of the resolution for the Shareholder Approval; and (vii) calling and holding a Shareholder Meeting, including Shareholder Approval on the agenda for the Shareholder Meeting, and taking all lawful actions to encourage adoption of the Shareholder Approval at such Shareholder Meeting.

(d)                                 The Borrower shall use its best efforts to resolve the Existing Regulatory Inquiry as promptly as possible consistent with the disclosure by the Borrower in its Quarterly Report on Form 10-Q filed October 28, 2013 under Part II, Item 1A, “Risk Factors—We have received Comment Letters from the Staff of the SEC which may require us to restate our historical financial statements”, and in any event, the Borrower shall have either (i) cleared the Existing Regulatory Inquiry with the staff of the Securities and Exchange Commission, or (ii) publicly announced its intention to restate its historical financial statements, by no later than the date on which the Borrower transmits the Meeting Materials to the shareholders of the Borrower.

7.22                        Compliance with Conditions Precedent.  Each Credit Party will comply with the covenant restrictions described in, and imposed by, Section 5.3(b) and Section 5.4(b).

ARTICLE 8

NEGATIVE COVENANTS OF THE CREDIT PARTIES

Until the full and final payment and performance of the Obligations (other than contingent indemnification Obligations for which no claim has been made and Obligations related to any unexercised right to make a Directed Advance), each of the Credit Parties shall, unless the Lender otherwise consents in writing (which consent the Lender may grant or withhold in its sole discretion), perform all covenants in this Article 8.

8.1                               Indebtedness.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, directly or indirectly, create, incur, assume, agree to or suffer to exist, any Indebtedness, except (a) Indebtedness hereunder; (b) Indebtedness secured by Liens permitted by Section 8.2, so long as the principal amount of such Indebtedness shall not increase from the amount in existence on the Closing Date; (c) Indebtedness existing on the date hereof disclosed to the Lender on Schedule 6.1(o) hereto, so long as the principal amount of such Indebtedness shall not increase from the amount in existence on the Closing Date; (d) unsecured account trade payables, bank overdrafts and other similar unsecured Indebtedness incurred in the ordinary course of business, so long as such amounts are not overdue or delinquent; (e) Debt Financing provided by a third Person to a Credit Party to the extent necessary to develop and operate a Project related thereto in accordance with the Work Program and Budget, to the extent that the terms, conditions and amount of such Debt Financing are acceptable to the Lender, acting reasonably, and in compliance with the Work Program and Budget, subject to the requirements of Section 4.6, and (f) unsecured Indebtedness of a Credit Party owing to any other Credit Party (provided that such intercompany Indebtedness is subordinated and postponed to the payment in full of the Obligations).

8.2                               Liens, Etc.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, directly or indirectly, create, grant, incur, assume, agree to or suffer to exist any Lien upon or with respect to any of its properties or assets, including any portion of the Properties or its interest in the Projects or any other real or personal property or assets of any Credit Party or any Subsidiary of a Credit Party, now owned or hereafter acquired, or assign or otherwise convey any right to receive the production, proceeds or income therefrom (other than with respect to the sale of mineral production from the Projects), except:

(a)                                 Liens for taxes, assessments or governmental charges or levies if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

(b)                                 Liens imposed by law, such as carriers, warehousemen and mechanics’ liens and other similar liens arising in the ordinary course of business associated with amounts not yet due and payable, or which are being diligently disputed by any Credit Party in good faith and pursuant to appropriate procedures;

(c)                                  operating leases of personal property entered into in the ordinary course of business and having a term (including renewals) of greater than one year that are deemed to be Liens under applicable law;

(d)                                 Liens of purchase money mortgages and other security interests on equipment acquired, leased or held by any Credit Party (including equipment held by any such Person as lessee under leveraged leases) in the ordinary course of business to secure the purchase price of or rental payments with respect to such equipment or to secure indebtedness incurred solely for the purpose of financing the acquisition (including acquisition as lessee under leveraged leases), construction or improvement of any such equipment to be subject to such mortgages or security interests, or mortgages or other security interests existing on any such equipment at the time of such acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided that no such Lien shall extend to or cover any equipment other than the equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the mortgage or security interest being extended, renewed or replaced;

(e)                                  Liens outstanding on the date hereof and described in Schedule 6.1(j) hereto;

(f)                                   Liens arising under the Security Documents;

(g)                                  cash or governmental obligations deposited in the ordinary course of business in connection with contracts, bids, tenders or to secure workmen’s compensation, unemployment insurance, surety or appeal bonds, reclamation bonds, costs of litigation (when required by law), public and statutory obligations;

(h)                                 Liens given in the ordinary course of business to a public utility or any municipality or governmental or other public authority when required by such utility or municipality or governmental or other authority in connection with the operations of the Borrower; and

(i)                                     Liens securing third-party financing for the Projects as contemplated and permitted by Section 8.1(e), subject to the satisfaction of the conditions precedent stated therein and in Section 4.6.

Notwithstanding the foregoing, if a Credit Party shall grant or allow a Lien on any of its properties or assets in violation of this Section 8.2, then it shall be deemed to have simultaneously granted an equal and ratable Lien on any such properties or assets to and in favor of the Lender as additional security for the Obligations, to the extent that such a Lien has not already been granted to the Lender.

8.3                               Assumptions, Guarantees, Etc. of Indebtedness of Other Persons.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, directly or indirectly, assume, guarantee, endorse or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) in connection with any Indebtedness of any other Person, except (a) guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business or (b) in connection with Indebtedness contemplated by Section 8.1(e).

8.4                               Liquidation; Merger; Change in Ownership.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, liquidate or dissolve, or enter into any consolidation, amalgamation or merger, or enter into any partnership, joint venture or other combination where such combination involves a contribution by such Credit Party or Subsidiary thereof of all or substantially all of its assets, or sell, lease or dispose of its business or assets as a whole or in an amount which constitutes substantially all of such assets, or enter into any agreement with respect to the foregoing or agree to do or undertake any of the foregoing.

8.5                               Restrictive and Inconsistent Agreements.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, enter into any agreement or undertaking or incur or suffer any obligation prohibiting or inconsistent with the performance by any Credit Party of its Obligations under the Loan Documents or any Material Agreement.

8.6                               Burdens on Production.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, grant, sell, transfer, assign or convey, directly or indirectly, to any Person any Royalty (of any kind or nature whatsoever, howsoever designated), production payment or other non-cost bearing interests in or to any Property or any Project, other than the Royalties listed in Schedule 6.1(j).

8.7                               Investments in Other Persons.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, directly or indirectly: (a) make any loan or advance of credit (other than as contemplated by the Work Program and Budget, or approved capital expenditures and exploration expenses, or from the Borrower to a Credit Party) to any Person utilizing the Loan proceeds or (b) purchase or otherwise acquire the capital stock, indebtedness, obligations of, or any interest in, any Person (other than readily marketable direct obligations of the United States of America and certificates of time deposit issued by a commercial bank of recognized standing operating in the United States of America, or other investment grade instruments reasonably approved by the Lender).

8.8                               Sale of Project Assets.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, directly or indirectly, sell, transfer, assign or otherwise dispose of any of their respective material assets or properties (or any material portion thereof), including any assets or properties related to any Project, except for sales of Metals in the ordinary course of business pursuant to (a) sales agreements in existence as of the Closing Date and disclosed on Schedule 1.1(d), and (b) sales agreements approved by the Lender.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, directly or indirectly, enter into or agree to any Streaming Transaction, offtake agreement, supply agreement, sales agreement or other Instrument relating to the sale, conveyance, transfer or grant of an interest in Metals produced at or from any Project, without the prior written approval of the Lender, except for sales of Metals in the ordinary course of business pursuant to (a) sales agreements in existence as of the Closing Date and disclosed on Schedule 1.1(d), and (b) sales agreements approved by the Lender in accordance with the foregoing.

8.9                               Acquisitions.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, purchase or acquire any Equity Interests of any Person, or purchase or acquire all or substantially all the assets of any Person, or purchase or acquire a division or business of any Person.

8.10                        Dividends; Reduction in Capital.  The Borrower shall not (a) declare, accrue or pay any dividends, whether in cash or in Equity Interests, or (b) buy back any of its Shares or otherwise reduce its capital, while any Loan or any other amount hereunder remains outstanding and unpaid.

8.11                        Limitation on the Issuance of Shares.  No Credit Party (other than the Borrower) shall sell, transfer or issue, and the Credit Parties shall not cause or permit any Subsidiary to sell, transfer or issue, any Equity Interest of such Credit Party or Subsidiary, except for the sale, transfer or issuance of Equity Interests to another Credit Party, which are subject to an Equity Interest Pledge Agreement in favour of the Lender upon the sale, transfer or issuance of such Equity Interests to such Credit Party.

8.12                        Work Program and Budget.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, materially amend, modify, supplement or revise the Work Program and Budget without the prior consent of the Borrower’s Board of Directors and, if such consent is obtained, then by the Lender.  For the purposes of the foregoing, a material amendment, modification, supplement or revision requiring consent of the Borrower’s Board of Directors and the Lender shall not include an anticipated or actual negative variance in the Work Program and Budget (a) created solely by a change in the timing of when a Credit Party makes an expenditure or (b) that relates solely to an expenditure that the Credit Parties, to their knowledge and in accordance with generally accepted industry practices, reasonably expect to offset against other savings within the period of time covered by such Work Program and Budget.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, make, agree to make, accrue or incur any expenditure of any nature whatsoever, or any commitment therefor, in excess of $50,000 individually, or $250,000 in the aggregate, unless such expenditure is included and described in the Work Program and Budget or unless such expenditure receives prior approval by the Borrower’s Board of Directors and, if such approval is obtained, then by the Lender.

8.13                        Material Agreements.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, (a) enter into or agree to enter into any Material Agreement, or (b) modify, amend or knowingly waive any material rights with respect to any Material Agreement to which any such Person is a party, in each case without the prior written consent of the Lender, not to be unreasonably withheld, conditioned or delayed.

8.14                        Limitation on Hedging.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, enter into any Hedge Contract without the prior written consent of the Lender, not to be unreasonably withheld.

8.15                        Transactions with Affiliates.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, sell, lease, assign or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with or make any payments to, any Affiliate or any officer or employee of a Credit Party or a Subsidiary of a Credit Party; provided, however that a Credit Party or Subsidiary may engage in such a transaction so long as (a) it is entered into and completed in the ordinary course of business at prices and on terms and conditions not less favorable to such Credit Party or Subsidiary than could be obtained on an arm’s-length basis from unrelated parties, (b) it does not remove any property or asset from the coverage of any Security Document in favour of the Lender or otherwise have a material adverse effect on any Collateral or any Security Document, and (c) the Credit Parties have provided written notice thereof to the Lender.

8.16                        New Subsidiaries.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, organize or acquire any Subsidiary.  In the event the Lender consents to the organization or acquisition of a Subsidiary by a Credit Party, (a) the Borrower shall provide the Lender with written notice thereof and an updated Schedule 6.1(b) to replace the Schedule 6.1(b) provided to the Lender on the date of this Agreement; and (b) each Credit Party and each new Subsidiary of a Credit Party shall execute and deliver such Security Documents and other Instruments reasonably requested by the Lender.

8.17                        Use of Loan Proceeds.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, use the proceeds of any Loan, or any portion thereof, for any purpose other than as expressly set forth in Section 2.5 hereof.

ARTICLE 9

CONVERSION PROVISIONS

9.1                               Conversion.  As a condition to this Agreement and the Loan to be made hereunder, the Borrower hereby agrees to the conversion of the Loan into Tradable Shares at the option of the Lender in accordance with the terms set forth herein.  Beginning on the Conversion Effective Date, the terms and conditions set forth in this Article 9, together with those set forth in

Schedule 9, shall apply to the conversion of the Loan, or any portion thereof, together with any outstanding interest thereon, into Tradable Shares (the “Conversion Shares”), from time to time.

9.2                               Conversion; Issuance of Shares.

(a)                                 Conversion Rights.  The Borrower hereby irrevocably grants to the Lender the option and right, exercisable from time to time in the Lender’s sole discretion during the Conversion Period, and upon three (3) Business Days prior written notice to the Borrower (the “Conversion Notice”) to convert all or any portion of the Loan, together with any outstanding interest thereon, into Conversion Shares at the Conversion Price (the “Conversion Rights”) whereupon the relevant portion of the Loan shall be deemed permanently repaid upon issuance of the Conversion Shares to the Lender.  The Conversion Notice shall be in the form of Attachment I to Schedule 9 and shall specify (i) the principal amount of the Loan to be converted into Conversion Shares (the “Conversion Amount”); (ii) the accrued and unpaid interest due on the Conversion Amount; (iii) the effective date for the conversion and delivery of Conversion Shares to the Lender (the “Conversion Date”); (iv) the Conversion Price; and (v) the number of Conversion Shares to be issued by the Borrower in satisfaction of such conversion. The number of Conversion Shares to be issued by the Borrower to the Lender shall be determined by the Lender by calculating (x) the sum of (A) the Conversion Amount plus (B) the amount of accrued and unpaid interest on the Conversion Amount, divided by (B) the Conversion Price. The Lender may also specify in the Conversion Notice the denominations and number of certificates for the Conversion Shares to be issued by the Borrower in connection with such conversion, the name in which such certificates should be titled and issued and delivery instructions with respect thereto.  Each Conversion Notice will be irrevocable when it is effective under the notice provisions of this Agreement.  The Borrower shall promptly issue and deliver to the Lender the applicable number of Conversion Shares, and the Conversion Amount will be deemed to have been repaid by the Borrower upon irrevocable delivery of such Conversion Shares, issued in the name of the Lender (or its designee).

(b)                                 Payment in Dollars.  Notwithstanding the right of the Lender to exercise its Conversion Rights as set forth in this Article 9, if the Lender does not exercise its Conversion Rights at any time prior to the Scheduled Maturity Date, then the Borrower shall repay the Loan on the Scheduled Maturity Date by delivery of United States Dollars in immediately available funds to the Lender’s Account, or such other account designated by the Lender in accordance with Article 3.

(c)                                  Directed Advances.  The Borrower hereby acknowledges and confirms the right granted to the Lender to make Directed Advances to the Borrower at any time during the Conversion Period in the amounts and as permitted by Section 3.5, and immediately to exercise the right to convert the amount of any such Directed Advance into Conversion Shares in accordance with Section 9.2(a).

9.3                               Conversion Amount.  The Lender may exercise its Conversion Rights at any time, and from time to time, during the Conversion Period, with respect to all or any portion of the Loan then outstanding of US$500,000 and larger, and with respect to an amount smaller than US$500,000 if such smaller amount represents the entire amount of the Loan outstanding.

9.4                               Fractional Interests.  The Borrower shall not be required to issue fractional Conversion Shares upon conversion.  If any fraction of a Conversion Share would, except for the provisions of this Section 9.5, be issuable on a conversion of the Loan, or any portion thereof, together with any outstanding interest thereon, the Borrower shall issue to the Lender one (1) share for a fraction of a Conversion Share greater than or equal to 0.50 and shall issue zero (0) shares for a fraction of a Conversion Share less than 0.50.

9.5                               Transfer of Conversion Provisions to Successors to the Borrower.  If the Borrower is acquired by another Person or another Person becomes the record or beneficial owner of more than seventy-five percent (75%) of the then outstanding voting Equity Interests of the Borrower (and the Lender has provided its prior written consent to such transaction and has waived any Default or Event of Default created thereby), the Borrower shall use its commercially reasonable efforts to cause such Person to extend to the Lender, in a written agreement in form reasonably acceptable to the Lender, rights to convert the Loan into Shares in such Person, on terms substantially equivalent to the Conversion Provisions, with adjustments to such terms as reasonably necessary to reflect the market capitalization or, if not publicly traded, the net asset value, of the Borrower and of such other Person at the time of the acquisition of the Shares of the Borrower by such Person.

ARTICLE 10

EVENTS OF DEFAULT

10.1                        Event of Default.  Each of the following events shall be an “Event of Default” hereunder:

(a)                                 Nonpayment.  The Borrower shall fail to repay the Loan as and when due hereunder (whether at stated maturity, by prepayment, on demand or otherwise), or shall fail to pay interest hereunder when due (whether on a payment date, by prepayment, on demand or otherwise), or shall fail to pay any other amount due hereunder when due (whether on the date when due, by prepayment, on demand or otherwise).

(b)                                 Specific Defaults.  The Borrower or any other Credit Party shall fail to observe or perform any of its covenants contained in Sections 7.13, 7.15, 7.17, 7.18, 7.19 or 7.21 or Article 8 of this Agreement.

(c)                                  Other Defaults.  The Borrower or any other Credit Party shall fail to observe or perform any of its covenants contained in this Agreement or any other Loan Document, other than the covenants referred to in clauses (a) and (b) above, and such Borrower or Credit Party has not remedied such default within ten (10) days after written notice of default has been given by the Lender to the Borrower.

(d)                                 Representation or Warranty.  Any representations or warranty made by any Credit Party under or in connection with this Agreement, or the other Loan Documents shall prove to have been incorrect, incomplete or misleading in any material respect when made.

(e)                                  Cross-Default.  A default (howsoever characterized) shall occur under (i) any Loan Document, (ii)  any Material Agreement (subject to applicable cure periods thereunder, if any), or (iii) any agreement or Instrument pertaining to Indebtedness permitted by Section 8.1 in excess of One Hundred Thousand Dollars ($100,000); or any Credit Party shall fail to pay any Indebtedness in excess of One Hundred Thousand Dollars ($100,000) (or equivalent in other currencies) in principal amount (but excluding Indebtedness included in the Obligations), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such default or failure to pay is not being contested by such Credit Party in good faith;  or, any other default under any agreement or Instrument relating to any such Indebtedness or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or Instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness, unless such default or event shall be waived by the holders or trustees of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

(f)                                   Bankruptcy; Insolvency.  (i) Any Credit Party shall initiate or commence any case, proceeding or other action (A) under any existing or future Bankruptcy Law, or otherwise seeking to have it judged bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, receiver and manager, trustee, custodian, administrator, conservator, liquidator, controller or other similar official for it or for all or any substantial part of its assets, or any Credit Party shall make a general assignment for the benefit of its creditors; or (ii) a receiver, receiver and manager, trustee, custodian, administrator, conservator, liquidator, controller or other similar official is appointed for any Credit Party or for all or any substantial part of its assets or any steps are taken with respect to such appointment; or (iii) there shall be commenced against any Credit Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iv) there shall be commenced against any Credit Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of their assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (v) any Credit Party shall take any action in furtherance of, or indicating its consent to, approval of, authorization of, or acquiescence in, any of the acts set forth in clause (i), (ii), (iii), or (iv) above; or (vi) any Credit Party generally shall not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

(g)                                  Judgments.  A final judgment or order for the payment of money in excess of (i) One Hundred Thousand Dollars ($100,000) (or equivalent in other currencies) or (ii) the amounts specified in Schedule 10.1(g) with respect to the specific matters disclosed therein, shall be rendered against any Credit Party and, in either case, either; (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or (B) a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect for any period of twenty (20) consecutive days.

(h)                                 Security Interest.  Any Security Document after delivery thereof shall for any reason, except to the extent permitted by the terms thereof or the terms hereof, cease to create a valid and perfected Lien having the Agreed Priority with respect to any of the Collateral purported to be covered thereby, or a Credit Party shall so state or claim in writing.

(i)                                     Collateral Enforcement.  Creditors of the Borrower or any Credit Party having a Lien against or in respect of the property and assets thereof, or any part thereof, realize upon or enforce any such security against such property and assets or any part thereof having an aggregate fair market value in excess of an amount equal to One Hundred Thousand Dollars ($100,000) (or the equivalent thereof in any other currency) and such realization or enforcement shall continue in effect and not be released, discharged or stayed within the lesser of twenty (20) days and the period of time prescribed under applicable laws for the completion of the sale of or realization against the assets subject to such seizure or attachment.

(j)                                    Expropriation/Condemnation.  An Expropriation Event shall have occurred.

(k)                                 Regulatory Action.  Any Governmental Authority shall take any action with respect to a Credit Party, or with respect to any Material Project or any Collateral subject to the Security Documents, which has had or could reasonably be expected to have a Material Adverse Effect on a Credit Party or a Material Project or the ability of the Borrower to repay the Loan or to meet its other Obligations in a timely manner unless such action is set aside, dismissed or withdrawn within twenty (20) days of its institution or such action is being contested in good faith, its effect is stayed during such contest and the Credit Parties are allowed to continue development of such Material Project during such period in accordance with the Work Program and Budget.  A material breach or default under any Project Permit shall occur, or any such Project Permit is voided, rescinded, cancelled, terminated or not reissued, and as a result thereof, the Credit Party is required to cease or delay a material operation in the Material Project affected by such action or such action otherwise has a Material Adverse Effect on such Material Project.

(l)                                     Cessation of Project Operations.  Any Material Project, or any material portion thereof, shall be abandoned or terminated, or development or operation of any Material Project shall be terminated or reduced materially from the level of exploration, development, operation and use contemplated by the Work Program and Budget.

(m)                             Material Adverse Change.  A change in the business, financial condition or prospects of any Credit Party or any Material Project occurs, which has had, or could be reasonably expected to have, a Material Adverse Effect.

(n)                                 Change of Control.  A Change of Control shall have occurred.

(o)                                 Delisting; Suspension.  The Borrower’s Shares shall be suspended or delisted from NASDAQ.

(p)                                 Event of Default Under Investor Agreements.  A default, event of default or breach on the part of the Borrower or any Credit Party shall have occurred under any Investor Agreement.

10.2                        Remedies Upon Event of Default.

(a)                                 Termination of Obligations.  Upon the occurrence of an Event of Default specified in Section 10.1(f) of this Agreement, all obligations of the Lender hereunder shall terminate, but such termination shall not limit any rights or remedies of the Lender hereunder.  In the case of any Event of Default specified in Section 10.1 (other than Section 10.1(f)), upon notice by the Lender to the Borrower of the Lender’s election to declare the Borrower in default, then the obligations of the Lender hereunder shall terminate, but such termination shall not limit any rights or remedies of the Lender hereunder.  The date on which such notice is sent or, in the case of an Event of Default specified in Section 10.1(f) of this Agreement, the date of such Event of Default, shall be the “Date of Default.”

(b)                                 Acceleration upon Notice.  Upon the Date of Default and upon notice from the Lender of an Event of Default specified in Section 10.1 (other than Section 10.1(f)), the Loan, together with all interest thereon and all other amounts owed by the Borrower hereunder to the Lender, shall be accelerated and become immediately due and payable in full.

(c)                                  Acceleration without Notice.  Immediately and automatically upon the occurrence of an Event of Default specified in Section 10.1(f), without delivery of any notice by the Lender, the Loan and all amounts owed by the Borrower hereunder shall be automatically accelerated and immediately due and payable on the Date of Default.

(d)                                 Availability of Rights and Remedies.  Upon the occurrence of an Event of Default, all of the rights and remedies provided to the Lender in this Agreement, each of the Security Documents, and each other Loan Document shall immediately become available to the Lender, and the Lender shall have all other rights and remedies available at law or in equity.

(e)                                  Cumulative Rights and Remedies.  All rights and remedies of the Lender set out in this Agreement, the Security Documents, the other Loan Documents and otherwise available at law or in equity are cumulative, and no right or remedy contained herein or therein is intended to be exclusive; each such right or remedy is in addition to every other right and remedy contained in this Agreement, the Security Documents and the other Loan Documents, or in any existing or future agreement, or now or in the future existing at law, in equity, by statute or otherwise.

(f)                                   Waiver of Presentment.  Except as expressly provided above in this Section 10.2, presentment, demand, protest and all other notices of any kind are hereby expressly waived.  From and after the Date of Default, interest on the Loan shall accrue at the Default Rate and shall be payable on demand.

(g)                                  Specific Performance; Special Remedies.  The Credit Parties acknowledge and agree that any failure of the Credit Parties to comply with this Agreement will cause irreparable harm and injury and that the remedy at law for any breach or threatened breach of any such provision will be inadequate and, accordingly, the Lender shall, in addition to all other rights and remedies that the Lender may have, be entitled, with or without notice to the Credit Parties to the fullest extent permitted by applicable law, to seek an injunction or temporary restraining order to prevent such breach or threatened breach and to enforce specifically the terms and provisions of this Agreement.  Injunctive relief, temporary restraining orders and specific performance may be imposed and enforced judicially or by arbitrators.  Such remedies are cumulative and not exclusive and are in addition to all other remedies available to the Lender under this Agreement, the other Loan Documents or otherwise.

ARTICLE 11

MISCELLANEOUS

11.1                        Amendments, Etc.  Except as otherwise expressly provided in this Agreement, no amendment or waiver of any provision of this Agreement, nor consent to any departure by any Credit Party or the Lender therefrom, shall in any event be effective unless the same shall be in writing and signed by the other party, and, in the case of any amendment, by the Credit Parties and the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

11.2                        Notices; Etc.  All notices, requests, demands and other communications provided for hereunder shall be in writing (including facsimile communication) and transmitted to the following address or facsimile:

if to the Borrower or Guarantors:

Uranium Resources, Inc.
6950 S. Potomac Street, Suite 300
Centennial, Colorado  80112
Attention:                                         Jeffrey L. Vigil
Phone:                                                          (303) 531-0473
Facsimile:                                         (303) 531-0519
E-Mail:                                                       jvigil@uraniumresources.com

and if to the Lender:

Resource Capital Fund V L.P.
1400 Sixteenth Street, Suite 200
Denver, Colorado  80202
Attention:                                         Cassie Boggs
Facsimile:                                         (720) 946-1450
E-Mail:                                                       cjb@rcflp.com

or, as to each Party, at such other address or number as shall be designated by such Party in a written notice to the other.  All notices, requests, demands or other communications to or upon the respective Parties hereto shall be in writing (including by facsimile or e-mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made: (a) when delivered by hand, upon receipt; (b) when transmitted via telecopy (or other facsimile device) to the number set out herein, upon transmission; (c) the Business Day immediately following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service; (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid; or (e) when delivered by e-mail, upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice, request, demand or communication transmitted by e-mail is not sent during the normal business hours of the recipient, such notice, request or demand shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.  Notices delivered to the Lender pursuant to Articles 2 or 3 hereof shall not be effective until actually received by the Lender.  Each Credit Party agrees that any notice, request, demand or communication delivered to the Borrower in accordance with the terms of this Section 11.2 shall constitute and be deemed delivery of such notice, request, demand or communication to each Credit Party.

11.3                        No Waiver; Remedies.  No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder, or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

11.4                        Costs, Expenses and Taxes.  The Borrower and the other Credit Parties agree to pay on demand all reasonable costs and expenses of the Lender in connection with the negotiation, preparation, execution, delivery, and performance of this Agreement, the other Loan Documents and the other documents and Instruments to be delivered hereunder, including, without limitation the reasonable fees and expenses of all legal counsel and independent consultants to the Lender and all other out-of-pocket expenses of the Lender.  The Borrower and the other Credit Parties agree to pay on demand all actual, out of pocket reasonable costs and expenses of the Lender in connection with the administration of this Agreement and the other Loan Documents,  including the reasonable costs and expenses incurred by the Lender in connection with one (1) annual site visit by the Lender to the Projects per year, and all reasonable costs and expenses, if any, in connection with any amendments, waivers or consents and the protection of the Lender’s rights with respect to and the enforcement of this Agreement, the other Loan Documents and the other documents to be delivered hereunder (whether incurred before, during or after commencement of any bankruptcy, reorganization or insolvency actions pertaining to a Credit Party).  All such expenses will be itemized in reasonable detail.  In addition, the Borrower and the other Credit Parties agree to pay any and all stamp, mortgage recording and other Taxes, filing fees, duties or charges payable or determined to be payable in connection with the execution and delivery of this Agreement, the other Loan Documents and the other documents to be delivered hereunder, and the Borrower and the other Credit Parties agree to indemnify and save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such Taxes, filing fees or charges.  The Borrower and the other Credit Parties acknowledge that they shall pay all aforementioned costs, expenses and taxes regardless of whether any Loan is advanced.

11.5                        Indemnification.  The Borrower and each other Credit Party jointly and severally agree to indemnify the Lender and each of the Lender’s Affiliates and their respective directors, partners, managers, members, owners, principals, shareholders, officers, employees, agents, consultants and Representatives (each, an “Indemnified Party” and collectively, the

“Indemnified Parties”), from and against, and to defend and hold each of the Indemnified Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, fines, suits, costs, assessments, charges, claims, Taxes and Other Taxes (other than Excluded Taxes), expenses, payments or disbursements of any kind whatsoever, including attorneys’ fees and expenses (collectively “Losses”) which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred or suffered by or asserted against any Indemnified Party in any way relating to or arising out of (a) this Agreement or any other Loan Document or any Instrument contemplated by or referred to herein or therein, the transactions contemplated hereby or thereby, or the use of the Loan, or (b) a breach or default (whether or not constituting a Default or Event of Default) by any Credit Party, or (c) any action or proceeding brought by or against an Indemnified Person due to its entering into or being a party to any Loan Document or by reason of its exercising or performing, or causing the exercise or performance of, any right, power, remedy, obligation or action under any Loan Document, whether or not related to the enforcement of any Loan Document, or (d) any act or omission of a Credit Party, or (e) the business or operations of any Credit Party or the ownership, management, administration or operation of the Projects, any Property or any other property of any Credit Party, or the condition thereof, or (f) any other matter whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Document, except, in each case, with respect to Losses arising entirely out of the gross negligence or willful misconduct of the Lender or such Indemnified Party.  This Section 11.5 shall survive the repayment of the Obligations, the repayment of the Promissory Note and the termination of this Agreement.

11.6                        Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the Borrower, the Credit Parties, the Lender and their respective permitted successors and assigns.  The Borrower shall not have the right to assign any of its rights or obligations hereunder or any interest herein or in any other Loan Document without the prior written consent of the Lender.  Subject to Governmental Requirements, the Lender may, at any time, without the consent of the Borrower, assign to its respective successors and Affiliates, or may grant participation to one or more banks, financial institutions or other Persons, in or to all or any part of, and may assign to one or more banks, financial institutions or other Persons, all or any part of, this Agreement, the other Loan Documents and the Loan, and, to the extent of such assignment, such assignee shall have the same obligations, rights and benefits with respect to the Borrower as it would have had if it were a lender hereunder.

11.7                        Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT AS OTHERWISE STATED THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO, NOT INCLUDING THE CONFLICTS OF LAW AND CHOICE OF LAW PROVISIONS THEREOF.

11.8                        Dispute Resolution; Arbitration.  Each Party hereby waives the right to trial by jury with respect to any Dispute between or among the Parties or their Subsidiaries with respect to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby, and each Party agrees to pursue and resolve any such Dispute in accordance with the terms and provisions set forth in Schedule 11.8, including resolution by binding arbitration as described in Schedule 11.8.  Interim, provisional and other judicial measures and remedies shall be available to the Parties as described in Schedule 11.8.

11.9                        Execution in Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  This Agreement may be validly executed and delivered by facsimile, portable document format (.pdf) or other electronic transmission, and a signature by facsimile, portable document format (.pdf) or other electronic transmission shall be as effective and binding as delivery of a manually executed original signature.

11.10                 Inconsistent Provisions.  In the event of any conflict between this Agreement and any of the other Loan Documents, the provisions of this Agreement shall govern and be controlling.

11.11                 Severability.  If any provision hereof is determined to be ineffective or unenforceable for any reason, the remaining provisions hereof shall remain in effect, binding on the parties and enforceable at the election of the Lender in its sole discretion.

11.12                 Governing Language.  For all purposes, this English language version of this Agreement shall be the original, governing instrument and understanding of the parties.  In the event of any conflict between this English language version of the Agreement and any subsequent translation into any other language, this English language version shall govern and control.

11.13                 Survival of Representations and Warranties.  All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of any Loan.  Such representations and warranties have been and will be relied upon by the Lender, regardless of any investigation made by the Lender or on behalf of the Lender and notwithstanding that the Lender may have had actual or constructive notice or knowledge of (a) any inaccuracy or incompleteness of any representation and warranty, whenever made, or (b) of the existence of a Default, whether at the Closing Date or at the time of any advance of a Loan, and such representations and warranties shall continue in full force and effect as long as any Loan or any other Obligation has not been paid or performed in full.

11.14                 Entire Agreement; Schedules and Exhibits.  The Schedules to this Agreement and the Exhibits to this Agreement form an integral part of this Agreement and are incorporated herein by reference and expressly made a part hereof.  This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof, superseding all prior statements, representations, discussions, agreements and understandings, oral or written, relating to such subject matter, including all term sheets and commitment letters.

11.15                 Further Assurances.  Each Credit Party shall execute, acknowledge and deliver to the Lender such other and further documents, certificates and Instruments and do or cause to be done such other acts as the Lender reasonably determines to be necessary or desirable to effect the intent of the parties to this Agreement or otherwise to protect and preserve the interests of the Lender hereunder, promptly upon request of the Lender, including the execution and delivery of any and all documents, certificates and Instruments which are necessary or advisable to create, protect, maintain or perfect in favor of the Lender, Liens on all Collateral of the Credit Parties.

11.16                 Credit Party Joint and Several Liability.

(a)                                 The Borrower and the other Credit Parties are engaged in related businesses and are integrated to such an extent that the financial strength and flexibility of each Credit Party has a direct, tangible and immediate impact on the success of the other Credit Parties.  Each Guarantor will derive substantial direct and indirect benefit from the extension of the Loan to the Borrower hereunder.  Each Guarantor waives any right to revoke, terminate or suspend its Guarantee and acknowledges that it entered into such Guarantee in contemplation of the benefits that it would receive by this Agreement.

(b)                                 Each of the Credit Parties is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lender under this Agreement, for the mutual benefit, directly and indirectly, of each of the Credit Parties and in consideration of the undertakings of each of the Credit Parties to accept joint and several liability for the obligations of each of them.  Each of the Credit Parties jointly and severally hereby irrevocably and unconditionally accepts joint, several and primary liability with the other Credit Parties with respect to the payment and performance of all of the Obligations.  To the extent that any of the Credit Parties shall fail to make any payment or performance with respect to any of the Obligations, then the other Credit Parties will do so, when and as due.

(c)                                  Each Guarantor agrees that its obligation with respect to the full, prompt and complete payment and performance when due of the Loan and the Obligations is as a primary obligor and not merely as a surety.  In furtherance of the foregoing, each Guarantor hereby irrevocably and unconditionally agrees to pay, indemnify, save and hold harmless, and defend the Lender, its successors and assigns, and each of its respective directors, officers, partners, managers, members, shareholders, owners, employees, affiliates, representatives and advisors from and against any and all claims, damages, losses, penalties, liabilities, judgments, suits, proceedings, taxes, costs and expenses (including, without limitation, fees and disbursements of counsel) which may at any time (including, without limitation, at any time following the payment of the Obligations or any Loan Document) be imposed on, incurred by or asserted against any such indemnified person, in any way relating to, in connection with or arising out of this Agreement, any other Loan Document and the transactions contemplated hereby and thereby and any claim, investigation, subpoena, litigation, proceeding or otherwise related to or arising out of this Agreement or any other Loan Document or any transaction contemplated hereby or thereby (but in any case excluding any such claims, damages, losses, liabilities, costs or expenses incurred by reason of the gross negligence or willful misconduct of any indemnitee), including with respect to the repayment of the Loan, all interest thereon, all fees associated therewith and all other amounts due under this Agreement and the Promissory Note, in each case in compliance with the terms and conditions of this Agreement and the Promissory Note.  The indemnification obligations of each Guarantor under this paragraph shall survive the payment in full of the Agreement and the other Loan Documents and the termination and release of its Guarantee and this Agreement.

11.17                 Acknowledgements.  Each of the parties hereto hereby acknowledges that: it has been advised by its own legal counsel in the negotiation, preparation, execution and delivery of this Agreement and each other Loan Document;

(a)                                 this Agreement and the other Loan Documents shall not be construed against any party or more favourably in favor of any party based upon which party drafted the same, it being agreed and acknowledged that all parties contributed substantially to the negotiation and preparation of this Agreement and the other Loan Documents;

(b)                                 the Lender has no fiduciary relationship with or duty to the Borrower or any other Credit Party arising out of or in connection with this Agreement or any other agreement, arrangement, Instrument or investment, and the relationship between the Lender, on one hand, and the Borrower and the other Credit Parties, on the other hand, in connection herewith is solely that of debtor and creditor;

(c)                                  neither this Agreement nor any other Loan Document to which any Credit Party and the Lender is a party (nor any other agreement, arrangement, Instrument or investment, between the Lender, on one hand, and the Borrower and the other Credit Parties, on the other hand) creates a joint venture, partnership, agency relationship or fiduciary duty, and no joint venture, partnership, agency relationship or fiduciary duty shall be deemed to exist, between the Lender and the Borrower or between the Lender and any other Credit Party;

(d)                                 the Lender is and has been acting solely as a principal and the Lender has not been, is not, and will not be, acting as an advisor, agent or fiduciary for the Borrower or any Credit Party;

(e)                                  the Lender may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the Credit Parties and their Affiliates, and the Lender has no obligation to disclose any of such interests to the Borrower, the Credit Parties or their Affiliates; and

(f)                                   no Credit Party will claim that any Lender has rendered advisory services of any nature or with respect to, or owes a fiduciary or similar duty to, any Credit Party in connection with this Agreement, the other Loan Documents, the transactions contemplated hereby or thereby, or the process leading thereto.

11.18                 Submission to Jurisdiction; Venue; Service.

(b)                                 Each Credit Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of Colorado and of the United States District Court sitting in the State of Colorado, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Credit Party or its properties in the courts of any jurisdiction.

(c)                                  Each Credit Party irrevocably and unconditionally waives to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 11.18(a) hereof. Each Credit Party hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Each Credit Party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.2 hereof.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

11.19                 Termination of Covenants.  Upon (i) the complete and irrevocable payment in full of the Loan and all accrued interest thereon, together with all other fees, expenses and other amounts due hereunder and under each other Loan Document, and (ii) the complete and irrevocable payment and performance of all other Obligations (other than any unexercised right of the Lender to advance a Directed Advance prior to the Scheduled Maturity Date and any contingent indemnification Obligation for which no claim has been made), then all covenants of the Borrower and the other Credit Parties contained in Articles 4, 5, 7 and 8 hereof will terminate (other than with respect to those that expressly survive repayment).  For purposes of certainty, the right and option of the Lender to make Directed Advances to the Borrower and to convert such Directed Advance into Shares in accordance with the Conversion Provisions shall not terminate, and may not be terminated by the Borrower, prior to the Scheduled Maturity Date, and this Agreement shall remain in full force and effect for such purpose.

remainder of this page intentionally blank

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWER:

URANIUM RESOURCES, INC.

By:	/s/ Jeffrey L. Vigil
Name:	Jeffrey L. Vigil
Title:	Vice President-Finance and Chief Financial
Officer

GUARANTORS:

URI, INC.

By:	/s/ Jeffrey L. Vigil
Name:	Jeffrey L. Vigil
Title:	Vice President-Finance and Chief Financial
Officer

HYDRO RESOURCES, INC.

By:	/s/ Jeffrey L. Vigil
Name:	Jeffrey L. Vigil
Title:	Vice President-Finance and Chief Financial
Officer

URI MINERALS, INC.

By:	/s/ Jeffrey L. Vigil
Name:	Jeffrey L. Vigil
Title:	Vice President-Finance and Chief Financial
Officer

Signature Pages to Loan Agreement

BELT LINE RESOURCES, INC.

By:	/s/ Jeffrey L. Vigil
Name:	Jeffrey L. Vigil
Title:	Vice President-Finance and Chief Financial
Officer

URANCO INC.

By:	/s/ Jeffrey L. Vigil
Name:	Jeffrey L. Vigil
Title:	Vice President-Finance and Chief Financial
Officer

HRI-CHURCHROCK, INC.

By:	/s/ Jeffrey L. Vigil
Name:	Jeffrey L. Vigil
Title:	Vice President-Finance and Chief Financial
Officer

URI NEUTRON HOLDINGS I, INC.

By:	/s/ Jeffrey L. Vigil
Name:	Jeffrey L. Vigil
Title:	Vice President-Finance and Chief Financial
Officer

URI NEUTRON HOLDINGS II, INC.

By:	/s/ Jeffrey L. Vigil
Name:	Jeffrey L. Vigil
Title:	Vice President-Finance and Chief Financial
Officer

Signature Pages to Loan Agreement

HYDRO RESTORATION CORPORATION

By:		/s/ Jeffrey L. Vigil
Name:		Jeffrey L. Vigil
Title:		Vice President-Finance and Chief Financial
Officer

NEUTRON ENERGY, INC.

By:		/s/ Jeffrey L. Vigil
Name:		Jeffrey L. Vigil
Title:		Vice President-Finance and Chief Financial
Officer

CIBOLA RESOURCES LLC

By:		/s/ Jeffrey L. Vigil
Name:		Jeffrey L. Vigil
Title:		Vice President-Finance and Chief Financial
Officer

LENDER:

RESOURCE CAPITAL FUND V L.P.

By:		Resource Capital Associates V L.P.,
General Partner
By:		RCA V GP Ltd.,
General Partner

	By:	/s/ Ryan T. Bennett
Ryan T. Bennett,
Senior Partner

Signature Pages to Loan Agreement

Schedule 2.10
Anti-Dilution Provisions

Subject to the limitations and exceptions set forth in Section 2.10 of the Agreement, in the event that Borrower shall at any time after the date of the Agreement (A) issue, for a period of one (1) year following the Closing Date, any Equity Interests of the Borrower at a price per Share less than the Conversion Price, (B) declare a dividend on the Shares payable in Shares, (C) subdivide or split the outstanding Shares, (D) combine or consolidate the outstanding Shares into a smaller number of Shares through a reverse stock split or otherwise, or (E) issue any shares of its capital stock in a reclassification of the Shares (including any such reclassification in connection with a consolidation or merger in which the Borrower is the continuing or surviving corporation), (1) if the record date for such dividend or the effective date of such subdivision, split, combination, consolidation or reclassification shall occur during the 20 Trading Days preceding any date of determination of Market Price, the VWAP for any Trading Days before such record date or effective date shall be proportionately adjusted as if such dividend, subdivision, split, combination, consolidation or reclassification had occurred before such Trading Day, (2) the number and kind of Shares or capital stock, as the case may be, issuable on the record date for such dividend or the effective date of such subdivision, split, combination, consolidation or reclassification shall be proportionately adjusted so that the Lender after such time shall be entitled to receive the aggregate number and kind of Shares or capital stock, as the case may be, which, if the Shares issuable under the Agreement were issued immediately prior to such date and at a time when the common stock transfer books of the Borrower were open, the Lender would have owned upon such issuance and been entitled to receive by virtue of such dividend, subdivision, split, combination, consolidation or reclassification, and (3) the Conversion Price shall be proportionately adjusted by the Lender on the effective date of such subdivision, split, combination, consolidation, issuance or sale to reflect the effect of such subdivision, split, combination, consolidation, issuance or sale. If any event of the type contemplated by the provisions of this Schedule 2.10 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features) occurs, then the Lender shall make an appropriate adjustment in the Conversion Price and/or the Market Price, as the case may be, and the number of Shares issuable as Establishment Fee Shares, Commitment Fee Shares, Interest Shares, Conversion Shares or otherwise shall be adjusted so as to protect the rights of the Lender in a manner consistent with the provisions of this Schedule 2.10.

Schedule 9

Conversion Provisions

This Schedule and the terms and conditions set forth in Article 9 of the Agreement collectively constitute the Conversion Provisions referred to in the Agreement. This Schedule forms part of and is incorporated into the Agreement.

1.              Defined terms.  Capitalized terms used and not specifically defined herein shall have the meanings given thereto in the agreement.  Any changes from time to time in the defined terms as specified in the agreement shall automatically be effective in this schedule as and when made.  In addition, the following terms shall have the indicated meanings:

“Conversion Election” means an election by the Lender, on one or more occasions during the Conversion Period, to convert a specified portion of the Loan and any accrued and unpaid interest thereon, into Shares, which shall be effective upon delivery of a Conversion Notice to the Borrower.

“Conversion Notice” means a written notice from the Lender to the Borrower in the form appended hereto as Attachment 1 directing the Borrower to convert the indicated portion of the Loan and accrued and unpaid interest thereon into Conversion Shares.

“Schedule” means this Schedule 9, as it may be modified, amended, supplemented or altered from time to time in accordance with the provisions of the Agreement.

2.              Conversion Rate.  For purposes of the Conversion Rights, United States Dollars, Canadian Dollars and any other relevant currency amounts will be converted by the Lender by reference to the Exchange Rate in accordance with Section 1.4 of the Agreement.

3.              Payment of Taxes.  The Borrower will be responsible for the payment of all stamp taxes, duties and any other Taxes (other than Excluded Taxes), fees or impositions imposed by any Governmental Authority on or otherwise associated with the conversion of any portion of the Loan or any accrued and unpaid interest thereon to Conversion Shares and the issuance of Conversion Shares to the Lender (or its designee).

4.              Allocation of Shares.  The Borrower will at all times allocate and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Shares or its authorized and issued Shares held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Shares to the Lender as described in the Agreement, including upon the conversion of any portion of the Loan or accrued and unpaid interest thereon at any time, the maximum number of Shares which may be deliverable by the Borrower pursuant to the Agreement.

5.              Adjustment of Conversion Price and Number of Shares Issuable.  The applicable Conversion Price and the number of Conversion Shares issuable on conversion of the

Conversion Right as described in Article 9 of the Agreement are subject to adjustment from time to time in accordance with Section 2.10 of the Agreement and Schedule 2.10 to the Agreement.

6.              Relationship to Agreement.  In the event of any inconsistency or conflict between the provisions of this Schedule and the provisions of the Agreement, the provisions of the Agreement shall prevail.

Attachment 1

CONVERSION NOTICE

TO:  Uranium Resources, Inc. and each other Credit Party

DATE:  [•]

This Conversion Notice is hereby delivered pursuant to that certain Loan Agreement (as amended, modified, supplemented, extended or restated from time to time, the “Loan Agreement”) dated as of November [•], 2013 by and among Uranium Resources Inc., a corporation organized and existing under the laws of the State of Delaware, as the borrower (the “Borrower”), the Subsidiaries of the Borrower from time to time party thereto, as guarantors, and Resource Capital Fund V L.P., a Cayman Islands exempt limited partnership, as the lender (the “Lender”).  Capitalized terms used and not specifically defined herein shall have the meanings given thereto in the Loan Agreement.

The Lender hereby notifies the Borrower and the other Credit Parties that the Lender hereby irrevocably elects to convert:

(i)                                     [indicate US Dollar Amount] of the Loan outstanding under the Loan Agreement; and

(ii)                                  [indicate US Dollar Amount] of the accrued and unpaid interest due on the Loan under the Loan Agreement into Shares of the Borrower in accordance with the Conversion Provisions set forth in the Loan Agreement.

Pursuant to such Conversion Provisions, the Lender hereby subscribes for such Shares and directs the Borrower to issue to [specify Lender or designee] [specify number of Shares] Shares of the Borrower by not later than [specify Conversion Date] in one or more share certificates of the following denominations, issued in the name of the following holders:  [specify number of certificates/denominations and name of the holder(s)].  Such Shares are to be delivered as follows:

[Insert delivery address and instructions]

The number of Shares issuable to the Lender or its designee, as designated above, is equal to:

(i)                                     [insert the Conversion Amount] plus [insert the amount of accrued and unpaid interest to be converted]; divided by

(ii)                                  [insert the Conversion Price]

RESOURCE CAPITAL FUND V L.P.

By:	Resource Capital Associates V L.P.,
General Partner

By:	RCA V GP Ltd.,
General Partner

By:
Name:
Title:

Conversion Notice

SCHEDULE 11.8

Dispute Resolution; Arbitration

1.                                      Schedule.  This schedule sets forth the dispute resolution provisions referred to in section 11.8 of the loan agreement (as amended, modified, supplemented, extended or restated, the “loan agreement”) dated as of november 13, 2013 by and among uranium resources, inc., as the borrower, the subsidiaries of the borrower from time to time party thereto, as the guarantors, and resource capital fund v l.p., a cayman islands exempt limited partnership, as the lender.  This schedule forms part of and is incorporated into the loan agreement.  Capitalized terms used and not specifically defined in this schedule 11.8 shall have the meanings given thereto in the loan agreement.  Any changes from time to time in the defined terms as specified in the loan agreement shall automatically be effective in this schedule 11.8 as and when made.

2.                                      Dispute.  For purposes of this Schedule and the Loan Agreement, the term “Dispute” shall mean any controversy, claim, dispute or disagreement between or among two or more Parties to the Agreement (but excluding any dispute with respect to which all of the Parties thereto are Credit Parties) arising out of, relating to, or otherwise in connection with the Loan Agreement, any other Loan Document or any other ancillary agreement related thereto, whether in tort, contract or otherwise, including any claim, dispute, disagreement or controversy relating to the meaning, interpretation, breach, default, termination, or invalidity of any provision hereof that is not otherwise settled by agreement between the Parties.

3.                                      Notification.  A Party that desires to submit a Dispute for resolution shall commence the dispute resolution process by providing written notice of the Dispute (“Notice of Dispute”) to the other Parties to the Dispute.  The Notice of Dispute shall identify the Parties to the Dispute, contain a brief statement of the nature of the Dispute and the relief requested, and shall request negotiations among Senior Executives of each Party to the Dispute.  The submission of a Notice of Dispute shall toll any applicable statute of limitation related to the Dispute, pending the conclusion or abandonment of the dispute resolution process under this Article.  Each Notice of Dispute and any other notice pertaining to a Dispute shall be delivered in accordance with Section 11.2 of the Loan Agreement.

4.                                      Senior Executive Negotiations.  The Parties to the Dispute shall first seek to resolve any Dispute by negotiation between Senior Executives.  A “Senior Executive” means any individual who is an officer of a Party and has authority to negotiate a full and final settlement of the Dispute for a Party.  Within twenty (20) days after the date of the receipt by each Party to the Dispute of the Notice of Dispute, the Senior Executives representing the Parties to the Dispute shall meet at a mutually acceptable time and place to exchange and discuss relevant information in an attempt to resolve the Dispute.  If a Senior Executive intends to be accompanied at the meeting by an attorney, each other Party’s Senior Executive shall be given written notice of such intention at least five (5) Business Days in advance and may also be accompanied by an attorney.  The Senior Executives shall have a maximum of ten (10) days from the date of the initial meeting to discuss and resolve the Dispute, unless the Parties all agree in writing to extend such period of time.  Unless the period for Senior Executive negotiations is extended by agreement of all of the Parties thereto, any Party may initiate arbitration proceedings concerning such Dispute at any time following the passage of thirty (30) days after receipt of the Notice of Dispute.

5.                                      Arbitration.  Any Dispute not finally resolved by Senior Executive negotiations shall be exclusively and definitively resolved through final and binding arbitration, it being the intention of the Parties that this is a broad arbitration agreement designed to encompass all possible disputes.  Each Party waives the right to trial by jury with respect to any Dispute and agrees to submit such Dispute to binding arbitration in accordance with this Schedule 11.8.

6.                                      Rules.  The arbitration shall be conducted in accordance with the International Dispute Resolution Procedures (as then in effect) of the International Centre for Dispute Resolution (the “Rules”), except to the extent the Rules conflict with the provisions of this Schedule 11.8, in which event the provisions of this Schedule 11.8 will control.

7.                                      Number of Arbitrators.  If the amount in Dispute is not subject to quantification or is equal to or in excess of One Million United States Dollars (US$1,000,000), the arbitration shall be conducted by three (3) arbitrators, unless all parties to the Dispute agree in writing to a sole arbitrator within thirty (30) days after the filing of the arbitration with the International Centre for Dispute Resolution.  If the amount in Dispute is less than One Million United States Dollars (US$1,000,000), the arbitration shall be conducted by one arbitrator.

8.                                      Method of Appointment of the Arbitrators.  All arbitrators appointed pursuant to the dispute resolution procedure described in this Schedule 11.8 shall have at least the following qualifications: (1) a lawyer who has practiced in the area of commercial law for at least ten (10) years or a retired judge of the courts of the United States; (ii) a person with at least ten (10) years experience in complex commercial transactions; or (iii) a person with at least ten (10) years experience in the mining industry.  If the arbitration is to be conducted by a sole arbitrator, then the arbitrator will be jointly selected by the Parties to the Dispute.  If the Parties to the Dispute fail to agree on the arbitrator within thirty (30) days after the filing of the arbitration, then the International Centre for Dispute Resolution shall appoint the arbitrator.  If the arbitration is to be conducted by three (3) arbitrators and there are only two (2) Parties to the Dispute, then each party to the Dispute shall appoint one (1) arbitrator within thirty (30) days of the filing of the arbitration, and the two (2) arbitrators so appointed shall select the presiding arbitrator within thirty (30) days after the latter of the two arbitrators has been appointed by the Parties to the Dispute.  If a Party to the Dispute fails to appoint its Party-appointed arbitrator or if the two (2) Party-appointed arbitrators cannot reach agreement on the presiding arbitrator within the applicable time period, then the International Centre for Dispute Resolution shall appoint the remainder of the three (3) arbitrators not yet appointed.  If the arbitration is to be conducted by three (3) arbitrators and there are more than two (2) Parties to the Dispute, then within thirty (30) days of the filing of the arbitration, all claimants shall jointly appoint one (1) arbitrator and all respondents shall jointly appoint one (1) arbitrator, and the two (2) arbitrators so appointed shall select the presiding arbitrator within thirty (30) days after the latter of the two (2) arbitrators has been appointed by the Parties to the Dispute.  If either all claimants or all respondents fail to make a joint appointment of an arbitrator or if the Party-appointed arbitrators cannot reach an agreement on the presiding arbitrator within the applicable time period, then the International Centre for Dispute Resolution shall appoint all three (3) arbitrators.

9.                                      Place of Arbitration.  Unless otherwise agreed by all Parties to the Dispute in writing, the place of arbitration shall be in the city of Denver, Colorado.  Each Party irrevocably and unconditionally waives any objection that it may now or hereafter have to arbitration in the city of Denver, Colorado and any defense of an inconvenient forum to the maintenance of arbitration in such jurisdiction.

10.                               Language of Arbitration.  The arbitration proceedings shall be conducted in the English language and the arbitrators shall be fluent in the English language.

11.                               Taking of Evidence.  The taking of evidence with respect to the arbitration shall be governed by the International Bar Association Rules on the Taking of Evidence in International Commercial Arbitration, as adopted on June 1, 1999.

12.                               Impartiality.  All arbitrators shall be and remain at all times wholly impartial, and, once appointed, no arbitrator shall have any ex parte communications with any of the Parties to the Dispute concerning the arbitration or the underlying Dispute.

13.                               Interim Measures.  Any Party to a Dispute, at any time and from time to time,   may apply to any court of competent jurisdiction for interim measures and interim relief: (i) upon the occurrence of an Event of Default; (ii) prior to or concurrently with the delivery of a Notice of Dispute, or at any time thereafter; (iii) prior to or concurrently with the constitution of the arbitral tribunal, or at any time thereafter, including as necessary to enforce the arbitral tribunal’s rulings; or (iv) in the absence of the jurisdiction of the arbitral tribunal to rule on interim measures or interim relief in a given jurisdiction.  The Parties agree that seeking and obtaining interim measures and interim relief shall not waive the right to arbitration, and the right to arbitration shall not waive or limit such interim measures and interim relief.  The arbitrators (or in an emergency the presiding arbitrator acting alone in the event one (1) or more of the other arbitrators is unable to be involved in a timely fashion) may grant interim measures and interim relief, including injunctions, attachments, protective orders, restraining orders, temporary restraining orders and conservation orders in appropriate circumstances, which measures may be immediately enforced by court order by a court of competent jurisdiction.  Hearings on requests for interim measures and interim relief may be held in person, by telephone, by video conference or by other means that permit the Parties to a Dispute to present evidence and arguments.

14.                               Judicial, Non-Judicial and Other Remedies.  Notwithstanding any other provision of the Loan Agreement or any other Loan Document, nothing in the Loan Agreement or in this Schedule 11.8 or in any other Loan Document, nor the exercise of any right to arbitrate hereunder, shall waive, preclude, limit or prejudice the right of any Party hereto, whether judicially, non-judicially or otherwise, at any time and from time to time:  (i) to foreclose against any real or personal property collateral, or any portion thereof, by the exercise of the power of sale under a deed of trust, mortgage, security agreement or other document, agreement or instrument or applicable law or the exercise of other foreclosure remedies, whether at law, in equity or otherwise, and to pursue and take all other actions related or ancillary to such foreclosure and sale; (ii) to exercise any and all self-help remedies, including setoff or repossession; (iii) to obtain any and all provisional or ancillary remedies, including replevin, injunctive relief, attachment, protective orders, restraining orders, temporary restraining orders, specific performance or appointment of a receiver, receiver and manager, administrator, trustee, controller, liquidator or other similar person, from a court having jurisdiction; (iv) to take, pursue, exercise or enforce any other right or remedy provided in any Security Document, whether in and before an appropriate court as required by applicable Governmental Requirements, through self-help, non-judicially or otherwise, whether before, during or after the pendency of any arbitration proceeding; or (v) to enforce any judgment or award made by the arbitrators.  The institution and maintenance of any action for such judicial relief, or pursuit of provisional or ancillary remedies, or exercise of non-judicial and self-help remedies are available to the Parties without limitation and shall not constitute a waiver of the right or obligation of any Party to submit any Dispute to arbitration, including those Disputes arising from exercise of any judicial relief, or pursuit of provisional or ancillary remedies or exercise of non-judicial or self-help remedies.  All rights and remedies enumerated herein are cumulative, and no right or remedy contained herein is intended to be exclusive.  The enumeration of certain rights and remedies herein is not intended to, and shall not be deemed to, limit, restrict, waive or prejudice any right or remedy set forth in any other Loan Document.

15.                               Consolidation.  If the Parties initiate multiple arbitration proceedings, the subject matters of which are related by common questions of law or fact and which could result in conflicting awards or obligations, then all such proceedings may be consolidated into a single arbitral proceeding.

16.                               Costs and Attorneys’ Fees.  The arbitral tribunal is authorized to award costs and attorneys’ fees and to allocate them between the Parties to the Dispute.  The costs of the arbitration proceedings, including attorneys’ fees, shall be borne in the manner determined by the arbitral tribunal.

17.                               Interest.  The award shall include interest, as determined by the arbitral tribunal, from the date of any Default, Event of Default or other breach of the Loan Agreement until the arbitral award is paid in full.  Interest shall be awarded at the Applicable Interest Rate.

18.                               Currency of the Award.  The arbitral award shall be made and payable in United States Dollars, free of any Tax or other deduction.

19.                               Following the Law and Agreement.  The arbitrators have no authority to make any ruling, finding, or award (i) that does not conform to the terms and conditions of any agreement that is the subject of a Dispute hereunder, or (ii) that would result in the application of any law other than the laws of the State of Colorado (or such other governing law expressly provided in any Loan Document), without regard to any choice or conflicts of law provisions or rule that would cause the application of the law of any jurisdiction other than the foregoing.

20.                               Entry of Judgment.  The award of the arbitral tribunal shall be a reasoned written decision and shall be final and binding.  Judgment on the award of the arbitration tribunal may be entered and enforced by any court of competent jurisdiction.

21.                               Waiver of Challenge to Decision or Award.  To the extent permitted by law, any right to appeal or challenge any arbitral decision or award, or to oppose enforcement of any such decision or award before a court or any governmental authority, is hereby waived by the Parties.

22.                               Confidentiality.  All negotiations, mediation, arbitration, and expert determinations relating to a Dispute (including a settlement resulting from a negotiation, an arbitral award, documents exchanged or produced, and memorials, briefs or other documents prepared for the arbitration) are confidential and may not be disclosed by the Parties, their employees, officers, directors, counsel, consultants and expert witnesses, except to the extent necessary to enforce any arbitration award, to enforce other rights of a Party, or as required by any Governmental Requirement; provided, however, that breach of this confidentiality provision shall not void any settlement, expert determination or award.

EXHIBIT A

FORM OF

OMNIBUS CERTIFICATE

I, John W. Lawrence, General Counsel and Corporate Secretary of each of Uranium Resources, Inc., a Delaware corporation (the “Borrower”), URI, Inc., a Delaware corporation (“URI”), Hydro Resources, Inc., a Delaware corporation (“Hydro Resources”), URI Minerals, Inc., a Delaware corporation (“URI Minerals”), Hydro Restoration Corporation, a Delaware corporation (“Hydro Restoration”), Belt Line Resources, Inc., a Texas corporation (“Belt Line”), Uranco, Inc., a Delaware corporation (“Uranco”), HRI-Churchrock, Inc., a Delaware corporation (“HRI”), URI Neutron Holdings I, Inc., a Delaware corporation (“Neutron Holdings I”), URI Neutron Holdings II, Inc., a Delaware corporation (“Neutron Holdings II”), Neutron Energy, Inc., a Nevada corporation (“Neutron”), and Cibola Resources LLC, a Delaware limited liability company (“Cibola” and together with the Borrower, URI, Hydro Resources, URI Minerals, Hydro Restoration, Belt Line, Uranco, HRI, Neutron Holdings I, Neutron Holdings II and Neutron, the “Credit Parties”), for and on behalf of each Credit Party and without personal liability, DO HEREBY CERTIFY to Resource Capital Fund V L.P. (the “Lender”), in the undersigned’s capacity as General Counsel and Corporate Secretary of each Credit Party, that:

1.              This Certificate is furnished pursuant to the Loan Agreement (the “Loan Agreement”) dated November 13, 2013, among the Borrower, as the borrower, those Subsidiaries from time to time party thereto, as the guarantors, and the Lender, as the lender.  Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings assigned to such terms in the Loan Agreement.

2.              I have made or caused to be made such examinations or investigations as are, in my opinion, necessary to fully inform myself of the matters addressed in this Certificate and to make the statements below, and I have furnished this Certificate with the intent that it may be relied upon by the Lender as a basis for the consummation of the transactions contemplated by the Loan Agreement.

3.              A true and complete copy of the Certificate of Incorporation, Articles of Incorporation or Certificate of Formation, as applicable, of each Credit Party (the “Articles”) are attached to this Certificate and marked as Attachments I-A through I-L.  The Articles are in full force and effect and have not been further amended as of or prior to the date hereof and no proceedings have been taken to amend, supplement, surrender or cancel the Articles.

4.              A true and complete copy of the By-laws or Limited Liability Company Agreement, as applicable, of each Credit Party (collectively, the “By-laws and LLC Agreement”) is attached to this Certificate and marked as Attachments II-A through II-L. The By-laws and LLC Agreement are in full force and effect and have not been further amended as of or prior to the date hereof and no proceedings have been taken or are pending to amend, supplement, revoke or repeal the any of By-laws and LLC Agreement.

5.              Attached hereto as Attachments III-A through III-L are true, correct and complete copies of resolutions duly adopted by the Board of Directors or the Sole Member and Manager, as applicable, of each Credit Party on [•], 2013, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect, and the Loan Agreement and the other Loan Documents to be executed by the Credit Parties are in substantially the form of such documents submitted to and approved by the Board of Directors or Sole Member and Manager, as applicable, of each Credit Party in such resolutions.

6.              Attached hereto as Attachments IV-A through IV-L are copies of certificates of good standing or existence, as applicable, of each Credit Party as of a recent date by the Secretary of State of its jurisdiction of incorporation or organization, as applicable. No Credit Party has taken any action to terminate its corporate or limited liability existence, as applicable, since the date hereof.

7.              The persons named in Attachment V attached hereto are duly elected officers of each Credit Party holding the respective offices set forth therein opposite their names, and the signatures set forth therein opposite their names are their genuine signatures.

8.              No steps or proceedings have been taken by any Credit Party or, to the undersigned’s knowledge, any other person in respect of the dissolution of such Credit Party. As at the date hereof, no Credit Party has taken any steps to terminate its existence or to change its existence in any way (including, without limitation, by way of reorganization, amalgamation, merger, arrangement or continuation in another jurisdiction) and no such steps are contemplated by any Credit Party or, to the best of the undersigned’s knowledge, any other person.

9.              No Credit Party is insolvent and no acts or proceedings have been taken by or against any Credit Party in connection with, no Credit Party has received any notice in respect of, no Credit Party is in the course of, and no proceedings have been taken by any Credit Party or, to the undersigned’s knowledge, any other person in respect of, the liquidation, winding-up, dissolution, bankruptcy, insolvency, reorganization or receivership of such Credit Party or the cancellation, termination or revocation of its articles, and no such acts or proceedings are contemplated by any Credit Party or, to the best of the undersigned’s knowledge, any other person.

10.       All approvals, consents and authorizations of Governmental Authorities, the shareholders or members of each Credit Party, as applicable, and other Persons required in connection with the Loan Agreement and the other Loan Documents have been obtained and are in effect.

11.       Each Credit Party’s principal place of business and its chief executive office and principal place of residence is located in the State of Colorado.

12.       Each Credit Party has performed and complied with all agreements and conditions in the Loan Agreement and the other Loan Documents required to be performed and complied with on or prior to the date hereof, except those agreements and conditions waived by Lender.

13.       No Default or Event of Default exists under the Loan Agreement or any other Loan Document or will exist under the Loan Agreement or any other Loan Document upon the advance of the Loan to the Company thereunder and the consummation of the transactions contemplated thereby.

14.       The representations and warranties of the Credit Parties set forth in the Loan Agreement and the other Loan Documents are true and correct as of the date hereof.

15.       There is no pending or, to the knowledge of the undersigned, threatened action or proceeding before any Governmental Authority against or affecting any Credit Party or any Project, which could reasonably be expected to have a Material Adverse Effect on any Credit Party.

16.       Since December 31, 2012, there has been no change, event or occurrence that has had, or could reasonably be expected to have, a Material Adverse Effect on any Credit Party.

WITNESS my hand this        day of November 2013.

Name:	John W. Lawrence
Title:	General Counsel and Corporate Secretary

I, the undersigned, Vice President—Finance and Chief Financial Officer of the Company, DO HEREBY CERTIFY that: (i) John W. Lawrence is the duly elected and qualified General Counsel and Corporate Secretary of each Credit Party, (ii) the signature above is his genuine signature, and (iii) the certifications provided in paragraphs 7 through 16 above are true and correct.

WITNESS my hand this        day of November 2013.

Name:	Jeffrey L. Vigil
Title:	Vice President—Finance and Chief Financial Officer

[Signature Page to Omnibus Certificate — Uranium Resources, Inc. and its Subsidiaries]

EXHIBIT B

FORM OF

NOTICE OF BORROWING

TO:                         Resource Capital Fund V L.P.

1400 Sixteenth Street, Suite 200

Denver, CO 80202

Attn:

DATE:  [•], 2013

This Notice of Borrowing is delivered pursuant to that certain Loan Agreement (as it may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”) dated November 13, 2013 by and among Uranium Resources, Inc., a corporation organized and existing under the laws of the State of Delaware, as the borrower (“Borrower”), those Subsidiaries of the Borrower from time to time party thereto, as guarantors, and Resource Capital Fund V L.P., as the lender (“Lender”).

Unless otherwise defined herein, capitalized terms used in this Notice of Borrowing have the meanings assigned to such terms in the Loan Agreement.

This Notice of Borrowing is irrevocable and represents the Borrower’s request to borrow a Loan, and the following information is provided pursuant to Section 2.2(a) of the Loan Agreement.

1. Date of Requested Borrowing:	[•], 20[•]

2. Type of Loan:	[Tranche One Initial Advance Commitment] [Tranche One Post-Approval Commitment] [Tranche Two Commitment] [Tranche Three Commitment]

3. Amount of Requested Loan:	[Tranche One Initial Advance Commitment: $3,000,000] [Tranche One Post-Approval Commitment: $2,000,000] [Tranche Two Commitment: $5,000,000] [Tranche Three Commitment: $5,000,000]

4. Proposed Use of Borrowing:	[•] [insert description; to be provided by the Borrower]

The distribution of the Loan requested hereby may be made for the credit of the Borrower to the Borrower’s Account by wire transfer of the funds to:

Name of Bank:

Address of Bank:

Account Name:

Account Number:                                               /

Transit Number:

ABA Number:

SWIFT Code:

The Borrower and the undersigned officer to the best of his knowledge in his capacity as an officer of the Borrower, each certifies that:

(a)                                 the representations and warranties made by the Credit Parties in the Loan Agreement, in the Security Documents or which are contained in any certificate furnished at any time under or in connection with the Loan Agreement are true and correct on and as of the date set forth above as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date;

(b)                                 no Default or Event of Default has occurred and is continuing on the date set forth above or will occur after giving effect to the Loan;

(c)                                  there does not exist any litigation, investigation, bankruptcy or insolvency, injunction, order or claim affecting or relating to any Credit Party or any of its Subsidiaries, or any Project, which has had, or could reasonably be expected to have, a Material Adverse Effect, or which could reasonably be expected to affect the legality, validity or enforceability of the Loan Agreement or any other Loan Document, that has not been settled, dismissed, vacated, discharged or terminated;

(d)                                 no Borrower, Guarantor or any Project has incurred or suffered a Material Adverse Effect; and

(e)                                  all conditions set forth in Section 2.2 and Section [5.1 if Tranche One Initial Advance Commitment] [5.2 if Tranche One Post-Approval Commitment] [5.3 if Tranche Two Commitment] [5.4 if Tranche Three Commitment] of the Loan Agreement have been, and shall remain, satisfied; the Borrower hereby certifies the satisfaction of all such conditions precedent (that have not been waived by the Lender in its sole discretion) by its delivery of this Notice of Borrowing.

[signature page to follow]

2

IN WITNESS WHEREOF, this Notice of Borrowing has been duly executed and delivered by a duly authorized officer of the undersigned as of the date first above written.

URANIUM RESOURCES INC.

By:
Name:
Title:

[Signature Page to Notice of Borrowing]

EXHIBIT C

FORM OF

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as amended, modified, supplemented, restated or replaced from time to time, the “Agreement”) is made as of November [•], 2013 by URANIUM RESOURCES, INC., a corporation organized and existing under the laws of the State of Delaware (the “Borrower”) and the Guarantor Debtors (defined below) from time to time party hereto (with the Borrower and the Guarantor Debtors being collectively and individually referred to as the “Debtor”)  in favor and for the benefit of RESOURCE CAPITAL FUND V L.P. (with its successors and assigns, the “Secured Party”).

Recitals

A.                                    Pursuant to that certain Loan Agreement of even date herewith (as amended, modified, supplemented, extended or restated from time to time, the “Loan Agreement”), by and among the Borrower, as the borrower, those Subsidiaries of the Borrower from time to time party thereto, as guarantors, and the Secured Party, as the lender, the Secured Party has agreed to make a loan to the Borrower (the “Loan”) to be used by the Borrower as set forth in the Loan Agreement.  Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings assigned to such terms in the Loan Agreement.

B.                                    Pursuant to that certain Guarantee of even date herewith (as amended, modified, supplemented, extended or restated from time to time, the “Guarantee”) each Guarantor Debtor unconditionally and irrevocably guaranteed the repayment and performance of the Loan Agreement and the other Loan Documents, as more particularly described therein.

C.                                    Each Guarantee Debtor is a direct or indirect wholly-owned Subsidiary of the Borrower.  Each Guarantee Debtor expects to derive substantial direct and indirect benefit from the Loan Agreement, the amounts made available under the Loan Agreement and from such financial and other support as the Borrower may in the future provide to such Guarantor Debtor.  The Guarantor Debtors and the Borrower are engaged in related businesses and are integrated to such an extent that the financial strength and flexibility of each of them has a direct, tangible and immediate impact on the success of the other.  Each Guarantee Debtor is interested in and will be financially benefited by the business success of the Borrower and has entered into this Agreement and the other Loan Documents for legitimate business purposes.

D.                                    It is a condition precedent to the Secured Party entering into and maintaining the Loan Agreement and to making the Loan thereunder that each Debtor shall have executed and delivered this Agreement to secure the payment and performance of the Loan Agreement and the other Loan Documents, all as more fully described herein.

E.                                     In order to secure the prompt and complete payment and performance of all indebtedness, guaranties, duties, covenants, agreements and obligations owing or to be owed by each Debtor to the Secured Party, and as a condition to the Secured Party entering into the Loan

Agreement and making the Loan to the Borrower, each Debtor has agreed to execute and deliver this Agreement to the Secured Party.

Agreement

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Debtor and the Secured Party hereby agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

1.1                               Definitions.

(a)                                 Unless otherwise defined herein or in the Loan Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC.

(b)                                 The following terms shall have the following meanings:

“Agreed Priority”  means with respect to this Agreement and each Lien made in favour of the Secured Party, a senior, perfected, first priority Lien in favour of the Secured Party, meaning that such Agreement and Lien are prior in right to any other Lien (other than Permitted Liens) in, on, or to the Collateral which is purported to be covered thereby.

“Agreement” shall have the meaning assigned to such term in the Preamble hereof.

“Collateral” means all of the personal property of each Debtor, including, without limitation, all right, title and interest of each Debtor, whether now owned or existing or hereafter acquired or arising, and wheresoever located, in, to and under (with each of the following capitalized terms having the meaning given thereto in the UCC):

(i)                                     all Accounts;

(ii)                                  all As-Extracted Collateral;

(iii)                               all Chattel Paper;

(iv)                              all Commercial Tort Claims;

(v)                                 all Commodity Accounts;

(vi)                              all Commodity Contracts;

(vii)                           all Deposit Accounts;

(viii)                        all Documents;

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(ix)                              all Equipment;

(x)                                 all Fixtures;

(xi)                              all General Intangibles;

(xii)                           all Goods and all Accessions thereto, and Goods with which the Goods are commingled;

(xiii)                        all Instruments;

(xiv)                       all Intellectual Property;

(xv)                          all Inventory;

(xvi)                       all Investment Property;

(xvii)                    all Letter-of-Credit Rights;

(xviii)                 all Promissory Notes;

(xix)                       all Software;

(xx)                          all other personal property not otherwise described above;

(xxi)                       all books and records pertaining to the Collateral; and

(xxii)                    to the extent not otherwise included, all Proceeds, products, income and profits of the foregoing, and all accessions thereto and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing, “Collateral” shall not include “Excluded Assets” (as defined below) until such time as the prohibitions causing such property to be Excluded Assets have terminated (howsoever occurring); upon the termination of such prohibitions, the Secured Party will be deemed to automatically have and at all times from and after the date hereof to have had, without the taking of any action or delivery of any instrument, a security interest in such Excluded Assets, and each Debtor agrees to take all actions necessary in the reasonable judgment of the Secured Party, if any, to perfect such security interest.

“Debtor” means, collectively, the Borrower and the Guarantor Debtors.

“Event of Default” means any of the events described in Article VI hereof.

“Excluded Assets” means any contract, agreement, permit or license (together with the Equipment, Fixtures or Goods subject to any such contract, agreement, permit or license) to the extent that such Debtor is validly prohibited from granting a security interest in

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such contract, agreement, permit or license (and the Equipment, Fixtures or Goods subject thereto) pursuant to the terms thereof, but only to the extent that such prohibition is not invalidated under the UCC.

“Governmental Requirement” means any law, statute, code, ordinance, treaty, order, rule, regulation, judgment, ruling, decree, injunction, franchise, permit, certificate, license, authorization, approval or other direction or requirement (including Environmental Laws, the Project Permits, energy regulations, occupational, safety and health standards or controls, taxation laws and Applicable Securities Legislation) of any Governmental Entity.

“Guarantee” shall have the meaning assigned to such term in the Recitals.

“Guarantor Debtors” means, collectively, each Guarantor that is a party to this Agreement from time to time, including, without limitation, URI, Inc., a Delaware corporation, Hydro Resources, Inc., a Delaware corporation, URI Minerals, Inc., a Delaware corporation, Hydro Restoration Corporation, a Delaware corporation, Belt Line Resources, Inc., a Texas corporation, Uranco, Inc., a Delaware corporation, HRI-Churchrock, Inc., a Delaware corporation, URI Neutron Holdings I, Inc., a Delaware corporation, URI Neutron Holdings II, Inc., a Delaware corporation, Neutron Energy, Inc., a Nevada corporation, Cibola Resources LLC, a Delaware limited liability company.

“Indemnified Party” shall have the meaning assigned to such term in Section 8.11.

“Lien” means, as to any Person, any mortgage, deed of trust, debenture, lien, pledge, charge, security interest, hypothecation, indenture, preferential right, assignment, option, production payment or other lien, encumbrance or collateral security Instrument in, on or to, or any right or interest, or the title of any vendor, lessor, lender or other secured party to, or interest or title of any Person under any conditional sale or other title retention agreement or capital lease with respect to, any property or asset owned or held by such Person, the signing of any mortgage, deed of trust, pledge, charge, security agreement, hypothecation, indenture, assignment or similar instrument, or the signing or filing of a financing statement, personal property security act filing or other similar Instrument, which names such Person as debtor, or the signing of any security agreement or other similar Instrument authorizing any other party as the secured party thereunder to file any financing statement, personal property security act filing or other similar Instrument.  A Person shall be deemed to be the owner of any assets that it has placed in trust for the benefit of the holders of its indebtedness, which indebtedness is deemed to be extinguished under GAAP but for which such Person remains legally liable, and such trust shall be deemed to be a Lien.

“Loan Agreement” shall have the meaning assigned to such term in the Recitals.

“Losses” shall have the meaning assigned to such term in Section 8.11.

“Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Secured Party may reasonably request.

“Obligations” shall mean the full, punctual and complete observance and performance of all present and future duties, covenants, indebtedness, indemnifications,

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responsibilities and obligations, monetary and otherwise, due to Secured Party under the Loan Agreement, this Agreement or any other Loan Document (extending to all principal amounts, interest, late charges, fees, prepayment fees, early termination fees, costs and all other charges, sums and amounts, as well as all costs and expenses payable by the Credit Parties under the Loan Agreement, this Agreement and any other Loan Document), whether direct or indirect, contingent or noncontingent, matured or unmatured, accrued or not accrued, joint or several, arising as principal, guarantor, surety, accommodation party or otherwise, whether or not now contemplated, whether or not any instrument or agreement relating thereto specifically refers to this Agreement, as well as all renewals, refinancings, consolidations, re-castings and extensions of any of the foregoing.

“Obligor” shall mean individually and collectively, each Debtor and each endorser, guarantor and surety of the Obligations; any person who is primarily or secondarily liable for the repayment of the Obligations, or any portion thereof; and any person who has granted security for the repayment of any of the Obligations.

“Repayment Account” shall have the meaning assigned to such term in Section 7.1(g).

“Secured Party” shall have the meaning assigned to such term in the Preamble hereof.

“Subsidiary” means, in respect of any Person at any date, (i) any corporation, company, limited liability company, association or other business entity of which securities, membership interests or other ownership interests representing fifty percent (50%) or more of the voting power of all equity interests are owned or held, directly or indirectly, by such Person, (ii) any partnership, limited liability company or joint venture wherein the general partner, managing partner or operator is, directly or indirectly, such Person, or (iii) any other Person that is otherwise directly or indirectly Controlled by such Person.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in such United States jurisdiction that governs the perfection or priority of the Secured Party’s security interest in any item or portion of the Collateral.

(c)                                  The rules of interpretation specified in the Loan Agreement shall be applicable to this Agreement. Capitalized terms used but not otherwise defined herein that are defined in the Loan Agreement shall have the meanings given to them in the Loan Agreement.

(d)                                 The Secured Party and each Debtor agree that the Schedules hereof and all descriptions of the Collateral contained in the Schedules and all amendments and supplements thereto are and shall at all times remain a part of this Agreement.

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ARTICLE II
GRANT OF SECURITY INTEREST AND OBLIGATIONS

2.1                               Security Interest.

(a)                                 As collateral security for the prompt and complete payment and performance in full of all of the Obligations, each Debtor hereby assigns, pledges and grants to the Secured Party a Lien on and continuing security interest in and to, and pledge and assignment of, all of the right, title and interest of such Debtor in, to and under the Collateral.

(b)                                 From and after the Closing Date, each Debtor shall not permit to become effective in any document creating, governing or providing for any permit, lease, license, contract, instrument, General Intangible or other agreement, a provision that would prohibit the creation of a Lien on such permit, lease, license, contract, instrument, General Intangible or other agreement in favor of the Secured Party without the prior written consent of the Secured Party.

(c)                                  The Secured Party’s security interest shall continually exist until all Obligations have been paid and performed in full.

2.2                               Filings.  Each Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements or other similar filings and amendments thereto covering the Collateral that contain the information required, with respect to each applicable jurisdiction, whether pursuant Article 9 of the UCC or other Governmental Requirements, including (a) whether such Debtor is an organization, the type of organization and any organizational identification number issued to such Debtor, and (b) any financing or continuation statements or other documents or instruments, without the signature of such Debtor where permitted by law.  Each Debtor agrees to provide all information described in the immediately preceding sentence to the Secured Party promptly upon request by the Secured Party. Each Debtor agrees to pay all taxes, fees and costs (including reasonable attorneys’ fees) paid or incurred by the Secured Party in connection with the preparation, filing or recordation thereof.  Each Debtor waives receipt of any such financing statements that are registered by the Secured Party and any confirmation of registration.

ARTICLE III
PERFECTION; FURTHER ASSURANCES

3.1                               Further Assurances and Corrective Instruments.  Each Debtor shall promptly make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered, all such additional things, deeds, assurances, documents, acknowledgments, certificates and instruments and to take such further acts as the Secured Party may in its judgment deem necessary or appropriate, subject to the limitations provided hereunder, to (a) protect, maintain and preserve the Collateral; (b) protect, maintain and preserve the Secured Party’s security interest in the Collateral; and (c) protect, vest in and assure to the Secured Party its rights or remedies hereunder or in any of the Collateral and the perfection and priority of its rights therein, including, without limitation, placing legends on Collateral or on books and records pertaining to Collateral stating that the Secured Party has a security interest therein.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Each Debtor hereby makes the representations and warranties set forth in the Loan Agreement as they relate to the Debtors, the Collateral or to the Loan Documents to which such Debtor is a party, each of which is incorporated herein as if set forth herein, and each Debtor further represents and warrants as follows:

4.1                               State of Incorporation, Legal Name and Identification Number.  Each Debtor’s name as it appears in official filings in the state of organization, all prior names of such Debtor during the past five years, as they appeared from time to time in official filings in the state of its incorporation or organization, the type of entity of such Debtor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by such Debtor’s state of organization or a statement that no such number has been issued, such Debtor’s state of organization, the location of such Debtor’s chief executive office, principal place of business, all warehouses, consignees and processors with whom Inventory or other Collateral is stored or located and other premises where Collateral is stored or located (except with respect to Collateral in transit), and the locations of its books and records concerning the Collateral are set forth on Schedule 1 hereto.

4.2                               Filings.  No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents or, with respect to personal property described herein which can be perfected under Article 9 of the UCC by filing a financing statement, the perfection of the security interests granted hereby, except the filings referred to in Schedule 2.

4.3                               No Contravention.  The execution, delivery and performance of this Agreement and the granting of a Lien in favor of the Secured Party pursuant hereto will not violate any requirement of Law or any contractual obligation of any Debtor and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or assets pursuant to any requirement of Law or any such contractual obligation (other than the Liens created by the Loan Documents).

4.4                               Ownership of Property and No Other Liens.  Each Debtor has good title to, or a valid leasehold interest in, all the Collateral, and none of such property is subject to any Lien, claim, option or right of others, except for Permitted Liens. No person other than the Secured Party has control or possession of all or any part of the Collateral, except as permitted by the Loan Agreement.

4.5                               Valid Security Interest.  This Agreement creates, in favor of the Secured Party, a valid security interest in the Collateral, subject only to Permitted Liens, securing the payment and performance of the Obligations.  Upon the making of the filings described in Section 2.2 and the filing of any continuation statements required by the UCC, the Secured Party will have and will continue to have as security for the Obligations a valid and perfected Lien to the extent a Lien can be perfected thereby, with the Agreed Priority, on all the Collateral which may be perfected by filing UCC financing statements, free of all other Liens, claims and rights of third

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parties whatsoever, except for Permitted Liens.  Except for the filing of UCC financing statements and the delivery of the certificates and other instruments provided in Section 3.1 and Section 5.5, and the execution of any control agreements, no action is necessary to create, perfect or protect the security interests created in the Collateral.  Without limiting the generality of the foregoing, except for the filing of said financing statements, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for (a) the execution, delivery and performance of this Agreement, (b) the creation or perfection of the Security Interests created hereunder in the Collateral or (c) the enforcement of the rights of the Secured Party hereunder.  If any, all required consents (including, without limitation, from stockholders or creditors of any Debtor) necessary for such Debtor to enter into and perform its obligations hereunder have been obtained.

4.6                               No Transfer of Collateral.  Except as permitted by the Loan Agreement, each Debtor shall not sell, offer to sell, dispose of, convey, assign or otherwise transfer, or grant any option with respect to, restrict, or grant, create, permit or suffer to exist any Lien on, any of the Collateral pledged by it hereunder or any interest therein except for the Permitted Liens.

4.7                               Commercial Purpose.  This Agreement and the transactions contemplated by the Loan Documents do not constitute a “consumer transaction” as defined in the UCC. None of the Collateral was or will be purchased or held primarily for personal, family or household purposes and no Deposit Account is used primarily for personal, family or household purposes.

4.8                               Patents, Trademarks, etc.  Each Debtor owns, possesses or has the right to use all necessary patents, patent rights, licenses, trademarks, trade names, trade name rights, copyrights and franchises to conduct its business, without any known conflict with any patent, patent right, license, trademark, trademark rights, trade name right, trade name, copyright or franchise right of any other person.  As of the date hereof, each Debtor does not have any interest in, or title to, any patent, trademark or registered copyright.

4.9                               Consents, etc.  During the occurrence and continuation of an Event of Default, in the event that the Secured Party desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Entity or any other person therefor, then, upon the reasonable request of the Secured Party, each Debtor agrees to use its best efforts to assist and aid the Secured Party to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

4.10                        Financing Statements and Other Filings; Maintenance of Perfected Security Interest.  Each Debtor represents and warrants that all financing statements, agreements, instruments and other documents necessary to perfect the pledge and security interest granted by it to the Secured Party in respect of the Collateral, which may be perfected by filing a UCC financing statement, have been delivered to the Secured Party in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office necessary for the perfection of such interest.  Each Debtor agrees that at the sole cost and expense of such Debtor, such Debtor will take all actions necessary and otherwise cooperate with Secured Party to maintain the security interest created by this Agreement in the Collateral as a

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perfected security interest, with the Agreed Priority, to the extent required hereunder.

4.11                        Recitals.  The Recitals are true and correct in all respects.

ARTICLE V
COVENANTS

Each Debtor covenants and agrees with the Secured Party that, until the security interest created herein is discharged, each Debtor will perform and fulfill each of the affirmative and negative covenants in the Loan Agreement applicable to the Borrower and each Debtor and each of the following:

5.1                               Conferences with Officers and Others.  At all reasonable times during normal business hours and from time to time, on reasonable notice, each Debtor will permit the Secured Party, its agents, advisors and representatives to (a) access all of such Debtor’s properties and facilities, (b) discuss such Debtor’s business, affairs, finances and accounts with any officers, managers and employees of such Debtor, and (c) review, inspect and audit the Collateral, wherever located, and each Debtor shall pay all reasonable costs of such activities described in (a), (b) and (c), in each case in accordance with the procedures for inspection set forth in the Loan Agreement.

5.2                               Defend Collateral.  Except for Permitted Liens, each Debtor will maintain the Liens and security interests provided for hereunder as valid and perfected Liens, each with the Agreed Priority, and security interests in the Collateral in favor of the Secured Party until this Agreement and the security interests hereunder shall be terminated pursuant hereto.  Each Debtor hereby agrees to (a) promptly pay when due all transportation, storage, warehousing, mechanics, materialmen, construction, maintenance and other such charges, fees, expenses or amounts affecting or arising out of or relating to the Collateral which, if unpaid, might become a lien thereon, except to the extent diligently disputed by any Debtor in good faith and pursuant to appropriate procedures; and (b) use commercially reasonable efforts to defend the Collateral against the claims of any and all Persons and entities except for Permitted Liens.

5.3                               Maintain Name and Jurisdiction.  Each Debtor shall not: (a) change its legal name, identity, type of organization or organizational structure without the prior written consent of the Secured Party, which consent will not be unreasonably withheld; (b) change the location of its chief executive office or its principal place of business; (c) change its federal taxpayer identification number or organizational identification number (if any); or (d) change its jurisdiction of organization (including by merger, reorganization, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction).

5.4                               Insurance.  Each Debtor will maintain comprehensive casualty insurance on the Collateral as required pursuant to Section 7.5 of the Loan Agreement. Each Debtor hereby assigns to the Secured Party and grants to the Secured Party a security interest in any and all proceeds of such policies and authorizes and empowers the Secured Party, after the occurrence and during the continuance of an Event of Default, to adjust or compromise any loss under such policies and to collect and receive all such proceeds.  Each Debtor hereby authorizes and directs each insurance company to pay all such proceeds directly and solely to the Secured Party and not

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to such Debtor and the Secured Party jointly, effective upon the occurrence and during the continuance of an Event of Default.  Effective upon the occurrence and during the continuance of an Event of Default, each Debtor authorizes and empowers the Secured Party to execute and endorse in such Debtor’s name all proofs of loss, drafts, checks and any other documents or instruments necessary to accomplish such collection, and any persons making payments to the Secured Party under the terms of this paragraph are hereby relieved absolutely from any obligation or responsibility to see to the application of any sums so paid.  After deduction from any such proceeds of all costs and expenses (including attorneys’ fees) incurred by the Secured Party in the collection and handling of such proceeds, the net proceeds shall be applied as follows.  If no Event of Default shall have occurred and be continuing, such net proceeds may be applied either toward replacing or restoring the Collateral (at such Debtor’s option), in a manner and on terms satisfactory to the Secured Party, or as a credit against such of the Obligations, whether matured or unmatured, as the Secured Party shall determine in the Secured Party’s sole (but reasonable) discretion.  In the event that such Debtor may and does elect to replace or restore as aforesaid, then such net proceeds shall be deposited in a segregated account of such Debtor at a bank acceptable to such Debtor and the Secured Party subject to the sole order of the Secured Party and shall be disbursed therefrom by the Secured Party in such manner and at such times as the Secured Party deems appropriate to complete such replacement or restoration; provided, however, that if an Event of Default shall occur and continue at any time before or after replacement or restoration has commenced, then thereupon the Secured Party shall have the option to apply all remaining net proceeds either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to the Secured Party, or as a credit against such of the Obligations, whether matured or unmatured, as the Secured Party shall determine in the Secured Party’s sole discretion.  If an Event of Default shall have occurred prior to such deposit of the net proceeds and so long as an Event of Default is continuing, then the Secured Party may, in its sole discretion, apply such net proceeds either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to the Secured Party, or as a credit against such of the Obligations, whether matured or unmatured, as the Secured Party shall determine in the Secured Party’s sole discretion.

5.5                               Provision of Documents; Additional Collateral Security.  Whenever required by the Secured Party, each Debtor shall, and shall cause the other Credit Parties to: (a) cooperate with the Secured Party to promptly obtain and keep in effect one or more control agreements in Deposit Account, Electronic Chattel Paper, Investment Property and Letter-of-Credit Rights Collateral; (b) deliver or cause to be delivered to the Secured Party any and all certificates and other instruments representing or evidencing any Collateral that is Investment Property, together with all Necessary Endorsements; (c) identify and inform the Secured Party with respect to each Deposit Account of such Debtor and each other Credit Party and enter into a control agreement with respect thereto; and (d) promptly deliver to the Secured Party, with all endorsements and/or assignments required by the Secured Party, all Instruments, Chattel Paper, guaranties and the like held received by such Debtor constituting, evidencing or relating to any of the Collateral or proceeds of any of the Collateral.  In the event that the Secured Party requires a control account agreement with respect to a Deposit Account to be obtained, each Debtor shall use its best efforts to obtain such agreements within 30 days of the Secured Party’s request.  In the event that any consent, authorization or other form of approval is required to be obtained in connection with the granting of any additional security, each Debtor shall, and shall cause each other applicable Credit Party, to use its commercially reasonable efforts to obtain, or cause to be obtained, any

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such consent, authorization or approval.

5.6                               Notice of Event of Default.  Each Debtor shall immediately, and in any event within three (3) Business Days, notify the Secured Party in writing of the occurrence of any Event of Default or any event or existing condition which, with the giving of notice and/or the lapse of time, could constitute an Event of Default.

5.7                               Loan Document Covenants. Each Debtor will perform and fulfill each of the covenants in the Loan Documents that is applicable to such Debtor.

ARTICLE VI
EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

6.1                               Occurrence of an Event of Default.  An “event of default” (howsoever defined) shall occur under the Loan Agreement.

ARTICLE VII
RIGHTS AND REMEDIES

7.1                               Rights and Remedies of the Secured Party.  Upon and after the occurrence and during the continuance of an Event of Default, the Secured Party may, without notice or demand, exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to the rights and remedies available to the Secured Party under the other Loan Documents, the rights and remedies of a secured party under the UCC and all other rights and remedies available to the Secured Party under applicable Governmental Requirements, whether at law or in equity, all such rights and remedies being available to the Secured Party and being cumulative and enforceable alternatively, successively or concurrently:

(a)                                 Declare all Obligations to be immediately due and payable and the same shall thereupon become immediately due and payable without presentment, demand for payment, protest or notice of any kind, all of which are hereby expressly waived.

(b)                                 Institute any proceeding or proceedings to exercise any remedy and to enforce the Obligations and any Liens of the Secured Party.

(c)                                  Take possession of the Collateral, and for that purpose, so far as such Debtor may give authority therefor, enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom without any liability for suit, action or other proceeding, each Debtor HEREBY WAIVING ANY AND ALL RIGHTS TO PRIOR NOTICE AND TO JUDICIAL HEARING WITH RESPECT TO REPOSSESSION OF COLLATERAL, and require each Debtor, at such Debtor’s expense, to assemble and deliver the Collateral to such place or places as the Secured Party may designate.

(d)                                 Without notice, except as specified below, sell, resell, assign and deliver or grant a license to use or otherwise dispose of the Collateral or any part thereof, in one or more

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parcels, at one or more sales, at public or private sale, at the Secured Party’s office or such other place or places, for cash, on credit, for future delivery, or any other consideration, and upon such other terms and conditions, as the Secured Party may deem commercially reasonable.  The Secured Party’s compliance with any applicable state or federal law in the conduct of such sale, its disclaimer of any warranties relating to any Collateral, and its compliance with the terms and conditions for sale of Collateral set forth herein shall not, in any event, be considered to adversely affect the commercial reasonableness of such sale.

(e)                                  If the Secured Party in good faith believes that any Governmental Requirement prohibits or restricts the customary manner of sale or distribution of any of the Collateral, or if the Secured Party determines that there is any other restraint, restriction or limitation limiting the sale or distribution of any such property, the Secured Party may sell such property privately or in any other manner that it deems advisable at such price or prices as it determines in its sole discretion and without liability whatsoever to the Debtors in connection therewith.  Each Debtor recognizes and agrees that such prohibition or restriction may cause such property to have less value that it otherwise would have and that, consequently, such sale or disposition by the Secured Party may result in a lower sales price than if the sale were otherwise held.

(f)                                   Occupy any premises owned or leased by any Debtor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate its rights and remedies hereunder or under applicable law, without obligation to such Debtor in respect of such occupation, including, without limitation, without obligation to pay rent.

(g)                                  Operate, manage and control the Collateral (including use of the Collateral and any other property or assets of any Debtor in order to continue or complete performance of such Debtor’s obligations under any contracts or agreements of such Debtor), or permit the Collateral or any portion thereof to remain idle or store the same, and collect all rents and revenues therefrom.

(h)                                 Without notice to any Debtor, any such notice being expressly waived by each Debtor, to set-off and appropriate and apply any and all deposits, in any currency or form, and any other credits, indebtedness or claims, in any currency or form, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Secured Party to or for the credit or the account of any Debtor, or any part thereof, against and on account of the obligations and liabilities of each Debtor to the Secured Party hereunder, whether arising hereunder, under the Loan Agreement, any other Loan Document or otherwise, as the Secured Party may elect in its sole discretion, whether or not the Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The Secured Party shall notify such Debtor of any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Secured Party to set-off and appropriate are in addition to the other rights and remedies which the Secured Party may have hereunder, under any other Loan Document, or at law or in equity.

(i)                                     To enforce each Debtor’s rights against account debtors and other parties obligated on Collateral, including, but not limited to, the right to: (i) notify and/or require each

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Debtor to notify any or all account debtors and other parties obligated on Collateral to make payments directly to the Secured Party or in care of a post office lock box under the sole control of the Secured Party established at such Debtor’s expense subject to the Secured Party’s customary arrangements and charges therefor, and to take any or all action with respect to Collateral as the Secured Party shall determine in its sole discretion, including, without limitation, the right to demand, collect, sue for and receive any money or property at any time due, payable or receivable on account thereof, compromise and settle with any Person liable thereon, and extend the time of payment or otherwise change the terms thereof, without incurring liability or responsibility to such Debtor; (ii) require each Debtor to segregate and hold in trust for the Secured Party and, on the day of such Debtor’s receipt thereof, transmit to the Secured Party in the exact form received by such Debtor (except for such assignments and endorsements as may be required by the Secured Party), all cash, checks, drafts, money orders and other items of payment constituting Collateral or proceeds of Collateral; and/or (iii) establish and maintain at the Secured Party a “Repayment Account,” which shall be under the exclusive control of and subject to the sole order of the Secured Party and which shall be subject to the imposition of such customary charges as are imposed by the Secured Party from time to time upon such accounts, for the deposit of cash, checks, drafts, money orders and other items of payments constituting Collateral or proceeds of Collateral from which the Secured Party may, in its sole discretion, at any time and from time to time, withdraw all or any part and apply the same to the payment of the Obligations.  The Secured Party’s collection and enforcement of Collateral against account debtors and other persons obligated thereon shall be deemed to be commercially reasonable if the Secured Party exercises the care and follows the procedures that the Secured Party generally applies to the collection of obligations owed to the Secured Party.  All cash and non-cash proceeds of the Collateral shall be applied by the Secured Party upon the Secured Party’s actual receipt of cash proceeds against the Obligations, matured or unmatured, in such order as the Secured Party shall determine in the Secured Party’s sole discretion.

(j)                                    It shall not be necessary for the Secured Party to have physically present or constructively in its possession any of the Collateral at any foreclosure sale, and the Secured Party shall deliver to the purchasers at such sale on the date of sale the Collateral purchased by such purchasers at such sale, and if it should be impossible or impracticable for any of such purchasers to take actual delivery of the Collateral, then the title and right of possession to the Collateral shall pass to the purchaser at such sale as completely as if the same had been actually present and delivered.

(k)                                 Recitals contained in any conveyance to any purchaser at any sale made pursuant to this Agreement will conclusively establish the truth and accuracy of the matters stated therein, including, without limitation, nonpayment of unpaid sums, the amount of unpaid sums, that the written instruments constituting part or all of the Obligations have become due and payable, nonpayment of any Obligation, or advertisement and conduct of the sale in the manner provided herein.  Each Debtor ratifies and confirms all legal acts that the Secured Party may do in carrying out the provisions of this Agreement.

7.2                               Notice of Disposition of Collateral and Disclaimer of Warranties.  It is mutually agreed that commercial reasonableness and good faith require the Secured Party to give any Debtor no more than ten (10) days prior written notice of the time and place of any public disposition of Collateral or of the time after which any private disposition or any other intended

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disposition is to be made.  It is mutually agreed that it is commercially reasonable for the Secured Party to disclaim all warranties which arise with respect to the disposition of the Collateral.

7.3                               Secured Party as Purchaser.  The Secured Party will have the right to become the purchaser at any foreclosure sale, and it will have the right to credit upon the amount of the bid the amount payable to it out of the net proceeds of sale.  Upon compliance with the terms of any sale, the Secured Party may receive, hold, retain, possess and dispose of such property in its own absolute right without further accountability.

7.4                               Retention of Collateral.  In addition to the rights and remedies hereunder, the Secured Party may retain all or a portion of the Collateral in satisfaction of the Obligations but only after providing the notices required by Sections 9-620 and 9-621 (or similar provision) of the UCC (or any successor sections of the UCC) and otherwise complying with the requirements of applicable law of the relevant jurisdiction.  Unless and until the Secured Party shall have provided such notices and complied with all applicable legal requirements, however, the Secured Party shall not be deemed to have retained any Collateral in satisfaction of any Obligations for any reason.

7.5                               Postponement; Restoration of Rights.  In the event that the Secured Party shall have instituted any sale or any other proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Loan Document, whether by judicial or non-judicial foreclosure, sale, entry or otherwise, the Secured Party may postpone, delay, reschedule, adjourn, discontinue or abandon such sale or proceeding at any time for any reason, in which case all rights and remedies of the Secured Party are maintained and preserved, and in every such case, each Debtor and the Secured Party shall be restored to their respective former positions and rights with respect to the Collateral, and all rights, remedies, privileges and powers of the Secured Party shall continue in full force and effect.  The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  No postponement, delay, rescheduling, adjournment, discontinuance or abandonment, or other act, delay, forbearance, omission or course of dealing with respect to any Debtor or the Collateral, will constitute, or shall be deemed to constitute, a waiver of, or a limitation on, Secured Party’s rights or remedies hereunder or under applicable law.

7.6                               Deficiency.  Subject to applicable law, each Debtor will remain liable for any deficiency owing to the Secured Party after application of the net proceeds of any foreclosure sale.

7.7                               Waiver.  To the extent permitted by applicable law, each Debtor waives all claims, damages and demands it may acquire against Secured Party arising out of the exercise by it of any rights or remedies under this Agreement or any other Loan Document.  Each Debtor hereby waives and releases to the fullest extent permitted by applicable law any right or equity of redemption with respect to the Collateral, whether before or after sale pursuant to this Agreement.

7.8                               Reinstatement.  To the extent that any payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside,

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defeased or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any debtor relief law, common law or equitable cause or any other Governmental Requirement, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by the Secured Party and the Liens created by this Agreement shall be revived automatically without any action on the part of any party hereto and shall continue as if such payment had not been received by the Secured Party.

ARTICLE VIII
MISCELLANEOUS

8.1                               Care of Collateral.  Each Debtor shall have all risk of loss of the Collateral.  The Secured Party shall have no liability or duty, either before or after the occurrence of an Event of Default, on account of loss of or damage to, to collect or enforce any of its rights against, the Collateral, to collect any income accruing on the Collateral, or to preserve rights against account debtors or other parties with prior interests in the Collateral.  The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if it accords such Collateral treatment substantially equal to the safekeeping that it accords its own property of like kind. If the Secured Party actually receives any notices requiring action with respect to Collateral in the Secured Party’s possession, the Secured Party shall take reasonable steps to forward such notices to the Debtors.  Each Debtor is responsible for responding to notices concerning the Collateral, voting the Collateral, and exercising rights and options, calls and conversions of the Collateral; the Secured Party’s sole responsibility with respect thereto is to take such action as is reasonably requested by such Debtor in writing; provided, however, the Secured Party is not responsible to take any action that, in the Secured Party’s sole judgment, would adversely affect the value of the Collateral as security for the Obligations.  While the Secured Party is not required to take any actions with respect to the Collateral, if action is needed, in the Secured Party’s sole discretion, to preserve and maintain the Collateral, each Debtor authorizes the Secured Party to take such actions, but the Secured Party is not obligated to do so.

8.2                               Secured Party May Perform; Secured Party Appointed Attorney-in-Fact.

(a)                                 If any Debtor shall fail to perform any covenants contained in this Agreement or any other Loan Document (including such Debtor’s covenants to (i) pay the premiums in respect of all required insurance policies, (ii) pay and discharge any taxes, assessments and special assessments, levies, fees and governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Collateral, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of any Debtor under any Collateral) or if any representation or warranty on the part of any Debtor contained herein shall be breached, the Secured Party may (but shall not be obligated to) advance funds on behalf of such Debtor in order to insure such Debtor’s compliance with any covenant in this Agreement or any other Loan Document; provided, however, that, the Secured Party shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which any Debtor fails to pay or perform as and when required hereby and which such Debtor does not contest in good faith.  Any and all

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amounts so expended by the Secured Party shall be paid by each Debtor and shall become part of the Obligations.  Neither the provisions of this Section 8.2 nor any action taken by the Secured Party pursuant to the provisions of this Section 8.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default.

(b)                                 Each Debtor hereby appoints the Secured Party as its attorney-in-fact, with full power and authority in the place and stead of each Debtor and in the name of such Debtor, or otherwise, from time to time during the continuation of an Event of Default, in the Secured Party’s discretion, to take any action and to execute any instrument, document or agreement consistent with the terms of the Loan Agreement, this Agreement and the other Loan Documents which the Secured Party may deem necessary or advisable to accomplish the purposes hereof (but the Secured Party shall not be obligated to and shall have no liability to any Debtor or any third party for failure to so do or take action).  The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof.  Each Debtor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

8.3                               Applications of Payments and Collateral.  Except as may be otherwise specifically provided in the Loan Agreement, all Collateral and proceeds of Collateral coming into the Secured Party’s possession after the occurrence and during the continuance of an Event of Default and all payments made by any Debtor may be applied by the Secured Party to any of the Obligations, whether matured or unmatured, as the Secured Party shall determine in its sole but reasonable discretion in accordance with the terms of the other Loan Documents.  The Secured Party may defer the application of non-cash proceeds of Collateral, including, but not limited to, non-cash proceeds collected pursuant hereto, to the Obligations until cash proceeds are actually received by the Secured Party.

8.4                               Termination; Release.  Upon (a) the complete payment in full in cash and performance in full of the Obligations (other than contingent Obligations for which no claim has been made and Obligations related to any Directed Advance), and (b) such time as there exists no Commitment by the Secured Party under the Loan Agreement, this Agreement shall be automatically terminated, the security interest in the Collateral shall be released, and the Secured Party shall execute and deliver such releases and discharges of the security interests created hereby as any Debtor may reasonably request in writing, the cost and expense of which shall be paid by each Debtor. Upon any sale, transfer or other disposition by a Debtor of Collateral that is permitted under the Loan Agreement (other than to another Debtor), or upon the effectiveness of any written consent to the release of security interest granted hereby in any Collateral in accordance with the Loan Agreement, the security interest of the Secured Party in such Collateral and any other security interests granted hereby in such Collateral (but not in any proceeds arising from such sale, transfer or other disposition of Collateral) shall be automatically released, and Secured Party shall execute and deliver such releases and discharges of such security interests as the Debtor may reasonably request in writing, the cost and expense of which shall be paid by the Debtor.

8.5                               Modification in Writing.  No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Debtor therefrom,

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shall be effective unless the same shall be made in accordance with the terms of the Loan Agreement and unless in writing and signed by the Secured Party.  Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Debtor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement or the Loan Documents, no notice to or demand on any Debtor in any case shall entitle such Debtor to any other or further notice or demand in similar or other circumstances.

8.6                               Notices.  All notices, demands, and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered if personally delivered by hand, (ii) when received if sent by a nationally recognized overnight courier service (receipt requested), (iii) three (3) Business Days after being mailed, if sent by first class mail, return receipt requested, or (iv) on the Business Day following transmission, if sent by facsimile, telecopy, electronic mail or other electronic transmission device.  Notices, demands, and communications to the parties will, unless another address is specified in writing, be sent to the address indicated below:

If to any Debtor:

Uranium Resources, Inc.

6950 S. Potomac Street, Suite 300

Centennial, Colorado 80112

Attention:  Jeffrey L. Vigil

Phone:  (303) 531-0473

Facsimile:  (303) 531-0519

E-Mail:  jvigil@uraniumresources.com

If to the Secured Party:

Resource Capital Fund V L.P.

1400 Sixteenth Street, Suite 200

Denver, Colorado 80202

Attention:  Catherine J. Boggs

Facsimile:  (720) 946-1450

E-Mail: cjb@rcflp.com

8.7                               Merger and Integration.  This Agreement and the other Loan Documents contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein or in the other Loan Documents shall be valid or binding.

8.8                               No Waiver; Cumulative Remedies.

(a)                                 No failure on the part of the Secured Party to exercise, no course of dealing with respect to, and no delay on the part of the Secured Party in exercising, any right,

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power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.  All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

(b)                                 In the event that the Secured Party shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued, adjourned, postponed or abandoned for any reason, then and in every such case, each Debtor and Secured Party shall be restored to its respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies, privileges and powers of the Secured Party shall continue as if no such proceeding had been instituted.

8.9                               Waivers by each Debtor. Each Debtor hereby waives, to the extent the same may be waived under applicable law: (a) notice of acceptance of this Agreement; (b) all claims, causes of action and rights of any Debtor against the Secured Party on account of actions taken or not taken by the Secured Party in the exercise of the Secured Party’s rights or remedies hereunder, under the Loan Documents or under applicable law; (c) all claims of any Debtor for failure of the Secured Party to comply with any requirement of applicable law relating to enforcement of the Secured Party’s rights or remedies hereunder, under the Loan Documents or under applicable law; (d) all rights of redemption of any Debtor with respect to the Collateral; (e) in the event the Secured Party seeks to repossess any or all of the Collateral by judicial proceedings, any bond(s) or demand(s) for possession which otherwise may be necessary or required; (f) presentment, demand for payment, protest and notice of non-payment and all exemptions; (g) any and all other notices or demands which by applicable law must be given to or made upon any Debtor by the Secured Party; (h) settlement, compromise or release of the obligations of any one or more Persons primarily or secondarily liable upon any of the Obligations; (i) all rights of any Debtor to demand that the Secured Party release account debtors from further obligation to the Secured Party; and (j) substitution, impairment, exchange or release of any Collateral for any of the Obligations.  Each Debtor agrees that the Secured Party may exercise any or all of its rights and/or remedies hereunder, under the Loan Documents and under applicable Governmental Requirements, from time to time, in any order, against any Debtor, alternatively, successively or concurrently, without resorting to and without regard to any Collateral or sources of liability with respect to any of the Obligations.

8.10                        Expenses. Each Debtor agrees to pay to the Secured Party on demand the amount of all costs and expenses paid or incurred by the Secured Party (including the fees and expenses of its counsel) in connection with the negotiation, preparation, delivery, amendment, modification, waiver, enforcement or administration of this Agreement and the Loan Documents and all documents and instruments referred to herein and all costs and expenses paid or incurred by the Secured Party in connection with the filing or recordation of all financing statements and instruments as may be required by the Secured Party at the time of, or subsequent to, the execution of this Agreement, including, without limitation, all documentary stamps, recordation and transfer taxes and other costs and taxes incident to recordation of any document or instrument in connection herewith, together with interest on all such amounts at the rate and calculated in the manner provided in the Loan Agreement.  Each Debtor agrees to save harmless

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and indemnify the Secured Party from and against any liability resulting from the failure to pay any required documentary stamps, recordation and transfer taxes, recording costs or any other costs or expenses incurred or paid by the Secured Party in connection with this Agreement and the other Loan Documents.  The provisions of this Section 8.10 shall survive the termination of this Agreement and the Secured Party’s security interest hereunder and the payment of all other Obligations.

8.11                        Indemnification.  Each Debtor jointly and severally agrees that the Secured Party and certain other persons are entitled to indemnification as provided for and in accordance with Section 11.5 of the Loan Agreement.  The obligations of each Debtor under this paragraph shall survive the payment in full of the Loan Agreement and the other Loan Documents and the termination or release of this Agreement.

8.12                        Obligations Absolute.  All obligations of each Debtor hereunder shall be absolute and unconditional irrespective of:

(a)                                 any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Credit Party;

(b)                                 any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

(c)                                  any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of, supplement to or any consent to any departure from the Loan Agreement or any other Loan Document, or any renewal or restatement of the Loan Agreement or any other Loan Document or any amount owing thereunder, or any other agreement or instrument relating thereto, including, without limitation, any increase in the Obligations.

(d)                                 any taking, exchange, release or non-perfection of any other collateral, or any taking, release, amendment or waiver of or consent to departure from any guarantee, surety or support agreement for all or any of the Obligations;

(e)                                  any manner of application of collateral or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of any principal, guarantor or surety;

(f)                                   any change, restructuring or termination of the corporate or company structure or existence of any Debtor or any affiliate thereof;

(g)                                  whether such Debtor’s liability is joint, several, or joint and several, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Credit Parties, without preference or distinction among them;

(h)                                 whether such Debtor’s liability is as a borrower, maker, acceptor, guarantor, surety, accommodation party or otherwise, it being the intention of the parties hereto that each Credit Party is liable for the Obligations as a primary obligor, independent of the liability or obligations of any other Credit Party;

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(i)                                     any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Loan Agreement or any other Loan Document, with respect to such Debtor or any other Credit Party, except as specifically set forth in a waiver granted pursuant to the provisions of Section 8.5 hereof; or

(j)                                    any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Debtor or any affiliate of such Debtor, any other Person liable for the Obligations or a third party guarantor or grantor of a security interest.

8.13                        Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of each Debtor, the Secured Party and their respective successors and assigns.  Each Debtor shall not have the right to assign any of its rights or obligations hereunder or any interest herein or in any other Loan Document without the prior written consent of the Secured Party. The Secured Party shall not have the right to assign any of its rights or obligations hereunder or any interest herein or in any other Loan Document without the prior written consent of the Borrower, not to be unreasonably withheld or conditioned, except that, subject to Governmental Requirements, the Secured Party may, at any time, without the consent of the Borrower, assign to its respective successors and Affiliates all or any part of this Agreement, and, to the extent of such assignment, such assignee shall have the same obligations, rights and benefits with respect to each Debtor as it would have had if it were the Secured Party hereunder.

8.14                        Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO, NOT INCLUDING THE CONFLICTS OF LAW AND CHOICE OF LAW PROVISIONS THEREOF.

8.15                        Waiver of Jury Trial.  EACH DEBTOR HEREBY (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (b) WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE SECURED PARTY AND ANY DEBTOR MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS, OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO THE DEBTOR-CREDITOR RELATIONSHIP BETWEEN THE PARTIES.  IT IS UNDERSTOOD AND AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.  THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH DEBTOR AND EACH DEBTOR HEREBY AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  THE SECURED PARTY IS HEREBY AUTHORIZED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND ANY DEBTOR AND THE SECURED PARTY, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY.  EACH DEBTOR REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED

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IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND/OR THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

8.16                        Execution in Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  This Agreement may be validly executed and delivered by facsimile, portable document format (.pdf) or other electronic transmission, and a signature by facsimile, portable document format (.pdf) or other electronic transmission shall be as effective and binding as delivery of a manually executed original signature.

8.17                        Severability of Provisions.  If any provision hereof is determined to be ineffective or unenforceable for any reason, the remaining provisions hereof shall remain in effect, binding on the parties and enforceable at the election of the Secured Party in its sole discretion.

8.18                        Survival.  All covenants, agreements, representations and warranties made hereunder or made in connection with this Agreement and the other Loan Documents shall survive the execution and delivery of this Agreement, and shall continue in full force and effect until the security interest created herein is discharged.

8.19                        Further Assurances.  Each Debtor shall execute, acknowledge and deliver to the Secured Party such other and further documents, agreements, certificates and instruments and do or cause to be done such other acts and things as the Secured Party determines to be necessary or desirable to effect the intent of the parties to this Agreement or otherwise to protect the rights and interests of the Secured Party hereunder, promptly upon request by the Secured Party, including the execution and delivery of any and all documents, agreements, certificates and instruments which are necessary or advisable to create, protect, preserve, maintain or perfect the Liens on the Collateral, with the Agreed Priority.

8.20                        Joint and Several Liability.  The Borrower and the Guarantor Debtors are engaged in related businesses and are integrated to such an extent that the financial strength and flexibility of each such party has a direct, tangible and immediate impact on the success of the other parties.  The Borrower and the Guarantor Debtors will derive substantial and immediate direct and indirect benefit from the Loan Agreement, the Loan Documents and the transactions entered into in connection therewith, and each Debtor will receive reasonably equivalent value in return for providing its Guarantee and this Agreement.  Each Debtor expressly waives any right to revoke, terminate or suspend this Agreement and acknowledges that it entered into such Agreement in contemplation of the benefits that it would receive from the Loan Agreement and the other Loan Documents.

8.21                        Acknowledgments.  Each Debtor hereby represents, warrants, confirms and acknowledges that:

(a)                                 such Debtor and each Credit Party have consulted and been advised by its own legal counsel in the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents, and such Debtor and each Credit Party are each responsible for making its own

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independent judgment with respect to such transactions and the process leading thereto;

(b)                                 this Agreement and the other Loan Documents shall not be construed against any party or more favourably in favour of any party based upon which party drafted the same, it being agreed and acknowledged that all parties contributed substantially to the negotiation and preparation of this Agreement and the other Loan Documents;

(c)                                  the Secured Party has no fiduciary relationship with or duty to any Debtor or any other Credit Party arising out of, as a result of, or in connection with this Agreement or any other Loan Document, and the relationship between the Secured Party, on one hand, and each Debtor and the other Credit Parties, on the other hand, in connection with this Agreement, the Loan Documents and the transactions contemplated hereby and thereby is solely that of creditor and debtor;

(d)                                 neither this Agreement nor any other Loan Document to which any Credit Party and the Secured Party is a party creates a joint venture, partnership, agency relationship or fiduciary duty, and no joint venture, partnership, agency relationship or fiduciary duty shall be deemed to exist; and

(e)                                  neither any Debtor nor any other Credit Party will claim that the Secured Party has rendered advisory services of any nature or respect to, or owes a fiduciary or similar duty to, any Debtor or any Credit Party in connection with this Agreement, the other Loan Documents or the process leading thereto.

[Remainder of this page intentionally blank]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Security Agreement as of the date first above written.

DEBTOR:

URANIUM RESOURCES, INC.
a Delaware corporation

By:
Name:
Its:

URI, INC.
a Delaware corporation

By:
Name:
Its:

HYDRO RESOURCES, INC.
a Delaware corporation

By:
Name:
Its:

URI MINERALS, INC.
a Delaware corporation

By:
Name:
Its:

[Security Agreement Signature Page]

HYDRO RESTORATION CORPORATION
a Delaware corporation

By:
Name:
Its:

BELT LINE RESOURCES, INC.
a Texas corporation

By:
Name:
Its:

URANCO, INC.
a Delaware corporation

By:
Name:
Its:

HRI-CHURCHROCK, INC.
a Delaware corporation

By:
Name:
Its:

URI NEUTRON HOLDINGS I, INC.
a Delaware corporation

By:
Name:
Its:

[Security Agreement Signature Page]

URI NEUTRON HOLDINGS II, INC.
a Delaware corporation

By:
Name:
Its:

NEUTRON ENERGY, INC.
a Nevada corporation

By:
Name:
Its:

CIBOLA RESOURCES LLC
a Delaware limited liability company

By:
Name:
Its:

SECURED PARTY:

RESOURCE CAPITAL FUND V L.P.

By:	Resource Capital Associates V L.P.,
General Partner
By:	RCA V GP Ltd.,
General Partner

By:
Catherine J. Boggs,
General Counsel

[Security Agreement Signature Page]

EXHIBIT D

FORM OF

PLEDGE, SECURITY AND SUBORDINATION AGREEMENT

This PLEDGE, SECURITY AND SUBORDINATION AGREEMENT (as amended, modified, supplemented or restated from time to time, the “Agreement”), dated as of [•], 2013, is by [CREDIT PARTY], a [corporation/limited liability company/joint venture/limited partnership] organized and existing under the laws of the State of [•], as pledgor (together with any successors in such capacity, the “Pledgor”) in favor and for the benefit of RESOURCE CAPITAL FUND V L.P. (the “Secured Party”).

Recitals

A.                                    Pursuant to that certain Loan Agreement dated November 13, 2013 (as amended, modified, supplemented or restated, the “Loan Agreement”), among [Pledgor / Uranium Resources Inc., a corporation organized and existing under the laws of the State of Delaware], as the borrower [(the “Borrower”)], those Subsidiaries of [Borrower / Pledgor] from time to time party thereto, as guarantors (the “Guarantors”), and Secured Party, as lender, the Secured Party has agreed to extend certain loans to the [Borrower / Pledgor].  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

B.                                    [The Pledgor is a [direct / indirect] wholly-owned subsidiary] of the Borrower, and will directly benefit from the loans extended to the Borrower by the Secured Party.  The Pledgor expects to derive benefit from the borrowings under the Loan Agreement and from such financial and other support as the Borrower may in the future provide to the Pledgor.  Pledgor is interested in and will be financially benefited by the business success of the Borrower and has entered into this Agreement and the other Loan Documents for legitimate business purposes.] or if Pledgor is Borrower [The Pledgor is entering into this Agreement to secure its obligations under the Loan Agreement and the other Loan Documents on the terms provided herein.

Agreement

NOW, THEREFORE, the Pledgor and the Secured Party hereby agree as follows:

1.                                      PLEDGE AND GRANT OF SECURITY INTEREST.

(a)                                 For value received, in order to induce the Secured Party to enter into the Loan Agreement and to extend [and maintain] the Loan to the [Borrower / Pledgor], and to secure the payment and performance of all present and future obligations, indebtedness and liabilities of all kinds of the [Borrower / Pledgor] to the Secured Party under the Loan Agreement and the other Loan Documents, hereunder or otherwise, whether incurred by the Pledgor as maker, endorser, drawer, acceptor, guarantor, accommodation party or otherwise, and whether due or to become due, secured or unsecured, absolute or contingent, joint or several, and howsoever and whensoever incurred by the Pledgor or acquired by the Secured Party (collectively referred to as the “Secured Obligations”), the Pledgor hereby pledges and assigns to the Secured Party, grants as security to the Secured Party and places a charge over all of its right, title and interest in and to the following:

i.                                          (a) all of the issued and outstanding shares of the capital stock of (i) the [name of Guarantor] that are owned or controlled by the Pledgor (the “Pledged Subsidiary”), as such shares of capital stock of the Pledged Subsidiary are further described on Schedule 1 hereto, and (b) all other equity interests in the Pledged Subsidiary whether now existing or hereafter acquired and all additional shares of capital stock of the Pledged Subsidiary from time to time received or acquired by the Pledgor by purchase, stock dividend, stock split, distribution or otherwise (all such shares of stock of the Pledged Subsidiary pledged hereunder being referred to collectively as the “Pledged Shares”);

ii.                                       all certificates representing any of the Pledged Shares, whether currently existing or hereafter issued;

iii.                                    except as otherwise provided in Section 5 hereof, any and all dividends, cash, securities, instruments, warrants, options and other property, proceeds and distributions from time to time received, receivable, paid or otherwise distributed in respect of, in substitution for, in addition to or in exchange for, or otherwise evidencing any of the Pledged Shares and all proceeds thereof; and

iv.                                   all Indebtedness of any Subsidiary now or hereafter owed by any such Person to the Pledgor.

(b)                                 The Pledged Shares, the certificates therefor, all dividends, cash, securities, instruments, warrants, options and other property, proceeds and distributions from time to time received, receivable, paid or otherwise distributed in respect of, in substitution for, in addition to or in exchange for or evidencing any of the Pledged Shares and all proceeds thereof together with all other property, rights and interests described in this Section 1, whether now existing or hereafter acquired, obtained or created, are referred to herein collectively as the “Collateral.”

2.                                      DELIVERY OF PLEDGED SHARE CERTIFICATES; REGISTRY NOTATIONS.

(a)                                 All certificates or instruments representing or evidencing the Pledged Shares referred to in Section 1 hereof have previously been delivered or are being delivered to the Secured Party concurrently with the execution of this Agreement, and are in suitable form for transfer by delivery, endorsed in blank or accompanied by duly executed undated instruments of transfer or assignments in blank, having attached thereto or to such certificates all requisite stock transfer tax stamps, notarizations or other notations required by Governmental Requirements, all in form and substance satisfactory to the Secured Party.

(b)                                 All necessary and appropriate entries, notations and written descriptions in the books or share registries of the Pledged Subsidiary that evidence, and which are necessary or desirable to authenticate and perfect, the pledge of the Collateral pursuant hereto have been or will be made concurrently with the execution of this Agreement, and the Pledgor shall pay all requisite fees, taxes or other amounts payable therefore pursuant to Governmental Requirements.  All consents, authorizations and approvals of, or filings or registrations with, appropriate

Governmental Authorities have been obtained, made or completed, as necessary or appropriate to authenticate and perfect the pledge of the Collateral pursuant hereto.  The Pledgor shall forthwith take all other actions and pay all fees, taxes and amounts, necessary, appropriate or desirable pursuant to applicable law to authenticate, perfect, maintain and preserve the pledge of the Collateral.

3.                                      SUBORDINATION AGREEMENT.

(a)                                 On the terms and conditions hereof, the payment and performance of the Subordinated Debt (as defined below), and the Pledgor’s right to receipt thereof, is hereby subordinated to payment and performance of the Senior Debt (as defined below), and to the right of the Secured Party to receipt thereof.  Upon the occurrence and during the continuance of an Event of Default, until the Senior Debt has been paid or otherwise satisfied in full, unless otherwise directed by the Secured Party, the Pledgor will not ask, demand, sue for, take or receive from any subordinated party as set forth on Schedule 2 hereof (each a “Subordinated Party”), by setoff or in any other manner, the whole or any part of any monies which may now or hereafter be owing (i) by a Subordinated Party or any successor or assign of a Subordinated Party (including, without limitation, any receiver or trustee in bankruptcy) to the Pledgor, or (ii) by any other Person to the Pledgor under a guaranty or other surety instrument by reason of the Subordinated Debt, and the Pledgor will not act to foreclose or otherwise realize upon any collateral security therefor.

(b)                                 For purposes hereof, “Senior Debt” is defined as all indebtedness of the Pledgor or the Guarantor, and their successors and assigns, to the Secured Party, whether now existing or hereafter arising, of whatsoever kind or nature under the Loan Agreement and the other Loan Documents.  For purposes hereof, “Subordinated Debt” is defined as all indebtedness of the Subordinated Party to the Pledgor, and its successors and assigns, whether now existing or hereafter arising, of whatsoever kind or nature, expressly including all indebtedness of the Subordinated Party to the Pledgor as of the date hereof, which is identified by the Pledgor as “Subordinated Debt” in Schedule 2 hereto.

(c)                                  In the event of the bankruptcy or insolvency of the Pledgor, the Pledgor agrees promptly to take such actions with respect thereto as the Secured Party may reasonably request in order to insure that the foregoing agreements of the Pledgor are recognized and reflected in the manner in which the assets of the Pledgor are distributed to its creditors and other claimants.

(d)                                 All payments received by the Pledgor with respect to the Subordinated Debt while (i) any portion of the Senior Debt remains outstanding and unsatisfied, and (ii) an Event of Default is outstanding under the Loan Agreement, will be held in trust by the Pledgor for the benefit of the Secured Party, and will promptly be remitted by the Pledgor to the Secured Party.

(e)                                  The Pledgor agrees not to transfer, assign, pledge or hypothecate the Subordinated Debt to any third person, or to convert any of the Subordinated Debt into capital stock or other equity interests in the Subordinated Parties unless such capital stock or other equity interests are subject to this Agreement and pledged to the Secured Party.

4.                                      REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE PLEDGOR.

The Pledgor represents, warrants, covenants and agrees that:

(a)                                 The Pledged Shares listed on Schedule 1 hereto constitute all of the issued and outstanding common stock or other equity interests of the Pledged Subsidiary owned or controlled by the Pledgor.

(b)                                 The Pledged Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(c)                                  The Pledgor is, and as to Collateral acquired after the date hereof the Pledgor shall and will be at the time of acquisition, the record and beneficial owner and holder of the Collateral free from any adverse claim, security interest, pledge, encumbrance, lien, charge, or other right, title or interest of any Person other than the Secured Party.  The Pledgor covenants that at all times the Collateral will remain free of all such adverse claims, security interests, pledges, encumbrances, liens, charges or other adverse interests by third parties.  The Pledged Shares are free from and not otherwise subject to any voting agreements, shareholder agreements, voting trusts, proxies, options, preferential purchase rights or other right of any party to acquire all or any portion of the Pledged Shares, in each case except to the extent, if applicable, that the same is permitted by the Loan Agreement.

(d)                                 None of the Pledged Shares bears any legend restricting their transfer.

(e)                                  (i)                                     The Pledgor has full power and lawful authority to enter into this Agreement and to pledge the Collateral to the Secured Party and to grant to the Secured Party a first and prior security interest therein as herein provided, all of which have been duly authorized by all necessary corporate action.

(ii)                                  The execution and delivery and the performance hereof are not in contravention of any charter, articles of incorporation or by-law provision, or of any Instrument or undertaking to which the Pledgor is a party or by which the Pledgor or its property is bound.

(iii)                               This Agreement constitutes the valid and legally binding obligation of the Pledgor enforceable in accordance with its terms.

(iv)                              The Pledgor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.  Any officer or representative acting for or on behalf of the Pledgor in connection with this Agreement or any aspect hereof, or entering into or executing this Agreement on behalf of the Pledgor, has been duly authorized to do so, and is fully empowered to act for and represent the Pledgor in connection with this Agreement and all matters related thereto or in connection therewith.

(f)                                   (i)                                     The Pledgor’s principal place of business and chief executive office is at 6950 S. Potomac Street, Suite 300, Centennial, Colorado.  The Pledgor shall not change the location of its principal place of business or chief executive office without the prior written consent of the Secured Party.

(ii)                                  The preamble hereof states the correct legal name of the Pledgor and the Pledgor does not conduct business under any other name.  The Pledgor shall not change its corporate name, nor do business under any name other than its current name, unless the Pledgor has delivered to the Secured Party written notice of such other names at least 30 days prior to the date of first use thereof by the Pledgor.

(g)                                  (i)                                     The Pledgor has not heretofore agreed to or signed any pledge, charge, general security agreement or financing statement which covers any of the Collateral, and no such pledge, charge, financing statement, or general security agreement is now on file in any public office, and the Pledgor has not heretofore filed or inserted any entries or notations in the books or share registry of any Subsidiary or the Pledgor evidencing any pledge of the Collateral.

(ii)                                  As long as any amount remains unpaid on any of the Secured Obligations (other than contingent Secured Obligations for which no claim has been made and Secured Obligations related to any Directed Advance), except as permitted by the Loan Agreement, (A) the Pledgor will not enter into or execute any pledge, charge, security agreement, or financing statement covering the Collateral, other than those pledges, charges, security agreements and financing statements in favor of the Secured Party hereunder, (B) the Pledgor shall not file or consent to the filing of any pledge, charge, security agreement or financing statement (or any documents or papers filed as such) covering the Collateral, other than financing statements in favor of the Secured Party hereunder, unless in any case the prior written consent of the Secured Party shall have been obtained, and further (C) the Pledgor shall not insert, file or make any notations in the books or share registry of the Pledgor or any Subsidiary evidencing any pledge of the Collateral, other than such entries and notations in favor of the Secured Party hereunder.

(iii)                               The Pledgor authorizes the Secured Party to file, in its discretion, in jurisdictions where this authorization will be given effect, a financing statement or other Instrument for filing required by any jurisdiction applicable to the Collateral unsigned or signed only by the Secured Party, as appropriate, covering the Collateral, and hereby appoints the Secured Party as the Pledgor’s attorney-in-fact to sign and file any such financing statements or other Instruments covering the Collateral.  At the request of the Secured Party, the Pledgor will join the Secured Party in executing such Instruments as the Secured Party may determine from time to time to be necessary or desirable under provisions of any applicable Uniform Commercial Code or other applicable Governmental Requirements in effect where the Collateral is located or where the Pledgor or any Subsidiary is located or conducts business; without limiting the generality of the foregoing, the Pledgor agrees to join the Secured Party, at the Secured Party’s request, in executing one or more financing statements or other Instruments in form satisfactory to the Secured Party, and the Pledgor will pay the costs of filing or recording the same in all public offices at any time and from time to time whenever filing or recording of any such financing statement or other Instrument is deemed by the Secured Party to be necessary or desirable.

(h)                                 In the event that the Pledgor receives any promissory notes or evidences of indebtedness owed to the Pledgor, the Pledgor shall hold the same in trust as property of the Secured Party and forthwith assign, pledge and deliver the same to the Secured Party.

(i)                                     The Pledgor shall cause the Pledged Subsidiary to execute and deliver the Acknowledgement, Consent and Undertaking set forth in Schedule 3 hereto.

5.                                      RIGHTS OF THE SECURED PARTY AND THE PLEDGOR RELATED TO COLLATERAL.

Secured Party may from time to time following the occurrence of an Event of Default and during the continuance thereof:

(a)                                 Transfer any of the Collateral into the name of the Secured Party or its nominee.

(b)                                 Notify parties obligated on any of the Collateral to make payment to the Secured Party of any amounts due or to become due thereunder.

(c)                                  Enforce collection of any of the Collateral by suit or otherwise; surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligation of any nature of any party with respect thereto; and exercise all other rights of the Pledgor in any of the Collateral, except as hereinafter provided with respect to income from or interest on the Collateral and except that, prior to an Event of Default, the Pledgor may exercise its voting and consensual rights with respect to any Collateral constituting voting securities.

(d)                                 Take possession or control of any proceeds of the Collateral.

Until the occurrence and during the continuance of an Event of Default, the Pledgor shall have the right to receive all income from or interest on the Collateral, and if the Secured Party receives any such income or interest prior to the occurrence of an Event of Default, the Secured Party shall pay the same promptly to the Pledgor, except that in the case of securities or other property distributed by way of a dividend or otherwise with respect to the Collateral, such securities or other property shall be promptly delivered to the Secured Party to be held as Pledged Shares or other Collateral hereunder.  Upon the occurrence and during the continuance of an Event of Default, the Pledgor will not demand or receive any income from or interest on the Collateral, and if the Pledgor receives any such income or interest without any demand by it, the same shall be held by the Pledgor in trust for the Secured Party in the same medium in which received, shall not be commingled with any assets of the Pledgor and shall be delivered to the Secured Party in the form received, properly endorsed to permit collection, not later than the next Business Day following the day of its receipt.  The Secured Party may apply the net cash received from such income or interest to payment of any of the Secured Obligations, provided that the Secured Party shall account for and pay over to the Pledgor any such income or interest remaining after payment in full of the Secured Obligations then outstanding.

So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Loan Agreement; provided, however, that the Pledgor shall not exercise or refrain from exercising any such right if, in the Secured Party’s judgment, such action would have a material adverse effect on the value of the Collateral or any part thereof; and, provided, further, that the Pledgor shall give the Secured Party at least five Business Days’ prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such rights.

The Secured Party shall never be under any obligation to collect, attempt to collect, protect or enforce the Collateral or any security therefor, which the Pledgor agrees and undertakes to do at the Pledgor’s expense, but the Secured Party may do so in its discretion at any time after the occurrence and during the continuance of an Event of Default and at such time the Secured Party shall have the right to take any steps by judicial process or otherwise as it may deem proper to effect the collection of all or any portion of the Collateral or to protect or to enforce the Collateral or any security therefor.  All expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred or paid by the Secured Party in connection with or incident to any such collection or attempt to collect the Collateral or actions to protect or enforce the Collateral or any security therefor shall be borne by the Pledgor or reimbursed by the Pledgor to the Secured Party upon demand.  The proceeds received by the Secured Party as a result of any such actions in collecting or enforcing or protecting the Collateral shall be utilized by the Secured Party in accordance with Section 10 hereof.

In the event the Secured Party, after giving notice to the Pledgor thereof and a period of five days after notifying the Pledgor within which to make payment thereon, shall pay any taxes, assessments, interests, costs, penalties or expenses incident to or in connection with the collection of the Collateral or protection or enforcement of the Collateral or any security therefor, the Pledgor, upon demand of the Secured Party, shall pay to the Secured Party the full amount thereof with interest at a rate per annum (based on a 360-day year for the actual number of days involved) from the date expended by the Secured Party until repaid equal to the Default Rate under and defined in the Loan Agreement.  So long as the Secured Party shall be entitled to any such payment, this Agreement shall operate as security therefor as fully and to the same extent as it operates as security for payment of the other Secured Obligations secured hereunder, and for the enforcement of such repayment, the Secured Party shall have every right and remedy provided hereunder for enforcement of payment of the Secured Obligations.

6.                                      FURTHER ASSURANCES.

The Pledgor agrees to take such actions and to execute such stock or bond powers or other Instruments and such other or different writings as the Secured Party may reasonably request further to perfect, confirm and maintain the Secured Party’s security interest in the Collateral and irrevocably authorizes the Secured Party, as Pledgor’s agent and attorney-in-fact, to assist the Secured Party’s realization thereon upon the occurrence and during the continuance of an Event of Default, including, without limitation, the right to receive, indorse, and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Shares or any part thereof or representing any indebtedness owed to the Pledgor.

7.                                      EVENTS OF DEFAULT.

The occurrence of an Event of Default under the Loan Agreement shall constitute an “Event of Default” hereunder.

8.                                      RIGHTS AND REMEDIES OF THE SECURED PARTY UPON DEFAULT.

If an Event of Default shall have occurred and be continuing:

(a)                                 The Secured Party shall have and may exercise with reference to the Collateral and the Secured Obligations any and all of the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of Colorado (as amended from time to time, the “UCC”) and under any other Governmental Requirement applicable to the Collateral, and as otherwise granted herein or under any other applicable Governmental Requirement or under any other Loan Document now or hereafter in effect executed by the Pledgor, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, or otherwise utilize the Collateral and any part or parts thereof in any manner authorized or permitted under the UCC or other applicable law after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys’ fees and expenses thereby incurred by the Secured Party and toward payment of the Secured Obligations in such order or manner as permitted by law.  Specifically and without limiting the foregoing, the Secured Party shall have the right to take possession of all or any part of the Collateral, any certificate therefor or any security therefor and of all books, records, papers and documents of the Pledgor or in the Pledgor’s possession or control relating to the Collateral which are not already in the Secured Party’s possession, and for such purpose may enter upon any premises upon which any of the Collateral or any security therefor or any of said books, records, papers and documents are situated and remove the same therefrom without any liability for trespass or damages thereby occasioned.  To the extent permitted by law, the Pledgor expressly waives any notice of sale or other disposition of the Collateral and all other rights or remedies of the Pledgor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of the Secured Party existing after default hereunder.  The Secured Party shall have and may exercise all other rights and remedies available, whether at law or in equity.

(b)                                 Upon notice by the Secured Party to the Pledgor, the Secured Party or its nominee or nominees shall have the sole and exclusive right to exercise all voting and consensual powers pertaining to the Collateral or any part thereof and may exercise such powers in such manner as the Secured Party may elect.

(c)                                  All dividends, payments of interest and other distributions of every character made upon or in respect of the Pledged Shares or any part thereof shall be deemed to be Collateral and shall be paid directly to and shall be held by the Secured Party as additional Collateral pledged under and subject to this Agreement.

(d)                                 All rights to marshaling of assets of the Pledgor, including any such right with respect to the Collateral, are hereby waived by the Pledgor.

(e)                                  All rights and remedies of the Secured Party set out in this Agreement, the Loan Agreement and each other Loan Document are cumulative, and no right or remedy contained in this Agreement, the Loan Agreement or any other Loan Document is intended to be exclusive, but each shall be in addition to every other right or remedy contained in this Agreement, the Loan Agreement and the other Loan Documents or in any existing or future agreement or now or in the future existing at law, in equity or by statute, or under any other agreement between the Pledgor and the Secured Party that may be in effect from time to time.

(f)                                   All recitals in any instrument of assignment or any other instrument executed by the Secured Party incident to sale, lease, transfer, assignment or other disposition, lease or utilization of the Collateral or any part thereof hereunder shall be full proof of the matters stated therein and no other proof shall be requisite to establish full legal propriety of the sale or other action taken by the Secured Party or of any fact, condition or thing incident thereto, and all requisites of such sale or other action or of any fact, condition or thing incident thereto shall be presumed conclusively to have been performed or to have occurred.

9.                                      SPECIAL PROVISIONS FOR PLEDGED SHARES.

The Pledgor hereby acknowledges that the sale by the Secured Party of any of the Pledged Shares pursuant to the terms hereof in compliance with federal and applicable state or provincial securities laws or the securities laws of any other applicable jurisdiction exercising valid jurisdiction over the Pledged Shares (as now in effect or as hereafter amended, or any similar statute hereafter adopted with similar purpose or effect, the “Securities Laws”) may require strict limitations as to the manner in which the Secured Party or any subsequent transferee of the Pledged Shares may dispose of such securities.  The Pledgor understands that in order to protect the Secured Party’s interest it may be necessary to sell the Pledged Shares at a price less than the maximum price attainable if a sale were delayed or were made in another manner, such as a public offering requested under the Securities Laws.  The Pledgor has no, and waives any, objection to a sale in such a manner.

10.                               APPLICATION OF PROCEEDS BY THE SECURED PARTY.

In the event the Secured Party sells or otherwise disposes of the Collateral in the course of exercising the remedies provided for in Sections 8 or 9 hereof, any amounts held, realized or received by the Secured Party pursuant to the provisions hereof, including the proceeds of the sale of any of the Collateral or any part thereof, shall be applied by the Secured Party first toward the payment of any costs and expenses incurred by the Secured Party in enforcing this Agreement, in realizing on or protecting any Collateral and in enforcing or collecting any Secured Obligations or any guaranty thereof, including, without limitation, the actual attorneys’ fees and expenses incurred by the Secured Party (all of which costs and expenses are secured by the Collateral), all of which costs and expenses the Pledgor agrees to pay, and then as provided in the Loan Agreement.  Any amounts and any Collateral remaining after such application and after payment to the Secured Party of all of the Secured Obligations in full shall be paid or delivered as required by law, or as a court of competent jurisdiction may direct.

The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any responsibility for (x) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters or (y) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

11.                               ABSOLUTE INTEREST.

(a)                                 All rights of the Secured Party hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of any provision of the Loan Agreement or any other Loan Document, any agreement with respect to the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement or any other agreement or instrument, (iii) any exchange, release or non-perfection of any Collateral or any other security for or Collateral securing the Secured Obligations, or any release or amendment or waiver of or any consent to or departure from any guarantee or any other security, for all or any of the Secured Obligations, or (iv) any other circumstance which might constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations or this Agreement.

(b)                                 The Secured Party is hereby subrogated to all of the Pledgor’s interests, rights and remedies in respect to the Collateral and all security now or hereafter existing with respect thereto and all guaranties and endorsements thereof and with respect thereto.

12.                               TERMINATION.

This Agreement and the security interests created hereunder shall automatically terminate when all the Secured Obligations have been indefeasibly paid in full (other than contingent Secured Obligations for which no claim has been made and Secured Obligations related to any Directed Advance) and when the Secured Party has no further Commitments under the Loan Agreement, at which time the Secured Party shall execute and deliver to the Pledgor all documents which the Pledgor shall reasonably request to evidence termination of such security interest and shall return physical possession of any Collateral then held by the Secured Party to the Pledgor; provided, however, that all indemnities of the Pledgor contained in this Agreement shall survive, and remain in full force and effect regardless of the termination of the security interest of this Agreement.

13.                               ADDITIONAL INFORMATION.

The Pledgor agrees to furnish the Secured Party from time to time such additional information and copies of such documents relating to this Agreement, the Collateral, the Secured Obligations and the Pledgor’s financial condition as the Secured Party may reasonably request.

14.                               NOTICES.

Any communication, notice or demand to be given hereunder shall be in writing (including telex and facsimile communication) and sent by facsimile or delivered by courier,

if to the Pledgor,

[c/o] Uranium Resources, Inc.

6950 S. Potomac Street, Suite 300

Centennial, Colorado 80112

Attention:  Jeffrey L. Vigil

Phone:  (303) 531-0473

Facsimile:  (303) 531-0519

E-Mail:  jvigil@uraniumresources.com

and if to the Secured Party,

Resource Capital Fund V L.P.

1400 Sixteenth Street

Suite 200

Denver, Colorado 80202

Attention:  Catherine J. Boggs, Esq.

Facsimile:  (720) 946-1450

as to each party, at such other address or numbers as shall be designated by either party hereto to the other party in a written notice.  All such notices and communications shall be effective (a) when received, if physically delivered, and (b) upon confirmation of transmission, if sent by facsimile, addressed in each case as aforesaid.

15.                               INDEMNITY AND EXPENSES.

The Pledgor agrees that Secured Party and certain other persons are entitled to indemnification as provided for and in accordance with Section 11.5 of the Loan Agreement.

16.                               NO WAIVER; CUMULATIVE RIGHTS.

No failure on the part of the Secured Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Secured Party of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.  Each and every right, remedy and power hereby granted to the Secured Party or allowed it by law or other agreement shall be cumulative and not exclusive of any other and may be exercised by the Secured Party from time to time.

17.                               GOVERNING LAW.

This Agreement and the rights and obligations of the parties hereunder, shall be governed by, and construed in accordance with the laws of the State of Colorado, not including the conflicts of law and choice of law provisions thereof, except to the extent that the validity or perfection of the pledge and security interest hereunder, or any rights or remedies hereunder, in respect of any particular collateral, is governed by the laws of a jurisdiction other than the State of Colorado.

18.                               ARBITRATION.

All disputes and claims arising out of or relating to this Agreement shall be decided by arbitration in accordance with the provisions for arbitration set forth in Section 11.8 of the Loan Agreement.

19.                               EXECUTION IN COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same agreement.  Each of the parties to this Agreement will be entitled to rely upon delivery by facsimile, portable document format (.pdf) or other electronic transmission of an executed copy of this Agreement and acceptance of such facsimile copy, portable document format (.pdf) copy or a copy otherwise electronically transmitted will be legally effective to create a valid and binding agreement between the parties in accordance with the terms hereof.

20.                               SEVERABILITY.

If any one or more provisions of this Agreement should be declared invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired or prejudiced thereby.

[ REMAINDER OF THIS PAGE INTENTIONALLY BLANK ]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

PLEDGOR:

[•]

By:
Name:
Title:

SECURED PARTY:

RESOURCE CAPITAL FUND V L.P.

By:	Resource Capital Associates V L.P., General Partner
By:	RCA V GP Ltd.,
General Partner

By:
Catherine J. Boggs
General Counsel

[Signature Page to Pledge Agreement]

EXHIBIT E

FORM OF
GUARANTEE

This GUARANTEE (as amended, modified, supplemented, extended or restated, the “Guarantee”), dated as of November [•], 2013, is made by each of URI, INC., a Delaware corporation, HYDRO RESOURCES, INC., a Delaware corporation, URI MINERALS, INC., a Delaware corporation, HYDRO RESTORATION CORPORATION, a Delaware corporation, BELT LINE RESOURCES, INC., a Texas corporation, URANCO, INC., a Delaware corporation, HRI-CHURCHROCK, INC., a Delaware corporation, URI NEUTRON HOLDINGS I, INC., a Delaware corporation, URI NEUTRON HOLDINGS II, INC., a Delaware corporation, NEUTRON ENERGY, INC., a Nevada corporation, and CIBOLA RESOURCES LLC, a Delaware limited liability company (each a “Guarantor,” and collectively the “Guarantors”), in favor and for the benefit of RESOURCE CAPITAL FUND V L.P. (with its successors and assigns, the “Beneficiary”).

Recitals

A.                                    Pursuant to that certain Loan Agreement of even date herewith (as amended, modified, supplemented, extended or restated from time to time, the “Loan Agreement”), by and among Uranium Resources, Inc., a corporation organized and existing under the laws of the State of Delaware, as the borrower (the “Borrower”), those Subsidiaries of the Borrower from time to time party hereto, as guarantors, and the Beneficiary, as the lender, the Beneficiary has agreed to make certain loans to the Borrower (collectively, the “Loan”) to be used by the Borrower as set forth in the Loan Agreement.  Unless otherwise defined herein, capitalized terms used in this Guarantee have the meanings assigned to such terms in the Loan Agreement.

B.                                    It is a condition precedent to the obligation of the Beneficiary to enter into the Loan Agreement and to make and maintain the Loan thereunder that each Guarantor shall have executed and delivered this Guarantee and that this Guarantee shall be in full force and effect.

C.                                    This Guarantee is given by each Guarantor to and in favor of the Beneficiary to guarantee the due and punctual payment and performance of all the obligations of the Borrower to the Beneficiary arising under the Loan Agreement and the other Loan Documents.

D.                                    Each Guarantor is a direct or indirect wholly-owned subsidiary of the Borrower, and each Guarantor will derive substantial direct and indirect benefit from the amounts made available under the Loan Agreement and from such financial and other support as the Borrower may in the future provide to such Guarantor.  The Borrower and the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Borrower has a direct, tangible and immediate impact on the success of each Guarantor, and each Guarantor will derive other significant benefit from the Loan Agreement and the Loan made to the Borrower thereunder.  This Guarantee is made and given by each Guarantor on a joint and several liability basis.

E.                                     In order to induce the Beneficiary to enter into the Loan Agreement and to make and maintain the Loan with the Borrower, and as a condition thereto, each Guarantor is willing and has agreed to enter into this Guarantee.

Agreement

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Guarantor hereby agrees as follows:

1.                                      Guarantee.

(a)                                 Each Guarantor, jointly and severally, hereby:

(i)                                     guarantees, absolutely, unconditionally and irrevocably, the full prompt and complete payment and performance when due (whether at the stated maturity, by acceleration, on demand or otherwise) and at all times thereafter of all present and future obligations, conditions, covenants, liabilities, indemnifications and indebtedness of all kinds of the Borrower under or related to the Loan Agreement or any other Loan Document, whether present or future, absolute or contingent, liquidated or unliquidated, as principal or as surety, alone or with others, of whatsoever nature or kind, whether for the payment of money or the performance of obligations, in any currency, arising out of, under, in respect of or in connection with the Loan Agreement and each other Loan Document and howsoever and whensoever otherwise created or characterized (extending to all principal amounts, interest, fees, costs, late charges, prepayment fees, early termination fees, sums and amounts as well as all costs and expenses of enforcement and collection), whether or not now contemplated, as the Loan Agreement or any other Loan Document may be amended, modified, supplemented, restated or extended in accordance with their respective terms (collectively, the “Obligations”), and

(ii)                                  agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and disbursements) which may be paid or incurred by the Beneficiary in enforcing any rights or remedies with respect to, or collecting, any or all of the Obligations of the Borrower and/or enforcing any rights with respect to, or collecting against such Guarantor under this Guarantee (collectively, the Obligations described in Section 1(a)(i) and in this Section 1(a)(ii) are referred to herein as the “Guaranteed Obligations”).

(b)                                 Each Guarantor agrees that this Guarantee constitutes a guarantee of payment and not of collection, and the Beneficiary shall not be obligated to initiate, pursue or exhaust any form of remedy or recourse or to obtain any judgment against any Borrower or others (including other guarantors) or to realize upon or exhaust any collateral security held by or available to the Beneficiary before being entitled to payment from such Guarantor.  The liability of each Guarantor shall not be limited, diminished or affected by:

(i)                                     any failure by the Beneficiary to file or enforce any claim against the assets or estate (in administration, bankruptcy or otherwise) of the Borrower, any other guarantor or others,

(ii)                                  the fact that recovery from the Borrower or any other person is barred by any statute of limitations or for any other reason,

(iii)                               any amendment, modification, supplement, increase, extension, restatement, replacement or change of any kind or nature to the Loan Agreement or any other Loan Document, with or without notice thereof to such Guarantor, including any increase in the Guaranteed Obligations resulting from any extension of additional credit or otherwise,

(iv)                              any adjustment, indulgence, waiver, forbearance or compromise granted by the Beneficiary to the Borrower or any Guarantor, or

(v)                                 any other circumstance which might otherwise constitute a legal or equitable discharge of a guarantor or surety.

Each Guarantor hereby renounces all benefits of marshaling, discussion and division and waives diligence, promptness, notice of acceptance, presentment, protest, notice of dishonor or protest or default, demand for payment upon the Borrower, such Guarantor or any other Person, notice of acceptance of this Guarantee, notice of any addition to or increase or decrease in the Obligations and all other notices and demands whatsoever.  Each Guarantor waives all other acts or omissions to act or delay of any kind by the Beneficiary or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of a guarantor, and each Guarantor waives all other defenses available to a guarantor or surety, whether at law or in equity, in each case, other than discharge by irrevocable payment in full of the Guaranteed Obligations.  Each Guarantor waives any and all rights it has under Colorado Revised Statutes §§ 13-50-102 and 13-50-103, or any corresponding future statute or rule of law, by reason of release of fewer than all Guarantors.  All amounts payable by each Guarantor shall be paid without set-off or counterclaim and without deduction or withholding of any kind whatsoever.

(c)                                  This Guarantee is a continuing guarantee, and it will not be discharged until irrevocable payment in full of all of the Guaranteed Obligations (other than contingent Guaranteed Obligations for which no claim has been made and Guaranteed Obligations related to any Directed Advance) and the termination of the Commitment under the Loan Agreement (“Termination”) and will remain in full force and effect notwithstanding any interruption in the business relations between the Borrower and the Beneficiary or any increase or decrease from time to time in the amount of the Obligations.  No payment or payments made by any other Person other than the Borrower or a Guarantor in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability or obligations of any Guarantor hereunder until Termination.

(d)                                 Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Obligations and would be owed by the

Borrower or any other guarantor to the Beneficiary under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower or any other guarantor.

2.                                      Limitation of Liability.

(a)                                 Notwithstanding anything contained herein to the contrary, the Guaranteed Obligations of each Guarantor hereunder at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Guarantor under this Guarantee not constituting a fraudulent transfer or conveyance for purposes of any debtor relief law to the extent applicable to this Guarantee and the Guaranteed Obligations of such Guarantor hereunder.

(b)                                 If any payment shall be required to be made to the Beneficiary under this Guarantee, each Guarantor hereby unconditionally and irrevocably agrees it will contribute, to the maximum extent permitted by law, such amounts to the Borrower and any other guarantor so as to maximize the aggregate amount paid to the Beneficiary under or in connection with the Loan Documents.

3.                                      Guarantee Absolute and Unconditional; No Waiver of Obligations.  Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order of any Governmental Entity now or hereafter in effect.  The Guaranteed Obligations of each Guarantor hereunder are independent of the Obligations of the Borrower or any other guarantor under any Loan Document.  A separate action may be brought against each Guarantor to enforce this Guarantee, whether or not any action is brought against the Borrower or any other guarantor or whether or not the Borrower or any other guarantor is joined in any such action. The liability of each Guarantor hereunder is irrevocable, continuing, absolute and unconditional and the Guaranteed Obligations of any Guarantor hereunder shall not be discharged or impaired or otherwise effected by, and each Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of:

(a)                                 any illegality or lack of validity or enforceability of any Guaranteed Obligation or any Loan Document or any related agreement or instrument;

(b)                                 any change in the time, place or manner of payment of, or in any other term of, the Guaranteed Obligations or any other obligation of the Borrower or any other guarantor under any Loan Document;

(c)                                  any taking, exchange, substitution, release, impairment or non-perfection of any collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for the Guaranteed Obligations;

(d)                                 any manner of sale, disposition or application of proceeds of any collateral or other assets to all or part of the Guaranteed Obligations;

(e)                                  any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;

(f)                                   any change, restructuring or termination of the corporate structure, ownership or existence of any Credit Party or any of its Subsidiaries or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any Obligation;

(g)                                  the failure of the Beneficiary to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;

(h)                                 any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Borrower against the Beneficiary; or

(i)                                     any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Loan or any existence of or reliance on any representation by the Beneficiary that might vary the risk of such Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, any Credit Party or any other guarantor or surety.

4.                                      Beneficiary’s Rights.  Each Guarantor authorizes the Beneficiary, without notice or demand and without affecting such Guarantor’s liability hereunder, to take and hold security from any other Person for the payment of this Guarantee and/or any of the Guaranteed Obligations, and exchange, enforce, waive and release any such security; to apply such security and direct the order or manner of sale thereof, as the Beneficiary, in its sole discretion, may determine; and to obtain a guarantee of the Guaranteed Obligations from any one or more Persons and at any time or times to enforce, waive, rearrange, modify, limit or release any of such other Persons from their obligations under such guaranties.

5.                                      Effectiveness; Reinstatement.  This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Beneficiary upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.  The Beneficiary and the Borrower may increase, modify, rearrange, extend for any period and/or renew from time to time the Obligations without notice to any Guarantor, and in such event the obligations of each Guarantor with respect to the Obligations shall not be released, discharged or reduced and each Guarantor will remain fully bound hereunder on such Obligations.  This Guarantee may be enforced by the Beneficiary and any subsequent holder of the Guaranteed Obligations, to the extent that any such subsequent holder obtained its interest therein in accordance with the Loan Agreement, and shall not be discharged by the assignment or negotiation of all or a part of the Guaranteed Obligations.

6.                                      Default.  If an Event of Default (however defined) under the Loan Agreement or any other Loan Document has occurred, then all of the Guaranteed Obligations shall be immediately due and payable by each Guarantor, regardless of whether the payment of the Guaranteed Obligations has been accelerated or the Borrower is in default with respect to the Guaranteed Obligations.

7.                                      Merger.  This Guarantee shall not be affected by any change in the name of the Borrower or any Guarantor, or by the acquisition of the Borrower’s or any Guarantor’s business by any person, firm or corporation, or by any change whatsoever in the objects, capital structure or constitution of the Borrower or any Guarantor, or by any merger, amalgamation or consolidation of the Borrower or any Guarantor with any corporation or other Person, or by any dissolution or liquidation of the Borrower or any Guarantor, but shall, notwithstanding the happening of any such event, continue to apply to all the Obligations whether theretofore or thereafter incurred, and in this instrument the word “Borrower” and the word “Guarantor” shall each include every such person, firm, partner and corporation and all successors.  Nothing in this Section 7 shall be construed as authorization or approval of any such transaction except as permitted by and in accordance with the Loan Agreement.  Each Guarantor shall promptly notify the Beneficiary of any change or event described in this Section 7.

8.                                      No Waiver by the Beneficiary.  The Beneficiary shall not be obligated to exercise any right, power or privilege hereunder, and no failure to exercise and no delay in exercising, on the part of the Beneficiary, any such right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  No notice to or demand on any Guarantor shall be deemed to be a waiver of the right of the Beneficiary to take further action without notice or demand as provided herein.  No waiver shall be applicable except in the specific instance and for the specific purpose for which given, nor in any event shall any amendment, modification or waiver of any provision of this Guarantee be effective unless in writing and signed on behalf of the Beneficiary.

9.                                      Waiver of Subrogation.  Each Guarantor hereby agrees to waive its rights to be subrogated, exonerated, reimbursed, indemnified or its rights to contribution to any claims of the Beneficiary against the Borrower until the Guaranteed Obligations have been indefeasibly and irrevocably paid in full.

10.                               Representations and Warranties of Guarantor.  In addition to the representations and warranties in any other Loan Document, each of which is incorporated herein by reference as fully as if set forth herein, each Guarantor represents and warrants (which representations and warranties will survive the creation of the Guaranteed Obligations and any extension of the term under the Loan Agreement) that:

(a)                                 No Conditions Precedent.  There are no conditions precedent to the effectiveness of this Guarantee that have not been satisfied or waived;

(b)                                 Benefit to Guarantor.  The guarantee by such Guarantor pursuant to this Guarantee reasonably may be expected to benefit, directly or indirectly, such Guarantor;

(c)                                  Familiarity and Reliance.  Such Guarantor has independently reviewed the books and records regarding the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the Guaranteed Obligations.  Notwithstanding the foregoing, such Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guarantee;

(d)                                 No Representation.  Neither the Beneficiary nor any other Person has made any representation, warranty or statement to such Guarantor with regard to the Borrower or the Borrower’s financial condition in order to induce such Guarantor to execute this Guarantee;

(e)                                  Guarantor’s Financial Condition.  As of the date hereof and after giving effect to this Guarantee and the contingent liability evidenced hereby, such Guarantor is and will be solvent, and has assets which, fairly valued, exceed its obligations, liabilities and debts; and

(f)                                   Recitals.  The Recitals set forth above are true and correct in all respects

11.                               Guarantors’ Covenants.  Each Guarantor hereby confirms, and shall perform, each of the covenants relating to such Guarantor set forth in each Loan Document to which it is a party or by which it is bound. No Guarantor may assign this Guarantee without the prior written consent of the Beneficiary, which may be withheld in the Beneficiary’s sole discretion.

12.                               Notices.  All notices, demands, and other communications to be given or delivered under or by reason of the provisions of this Guarantee will be in writing and will be deemed to have been given (i) when delivered if personally delivered by hand, (ii) when received if sent by a nationally recognized overnight courier service (receipt requested), (iii) three (3) Business Days after being mailed, if sent by first class mail, return receipt requested, or (iv) on the Business Day following transmission, if sent by facsimile, telecopy, electronic mail or other electronic transmission device.  Notices, demands, and communications to the parties will, unless another address is specified in writing, be sent to the address indicated below:

If to any Guarantor:

c/o Uranium Resources, Inc.

6950 S. Potomac Street, Suite 300

Centennial, Colorado 80112

Attention:  Jeffrey L. Vigil

Phone:  (303) 531-0473

Facsimile: (303) 531-0519

E-Mail:  jvigil@uraniumresources.com

If to Beneficiary:

Resource Capital Fund V L.P.

1400 Sixteenth Street, Suite 200

Denver, Colorado 80202

Attention:  Cassie Boggs

Facsimile:  (720) 946-1450

E-Mail: cjb@rcflp.com

13.                               Successors and Assigns.  This Guarantee shall extend to and inure to the benefit of the Beneficiary and its successors and assigns, and every reference herein to a Guarantor is a reference to, and shall be construed as including, each Guarantor and the successors and assigns of such Guarantor, to and upon all of whom this Guarantee and agreement shall extend and be binding.

14.                               Further Assurances.  Each Guarantor agrees to execute and deliver to the Beneficiary all such certificates, documents, agreements and instruments and to take all such other action as may be reasonably requested by the Beneficiary to more fully vest in and assure the Beneficiary of all of the rights, powers, privileges and remedies herein intended to be granted to or conferred upon the Beneficiary.

15.                               GOVERNING LAW.  THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO, NOT INCLUDING THE CONFLICTS OF LAW AND CHOICE OF LAW PROVISIONS THEREOF.

16.                               WAIVER OF JURY TRIAL.  EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTEE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE BENEFICIARY OR SUCH GUARANTOR.  EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN AGREEMENT AND EACH OTHER LOAN DOCUMENT (AS DEFINED IN THE LOAN AGREEMENT).

17.                               Benefit to the Guarantors; Joint and Several Liability.  The Borrower and the Guarantors are engaged in related businesses and are integrated to such an extent that the financial strength and flexibility of the Borrower has a direct, tangible and immediate impact on the success of the Guarantors.  Each Guarantor will derive substantial direct and indirect benefit from the extension of credit to the Borrower under the Loan Agreement, and each Guarantor will receive reasonably equivalent value in return for providing this Guarantee and the collateral security to be provided by such Guarantor.  Each Guarantor hereby waives any right to revoke this Guarantee, and acknowledges that this Guarantee is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.  Each Guarantor knowingly waives certain rights and defenses as set forth in this Guarantee in contemplation of the benefits that it will receive.  This Guarantee is made, entered into and given, and will be performed, by each Guarantor on a joint and several liability basis.  Each of the Guarantors irrevocably and unconditionally accepts joint, several and primary liability with the other Guarantors with respect to the payment and performance of the Guaranteed Obligations.  To the extent that any Guarantor fails to make any payment or performance with respect to any Guaranteed Obligation when due, then the other Guarantors will do so, when and as due.

18.                               Indemnification.  Each Guarantor jointly and severally agrees that the Beneficiary and certain other persons are entitled to indemnification as provided for and in accordance with Section 11.5 of the Loan Agreement.  The indemnification obligations of each Guarantor under this paragraph shall survive the payment in full of the Loan Agreement and the other Loan Documents and the termination and release of this Guarantee.

19.                               Right of Set-off.  Upon the occurrence and during the continuance of any Event of Default, the Beneficiary is hereby authorized at any time and from time to time, without notice to any Guarantor, the Borrower, or any other guarantor or person (any such notice being expressly waived by each Guarantor and the other Credit Parties), to set off and apply any and all deposits (general or special, time or demand, provisional or final), at any time held and other indebtedness at any time owing by the Beneficiary to or for the credit or the account of any Credit Party against any and all of the Guaranteed Obligations of any Credit Party now or hereafter existing, although such Guaranteed Obligations may be contingent and unmatured.  The Beneficiary agrees promptly to notify each Guarantor and the appropriate Credit Party after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Beneficiary under this Section 19 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Beneficiary may have.

20.                               Amendments.  Except as otherwise expressly provided in this Guarantee, no amendment or waiver of any provision of this Guarantee, nor consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Beneficiary, and, in the case of any amendment, by each Guarantor and the Beneficiary and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

21.                               Entire Agreement.  This written Guarantee represents the final agreement by the undersigned with respect to the matters set forth herein and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements by the undersigned.  There are no unwritten oral agreements relating to this Guarantee or the matters set forth herein.

22.                               Facsimile and Electronic Signature.  This Guarantee may be validly executed and delivered by facsimile, portable document format (.pdf) or other electronic transmission, and a signature by facsimile, portable document format (.pdf) or other electronic transmission shall be as effective and binding as an original signature.

[remainder of this page intentionally blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the date first above written.

URI, INC.
a Delaware corporation

By:
Name:
Its:

HYDRO RESOURCES, INC.
a Delaware corporation

By:
Name:
Its:

URI MINERALS, INC.
a Delaware corporation

By:
Name:
Its:

HYDRO RESTORATION CORPORATION
a Delaware corporation

By:
Name:
Its:

BELT LINE RESOURCES, INC.
a Texas corporation

By:
Name:
Its:

URANCO, INC.
a Delaware corporation

By:
Name:
Its:

HRI-CHURCHROCK, INC.
a Delaware corporation

By:
Name:
Its:

URI NEUTRON HOLDINGS I, INC.
a Delaware corporation

By:
Name:
Its:

URI NEUTRON HOLDINGS II, INC.
a Delaware corporation

By:
Name:
Its:

[Signature Page to Guarantee]

NEUTRON ENERGY, INC.
a Nevada corporation

By:
Name:
Its:

CIBOLA RESOURCES LLC
a Delaware limited liability company

By:
Name:
Its:

[Signature Page to Guarantee]

EXHIBIT F

FORM OF

PROJECT MORTGAGE

See attached Exhibits F-1 (Texas Deed of Trust) and F-2 (New Mexico Mortgage)

EXHIBIT F-1
TEXAS DEED OF TRUST

Recording Requested By and When Recorded Please Mail to:

Joel O. Benson, Esq.

1550 17th Street, Suite 500

Denver, Colorado 80202

DEED OF TRUST, ASSIGNMENT OF PRODUCTION, RENTS AND LEASEHOLD INTEREST, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT

A CARBON, PHOTOGRAPHIC, FACSIMILE, OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY AND FUTURE ADVANCE PROVISIONS.

THIS INSTRUMENT COVERS THE INTEREST OF GRANTOR IN MINERALS OR THE LIKE (INCLUDING OIL AND GAS) BEFORE EXTRACTION AND THE SECURITY INTEREST CREATED BY THIS INSTRUMENT ATTACHES TO SUCH MINERALS AS EXTRACTED AND TO THE ACCOUNTS RESULTING FROM THE SALE THEREOF AT THE WELLHEAD.  THIS INSTRUMENT COVERS THE INTEREST OF GRANTOR IN FIXTURES AND GOODS WHICH ARE OR ARE TO BECOME FIXTURES ON THE REAL/IMMOVABLE PROPERTY DESCRIBED HEREIN AND IT IS TO BE FILED FOR RECORD AS A FIXTURE FILING, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OR COMPARABLE RECORDS OF THE RECORDERS OF THE COUNTIES LISTED ON EXHIBIT A HERETO.  PRODUCTS OF THE COLLATERAL ARE ALSO COVERED.

THIS INSTRUMENT IS, AMONG OTHER THINGS, A FINANCING STATEMENT UNDER THE UNIFORM COMMERCIAL CODE COVERING AS-EXTRACTED COLLATERAL.

THE GRANTOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE WHICH INTEREST IS DESCRIBED IN SECTION 1.1 OF THIS INSTRUMENT

A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT.  A POWER OF SALE MAY ALLOW THE TRUSTEE TO TAKE THE COLLATERAL AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY GRANTOR UNDER THIS INSTRUMENT

DEED OF TRUST, ASSIGNMENT OF PRODUCTION, RENTS AND LEASEHOLD INTEREST, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT (this “INSTRUMENT”)

FROM

URI, INC., as Grantor

TO

[TRUSTEE — must be individual — To be provided by Lender], as Trustee

FOR THE BENEFIT OF AND TO

RESOURCE CAPITAL FUND V L.P., as Beneficiary

Dated November [•], 2013

ARTICLE I.

GRANTING CLAUSES; SECURED INDEBTEDNESS

Section 1.1.  Grant.  URI, INC., a corporation (herein called “Grantor”), for and in consideration of the sum of One Hundred Dollars ($100.00) to Grantor in hand paid, and in order to secure the payment of the secured indebtedness hereinafter referred to and the performance of the obligations, covenants, agreements, warranties and undertakings of Grantor hereinafter described, does hereby GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN AND SET OVER to                                                 , Trustee (the “Trustee”), and grant to Trustee a POWER OF SALE (pursuant to this Instrument and applicable law) with respect to all of Grantor’s right, title and interest in and to the following described properties, rights, and interests (collectively, the “Collateral”):

(a)                                 All lands and real property, including all leasehold, option rights, mineral interests, unpatented mining claims (lode and placer), unpatented millsites, tunnel sites and rights, amended claims, relocated claims, leases and subleases (howsoever named or characterized), licenses of use, exploration agreements, joint venture agreements, royalties, net profits interests, production payments, net smelter return royalties and other real property interests (whether surface, underground, mineral, or other), as more particularly described on Exhibit A attached hereto and incorporated herein by reference (collectively, the “Lands”), including any extensions or renewals thereof;

(b)                                 All buildings, structures, mills, crushers, facilities, offices, shops, tanks, pipelines, replacements, furnishings, fixtures, fittings and other improvements and property of every kind and character now or hereafter located or erected on the Lands, together with all building or construction materials, equipment, appliances, machinery, plant equipment, fittings, apparati, fixtures and other articles of any kind or nature whatsoever now or hereafter found on, affixed to or attached to the Lands, including (without limitation) all motors, boilers, engines and devices for the operation of pumps, and all heating, electrical, lighting, power, plumbing, air conditioning, refrigeration and ventilation equipment (collectively, the “Improvements”);

(c)                                  All processed and unprocessed metallic and nonmetallic ore, including uranium and uranium ore minerals, and all other locatable minerals located in, or under all or any part of the Lands or otherwise produced therefrom (“Ore”), including “As-Extracted Collateral” as defined in TEX. BUS. & COM. CODE § 9.102(6) of the Texas Uniform Commercial Code (the “UCC”), all whether in-place, extracted, produced, processed, stored or otherwise severed (collectively, the “Minerals”), and all liens and security interests securing payment of the proceeds of the Minerals, including those liens and security interests provided for under (i) statutes enacted in the jurisdictions in which the Lands are located, or (ii) statutes made applicable to the Lands under federal law (or some combination of federal and state law);

(d)                                 All water, water rights (whether vested, certificated, permitted or otherwise, whether or not adjudicated, and whether or not with a place of use or point of diversion on the Lands), water right applications, reservoirs and reservoir rights, ditches and ditch rights, irrigation systems and irrigation rights, wells, well permits and other rights of use appertaining or belonging to or used in connection with the Lands and all wells, pumps, pumping stations, machinery and equipment associated therewith, and all shares of stock or similar interest (if any) evidencing reservoir, ditch, irrigation or other water rights or rights of use (collectively, the “Water Rights”);

(e)                                  All rights of way, easements, licenses, profits, privileges, tenements, hereditaments, appurtenances, roads, trails, transportation improvements, and other access rights or rights of use appertaining or belonging to or used in connection with the Lands, the Water Rights and/or the Improvements (collectively, the “Access Rights”);

(f)                                   All approvals, authorizations, licenses, permits, consents, variances, land use entitlements, applications, plans, bonds, filings or registrations by, with or from any governmental authority (federal, state or local) or other person associated with or necessary for the use or development of all or any portion of the Lands, Minerals, Improvements, Water Rights or Access Rights and all bonds, letters of credit and other financial accommodations that secure the performance of the foregoing (collectively, the “Permits”);

(g)                                  All accounts, accounts receivable, contracts and contract rights, option and purchase rights, agreements, documents, instruments, income, receipts, revenues, earnings, rents, profits, deposits, security deposits, royalties and revenue arising from the use or enjoyment of all or any portion of the Lands, the Improvements or other Collateral, from the production, crushing, milling, treatment, storage, marketing, hedging, sale or transfer of all or any portion of the Minerals and from the use, sale, assignment, conveyance or transfer of all or any portion of any other Collateral (collectively, the “Accounts”);

(h)                                 All records, data, reports and information relating to or associated with all or any portion of the Lands, the Minerals or the Water Rights, including maps, surveys, drilling data, drill logs, core samples and core data, technical, engineering and permitting information and reports, and all geological, metallurgical, geophysical, geochemical and analytical data and reports;

(i)                                     All goods, machinery, equipment, drilling rigs and equipment, facilities, parts, supplies, power lines, tools, vehicles, rolling stock, furnishings, apparatus, inventory, fixtures and other personal property of every kind and nature, howsoever defined and whether or not attached or affixed in any manner to any building, structure or Improvement on the Lands (collectively, the “Personal Property”);

(j)                                    All goodwill, trademarks, trade names, option rights, purchase contracts, contract rights, books and records and general intangibles of the Grantor relating to the Lands, and all accounts, contract rights, instruments, chattel paper and other rights of the Grantor for payment of money for property sold or lent, for services rendered, for money lent, or for advances or deposits made, all building permits, governmental permits, licenses and authorizations related to the Lands, any other agreements now or in the future existing respecting the management and operations performed on the Lands, all amendments or modifications to any of the foregoing, and any other management agreements, leasing agreements and any maintenance and service contracts, and any other intangible property of the Grantor related to the Lands;

(k)                                 All contracts, if any, now in effect or hereafter entered into by the Grantor, for the sale, purchase, exchange, supply, handling, processing, refining, beneficiation and/or transportation of Ore produced from all or any part of the Lands or from any other lands any production from which, or profits or proceeds from such production, is attributable to any interest in the Lands (the “Contracts”), including, without limitation, those Contracts described on Exhibit B attached hereto;

(l)                                     All refunds, rebates, reimbursements, reserves, deferred payments, deposits, cost savings, governmental subsidy payments, governmentally-registered credits (such as emissions reduction credits) and payments of any kind due from or payable by (i) any federal, state, municipal or other governmental or quasi-governmental agency, authority or district (a “Governmental Agency”) or (ii) any insurance or utility company relating to any or all of the Lands;

(m)                             All refunds, rebates, reimbursements and payments of any kind due from or payable by any Governmental Agency for any taxes, assessments, or governmental or quasi-governmental charges or levies imposed upon Grantor with respect to the Collateral or any part thereof;

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(n)                                 All rights of the Grantor to plans and specifications, designs, drawings and other matters prepared for any construction or improvements in or on the Lands; and

(o)                                 All of Grantor’s rights, estates, powers and privileges appurtenant to any of the foregoing.

TO HAVE AND TO HOLD the Collateral unto Trustee, and its successors or substitutes, IN TRUST, for the benefit of Resource Capital Fund V L.P. (“Beneficiary”), upon the terms, provisions and conditions herein set forth.  Grantor will warrant and defend title to the Property (as hereinafter defined), free and clear of all liens, security interests, and encumbrances except for Permitted Liens (as defined in the Loan Agreement referred to below) against the claims and demands of all persons claiming or to claim the same or any part thereof.

Section 1.2.  Scope of Deed of Trust.  This Instrument is a deed of trust covering both real and personal property, a security agreement, a financing statement and an assignment of production, rents and leasehold interests, and also covers goods which are or are to become fixtures, as-extracted collateral, and all proceeds thereof.

Section 1.3.  Grant of Security Interest.  In order to further secure the payment of the secured indebtedness hereinafter referred to and the performance of the obligations, covenants, agreements, warranties, and undertakings of Grantor hereinafter described, Grantor hereby grants to Beneficiary a first and prior continuing security interest in all Collateral constituting personal property, now owned or hereafter acquired by the Grantor, and in all Proceeds thereof (as defined below).  Grantor, without limiting the foregoing provisions of this Section 1.3, stipulates that the grant made by this Section 1.3 includes a grant of a security interest in all Minerals extracted or produced from or otherwise attributable to or severed from the Lands and in the Proceeds resulting from sale of such Minerals, such security interest to attach to such Minerals as-extracted, at the minehead of any mine located thereon, and to the Accounts resulting from such sales.  “Proceeds” shall have the meaning given to such term in Article 9 of the UCC, and includes whatever is received or receivable upon the sale, exchange, collection or other disposition of the Collateral and insurance payable or damages or other payments by reason of loss or damage to the Collateral, and all additions thereto, substitutions and replacements thereof or accessions thereto. The Collateral and the proceeds of the Collateral are herein sometimes collectively called the “Property”.

Except as otherwise expressly provided in this Instrument, all terms in this Instrument relating to the Property and the grant of the foregoing security interest which are defined in the UCC as enacted from time to time shall have the meanings assigned to them in Article 9 (or, absent definition in Article 9, in any other Article) of the UCC, as those meanings may be amended, revised or replaced from time to time.  Notwithstanding the foregoing, the parties intend that the terms used herein which are defined in the UCC have, at all times, the broadest and most inclusive meanings possible.  Accordingly, if the UCC shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the UCC in effect on the date of this Instrument, then such term, as used herein, shall be given such broadened meaning.  If the UCC shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the UCC in effect on the date of this Instrument, such amendment or holding shall be disregarded in defining terms used in this Instrument.

Section 1.4.  Pledge and Assignment.  Grantor hereby grants and makes a common law pledge and assignment to Beneficiary of all Refinery Accounts (defined below) and all credit balances therein from time to time.  “Refinery Accounts” means any account or allocation, and the credit balances in dollars or Minerals therein, of or for the benefit of Grantor at or with any refinery or processing facility to

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which Minerals severed from or attributable to the Lands are delivered or held, expressly including all accounts of the Grantor presently in effect, or hereafter constituted, at [•].

Section 1.5.  Loan Documents and Other Obligations.  This Instrument is made to secure and enforce the payment and performance of the following obligations, indebtedness, loans, and liabilities (collectively, the “Secured Obligations”):

(a)                                 All indebtedness and other obligations of Uranium Resources Inc., a Delaware corporation and affiliate of Grantor (herein called “Borrower”), now or hereafter incurred or arising pursuant to the provisions of that certain Loan Agreement dated of even date herewith among Borrower, as borrower, Grantor and the other direct and indirect Subsidiaries of Borrower from time to time party thereto, as guarantors, and Resource Capital Fund V L.P., as lender, and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (such Loan Agreement as the same may from time to time be supplemented, amended, restated, amended and restated or modified, and all other agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part, being herein called the “Loan Agreement”);

(b)                                 The Loan (as defined in the Loan Agreement and used with the same meaning herein) in the aggregate principal amount of $15,000,000 that may be made from time to time by Beneficiary to Borrower pursuant to the Loan Agreement, and all promissory notes evidencing such Loan, bearing interest as now or hereafter provided in the Loan Agreement;

(c)                                  All indebtedness and other obligations of Grantor now or hereafter incurred or arising pursuant to the provisions of that certain Guarantee dated of even date herewith made by Grantor and certain affiliates of Grantor in favor of Beneficiary and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (such Guarantee as the same may from time to time be supplemented, amended or modified, and all other agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part, the “Guarantee”);

(d)                                 All other “Obligations” as defined in the Loan Agreement and all other indebtedness, covenants, and other obligations now or hereafter incurred or arising pursuant to the provisions of the Loan Agreement, the Guarantee, this Instrument or any other instrument, either primarily or secondarily, absolutely or contingently, directly or indirectly, jointly, severally, or jointly and severally, and whether matured or unmatured, and whether or not created after payment in full of the Secured Obligations if this Instrument shall not have been released of record by Beneficiary, now or hereafter evidencing, governing, guaranteeing or securing the “secured indebtedness” (as hereinafter defined) or any part thereof or otherwise executed in connection with any advance or loan evidenced or governed by the Loan Agreement (the Loan Agreement, the Guaranty, this Instrument and such other instruments being herein sometimes collectively called the “Loan Documents”); and

(e)                                  Without limiting the generality of the foregoing, this Instrument secures the payment of all amounts that constitute part of the secured indebtedness and would be owed by Borrower or Grantor to Beneficiary under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Borrower or Grantor.

Section 1.6.  Secured Indebtedness.  The indebtedness referred to in Section 1.5, and all renewals, extensions and modifications thereof, and all substitutions therefor, in whole or in part, are herein sometimes referred to as the “secured indebtedness” or the “indebtedness secured hereby.”

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Section 1.7.   Limit on Secured Indebtedness.  Notwithstanding any other provision of this Instrument, the liability of Grantor hereunder and under each other Loan Document to which it is a party shall be limited to the maximum liability that Grantor may incur without rendering this Instrument and such other Loan Documents subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any applicable state or federal law.

ARTICLE II.

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.1.   Grantor represents, warrants, and covenants as follows:

(a)                                 Title and Liens.

(i)                                     Exhibit A attached hereto and incorporated herein accurately and completely sets forth and describes all real property owned, held or controlled by the Grantor, including all fee interests, mineral interests, patented mining claims, unpatented mining claims, unpatented millsite claims, leasehold interests, option rights and other real property interests, and such Exhibit A is in a form that, when appended to this Instrument, is adequate and sufficient for acceptance by Duval County, Texas for the recording of real property instruments;

(ii)                                  Grantor has good and marketable title to an undivided one hundred percent (100%) of all fee lands, mineral interests, patented mining claims, and unpatented mining claims and millsite claims set forth on Exhibit A to this Instrument, which title is, subject to Permitted Liens, superior and paramount to any adverse claim or right of title which may be asserted, subject only to the paramount title of the United States as to any unpatented mining claims and millsite claims and the rights of third parties to the lands within such unpatented mining claims pursuant to the Multiple Mineral Development Act of 1954 and the Surface Resources and Multiple Use Act of 1955.  With respect to any lease or option to purchase identified on Exhibit A, each such lease creates a valid and subsisting leasehold estate in the lands described in such lease and each option creates a valid right to purchase the lands described in such option, each such lease and option is in full force and effect, no event has occurred that, with the giving of notice or the passage of time, would constitute a default under such lease or option and all rent, royalties or other payments due under such lease or option have been timely paid;

(iii)                               With respect to the unpatented mining claims and unpatented millsite claims listed on the attached Exhibit A: (A) Grantor is in exclusive possession thereof, free and clear of all Liens, claims, encumbrances or other burdens on production, other than Permitted Liens; (B) all such claims were located, staked, filed and recorded on available public domain land in compliance with all applicable state and federal laws and regulations; (C) assessment work, intended in good faith to satisfy the requirements of state and federal laws and regulations and generally regarded in the mining industry as sufficient, for all assessment years up to and including the assessment year ending September 1, 1992, was timely and properly performed on or for the benefit of the claims, and affidavits evidencing such work were timely recorded; (D) claim rental and maintenance fees required to be paid under federal law in lieu of the performance of assessment work, in order to maintain the claims commencing with the assessment year ending on September 1, 1993 and through the assessment year ending on September 1, 2013, have been timely and properly paid, and affidavits or other notices evidencing such payments and required under federal or state laws or regulation have been timely and properly filed and recorded; (E) all filings with the BLM with respect to such claims which are required under Federal Land Policy and Management Act of 1976 have been timely and properly made; and (F) there are no actions

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or administrative or other proceedings pending or to the best of Grantor’s knowledge threatened against or affecting any of the claims.  In addition, with respect to each of the unpatented mining claims listed on Exhibit A, Grantor represents that, to its knowledge, such unpatented mining claims have been relocated or remonumented as necessary, and that evidence of such relocation or remonumentation has been timely and properly recorded;

(iv)                              As to the patented mining claims listed on Exhibit A, and except as otherwise indicated on Exhibit A: (A) Grantor owns an undivided one hundred percent (100%) interest in those claims free and clear of all liens, claims, encumbrances, royalties or other burdens on production, except for Permitted Liens; (B) Grantor is in exclusive possession of those claims; and (C) there are no actions or administrative or other proceedings pending or to Grantor’s knowledge threatened against those claims;

(v)                                 Grantor has good and marketable title to the Improvements and the Personal Property.  All Improvements and Personal Property owned or held by Grantor are in a state of repair adequate for normal operations and are in all material respects in good working order and condition for the conduct of the business of Grantor as such business is presently being conducted;

(vi)                              All utility services, means of transportation, ingress and egress roadways, easements, servitudes, rights of passage, facilities, water rights and other materials necessary for the operation of and access to the Lands (including, without limitation, gas, electrical, water supply and sewage services and facilities) are available on commercially reasonable terms in compliance with all applicable legal requirements, and Grantor is not aware of any information that would lead it to believe that any of the foregoing will not be available in the future; and

(vii)                           Except as otherwise set forth on Exhibit A, the Lands are not subject to any leases or other agreements burdening or otherwise associated with such Lands, and, there are no Royalties (as defined below) burdening or otherwise associated with such Lands. For purposes hereof, “Royalties” shall mean any amount payable as a share of the product or profit from the Lands or any Minerals produced therefrom and includes without limitation, production payments, net profits interests, net smelter return royalties, landowner’s royalties, minimum royalties, overriding royalties and royalty bonuses.

(b)                                 Due Organization, Good Standing and Authority.  Grantor is duly organized, validly existing and in good standing under the laws of [•] and is qualified to do business in Texas and every other jurisdiction where necessary in light of its business and properties.  Grantor has full power, authority and legal right (i) to own or lease its assets and properties (including the Lands) and to conduct its business as now being conducted, and (ii) to enter into its obligations under this Instrument and each other agreement, document and instrument executed or to be executed by it pursuant hereto or in connection herewith and to perform the terms hereof and thereof applicable to it.

(c)                                  Authorization and No Conflict.  The execution and delivery by Grantor of this Instrument, and the performance of all transactions contemplated hereby and the fulfillment of and compliance with the terms of this Instrument, have been duly authorized by all necessary action, corporate, partnership or otherwise, and do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) give any third party any right to accelerate any obligation under, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to (A) the operating agreement or other constating documents of Grantor, (B) any law, statute or

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rule, or (C) any agreement, instrument, order, judgment or decree to which Grantor is subject or by which any of its properties are bound.

(d)                                 No Other Assets.  The Collateral constitutes all of the properties and assets, tangible or intangible, real or personal, which are used in the conduct of the business of Grantor, as such business is presently being conducted and as pertains to the Lands.  No other material properties or assets, whether or not owned by Grantor, are required for the operation of such business or the Lands as presently being operated or developed.  All such properties and assets are owned free and clear of all clouds to title and of all Liens, except Permitted Liens or Liens permitted under the provisions of this Instrument.

(e)                                  Financing Statements.  There is not and will not be any unexpired financing statement covering any part of the Collateral on file in any public office naming any party other than Beneficiary as secured party and other than Permitted Liens.

(f)                                   Not a Foreign Person.  Grantor is not a “foreign person” within the meaning of the Internal Revenue Code of 1986, as amended (hereinafter called the “Code”), Sections 1445 and 7701 (i.e. Grantor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and any regulations promulgated thereunder).

(g)                                  Compliance with Laws.  With respect to the Lands and operations thereon, Grantor has complied in all material respects with all applicable local, state and federal laws, including Environmental Laws (as defined in the Loan Agreement), and regulations relating to the operation of the Lands, and Grantor is not aware of any investigation (other than a routine inspection) of Grantor or the Lands by any local, state or federal agency with respect to enforcement of such laws and regulations.  The existing and planned use of the [•] Project (as defined in the Loan Agreement) complies or will comply with all applicable legal requirements, including but not limited to applicable regulations and restrictive covenants affecting the Lands, as well as all environmental, ecological, landmark and other applicable laws and regulations; and all requirements for such use have been satisfied to the extent necessary for the current operations involving the Lands.  No release, emission or discharge into the environment of hazardous substances, as defined under any Environmental Law, has occurred or is presently occurring or will occur in operating the [•] Project in its intended form in excess of federally or state permitted releases or reportable quantities, or other concentrations, standards or limitations under the foregoing laws or under any other federal, state or local laws, regulations or governmental approvals in connection with the construction, operation, ore treatment, heap leaching, fuel supply, power generation and transmission or waste disposal, or any other operations or processes relating to the [•] Project, other than as allowed by or in compliance with applicable federal, state and local laws.  The Lands and Grantor’s use and proposed use thereof are not and will not be in violation of any environmental, occupational safety and health or other applicable law now in effect, the effect of which violation, in any case or in the aggregate, would materially adversely affect the Lands or Grantor’s use thereof, or which, in any case or in the aggregate, would impose a material liability on Beneficiary or jeopardize the interest of Beneficiary in the Collateral.  Grantor has no knowledge of any past or existing violations of any such laws, ordinances or regulations issued by any governmental authority.

(h)                                 Licenses and Permits.  Grantor has obtained all licenses, operating bonds, permits, authorizations and approvals from all governments, governmental commissions, boards and other agencies required in respect of its present use of and operations on the Lands.

(i)                                     No Approvals.  No authorization or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or other person or entity is required for the due execution, delivery and performance by Grantor under this Instrument.

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(j)                                    Validity.  This Instrument is, and when delivered hereunder will be, the legal, valid and binding obligation of Grantor enforceable against Grantor in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or law).

(k)                                 Litigation.  There is no action, suit or proceeding at law or in equity, by or before any governmental or regulatory authority, court, arbitral tribunal or other body now pending (or, to the knowledge of Grantor, threatened) against or affecting Grantor, the Lands or any of the other Collateral which may materially adversely impact Grantor or its business or the Lands or otherwise affect the legality, validity or enforceability of this Instrument.

(l)                                     Payment of Taxes.  Grantor has filed or caused to be filed all federal, state and local tax returns which to the knowledge of Grantor are required to be filed and has paid or caused to be paid all taxes as shown on such returns or any assessment received by Grantor to the extent that such taxes or assessments have become due, except such as may be diligently contested in good faith and by appropriate proceedings or as to which a bona fide dispute may exist and for which adequate reserves are being maintained.

Section 2.2.   Affirmative Covenants.  Grantor covenants and agrees that so long as any of the Secured Obligations secured hereby remain unpaid or outstanding (except as specifically set forth in the Loan Agreement):

(a)                                 Performance on Grantor’s Behalf.  Grantor agrees that, if Grantor fails to perform any act or to take any action which hereunder Grantor is required to perform or take, or to pay any money which hereunder Grantor is required to pay, Beneficiary, in Grantor’s name or its own name, may, but shall not be obligated to, perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by Beneficiary and any money so paid by Beneficiary shall be a demand obligation owing by Grantor to Beneficiary (which obligation Grantor hereby expressly promises to pay) and Beneficiary, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment.  Each amount due and owing by Grantor to Trustee and/or Beneficiary pursuant to this Section 2.2 or other sections of this Instrument that specifically refer to this Section 2.2 shall bear interest each day, from the date of such expenditure or payment until paid, at the Applicable Interest Rate (as defined in the Loan Agreement) in effect with respect to the Loan; all such amounts, together with such interest thereon, shall be a part of the secured indebtedness and shall be secured by this Instrument.

(b)                                 Recording.  Grantor will cause this Instrument and all amendments and supplements thereto and substitutions therefor and all financing statements and continuation statements relating thereto to be recorded, filed, re-recorded and refiled in such manner and in such places as Trustee or Beneficiary shall reasonably request and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

(c)                                  Reporting Compliance.  Grantor agrees to comply with any and all reporting requirements applicable to the transaction evidenced by the secured indebtedness which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority, and further agrees upon request of Beneficiary to furnish Beneficiary with evidence of such compliance.

(d)                                 Due Payment.  Grantor will promptly pay when due, or within any applicable grace periods with respect thereto, any and all amounts for which it is obligated under the terms of the

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Loan Agreement, this Instrument and each other Loan Document and will comply with all of the terms and provisions thereof and hereof.

(e)                                  Perfection; Maintenance of Liens.  Grantor shall promptly, at Grantor’s own expense and insofar as not contrary to applicable law, execute such documents and provide such authorizations as Beneficiary may request so that Beneficiary may file and refile in such offices, at such times and as often as may be necessary, any instrument as may be necessary to create, perfect, maintain and preserve the lien and security interest intended to be created hereby and the rights and remedies hereunder; shall promptly furnish to Beneficiary evidence satisfactory to Beneficiary of all such filings and refilings; and otherwise shall do all things necessary or expedient to be done to effectively create, perfect, maintain and preserve the liens and security interests intended to be created hereby as a valid lien of first priority on real property and fixtures and a perfected security interest in personal property and fixtures, subject to Permitted Liens.  Grantor hereby authorizes Beneficiary to file this Instrument and one or more financing or continuation statements, and amendments thereto, relative to any or all of the Collateral.

(f)                                   Maintenance of Lands.  Grantor will (i) cause each of the Water Rights and Access Rights owned, held or hereafter acquired by or for Grantor and necessary or appropriate to the operation of a mine or mines upon the Lands to be kept in full force and effect by the payment of whatever sums may become payable and by the fulfillment of whatever other obligations, and the performance of whatever other acts may be required to the end that forfeiture or termination of each such interest shall be prevented unless the termination, forfeiture or other relinquishment of the interest is authorized by any operating plan or plan of operations then in effect thereunder, (ii) conduct all drilling, mining, exploratory work and related operations and activities in accordance with applicable federal, state and local laws and good and minerlike practice, (iii) maintain Grantor as the sole owner of, and retain exclusive possession of, all mining and millsite claims, free and clear of all Liens, subject only to the paramount title of the United States, Permitted Liens and, in the case of a leased mining or millsite claim, the lessor of such leases, (iv) timely pay all required federal claim maintenance fees, and timely record and file in the appropriate county and federal offices adequate affidavits and notices of timely payment of such fees, and amend, relocate, and locate new mining claims with respect to those unpatented mining claims as reasonably necessary to protect Grantor’s and Beneficiary’s interest in the Collateral, (v) timely make all payments and perform all obligations to prevent the forfeiture or termination of any portion of the Lands, (vi) permit  Beneficiary, through their employees, representatives and agents, to enter upon the Lands at any time, subject to appropriate safety procedures, for the purpose of investigating and inspecting the condition and operation of the Collateral, and do all other things necessary or proper to enable  Beneficiary to exercise this right upon reasonable notice at such times as  Beneficiary may reasonably request, and (vii) do all other things necessary to preserve and maintain the right, title and interest of Beneficiary in the Collateral.  Grantor shall not abandon all or any portion of the Lands that is producing or capable of commercial production or forfeit, surrender or release any lease, sublease, operating agreement or other agreement or instrument comprising or affecting the Collateral.

(g)                                  Maintenance of Unpatented Claims.  To the extent not otherwise addressed herein, Grantor covenants and agrees to timely pay all claim maintenance fees, to timely make all filings and recordings, including affidavits of payment, and to otherwise timely take all other necessary actions and pay such amounts relating to the preservation, maintenance, continuance and validity of unpatented mining claims and unpatented millsite claims as may be required by any federal, state or local governmental authority, including payment of claim maintenance fees to the U.S. Bureau of Land Management on or before July 15th of each year.  Grantor further covenants and agrees to provide Beneficiary, on or before August 1st of each year, written notice and evidence of the payment of such claim maintenance fees for such unpatented claims.  In the event that Beneficiary has not received the notice and evidence described in the preceding sentence by August 1st, Beneficiary may, on behalf of

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Grantor, make and pay any claim maintenance fees, in which event Grantor shall promptly reimburse Beneficiary for any such fees, with interest at the Applicable Interest Rate, in addition to any costs and expenses incurred in making such payments, and all such amounts shall be Secured Obligations hereunder.

(h)                                 Maintenance of Collateral.  Grantor will keep all Improvements, Personal Property, inventory and fixtures of every kind now or hereafter included in the Collateral in good working order and condition (ordinary wear and tear excepted), and all repairs, renewals, replacements, additions, substitutions and improvements needful to such end shall be promptly made. Grantor will comply fully with all of the terms and conditions of all leases, agreements and other instruments of title and all Access Rights and privileges necessary for the proper operation of such leases and instruments, and otherwise do all things necessary to keep Grantor’s rights and Beneficiary’s interest in the Collateral unimpaired.

(i)                                     Compliance with Laws and Permits.  Grantor will (i) comply with all lawful rulings and regulations of each regulatory authority having jurisdiction over Grantor or the Lands; (ii) conduct any and all operations and activities on the Lands in compliance with applicable federal, state and local laws, rules and regulations and with all Permits; (iii) reclaim the Lands in accordance with applicable federal, state and local laws, rules and regulations and all Permits; and (iv) obtain and maintain in full force and effect all Permits necessary or appropriate for the use or operation of the Collateral or activities on the Lands, in each case as currently conducted.

(j)                                    Payment of Obligations.  Grantor will pay when due all liabilities and obligations of any nature, including all liabilities and obligations for labor, material, equipment and contracted services, incurred in or arising from the administration, operation or use of the Lands and the other Collateral.

(k)                                 Protection of Collateral.  Grantor will protect every part of the Collateral from removal, destruction and damage, and will protect the same from the doing or suffering to be done of any act, other than the use of the Collateral as hereby contemplated, whereby the value of the Collateral may be lessened.

(l)                                     Insurance.  Grantor will carry (i) workmen’s compensation insurance covering persons who are employed by or for the benefit of the [•] Project in compliance with applicable laws, and (ii) other insurance as required under the Loan Agreement.  In the event of foreclosure of this Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the secured indebtedness, all right, title and interest of Grantor in and to such policies then in force concerning the Property and all proceeds payable thereunder shall, to the maximum extent permitted under applicable law, thereupon vest in the purchaser at such foreclosure or other transferee in the event of such other transfer of title.

(m)                             Further Assurances.  Grantor will, on request of Beneficiary, (i) promptly correct any defect, error or omission which may be discovered in the contents of this Instrument, or in any other Loan Document, or in the execution or acknowledgment of this Instrument or any other Loan Document; and (ii) execute, acknowledge, deliver and record and/or file such further instruments (including further deeds of trust, mortgages, security agreements, financing statements, continuation statements, and assignments of production, accounts, funds, contract rights, general intangibles, and proceeds) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Instrument and the other Loan Documents and to more fully identify and subject to the liens and security interests hereof any property intended to be covered hereby, including any renewals, additions, substitutions, replacements, or appurtenances to the Property.  Grantor shall pay all reasonable costs connected with any of the foregoing.

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(n)                                 Defend Title.  Grantor warrants and shall forever defend the Collateral against every person whomsoever lawfully claiming the same or any part thereof, and Grantor shall maintain and preserve the lien and security interest herein created until this Instrument has been terminated and released as provided herein.  If the title or the right of Grantor or Beneficiary to the Lands or any other Collateral or any part thereof shall be challenged or attacked, either directly or indirectly, or if any legal proceedings are commenced against Grantor or all or any portion of the Lands, Grantor shall promptly give written notice thereof to Beneficiary and, at Grantor’s own expense, shall proceed diligently to defend against any such attack or proceedings, and Beneficiary and Trustee, or either of them, may take such independent action in connection therewith as either of them may, in its reasonable discretion, deem advisable to protect its interest in the Collateral, and all costs, expenses and reasonable attorneys’ fees incurred by Beneficiary and Trustee in connection therewith shall be a demand obligation owing by Grantor, and shall bear interest at the Applicable Interest Rate from the date such expenses are incurred until paid, and shall be part of the Secured Obligations.

(o)                                 Change in General Mining Law.  In the event of the repeal or modification of the current General Mining Law of 1872 during the term of this Instrument, such that the interest of Grantor in those lands which are material to the exploration, development or operation of the Lands is affected, modified or transformed, Grantor will use its best efforts to retain its interest in those lands and will consult with Beneficiary to determine how best to preserve the interest of Grantor and the interest of  Beneficiary in the affected Collateral, and Grantor shall take no action, which in the reasonable opinion of Beneficiary or their counsel could adversely affect or impair their interest in the Collateral or under this Instrument.

(p)                                 Information.  Grantor shall promptly furnish to Beneficiary such information concerning Grantor, Grantor’s business affairs and financial condition, the Collateral and the operations and financial condition of Grantor, as Beneficiary may reasonably request.

(q)                                 Access.  Grantor shall keep proper books, records and accounts in which complete and correct entries shall be made of Grantor’s transactions in accordance with generally accepted accounting principles, and shall keep the records concerning the accounts and contract rights included in the Collateral at Grantor’s place of business, and Beneficiary shall have the right to inspect such records, and Grantor shall furnish copies upon reasonable request and upon reasonable notice in accordance with the Loan Agreement.

Section 2.3.   Negative Covenants.  Grantor covenants and agrees that, so long as any of the Secured Obligations secured hereby remains unpaid or outstanding, Grantor shall not, either directly or indirectly:

(a)                                 No Disposition of Collateral.  Except as permitted under the Loan Agreement, sell, transfer, assign, convey or otherwise dispose of all or any part of the Collateral.

(b)                                 No Debt.  Except as permitted under the Loan Agreement, incur, create, issue, assume or permit any borrowing or indebtedness to exist or incur, create or enter into any guaranty of any obligation of any other person or entity.

(c)                                  No Liens.  Except as permitted under the Loan Agreement, incur, create, grant, assume, allow or suffer to exist any Lien on all or any part of the Lands or any other Property, except Permitted Liens.

(d)                                 Changes in Business.  Except as permitted under the Loan Agreement, liquidate or dissolve, or enter into any consolidation, merger, amalgamation, or sale or enter into any partnership,

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joint venture or other combination, where such transaction involves a contribution by Grantor of all or a significant portion of the Collateral, or sell, lease or dispose of its business or the assets of Grantor.

ARTICLE III.

ASSIGNMENT OF PRODUCTION, RENTS, AND LEASEHOLD INTEREST

Section 3.1.   Assignment of Production.  As further security for the payment and performance of the Secured Obligations, Grantor hereby absolutely and unconditionally assigns and transfers to Beneficiary, effective upon and during the continuance of an Event of Default, all Minerals (and the Proceeds therefrom) which are produced, extracted or severed from or attributable to the Lands and, effective automatically upon and during the continuance of an Event of Default, Grantor hereby transfers, assigns, warrants and conveys to Beneficiary all Minerals (and the Proceeds therefrom) which are produced, extracted or severed from or attributable to the Lands.  Upon the occurrence and during the continuance of an Event of Default, all persons producing, purchasing or receiving such Minerals or the Proceeds therefrom are authorized and directed to treat Beneficiary as the person entitled in Grantor’s place and stead to receive the same; and further, those persons will be fully protected in so treating Beneficiary and will be under no obligation to see to the application by Beneficiary of any Proceeds received by it.  Grantor agrees that, if, after the occurrence and during the continuance of an Event of Default, any Proceeds from such Minerals are paid to Grantor, such proceeds shall constitute trust funds in the hands of Grantor, shall be segregated from all other funds of Grantor and separately held by Grantor, and shall be forthwith paid over by Grantor to Beneficiary.  Upon the occurrence and during the continuance of an Event of Default, Grantor shall, if and when requested by Beneficiary, execute and file with any production purchaser a transfer order or other instrument declaring Beneficiary to be entitled to the Proceeds of severed Minerals and instructing such purchaser to pay such Proceeds to Trustee.  After the occurrence and during the continuance of an Event of Default, should any purchaser fail to make payment promptly to Trustee of the proceeds derived from the sale thereof, Beneficiary shall have the right, subject only to any contractual rights of such purchaser or any operator, to designate another purchaser to purchase and take such Products, without liability of any kind on Beneficiary in making such selection so long as ordinary care is used in respect thereof.

Section 3.2.   Assignment of Rents and Leasehold Interest.  As further security for the payment and performance of the Secured Obligations, Grantor hereby absolutely and unconditionally assigns and transfers to Beneficiary, all the leases, income, rent, issues, deposits, profits and proceeds of the Lands and the other Collateral to which Grantor may be entitled, whether now due or to become due, and hereby gives to and confers upon Beneficiary the right, power and authority to collect such income, rents, issues, deposits, profits and proceeds of the Lands and the other Collateral to which Grantor may be entitled, whether now due, past due or to become due.  This assignment constitutes an irrevocable direction and authorization of all tenants, account payors and other Persons, under any lease, contract, agreement or other Instrument to pay all income, rent, issues, deposits, profits and proceeds into an account specified by Beneficiary upon demand and without further consent or other action by Grantor.

Section 3.3.   Power-of-Attorney; Collection.  Grantor hereby irrevocably appoints Beneficiary its true and lawful attorney, at the option of Beneficiary upon the occurrence and during the continuance of an Event of Default, to demand, receive and enforce payment, to give receipts, releases, and satisfactions, and to sue, either in the name of Grantor or in the name of Beneficiary, for all such income, rents, issues, deposits, profits and proceeds and apply the same to the Secured Obligations secured hereby.  It is understood and agreed that neither the foregoing assignments in Sections 3.1 and 3.2 nor the exercise by Beneficiary of any of its rights or remedies under this Article III or otherwise hereunder shall be deemed to make Beneficiary a “trustee-in-possession” or otherwise responsible or liable in any manner with respect to the Collateral or the use, occupancy, enjoyment, or operation of all or any portion thereof.

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Notwithstanding anything to the contrary contained herein, so long as no Event of Default shall have occurred and be continuing, Grantor shall have a license to collect all Proceeds from the Collateral as trustee for the benefit of Beneficiary and shall apply such Proceeds in the following order of priority: (a) first, to the payment of the Secured Obligations then due and payable, and (b) second, to such other obligations or matters as Grantor may reasonably determine.  Upon the occurrence and during the continuance of an Event of Default, such license shall be deemed automatically revoked and any income, rents, issues, deposits, profits and proceeds received thereafter by Grantor shall be delivered in kind to Beneficiary.  Grantor hereby irrevocably constitutes and appoints Beneficiary its true and lawful attorney-in-fact to enforce in Grantor’s name or in Beneficiary’s name or otherwise all rights of Grantor and to do any and all things necessary and proper to carry out and implement the purposes hereof, which Beneficiary may exercise at any time after the occurrence and during the continuance of an Event of Default.

Section 3.4.   Grantor’s Payment Duties.  Nothing contained herein will limit Grantor’s duty to make payment on the Secured Obligations when the Proceeds received pursuant to this Article III are insufficient to pay the costs, interest, principal and any other portion of the Secured Obligations then owing, and the receipt of Proceeds pursuant hereto will be in addition to all other security now or hereafter existing to secure payment of the Secured Obligations.

Section 3.5.   Liability of Beneficiary.  Beneficiary has no obligation to enforce collection of any of the Proceeds or other amounts described in this Article III, and Beneficiary is hereby released from all liability and responsibility in connection therewith, except the responsibility to account to Grantor for Proceeds and other amounts actually received.

Section 3.6.   Indemnification.  Grantor agrees to indemnify and save and hold harmless  Beneficiary, their respective successors and affiliates and their respective directors, partners, managers, principals, officers, employees, agents, consultants and representatives (collectively, the “Indemnified Parties”) from and against all claims, actions, liabilities, losses, judgments, reasonable attorneys’ fees, costs and expenses and other charges of any description whatsoever (all of which are hereafter referred to in this Section 3.6 as “Claims”) made against or sustained or incurred by any such Indemnified Party as a consequence of the assertion, either before or after the payment in full of the Secured Obligations, that Beneficiary received Minerals, Proceeds or rents, profits, income or proceeds of Collateral pursuant to this Instrument, except to the extent any Claims arise out of any Indemnified Party’s gross negligence or willful misconduct.  The Indemnified Parties have the right to employ attorneys and to defend against any Claims and unless furnished with satisfactory indemnity, after notice to Grantor, the Indemnified Parties will have the right to pay or compromise and adjust all Claims in its sole reasonable discretion. Grantor shall indemnify and pay to the Indemnified Parties all amounts paid by any Indemnified Party in compromise or adjustment of any of the Claims or amounts adjudged against any Indemnified Party in respect of any of the Claims.  The liabilities of Grantor as set forth in this Section 3.6 will constitute Secured Obligations and will survive the termination of this Instrument.

Section 3.7.   Grantor’s Absolute Obligation to Pay Loans.  Nothing herein contained shall detract from or limit the obligations of Grantor under the Loan Documents, or with respect to any and all other secured indebtedness, at the time and in the manner provided herein and in the Loan Documents, regardless of whether the Production and Proceeds herein assigned are sufficient to pay the same, and the rights under this Article III shall be cumulative of all other rights under the Loan Documents.

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ARTICLE IV.

REMEDIES UPON DEFAULT

Section 4.1.   Default.  The term “default” as used in this Instrument shall mean the occurrence of an “Event of Default” as defined in the Loan Agreement.

Section 4.2.   Acceleration of Secured Indebtedness.  Upon the occurrence and during the continuance of a default, the secured indebtedness may be (and in certain circumstances shall automatically be) accelerated as provided in the Loan Agreement.

Section 4.3.   Pre-Foreclosure Remedies.  Upon the occurrence and during the continuance of a default, Beneficiary is authorized, prior or subsequent to the institution of any foreclosure proceedings, to enter upon the Property, or any part thereof, and to take possession of the Property and all books and records relating thereto, and to exercise without interference from Grantor any and all rights which Grantor has with respect to the management, possession, operation, protection or preservation of the Property.  If necessary to obtain the possession provided for above, Beneficiary may invoke any and all remedies to dispossess Grantor.  Grantor agrees to peacefully surrender possession of the Property upon default if requested by Beneficiary or Trustee.  All costs, expenses and liabilities of every character incurred by Beneficiary in managing, operating, maintaining, protecting or preserving the Property shall constitute a demand obligation (which obligation Grantor hereby expressly promises to pay) owing by Grantor to Beneficiary and shall bear interest from date of expenditure until paid at the Applicable Interest Rate, all of which shall constitute a portion of the secured indebtedness and shall be secured by this Instrument and by any other instrument securing the secured indebtedness.  In connection with any action taken by Beneficiary or Trustee pursuant to this Section 4.3, NEITHER BENEFICIARY NOR TRUSTEE SHALL BE LIABLE FOR ANY LOSS SUSTAINED BY GRANTOR RESULTING FROM ANY ACT OR OMISSION OF BENEFICIARY OR TRUSTEE (INCLUDING BENEFICIARY’S OR TRUSTEE’S OWN NEGLIGENCE) IN MANAGING THE PROPERTY UNLESS SUCH LOSS IS CAUSED BY THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR BAD FAITH OF BENEFICIARY OR TRUSTEE, and neither Beneficiary nor Trustee shall be obligated to perform or discharge any obligation, duty or liability of Grantor arising under any agreement forming a part of the Property or arising under any Permitted Lien (as defined in the Loan Agreement) or otherwise arising.  Grantor hereby assents to, ratifies and confirms any and all actions of Beneficiary and Trustee with respect to the Property taken under this Section 4.3, other than gross negligence, willful misconduct, or bad faith of Beneficiary or Trustee.

Section 4.4.   Foreclosure.

(a)                                 Upon the occurrence and during the continuance of a default, Trustee is authorized and empowered and it shall be Trustee’s special duty at the request of Beneficiary to sell the Collateral, or any part thereof, as an entirety or in parcels as Beneficiary may elect, at such place or places and otherwise in the manner and upon such notice as may be required by law or, in the absence of any such requirement, as Trustee may deem appropriate.  If Trustee shall have given notice of sale hereunder, any successor or substitute Trustee thereafter appointed may complete the sale and the conveyance of the Property pursuant thereto as if such notice had been given by the successor or substitute Trustee conducting the sale.  Cumulative of the foregoing and the other provisions of this Section 4.4, as to any portion of the Collateral located in the State of Texas, such sales of all or any part of such Collateral shall be conducted at the courthouse of any county (whether or not the counties in which such Collateral is located are contiguous) in the State of Texas in which any part of such Collateral is situated, at public venue to the highest bidder for cash between the hours of ten o’clock a.m. and four o’clock p.m. on the first Tuesday in any month or at such other place, time and date as provided by the statutes of the State of Texas then in force governing sales of real estate under powers conferred by deed of trust, after having given notice of such sale in accordance with such statutes.

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A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT.  A POWER OF SALE MAY ALLOW BENEFICIARY OR TRUSTEE TO TAKE THE GRANTED PROPERTIES AND SELL THEM WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY GRANTOR UNDER THIS INSTRUMENT.

(b)                                 Upon the occurrence and during the continuance of a default, Beneficiary may exercise its rights of enforcement with respect to the Collateral under the UCC, as amended from time to time, or under the applicable Uniform Commercial Code or any other statute in force in any state to the extent the same is applicable law.  Cumulative of the foregoing and the other provisions of this Section 4.4:

(i)                                     Beneficiary may enter upon the Lands or otherwise upon Grantor’s premises to exclude Grantor therefrom or to take possession of, assemble and collect the Collateral, operate the Collateral or to render it unusable; and

(ii)                                  Beneficiary may require Grantor to assemble the Collateral and make it available at a place Beneficiary designates which is mutually convenient to allow Beneficiary or Trustee to take possession or dispose of the Collateral; and

(iii)                               written notice mailed to Grantor as provided herein at least ten (10) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made shall constitute reasonable notice; and

(iv)                              in the event of a foreclosure of the liens and/or security interests created or evidenced hereby, the Collateral, or any part thereof, may, at the option of Beneficiary, be sold, as a whole or in parts, together or separately (including where a portion of the Lands are sold, the Collateral related thereto may be sold in connection therewith); and

(v)                                 the expenses of sale provided for in clause FIRST of Section 4.7 shall include the reasonable expenses of retaking the Collateral, or any part thereof, holding the same and preparing the same for sale or other disposition.

Should, under this subsection, the Collateral be disposed of other than by sale, any proceeds of such disposition shall be treated under Section 4.7 as if the same were sales proceeds

(c)                                  To the extent permitted by applicable law, the sale hereunder of less than the whole of the Property shall not exhaust the powers of sale herein granted or the right to judicial foreclosure, and one or more successive sale or sales may be made until the whole of the Property shall be sold, and, if the proceeds of such sale of less than the whole of the Property shall be less than the aggregate of the indebtedness secured hereby and the expense of conducting such sale, this Instrument and the liens and security interests hereof shall remain in full force and effect as to the unsold portion of the Property just as though no sale had been made; provided, however, that Grantor shall never have any right to require the sale of less than the whole of the Property.  In the event any sale hereunder is not completed or is defective in the opinion of Beneficiary, such sale shall not exhaust the powers of sale hereunder or the right to judicial foreclosure, and Beneficiary shall have the right to cause a subsequent sale or sales to be made.  Any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law.  Trustee or its successor or substitute acting under power of sale may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by it (including the posting of notices and

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the conduct of sale), and such appointment need not be in writing or recorded.  Any and all statements of fact or other recitals made in any deed or deeds, or other instruments of transfer, given in connection with a sale as to nonpayment of the secured indebtedness or as to the occurrence of any default, or as to all of the secured indebtedness having been declared to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or, with respect to any sale by Trustee, or any successor or substitute trustee, as to the refusal, failure or inability to act of Trustee or any substitute or successor trustee or the appointment of any substitute or successor trustee, or as to any other act or thing having been duly done, shall be taken as prima facie evidence of the truth of the facts so stated and recited.  Notwithstanding any reference herein to the Loan Agreement or any other Loan Document, all persons dealing with the Collateral shall be entitled to rely on any document, or certificate, of Beneficiary as to the occurrence of an event, such as a “default”, and shall not be charged with or forced to review any provision of any other document to determine the accuracy thereof.  With respect to any sale held in foreclosure of the liens and/or security interests covered hereby, it shall not be necessary for Trustee, Beneficiary, any public officer acting under execution or order of the court or any other party to have physically present or constructively in his/her or its possession, either at the time of or prior to such sale, the Property or any part thereof.

Section 4.5.   Intentionally Deleted.

Section 4.6.   Receiver.   In addition to all other remedies herein provided for, Grantor agrees that, upon the occurrence of a default, Beneficiary shall as a matter of right be entitled to the appointment of a receiver or receivers for all or any part of the Property, whether such receivership be incident to a proposed sale (or sales) of such property or otherwise, and without regard to the value of the Property or the solvency of any person or persons liable for the payment of the indebtedness secured hereby, and Grantor does hereby consent to the appointment of such receiver or receivers, waives any and all defenses to such appointment, and agrees not to oppose any application therefor by Beneficiary, and agrees that such appointment shall in no manner impair, prejudice or otherwise affect the rights of Beneficiary under Article III hereof.  Grantor expressly waives notice of a hearing for appointment of a receiver and the necessity for bond or an accounting by the receiver.  Nothing herein is to be construed to deprive Beneficiary or any Beneficiary of any other right, remedy or privilege it may now or hereafter have under the law to have a receiver appointed.  Any money advanced by Beneficiary in connection with any such receivership shall be a demand obligation (which obligation Grantor hereby expressly promises to pay) owing by Grantor to Beneficiary and shall be secured hereby and bear interest, from the date of making such advancement by Beneficiary until paid, at the Applicable Interest Rate.

Section 4.7.   Proceeds of Foreclosure.  The proceeds of any sale held in foreclosure or other enforcement of the liens and/or security interests created or evidenced hereby shall be applied as follows:

FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale or other enforcement, including all court costs and charges of every character in the event foreclosed by suit or any judicial proceeding and including a reasonable fee to Trustee if such sale was made by Trustee acting under the provisions of Section 4.4.(a);

SECOND, to the payment of the secured indebtedness (including the principal, interest and attorneys’ fees due and unpaid under the Loan Agreement and the amounts due and unpaid and owed under this Instrument) in such manner and order as provided by the Loan Agreement; and

THIRD, the remainder, if any there shall be, shall be paid to Grantor, or to Grantor’s heirs, devisees, representatives, successors or assigns, or such other persons as may be entitled thereto by law.

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Section 4.8.   Beneficiary as Purchaser.  Beneficiary shall have the right to become the purchaser at any sale held in foreclosure of the liens and/or security interests created or evidenced hereby, and Beneficiary shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the secured indebtedness owing to Beneficiary.

Section 4.9.   Foreclosure as to Matured Debt.  Upon the occurrence of a default, Beneficiary shall have the right to proceed with foreclosure of the liens and/or security interests created or evidenced hereby without declaring the entire secured indebtedness due, and in such event, any such foreclosure sale may be made subject to the unmatured part of the secured indebtedness and shall not in any manner affect the unmatured part of the secured indebtedness, but as to such unmatured part, this Instrument shall remain in full force and effect just as though no sale had been made.  The proceeds of such sale shall be applied as provided in Section 4.7 except that the amount paid under clause SECOND thereof shall be only the matured portion of the secured indebtedness and any proceeds of such sale in excess of those provided for in clauses FIRST and SECOND (modified as provided above) shall be applied or held as provided in Section 3.4 hereof.  Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the secured indebtedness.

Section 4.10.   Remedies Cumulative.  All remedies herein provided for are cumulative of each other and of all other remedies existing at law or in equity and are cumulative of any and all other remedies provided for in any other Loan Document, and, in addition to the remedies herein provided, there shall continue to be available all such other remedies as may now or hereafter exist at law or in equity for the collection of the secured indebtedness and the enforcement of the covenants herein and the foreclosure of the liens and/or security interests created or evidenced hereby, and the resort to any remedy provided for hereunder or under any such other Loan Document or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

Section 4.11.   Discretion as to Security.  Trustee, for the benefit of Beneficiary, may resort to any security given by this Instrument or to any other security now existing or hereafter given to secure the payment of the secured indebtedness, in whole or in part, and in such portions and in such order as may seem best to Beneficiary in its sole and absolute discretion, and any such action (or any delay in taking or decision not to take such action) shall not in any way be considered as a waiver of any of the rights, benefits, liens or security interests created or evidenced by this Instrument.

Section 4.12.   Grantor’s Waiver of Certain Rights.  To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Grantor, for Grantor, Grantor’s heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Property, to the extent permitted by applicable law, hereby waives and releases all rights of appraisement, valuation, stay of execution, redemption, notice of intention to mature or declare due the whole of the secured indebtedness, notice of election to mature or declare due the whole of the secured indebtedness and all rights to a marshaling of assets of Grantor, including the Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and/or security interests hereby created.  Grantor shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatever to defeat, reduce or affect the right under the terms of this Instrument to a sale of the Property for the collection of the secured indebtedness without any prior or different resort for collection, or the right under the terms of this Instrument to the payment of the secured indebtedness out of the proceeds of sale of the Property in preference to every other claimant whatever.  If any law referred to in this section and now in force, of which Grantor or Grantor’s heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Collateral might take advantage despite this section, shall hereafter be

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repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this section.

Section 4.13.   Grantor as Tenant Post-Foreclosure.  In the event there is a foreclosure sale hereunder and at the time of such sale Grantor or Grantor’s representatives, successors or assigns or any other persons claiming any interest in the Property by, through or under Grantor are occupying or using the Property, or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser.  To the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will.  In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the property (such as an action for forcible entry and detainer) in any court having jurisdiction.

ARTICLE V.

MISCELLANEOUS

Section 5.1.   Effective as a Financing Statement.  This Instrument covers goods which are or are to become fixtures on the real property described herein, and this Instrument shall be effective as a financing statement covering fixtures, as-extracted collateral (including minerals which may be extracted from the earth and accounts related thereto), and all other property subject to the UCC.  This Instrument is to be filed for record in the real property or other appropriate records of each county where any part of the Lands is situated, and may also be filed in the offices of the Bureau of Land Management or the Minerals Management Service or any relevant state agency (or any successor agencies).  This Instrument shall also be effective as a financing statement covering any other Property and may be filed in any other appropriate filing or recording office.  The mailing address of Grantor is the address of Grantor set forth at the end of this Instrument and the address of Beneficiary from which information concerning the security interests hereunder may be obtained is the address of Beneficiary set forth at the end of this Instrument.

Section 5.2.   Reproduction of Deed of Trust as Financing Statement.  A carbon, photographic, facsimile or other reproduction of this Instrument or of any financing statement relating to this Instrument shall be sufficient as a financing statement for any of the purposes referred to in Section 5.1.  Without limiting any other provision herein, Grantor hereby authorizes Beneficiary to file one or more financing statements, or renewal or continuation statements thereof, describing the Collateral.

Section 5.3.   Notice to Account Debtors.  In addition to, but without limitation of, the rights granted in Article III hereof, Beneficiary may, at any time after a default has occurred that is continuing, notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness included in the Collateral to pay Beneficiary directly.

Section 5.4.   Waivers.  As provided in the Loan Agreement, Beneficiary may at any time and from time to time in writing waive compliance by Grantor with any covenant herein made by Grantor to the extent and in the manner specified in such writing, or consent to Grantor’s doing any act which hereunder Grantor is prohibited from doing, or to Grantor’s failing to do any act which hereunder Grantor is required to do, to the extent and in the manner specified in such writing, or release any part of the Property or any interest therein, without the joinder of Trustee.  Any party liable, either directly or indirectly, for the secured indebtedness or for any covenant herein or in any other Loan Document may be

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released from all or any part of such obligations without impairing or releasing the liability of any other party.  No such act shall in any way impair any rights or powers hereunder except to the extent specifically agreed to in such writing.

Section 5.5.   No Impairment of Security.  The lien, security interest and other security rights hereunder shall not be impaired by any indulgence, moratorium or release which may be granted, including any renewal, extension or modification which may be granted with respect to any secured indebtedness, or any surrender, compromise, release, renewal, extension, exchange or substitution which may be granted in respect of the Property, or any part thereof or any interest therein, or any release or indulgence granted to any endorser, guarantor or surety of any secured indebtedness.

Section 5.6.   Acts Not Constituting Waiver.  Any default may be waived without waiving any other prior or subsequent default.  Any default may be remedied without constituting a waiver by Beneficiary of the default remedied.  Neither failure to exercise, nor delay in exercising, any right, power or remedy upon any default shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date.  No single or partial exercise of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time.  No modification or waiver of any provision hereof nor consent to any departure by Grantor therefrom shall in any event be effective unless the same shall be in writing and signed by Beneficiary and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified.  No notice to nor demand on Grantor in any case shall of itself entitle Grantor to any other or further notice or demand in similar or other circumstances.  Acceptance of any payment in an amount less than the amount then due on any secured indebtedness shall be deemed an acceptance on account only and shall not in any way excuse the existence of a default hereunder.

Section 5.7.   Grantor’s Successors.  In the event the ownership of the Property or any part thereof becomes vested in a person other than Grantor, then, without notice to Grantor, such successor or successors in interest may be dealt with, with reference to this Instrument and to the indebtedness secured hereby, in the same manner as with Grantor, without in any way vitiating or discharging Grantor’s liability hereunder or for the payment of the indebtedness or performance of the obligations secured hereby.  No transfer of the Property, no forbearance, and no extension of the time for the payment of the indebtedness secured hereby shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Grantor hereunder or for the payment of the indebtedness or performance of the obligations secured hereby or the liability of any other person hereunder or for the payment of the indebtedness secured hereby.

Section 5.8.   Subrogation to Existing Liens.   To the extent that the proceeds of the Loans have been used to pay indebtedness secured by certain outstanding liens, security interests, charges or prior encumbrances against the Property, such proceeds have been advanced at Grantor’s request and Trustee and Beneficiary shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released, and it is expressly understood that, in consideration of the payment of such indebtedness, Grantor hereby waives and releases all demands and causes of action for offsets and payments to, upon and in connection with the said indebtedness.

Section 5.9.   Application of Payments to Certain Indebtedness.  If any part of the secured indebtedness cannot be lawfully secured by this Instrument or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is not secured by this Instrument.

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Section 5.10.   Compliance With Usury Laws.  It is the intent of Grantor, Beneficiary and all other parties to the Loan Documents to contract in strict compliance with applicable usury law from time to time in effect.  In furtherance thereof, it is stipulated and agreed that, as more fully provided in the Loan Agreement, none of the terms and provisions contained herein shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be collected, charged, taken, reserved, or received by applicable law from time to time in effect.

Section 5.11.   Substitute Trustee.  Trustee may resign by an instrument in writing addressed to Beneficiary, or Trustee may be removed at any time with or without cause by an instrument in writing executed by Beneficiary.  In case of the death, resignation, removal, or disqualification of Trustee, or if for any reason Beneficiary shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then Beneficiary shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed by Beneficiary and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the indebtedness secured hereby has been paid in full, or until the Property is sold hereunder.  Such appointment and designation by Beneficiary shall be full evidence of the right and authority to make the same and of all facts therein recited.  If Beneficiary is a corporation or association and such appointment is executed in its behalf by an officer of such corporation or association, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation or association.  Beneficiary may act through an agent or attorney-in-fact in substituting trustees.  Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Collateral shall vest in the named successor or substitute Trustee and such successor or substitute shall thereupon succeed to, and shall hold, possess and execute, all the rights, powers, privileges, immunities and duties herein conferred upon Trustee (other than the benefits of the indemnities, immunities and releases provided herein and in the other Loan Documents, which will inure both to the former Trustee and to the successor or substitute Trustee); but nevertheless, upon the written request of Beneficiary or of the successor or substitute Trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute Trustee all of the estate and title in the Collateral of Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said Trustee hereunder to said successor or substitute Trustee.  All references herein to Trustee shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder.

Section 5.12.   No Liability for Trustee.  TRUSTEE SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR ACT DONE BY TRUSTEE IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER (INCLUDING TRUSTEE’S NEGLIGENCE), EXCEPT FOR TRUSTEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine.  All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.  Grantor hereby ratifies and confirms any and all acts which the herein named Trustee or his or her successor or successors, substitute or substitutes, shall do lawfully by virtue hereof.  Grantor will reimburse Trustee for, and indemnify and save Trustee harmless against, any and all liability and expenses (including attorney’s fees) which may be incurred by Trustee in the performance of his or her duties.  The foregoing

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exculpation and indemnities shall not terminate upon the release, foreclosure or other termination of this Instrument but will survive such release, termination and/or foreclosure of this Instrument, or conveyance in lieu of foreclosure, and the repayment of the secured indebtedness and the discharge and release of this Instrument and the other documents evidencing and/or securing the secured indebtedness.

Section 5.13.   Beneficiary’s Right to Perform Grantor’s Obligations.  Grantor agrees that, if Grantor fails to perform any act which Grantor is required to perform under this Instrument, Beneficiary or any receiver appointed hereunder may, but shall not be obligated to, perform or cause to be performed such act, and any expense incurred by Beneficiary in so doing shall be a demand obligation owing by Grantor to Beneficiary, shall bear interest at the Applicable Interest Rate as provided in the Loan Agreement until paid and shall be a part of the Secured Obligations, and Beneficiary or any receiver shall be subrogated to all of the rights of the party receiving the benefit of such performance.  The undertaking of such performance by Beneficiary or any receiver as aforesaid shall not obligate such person to continue such performance or to engage in such performance or performance of any other act in the future, shall not relieve Grantor from the observance or performance of any covenant, warranty or agreement contained in this Instrument or constitute a waiver of default hereunder and shall not affect the right of Beneficiary to accelerate the payment of all indebtedness and other sums secured hereby or to resort to any other of its rights or remedies hereunder or under applicable law.  In the event Beneficiary or any receiver appointed hereunder undertakes any such action, no such party shall have any liability to Grantor in the absence of a showing of gross negligence or willful misconduct of such party, and in all events no party other than the acting party shall be liable to Grantor.

Section 5.14.   Notices.  All notices, requests, consents, demands and other communications required or permitted hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered in compliance with and according to Section 11.2 of the Loan Agreement.  All notices, requests, consents, demands and other communications  addressed to Trustee shall be sent to Beneficiary in accordance with the notice provisions of the Loan Agreement.  Notwithstanding the foregoing, or anything else in the Loan Documents which may appear to the contrary, any notice given in connection with a foreclosure of the liens and/or security interests created hereunder, or otherwise in connection with the exercise by Beneficiary or Trustee of their respective rights hereunder or under any other Loan Document, which is given in a manner permitted by applicable law shall constitute proper notice; without limitation of the foregoing, notice given in a form required or permitted by statute shall (as to the portion of the Property to which such statute is applicable) constitute proper notice.

Section 5.15.   Invalidity of Certain Provisions.  A determination that any provision of this Instrument is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Instrument to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

Section 5.16.   Interpretation, etc.  Within this Instrument, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires.  Titles appearing at the beginning of any subdivisions hereof are for convenience only, do not constitute any part of such subdivisions, and shall be disregarded in construing the language contained in such subdivisions.  References herein to any Section, Schedule or Exhibit shall be to a Section, Schedule  or an Exhibit, as the case may be, hereof unless otherwise specifically provided.  The word “or” is not exclusive.  The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer

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to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.  This Instrument has been reviewed and negotiated by sophisticated parties with access to legal counsel and no rule of construction shall apply hereto or thereto which would require or allow this Instrument to be construed against any party because of its role in drafting this Instrument.

Section 5.17.   Certain Consents.  Except where otherwise expressly provided herein, in any instance hereunder where the approval, consent or the exercise of judgment of Beneficiary is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of such party, and such party shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner, regardless of the reasonableness of either the request or the judgment of such party.

Section 5.18.   Certain Obligations of Grantor.  Without limiting Grantor’s obligations hereunder, Grantor’s liability hereunder shall extend to and include all post-petition interest, expenses, and other duties and liabilities with respect to Grantor’s obligations hereunder which would be owed but for the fact that the same may be unenforceable due to the existence of a bankruptcy, reorganization or similar proceeding.

Section 5.19.   Counterparts.  This Instrument may be executed in several counterparts, all of which are identical, except that, to facilitate recordation, certain counterparts hereof may include only that portion of Exhibit A which contains descriptions of the properties located in (or otherwise subject to the recording or filing requirements and/or protections of the recording or filing acts or regulations of) the recording jurisdiction in which the particular counterpart is to be recorded, and other portions of Exhibit A shall be included in such counterparts by reference only.  All of such counterparts together shall constitute one and the same instrument. Complete copies of this Instrument containing the entire Exhibit A have been retained by Grantor and Beneficiary.

Section 5.20.   Successors and Assigns.  The terms, provisions, covenants, representations, indemnifications and conditions hereof shall be binding upon Grantor, and the successors and assigns of Grantor, and shall inure to the benefit of Beneficiary and Trustee and their respective successors and assigns, and shall constitute covenants running with the Collateral.  All references in this Instrument to Grantor, Beneficiary or Trustee shall be deemed to include all such successors and assigns.

Section 5.21.   Choice of Law.  Without regard to principles of conflicts of law, this Instrument shall be construed and enforced in accordance with and governed by the laws of the State of Texas.

Section 5.22.   Place of Payment.  All secured indebtedness which may be owing hereunder at any time by Grantor shall be payable at the place designated in the Loan Agreement (or if no such designation is made, at the address of Beneficiary indicated at the end of this Instrument), or at such other place as Beneficiary may designate in writing.

Section 5.23.   Renewals, Amendments and Other Security.  Renewals, restatements, replacements and extensions of the Secured Obligations may be given at any time, amendments may be made to the agreements with third parties relating to any part of the Secured Obligations or the Collateral, and Beneficiary may take or hold other security for the Secured Obligations without notice to or consent of Grantor.  Beneficiary may resort first to other security or any part thereof, or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action will not be a waiver of any rights conferred by this Instrument.

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Section 5.24.   Release of Deed of Trust.  Upon, and only upon the indefeasible payment and satisfaction in full in cash of the secured indebtedness and the termination or expiration of the Loan Agreement and all commitments of Beneficiary under the Loan Agreement in accordance with the terms thereof, this Instrument and the lien and the security interest created hereby shall terminate, all rights in the Property shall revert to Grantor and Beneficiary, at Grantor’s request and expense, shall execute and deliver to Beneficiary such documents as Beneficiary shall reasonably request to evidence such termination; provided, however, that, notwithstanding such release, the indemnifications, and other rights, which are provided herein or in the Loan Agreement to continue following the release hereof shall continue in effect unaffected by such release; and provided that if any payment to Beneficiary is held to constitute a preference or a voidable transfer under applicable state or federal laws or if for any other reason Beneficiary is required to refund such payment to the payor thereof or to pay the amount thereof to any third party, this Instrument shall be reinstated to the extent of such payment or payments.

Section 5.25.   Joint and Several Liability. Grantor, the Borrower and the other guarantors are engaged in related businesses and are integrated to such an extent that the financial strength and flexibility of each such party has a direct, tangible and immediate impact on the success of the other parties.  Grantor will derive substantial and immediate direct and indirect benefit from the Loan Agreement, the Loan Documents and the transactions entered into in connection therewith.  Grantor expressly waives any right to revoke, terminate or suspend this Instrument and acknowledges that it entered into such Deed of Trust in contemplation of the benefits that it would receive by the Loan Agreement and the other Loan Documents.

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IN WITNESS WHEREOF, this Instrument is executed by Grantor and Beneficiary on the dates set forth in their respective acknowledgments below to be effective for all purposes as of the date first set forth above.

URI, INC.

By:
Name:
Title:

The address of Grantor is:

[•]

The address of Beneficiary is:
Resource Capital Fund V L.P.

1400 Sixteenth St., Suite 200

Denver, Colorado 80202

Attn: Catherine J. Boggs, Esq.

The address of Trustee is:
[•]

[Deed of Trust]

ACKNOWLEDGEMENT

STATE OF COLORADO	§
§
COUNTY OF DENVER	§

The foregoing instrument was acknowledged before me on this              day of November, 2013, by                       ,                                            of URI, INC., a [•] corporation, on behalf of such corporation.

WITNESS my hand and official seal.

NOTARY PUBLIC, State of Colorado

Printed Name

My commission expires:

[SEAL]

EXHIBIT F-2
NEW MEXICO MORTGAGE

APN(s):

Recording Requested By:

Joel O. Benson, Esq.

1550 17th Street, Suite 500

Denver, Colorado 80202

When Recorded Mail to:

Joel O. Benson, Esq.

Davis Graham & Stubbs LLP

1550 17th Street, Suite 500

Denver, Colorado 80202

LINE OF CREDIT MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF PRODUCTION, RENTS AND LEASEHOLD INTERESTS,
FIXTURE FILING AND FINANCING STATEMENT

FROM

[•], as Mortgagor

TO

RESOURCE CAPITAL FUND V L.P., as Mortgagee

Dated November [•], 2013

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS, SECURES PAYMENT OF FUTURE ADVANCES, AND COVERS PROCEEDS OF COLLATERAL.

THIS INSTRUMENT COVERS, AMONG OTHER THINGS, (A) GOODS WHICH ARE OR ARE TO BECOME FIXTURES RELATED TO THE REAL PROPERTY DESCRIBED HEREIN, (B) AS-EXTRACTED COLLATERAL RELATED TO THE REAL PROPERTY DESCRIBED HEREIN (INCLUDING WITHOUT LIMITATION MINERALS AND ACCOUNTS ARISING OUT OF THE SALE AT THE MINEHEAD THEREOF), (C) FUTURE ADVANCES, AND (D) AFTER-ACQUIRED PROPERTY.

THIS INSTRUMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE OR COMPARABLE RECORDS OF THE COUNTIES REFERENCED IN EXHIBIT A HERETO AND SUCH FILING SHALL SERVE, AMONG OTHER PURPOSES, AS A FIXTURE FILING AND AS A FINANCING STATEMENT COVERING AS-EXTRACTED COLLATERAL.  THE MORTGAGOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE CONCERNED, WHICH INTEREST IS DESCRIBED IN SECTION 1.1 OF THIS INSTRUMENT.

THIS INSTRUMENT IS A LINE OF CREDIT MORTGAGE FOR PURPOSES OF NMSA 1978, § 48-7-4 (B) (1991), AS AMENDED FROM TIME TO TIME.

LINE OF CREDIT MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF PRODUCTION, RENTS AND LEASEHOLD INTERESTS,
FIXTURE FILING AND FINANCING STATEMENT

This Line of Credit Mortgage, Security Agreement, Assignment of Production, Rents and Leasehold Interests, Fixture Filing and Financing Statement (as amended, modified, supplemented or restated from time to time, the “Mortgage”) is entered into by [•], a [corporation / limited liability company] formed and existing under the laws of the State of [•],having an address of [•] (herein called “Mortgagor”), in favor of Resource Capital Fund V L.P., a Cayman Islands exempt limited partnership having an address of 1400 16th Street, Suite 200, Denver, Colorado 80202 (herein called “Mortgagee”).

RECITALS

A.                                    Pursuant to that certain Loan Agreement dated of even date herewith among Uranium Resources Inc., a Delaware corporation, as borrower (the “Borrower”), Mortgagor and the other direct and indirect Subsidiaries of Borrower from time to time party thereto, as guarantors, and Mortgagee, as lender (as the same may from time to time be supplemented, amended, restated, amended and restated or modified, and all other agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part, being herein called the “Loan Agreement”), and subject to the satisfaction of the conditions precedent stated therein, Mortgagee has agreed to advance a Loan to the Borrower in the aggregate maximum principal amount of Fifteen Million Dollars ($15,000,000), all on the terms and conditions stated in the Loan Agreement.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

B.                                    It is a condition precedent to Mortgagee entering into the Loan Agreement and making the Loan thereunder, that Mortgagor shall have executed and delivered this Mortgage to secure the Loan Agreement and such payment and performance obligations and liabilities of Mortgagor and the Borrower, all as more fully described herein.

C.                                    Mortgagor owns those certain properties consisting of fee lands, patented mining claims, unpatented mining claims, unpatented millsite claims, mineral rights, leasehold and other rights and interests in [•] County, New Mexico as further described herein, including on Exhibit A attached hereto and incorporated herein by reference, which are commonly referred to herein as the “[•] Project”.

D.                                    Mortgagor is an affiliate of the Borrower, and Mortgagor will directly and indirectly benefit from the Loan Agreement and the loans made to the Borrower pursuant thereto.  Mortgagor has irrevocably and unconditionally guaranteed the payment and performance obligations of the Borrower arising under the Loan Agreement and each other Loan Document (as defined in the Loan Agreement) pursuant to a Guarantee dated November [•], 2013 (the “Guarantee”).

E.                                     Mortgagor expects to derive substantial direct and indirect benefit from the amounts made available under the Loan Agreement and from such financial and other support as the Borrower and the other Credit Parties may in the future provide to Mortgagor.  Mortgagor, the Borrower and the other Credit Parties are engaged in related businesses and are integrated to such an extent that the financial strength and flexibility of each of them has a direct, tangible and immediate impact on the success of the other.  Mortgagor is interested in and will be financially benefited by the business success of the Borrower and the other Credit Parties and has entered into this Agreement and the other Loan Documents (defined below) for legitimate business purposes.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, to induce Mortgagee to enter into the Loan Agreement and the other Loan Documents, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 2
CREATION OF SECURITY

Section 2.1                                    Grant and Mortgage.  In consideration of the moneys and credit advanced under the Loan Agreement for the benefit of Mortgagor, and in consideration of the mutual covenants contained herein, and for the purpose of securing payment and performance of the Secured Obligations (as defined below), Mortgagor does hereby GRANT, WARRANT, ASSIGN, PLEDGE, TRANSFER, CONVEY AND MORTGAGE to Mortgagee, with mortgage covenants (except for and subject to Permitted Liens and except as otherwise herein provided) and upon the statutory mortgage condition (except for and subject to Permitted Liens and except as otherwise herein provided) for the breach of which this Mortgage is subject to foreclosure as provided by law (provided, however, that, in the event of a conflict between the provisions of this Mortgage and the statutory mortgage condition and/or statutory mortgage covenants, the provisions of this Mortgage will prevail), all of Mortgagor’s right, title and interest in and to the following real and personal properties, rights and interests (collectively, the “Collateral”), whether presently owned or held or hereafter acquired:

(a)                                 All lands and real property, including all leasehold interests, option rights, mineral interests, unpatented mining claims (lode and placer), unpatented millsites, tunnel sites and rights, amended claims, relocated claims, leases and subleases (howsoever named or characterized), licenses of use, exploration agreements, joint venture agreements, royalties, net profits interests, production payments, net smelter return royalties and other real property interests (whether surface, underground, mineral, or other), as more particularly described on Exhibit A attached hereto and incorporated herein by reference (collectively, the “Lands”), including any extensions or renewals thereof;

(b)                                 All buildings, structures, mills, crushers, facilities, offices, shops, tanks, pipelines, replacements, furnishings, fixtures, fittings and other improvements and property of every kind and character now or hereafter located or erected on the Lands, together with all building or construction materials, equipment, appliances, machinery, plant equipment, fittings, apparati, fixtures and other articles of any kind or nature whatsoever now or hereafter found on, affixed to or attached to the Lands, including (without limitation) all motors, boilers, engines and devices for the operation of pumps, and all heating, electrical, lighting, power, plumbing, air conditioning, refrigeration and ventilation equipment (collectively, the “Improvements”);

(c)                                  All processed and unprocessed metallic and nonmetallic ore, including uranium and uranium ore minerals, and all other locatable minerals located in, or under all or any part of the Lands or otherwise produced therefrom (“Ore”), including “As-Extracted Collateral” as defined in NMSA 1978, § 55-9-102 (a)(6) of the New Mexico Uniform Commercial Code (the “UCC”), all whether in-place, extracted, produced, processed, stored or otherwise severed (collectively, the “Minerals”), and all liens and security interests securing payment of the proceeds of the Minerals, including those liens and security interests provided for under (i) statutes enacted in the jurisdictions in which the Lands are located, or (ii) statutes made applicable to the Lands under federal law (or some combination of federal and state law);

(d)                                 All water and water rights, wells (including, without limitation, domestic, livestock and irrigation wells) and well rights, canals and canal rights, ditches and ditch rights, springs and spring rights, reservoirs and reservoir rights, as well as water courses, waters, and riparian and flood

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rights, appurtenant to, associated with or held, used or useful in connection with the real property in            County, New Mexico more particularly described on Exhibit C attached hereto and incorporated herein, whether decreed or undecreed, adjudicated or unadjudicated, surface or underground, appropriated or unappropriated, or appropriative or otherwise, including, without limitation, all rights under the New Mexico State Engineer File Numbers listed on Schedule 1 attached hereto and incorporated herein, as well as all claims to and applications for water rights and/or flood rights described with specificity on Schedule 1, and any and all shares of stock in water, ditch, lateral and canal companies, well permits and all other evidences of any of such rights, together with and including, but not by way of limitation, all (i) adjudicated, licensed, permitted, certificated, declared, perfected, unperfected, Mendenhall, and other water rights and/or flood rights, and claims to and applications and permits for any such water rights and/or flood rights, that are appurtenant to or have a point of diversion and/or place of use on the aforesaid real property; (ii) applications for permits, and permits, to appropriate water from such a point of diversion and/or or to use water on the aforesaid real property; (iii) ditches and ditch rights and reservoirs and reservoir rights; (iv) shares of stock and/or other interests in any irrigation, ditch or reservoir company and any such water rights, flood rights, claims, applications, permits, ditches, ditch rights, reservoirs and/or reservoir rights; (v) wells, pumps, pumping stations, casing, tubing, pipes, pipelines, irrigation equipment and facilities, livestock and game watering equipment and facilities, electric power lines, tanks, dams, weirs and other diversion works, ditches, acequias, headgates, turnouts and other equipment, facilities and property associated, used or useful in connection with any of the foregoing; (vi) rents, income, profits, proceeds, and products of and from any of the foregoing; and all (v) deposits or other security now or hereafter made with or given to utility companies by Mortgagor with respect to the aforesaid real property (collectively, the “Water Rights”).

(e)                                  All rights of way, easements, licenses, profits, privileges, tenements, hereditaments, appurtenances, roads, trails, transportation improvements, and other access rights or rights of use appertaining or belonging to or used in connection with the Lands, the Water Rights and/or the Improvements (collectively, the “Access Rights”);

(f)                                   All approvals, authorizations, licenses, permits, consents, variances, land use entitlements, applications, plans, bonds, filings or registrations by, with or from any governmental authority (federal, state or local) or other person associated with or necessary for the use or development of all or any portion of the Lands, Minerals, Improvements, Water Rights or Access Rights and all bonds, letters of credit and other financial accommodations that secure the performance of the foregoing (collectively, the “Permits”);

(g)                                  All accounts, accounts receivable, contracts and contract rights, option and purchase rights, agreements, documents, instruments, income, receipts, revenues, earnings, rents, profits, deposits, security deposits, royalties and revenue arising from the use or enjoyment of all or any portion of the Lands, the Improvements or other Collateral, from the production, crushing, milling, treatment, storage, marketing, hedging, sale or transfer of all or any portion of the Minerals and from the use, sale, assignment, conveyance or transfer of all or any portion of any other Collateral (collectively, the “Accounts”);

(h)                                 All records, data, reports and information relating to or associated with all or any portion of the Lands, the Minerals or the Water Rights, including maps, surveys, drilling data, drill logs, core samples and core data, technical, engineering and permitting information and reports, and all geological, metallurgical, geophysical, geochemical and analytical data and reports;

(i)                                     All goods, machinery, equipment, drilling rigs and equipment, facilities, parts, supplies, power lines, tools, vehicles, rolling stock, furnishings, apparatus, inventory, fixtures and other personal property of every kind and nature, howsoever defined and whether or not attached or affixed in

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any manner to any building, structure or Improvement on the Lands (collectively, the “Personal Property”);

(j)                                    All goodwill, trademarks, trade names, option rights, purchase contracts, contract rights, books and records and general intangibles of the Mortgagor relating to the Lands, and all accounts, contract rights, instruments, chattel paper and other rights of the Mortgagor for payment of money for property sold or lent, for services rendered, for money lent, or for advances or deposits made, all building permits, governmental permits, licenses and authorizations related to the Lands, any other agreements now or in the future existing respecting the management and operations performed on the Lands, all amendments or modifications to any of the foregoing, and any other management agreements, leasing agreements and any maintenance and service contracts, and any other intangible property of the Mortgagor related to the Lands;

(k)                                 All contracts, if any, now in effect or hereafter entered into by the Mortgagor, for the sale, purchase, exchange, supply, handling, processing, refining, beneficiation and/or transportation of Ore produced from all or any part of the Lands or from any other lands any production from which, or profits or proceeds from such production, is attributable to any interest in the Lands (the “Contracts”), including, without limitation, those Contracts described on Exhibit B attached hereto;

(l)                                     All refunds, rebates, reimbursements, reserves, deferred payments, deposits, cost savings, governmental subsidy payments, governmentally-registered credits (such as emissions reduction credits) and payments of any kind due from or payable by (i) any federal, state, municipal or other governmental or quasi-governmental agency, authority or district (a “Governmental Agency”) or (ii) any insurance or utility company relating to any or all of the Lands;

(m)                             All refunds, rebates, reimbursements and payments of any kind due from or payable by any Governmental Agency for any taxes, assessments, or governmental or quasi-governmental charges or levies imposed upon Mortgagor with respect to the Collateral or any part thereof;

(n)                                 All rights of the Mortgagor to plans and specifications, designs, drawings and other matters prepared for any construction or improvements in or on the Lands; and

(o)                                 All of Mortgagor’s rights, estates, powers and privileges appurtenant to any of the foregoing.

TO HAVE AND TO HOLD the Collateral, together with all and singular the rights, privileges, benefits, contracts, hereditaments and appurtenances now or hereafter at any time before the foreclosure or release hereof, in any way appertaining or belonging thereto, unto Mortgagee and to its substitutes or successors, forever, upon the terms and conditions herein set forth.  Mortgagor will warrant and defend title to the Collateral (as hereinafter defined), free and clear of all liens, security interests, and encumbrances except for Permitted Liens (as defined in the Loan Agreement) against the claims and demands of all persons claiming or to claim the same or any part thereof.

Section 2.2                                    Grant of Security Interest; Fixture Filing; As-Extracted Collateral Filing.  In order to further secure the payment of the secured indebtedness hereinafter referred to and the performance of the obligations, covenants, agreements, warranties, and undertakings of Mortgagor hereinafter described, Mortgagor hereby grants to Mortgagee a first and prior continuing security interest in all Collateral constituting personal property, now owned or hereafter acquired by the Mortgagor, and in all Proceeds thereof (as defined below).  Mortgagor, without limiting the foregoing provisions of this Section 1.2, stipulates that the grant made by this Section 1.2 includes a grant of a security interest in all Minerals extracted or produced from or otherwise attributable to or severed from the Lands and in the

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Proceeds resulting from sale of such Minerals, such security interest to attach to such Minerals as-extracted, at the minehead of any mine located thereon, and to the Accounts resulting from such sales.  “Proceeds” shall have the meaning given to such term in Article 9 of the UCC, and includes whatever is received or receivable upon the sale, exchange, collection or other disposition of the Collateral and insurance payable or damages or other payments by reason of loss or damage to the Collateral, and all additions thereto, substitutions and replacements thereof or accessions thereto.

As to all of the above-described Collateral which is or which hereafter becomes a “fixture” or “fixtures,” as those terms are defined under the UCC and under all applicable law, it is intended and agreed by Mortgagor and Mortgagee that, from the date it is filed for record in the real property records of the office of the County Clerk of the New Mexico county in which the real property and fixtures are located, this Mortgage shall constitute a financing statement filed as fixture filing under the UCC.  This Mortgage shall also be effective as a financing statement covering as-extracted collateral, including oil and gas and/or other minerals, as well as accounts arising out of the sale at the wellhead or minehead, of oil, gas, and/or other minerals located on the real property described in Exhibit A, from the date it is filed for record, and it shall be filed for record in the real property records of the office of the County Clerk of the New Mexico county in which the real property described in Exhibit A is located.  For purposes of this fixture filing and as-extracted collateral filing, the “Debtor” is the Mortgagor and the “Secured Party” is the Mortgagee.  A description of the land which relates to the fixtures and as-extracted collateral is set forth in Exhibit A attached hereto.  Mortgagor is the record owner of such land.  This Mortgage shall also be effective as a financing statement covering any other property and may be filed in any other appropriate filing or recording office.  This Mortgage constitutes a “construction mortgage,” as defined in NMSA 1978, §55-9-334(h) (2001), as it may be revised from time to time, to the extent that it secures an obligation incurred for the construction of an improvement on the land described in attached Exhibit A, including, without limitation, the acquisition cost of such land and/or any other real property included in the Collateral.  Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in this Mortgage and in the Loan Agreement.  The filing of a financing statement covering the Collateral shall not be construed to derogate from or impair the lien or provisions of this Mortgage with respect to any property described herein which is real property or which the parties have agreed to treat as real property.  Similarly, nothing in any financing statement shall be construed to alter any of the rights of Mortgagee under this Mortgage or the priority of Mortgagee’s lien created hereby, and such financing statement is declared to be for the protection of Mortgagee in the event any court shall at any time hold that notice of Mortgagee’s priority interest in any property or interests described in this Mortgage must, in order to be effective against a particular class of persons, including but not limited to the Federal government and any subdivision, agency or entity of the Federal government, be filed in the UCC records.

Section 2.3                                    Pledge and Assignment.  Mortgagor hereby grants and makes a common law pledge and assignment to Mortgagee of all Refinery Accounts (defined below) and all credit balances therein from time to time.  “Refinery Accounts” means any account or allocation, and the credit balances in dollars or Minerals therein, of or for the benefit of Mortgagor at or with any refinery or processing facility to which Minerals severed from or attributable to the Lands are delivered or held, expressly including all accounts of Mortgagor presently in effect, or hereafter constituted, at [•].

Section 2.4                                    Obligations Secured.  This Mortgage is made to secure and enforce the payment and performance of the following obligations, indebtedness, loans, and liabilities (collectively, the “Secured Obligations”):

(a)                                 All indebtedness and other obligations of Borrower, now or hereafter incurred or arising, pursuant to the provisions of the Loan Agreement, including the repayment Loan and all promissory notes evidencing the Loan, bearing interest as now or hereafter provided in the Loan

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Agreement, and all advances under the Loan Agreement, which shall be governed by and subject to the provisions of applicable law, including, without limitation, NMSA 1978, § 48-7-9 (1975), and shall be subject to the provisions of Section 1.9 below.  Notwithstanding the amount outstanding at any particular time, this Mortgage secures all amounts due under the Loan Agreement plus all costs, fees, expenses and charges provided therein, which Loan Agreement is made a part hereof by reference.  All advances under the Loan Agreement are secured by this Mortgage.  All such advances, including future advances, and interest, fees, costs and charges thereon will have the same priority as the funds initially advanced under the Loan Agreement;

(b)                                 All indebtedness and other obligations of Mortgagor now or hereafter incurred or arising pursuant to the provisions of the Guarantee;

(c)                                  All other “Obligations” as defined in the Loan Agreement and all other indebtedness, covenants, and other obligations now or hereafter incurred or arising pursuant to the provisions of the Loan Agreement, the Guarantee, this Mortgage or any other instrument, either primarily or secondarily, absolutely or contingently, directly or indirectly, jointly, severally, or jointly and severally, and whether matured or unmatured, and whether or not created after payment in full of the Secured Obligations if this instrument shall not have been released of record by Mortgagee, now or hereafter evidencing, governing, guaranteeing or securing the “secured indebtedness” (as hereinafter defined) or any part thereof or otherwise executed in connection with any advance or loan evidenced or governed by the Loan Agreement (the Loan Agreement, the Guaranty, this Mortgage and such other instruments being herein sometimes collectively called the “Loan Documents”); and

(d)                                 Without limiting the generality of the foregoing, this Mortgage secures the payment of all amounts that constitute part of the secured indebtedness and would be owed by Borrower or Mortgagor to Mortgagee under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Borrower or Mortgagor.

Section 2.5                                    Proceeds.  The security interest of Mortgagee hereunder in the Proceeds shall not be construed to mean that Mortgagee consents to the sale or other disposition of any part of the Collateral other than Minerals extracted from or attributable to the Lands and sold in the ordinary course of business.

Section 2.6                                    Future Advances.  Mortgagor, and each party at any time claiming an interest in or lien or encumbrances against the Collateral, agrees that all advances made by Mortgagee from time to time under any Loan Document, and all other portions of the Secured Obligations herein referred to, shall be secured by this Mortgage with priority as if all of the same had been advanced, had arisen or became owing or performable on the date of this Mortgage.  No reduction of the outstanding principal balance under the Loan Agreement shall extinguish, release or subordinate any rights, titles, interests, liens, security interests, powers or privileges intended, created or arising hereunder or under any other Loan Document, and this Mortgage shall remain in full force and effect as to any subsequent advances or subsequently arising portions of the indebtedness without loss of priority until all Secured Obligations are fully paid, performed and satisfied, all agreements and obligations, if any, of Mortgagee for future advances have been terminated, and this Mortgage has been released of record by Mortgagee.  THIS MORTGAGE IS TO BE GOVERNED BY AND SUBJECT TO THE PROVISIONS OF APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, NMSA 1978, § 48-7-9 (1975), AS AMENDED FROM TIME TO TIME, AND SHALL BE SUBJECT TO THE PROVISIONS OF SECTION 1.9 BELOW.

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Section 2.7                                    Secured Indebtedness.  The indebtedness referred to in Section 1.4, and all renewals, extensions and modifications thereof, and all substitutions therefor, in whole or in part, are herein sometimes referred to as the “secured indebtedness” or the “indebtedness secured hereby.”

Section 2.8                                    Limit on Secured Indebtedness.  Notwithstanding any other provision of this Mortgage, the liability of Mortgagor hereunder and under each other Loan Document to which it is a party shall be limited to the maximum liability that Mortgagor may incur without rendering this Mortgage and such other Loan Documents subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any applicable state or federal law.

Section 2.9                                    Maximum Principal Amount Secured.  Notwithstanding any other provisions in any of the Loan Documents (even if inconsistent), the maximum amount secured by the lien of this Mortgage shall not exceed the aggregate principal amount at any one time outstanding of FORTY-FIVE MILLION DOLLARS ($45,000,000.00), plus interest thereon, as well as costs and attorneys’ fees and any interest due thereon (collectively, the “Maximum Amount Secured”).  This statement of the Maximum Amount Secured is made to comply with NMSA 1978, § 48-7-9 (1975), and does not in any way imply that Mortgagee is obligated at any time to make any future advances or to lend all or any part of such Maximum Amount Secured, unless specifically so provided in the Loan Documents.  The statement of such maximum amount limits, pursuant to NMSA 1978, § 48-7-9 (1975), only the total amount which may be, at any one time outstanding and secured on the terms herein set forth.

Section 2.10                             Line of Credit Mortgage.  This Mortgage is denominated a Line of Credit Mortgage solely for the purposes of NMSA 1978, § 48-7-4 (B) (1991).

Section 2.11                             Information.  Information concerning, and copies of, this Mortgage and the documents referred to in this Mortgage may be obtained from the Mortgagee at the address specified for it in the opening paragraph of this Mortgage.

ARTICLE 3
ASSIGNMENT OF PRODUCTION PROCEEDS,
RENTS AND LEASEHOLD INTERESTS

Section 3.1                                    Assignment of Production Proceeds.  As further security for the payment and performance of the Secured Obligations, Mortgagor hereby absolutely and unconditionally assigns and transfers to Mortgagee, effective upon and during the continuance of an Event of Default (as defined in the Loan Agreement), all Minerals (and the Proceeds therefrom) which are produced, extracted or severed from or attributable to the Lands and, effective automatically upon and during the continuance of an Event of Default, Mortgagor hereby transfers, assigns, warrants and conveys to Mortgagee all Minerals (and the Proceeds therefrom) which are produced, extracted or severed from or attributable to the Lands.  Upon the occurrence and during the continuance of an Event of Default, all persons producing, purchasing or receiving such Minerals or the Proceeds therefrom are authorized and directed to treat Mortgagee as the person entitled in Mortgagor’s place and stead to receive the same; and further, those persons will be fully protected in so treating Mortgagee and will be under no obligation to see to the application by Mortgagee of any Proceeds received by it. Mortgagor agrees that, if, after the occurrence and during the continuance of an Event of Default, any Proceeds from such Minerals are paid to Mortgagor, such proceeds shall constitute trust funds in the hands of Mortgagor, shall be segregated from all other funds of Mortgagor and separately held by Mortgagor, and shall be forthwith paid over by Mortgagor to Mortgagee.  Upon the occurrence and during the continuance of an Event of Default, Mortgagor shall, if and when requested by Mortgagee, execute and file with any production purchaser a

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transfer order or other instrument declaring Mortgagee to be entitled to the Proceeds of severed Minerals and instructing such purchaser to pay such Proceeds to Mortgagee.  After the occurrence and during the continuance of an Event of Default, should any purchaser fail to make payment promptly to Mortgagee of the proceeds derived from the sale thereof, Mortgagee shall have the right, subject only to any contractual rights of such purchaser or any operator, to designate another purchaser to purchase and take such Products, without liability of any kind on Mortgagee in making such selection so long as ordinary care is used in respect thereof.

Section 3.2                                    Assignment of Rents and Leasehold Interests; Uniform Assignment of Rents Act.  As further security for the payment and performance of the Secured Obligations, Mortgagor hereby absolutely and unconditionally assigns and transfers to Mortgagee, all the leases, income, rent, issues, deposits, profits and proceeds of the Lands and the Improvements to which Mortgagor may be entitled, whether now due or to become due, and hereby gives to and confers upon Mortgagee the right, power and authority to collect such income, rents, issues, deposits, profits and proceeds of the Lands and the Improvements to which Mortgagor may be entitled, whether now due, past due or to become due.  This assignment constitutes an irrevocable direction and authorization of all tenants, account payors and other Persons, under any lease, contract, agreement or other Instrument to pay all income, rent, issues, deposits, profits and proceeds into an account specified by Mortgagee upon demand and without further consent or other action by Mortgagor.  This assignment of rents and leasehold interests shall be governed by, and Mortgagee shall have all the rights and powers provided for under the Uniform Assignment of Rents Act, NMSA 1978, §§56-15-1 through 56-15-19 (2012), as amended from time to time (the “Assignment of Rents Act”), and the provisions in this Mortgage relating to the assignment of rents, including, without limitation, those relating to enforcement of an assignment of rents, the perfection and priority of a security interest in rents, and the collection of rents, are subject to the terms of the Assignment of Rents Act (including, without limitation, those provisions of the Assignment of Rents Act acknowledging the rights of the parties to bind themselves to their own agreements on certain matters covered by the Assignment of Rents Act), to the extent applicable, as well as any other applicable law.

Section 3.3                                    Power-of-Attorney; Collection.  Mortgagor hereby irrevocably appoints Mortgagee its true and lawful attorney, at the option of Mortgagee upon the occurrence and during the continuance of an Event of Default, to demand, receive and enforce payment, to give receipts, releases, and satisfactions, and to sue, either in the name of Mortgagor or in the name of Mortgagee, for all such income, rents, issues, deposits, profits and proceeds and apply the same to the Secured Obligations secured hereby.  It is understood and agreed that neither the foregoing assignments in Sections 2.1 and 2.2 nor the exercise by Mortgagee of any of its rights or remedies under this Article 2 or otherwise hereunder shall be deemed to make Mortgagee a “mortgagee-in-possession” or otherwise responsible or liable in any manner with respect to the Collateral or the use, occupancy, enjoyment, or operation of all or any portion thereof.  Notwithstanding anything to the contrary contained herein, so long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a license to collect all Proceeds from the Collateral as trustee for the benefit of Mortgagee and shall apply such Proceeds in the following order of priority: (a) first, to the payment of the Secured Obligations then due and payable, and (b) second, to such other obligations or matters included in the secured indebtedness as Mortgagee may reasonably determine.  Upon the occurrence and during the continuance of an Event of Default, such license shall be deemed automatically revoked and any income, rents, issues, deposits, profits and proceeds received thereafter by Mortgagor shall be delivered in kind to Mortgagee.  Mortgagor hereby irrevocably constitutes and appoints Mortgagee its true and lawful attorney-in-fact to enforce in Mortgagor’s name or in Mortgagee’s name or otherwise all rights of Mortgagor and to do any and all things necessary and proper to carry out and implement the purposes hereof, which Mortgagee may exercise at any time after the occurrence and during the continuance of an Event of Default, to the maximum extent permitted by applicable law.

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Section 3.4                                    Mortgagor’s Payment Duties.  Nothing contained herein will limit Mortgagor’s duty to make payment on the Secured Obligations when the Proceeds received pursuant to this Article 2 are insufficient to pay the costs, interest, principal and any other portion of the Secured Obligations then owing, and the receipt of Proceeds pursuant hereto will be in addition to all other security now or hereafter existing to secure payment of the Secured Obligations.

Section 3.5                                    Liability of Mortgagee.  Mortgagee has no obligation to enforce collection of any of the Proceeds or other amounts described in this Article 2, and Mortgagee is hereby released from all liability and responsibility in connection therewith, except the responsibility to account to Mortgagor for Proceeds and other amounts actually received.

Section 3.6                                    Indemnification.  Mortgagor agrees to indemnify and save and hold harmless  Mortgagee, their respective successors and affiliates and their respective directors, partners, managers, principals, officers, employees, agents, consultants and representatives (collectively, the “Indemnified Parties”) from and against all claims, actions, liabilities, losses, judgments, reasonable attorneys’ fees, costs and expenses and other charges of any description whatsoever (all of which are hereafter referred to in this Section 2.6 as “Claims”) made against or sustained or incurred by any such Indemnified Party as a consequence of the assertion, either before or after the payment in full of the Secured Obligations, that Mortgagee received Minerals, Proceeds or rents, profits, income or proceeds of Collateral pursuant to this instrument, except to the extent any Claims arise out of any Indemnified Party’s gross negligence or willful misconduct.  The Indemnified Parties have the right to employ attorneys and to defend against any Claims and unless furnished with satisfactory indemnity, after notice to Mortgagor, the Indemnified Parties will have the right to pay or compromise and adjust all Claims in its sole reasonable discretion.  Mortgagor shall indemnify and pay to the Indemnified Parties all amounts paid by any Indemnified Party in compromise or adjustment of any of the Claims or amounts adjudged against any Indemnified Party in respect of any of the Claims.  The liabilities of Mortgagor as set forth in this Section 2.6 will constitute Secured Obligations and will survive the termination of this instrument.

ARTICLE 4
GRANTOR’S REPRESENTATIONS AND WARRANTIES

Mortgagor hereby represents and warrants as follows (except as set forth in, and subject to the disclosures in, the Loan Agreement and the Schedules thereto):

Section 4.1                                    Title and Liens.

(a)                                 Exhibit A attached hereto and incorporated herein accurately and completely sets forth and describes all real property owned, held or controlled by Mortgagor, including all fee interests, mineral interests, patented mining claims, unpatented mining claims, unpatented millsite claims, leasehold interests, option rights and other real property interests, and such Exhibit A is in a form that, when appended to this instrument, is adequate and sufficient for acceptance by [•] County, New Mexico for the recording of real property instruments;

(b)                                 Mortgagor has good and marketable title to an undivided one hundred percent (100%) of all fee lands, mineral interests, patented mining claims, and unpatented mining claims and millsite claims set forth on Exhibit A to this Mortgage, which title is, subject to Permitted Liens, superior and paramount to any adverse claim or right of title which may be asserted, subject only to the paramount title of the United States as to any unpatented mining claims and millsite claims and the rights of third parties to the lands within such unpatented mining claims pursuant to the Multiple Mineral Development Act of 1954 and the Surface Resources and Multiple Use Act of 1955.  With respect to any lease or option to purchase identified on Exhibit A, each such lease creates a valid and subsisting leasehold estate in the

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lands described in such lease and each option creates a valid right to purchase the lands described in such option, each such lease and option is in full force and effect, no event has occurred that, with the giving of notice or the passage of time, would constitute a default under such lease or option and all rent, royalties or other payments due under such lease or option have been timely paid;

(c)                                  With respect to the unpatented mining claims and unpatented millsite claims listed on the attached Exhibit A: (A) Mortgagor is in exclusive possession thereof, free and clear of all Liens, claims, encumbrances or other burdens on production, other than Permitted Liens; (B) all such claims were located, staked, filed and recorded on available public domain land in compliance with all applicable state and federal laws and regulations; (C) assessment work, intended in good faith to satisfy the requirements of state and federal laws and regulations and generally regarded in the mining industry as sufficient, for all assessment years up to and including the assessment year ending September 1, 1992, was timely and properly performed on or for the benefit of the claims, and affidavits evidencing such work were timely recorded; (D) claim rental and maintenance fees required to be paid under federal law in lieu of the performance of assessment work, in order to maintain the claims commencing with the assessment year ending on September 1, 1993 and through the assessment year ending on September 1, 2013, have been timely and properly paid, and affidavits or other notices evidencing such payments and required under federal or state laws or regulation have been timely and properly filed and recorded; (E) all filings with the Bureau of Land Management of the United States Department of the Interior with respect to such claims which are required under the Federal Land Policy and Management Act of 1976 have been timely and properly made; and (F) there are no actions or administrative or other proceedings pending or to the best of Mortgagor’s knowledge threatened against or affecting any of the claims.  In addition, with respect to each of the unpatented mining claims listed on Exhibit A, Mortgagor represents that, to its knowledge, such unpatented mining claims have been relocated or remonumented as necessary, and that evidence of such relocation or remonumentation has been timely and properly recorded. In addition, with respect to each of the unpatented mining claims listed on Exhibit A, Mortgagor represents that, to its knowledge, such unpatented mining claims have been relocated or remonumented as necessary, and that evidence of such relocation or remonumentation has been timely and properly recorded, all in compliance with the provisions of NMSA Chapter 69;

(d)                                 As to the patented mining claims listed on Exhibit A, and except as otherwise indicated on Exhibit A: (A) Mortgagor owns an undivided one hundred percent (100%) interest in those claims free and clear of all liens, claims, encumbrances, royalties or other burdens on production, except for Permitted Liens; (B) Mortgagor is in exclusive possession of those claims; and (C) there are no actions or administrative or other proceedings pending or to Mortgagor’s knowledge threatened against those claims;

(e)                                  Mortgagor has good and marketable title to the Improvements and the Personal Property.  All Improvements and Personal Property owned or held by Mortgagor are in a state of repair adequate for normal operations and are in all material respects in good working order and condition for the conduct of the business of Mortgagor as such business is presently being conducted;

(f)                                   All utility services, means of transportation, ingress and egress roadways, easements, servitudes, rights of passage, facilities, water rights and other materials necessary for the operation of and access to the Lands (including, without limitation, gas, electrical, water supply and sewage services and facilities) are available on commercially reasonable terms in compliance with all applicable legal requirements, and Mortgagor is not aware of any information that would lead it to believe that any of the foregoing will not be available in the future; and

(g)                                  Except as otherwise set forth on Exhibit A, the Lands are not subject to any leases or other agreements burdening or otherwise associated with such Lands, and, there are no Royalties

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(as defined below) burdening or otherwise associated with such Lands.  For purposes hereof, “Royalties” shall mean any amount payable as a share of the product or profit from the Lands or any Minerals produced therefrom and includes without limitation, production payments, net profits interests, net smelter return royalties, landowner’s royalties, minimum royalties, overriding royalties and royalty bonuses.

Section 4.2                                    Due Organization, Good Standing and Authority.  Mortgagor is duly organized, validly existing and in good standing under the laws of [•] and is qualified to do business in New Mexico and every other jurisdiction where necessary in light of its business and properties.  Mortgagor has full power, authority and legal right (i) to own or lease its assets and properties (including the Lands) and to conduct its business as now being conducted, and (ii) to enter into its obligations under this Mortgage and each other agreement, document and instrument executed or to be executed by it pursuant hereto or in connection herewith and to perform the terms hereof and thereof applicable to it.

Section 4.3                                    Authorization and No Conflict.  The execution and delivery by Mortgagor of this Mortgage, and the performance of all transactions contemplated hereby and the fulfillment of and compliance with the terms of this Mortgage, have been duly authorized by all necessary action, corporate, partnership or otherwise, and do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) give any third party any right to accelerate any obligation under, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to (A) the operating agreement or other constating documents of Mortgagor, (B) any law, statute or rule, or (C) any agreement, instrument, order, judgment or decree to which Mortgagor is subject or by which any of its properties are bound.

Section 4.4                                    No Other Assets.  The Collateral constitutes all of the properties and assets, tangible or intangible, real or personal, which are used in the conduct of the business of Mortgagor, as such business is presently being conducted and as pertains to the Lands.  No other material properties or assets, whether or not owned by Mortgagor, are required for the operation of such business or the Lands as presently being operated or developed.  All such properties and assets are owned free and clear of all clouds to title and of all Liens, except Permitted Liens or Liens permitted under the provisions of this Mortgage.

Section 4.5                                    Financing Statements.  There is not and will not be any unexpired financing statement covering any part of the Collateral on file in any public office naming any party other than Mortgagee as secured party and other than Permitted Liens.

Section 4.6                                    Not a Foreign Person.  Mortgagor is not a “foreign person” within the meaning of the Internal Revenue Code of 1986, as amended (hereinafter called the “Code”), Sections 1445 and 7701 (i.e. Mortgagor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and any regulations promulgated thereunder).

Section 4.7                                    Compliance with Laws.  With respect to the Lands and operations thereon, Mortgagor has complied in all material respects with all applicable local, state and federal laws, including Environmental Laws (as defined in the Loan Agreement), and regulations relating to the operation of the Lands, and Mortgagor is not aware of any investigation (other than a routine inspection) of Mortgagor or the Lands by any local, state or federal agency with respect to enforcement of such laws and regulations.  The existing and planned use of the [•] Project (as defined in the Loan Agreement) complies or will comply with all applicable legal requirements, including but not limited to applicable regulations and restrictive covenants affecting the Lands, as well as all environmental, ecological, landmark and other applicable laws and regulations; and all requirements for such use have been satisfied to the extent

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necessary for the current operations involving the Lands.  No release, emission or discharge into the environment of hazardous substances, as defined under any Environmental Law, has occurred or is presently occurring or will occur in operating the [•] Project in its intended form in excess of federally or state permitted releases or reportable quantities, or other concentrations, standards or limitations under the foregoing laws or under any other federal, state or local laws, regulations or governmental approvals in connection with the construction, operation, ore treatment, heap leaching, fuel supply, power generation and transmission or waste disposal, or any other operations or processes relating to the [•] Project, other than as allowed by or in compliance with applicable federal, state and local laws.  The Lands and Mortgagor’s use and proposed use thereof are not and will not be in violation of any environmental, occupational safety and health or other applicable law now in effect, the effect of which violation, in any case or in the aggregate, would materially adversely affect the Lands or Mortgagor’s use thereof, or which, in any case or in the aggregate, would impose a material liability on Mortgagee or jeopardize the interest of Mortgagee in the Collateral.  Mortgagor has no knowledge of any past or existing violations of any such laws, ordinances or regulations issued by any governmental authority.

Section 4.8                                    Licenses and Permits.  Mortgagor has obtained all licenses, operating bonds, permits, authorizations and approvals from all governments, governmental commissions, boards and other agencies required in respect of its present use of and operations on the Lands.

Section 4.9                                    No Approvals.  No authorization or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or other person or entity is required for the due execution, delivery and performance by Mortgagor under this Mortgage.

Section 4.10                             Validity.  This Mortgage is, and when delivered hereunder will be, the legal, valid and binding obligation of Mortgagor enforceable against Mortgagor in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or law).

Section 4.11                             Litigation.  There is no action, suit or proceeding at law or in equity, by or before any governmental or regulatory authority, court, arbitral tribunal or other body now pending (or, to the knowledge of Mortgagor, threatened) against or affecting Mortgagor, the Lands or any of the other Collateral which may materially adversely impact Mortgagor or its business or the Lands or otherwise affect the legality, validity or enforceability of this Mortgage.

Section 4.12                             Payment of Taxes.  Mortgagor has filed or caused to be filed all federal, state and local tax returns which to the knowledge of Mortgagor are required to be filed and has paid or caused to be paid all taxes as shown on such returns or any assessment received by Mortgagor to the extent that such taxes or assessments have become due, except such as may be diligently contested in good faith and by appropriate proceedings or as to which a bona fide dispute may exist and for which adequate reserves are being maintained.

ARTICLE 5
COVENANTS

Section 5.1                                    Affirmative Covenants.  Mortgagor covenants and agrees that so long as any of the Secured Obligations secured hereby remain unpaid or outstanding (except as specifically set forth in the Loan Agreement):

(a)                                 Performance on Mortgagor’s Behalf.  Mortgagor agrees that, if Mortgagor fails to perform any act or to take any action which hereunder Mortgagor is required to perform or take, or to

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pay any money which hereunder Mortgagor is required to pay, Mortgagee, in Mortgagor’s name or its own name, may, but shall not be obligated to, perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by Mortgagee and any money so paid by Mortgagee shall be a demand obligation owing by Mortgagor to Mortgagee (which obligation Mortgagor hereby expressly promises to pay) and Mortgagee, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment.  Each amount due and owing by Mortgagor to Mortgagee pursuant to this Section 4.1 shall bear interest each day, from the date of such expenditure or payment until paid, at the Applicable Interest Rate (as defined in the Loan Agreement) in effect with respect to the Loan; all such amounts, together with such interest thereon, shall be a part of the secured indebtedness and shall be secured by this Mortgage.

(b)                                 Recording.  Mortgagor will cause this Mortgage and all amendments and supplements thereto and substitutions therefor and all financing statements and continuation statements relating thereto to be recorded, filed, re-recorded and re-filed in such manner and in such places as Mortgagee shall reasonably request and will pay all such recording, filing, re-recording and re-filing taxes, fees and other charges.

(c)                                  Reporting Compliance.  Mortgagor agrees to comply with any and all reporting requirements applicable to the transaction evidenced by the secured indebtedness which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority, and further agrees upon request of Mortgagee to furnish Mortgagee with evidence of such compliance.

(d)                                 Due Payment.  Mortgagor will promptly pay when due, or within any applicable grace periods with respect thereto, any and all amounts for which it is obligated under the terms of the Loan Agreement, this Mortgage and each other Loan Document and will comply with all of the terms and provisions thereof and hereof.

(e)                                  Perfection; Maintenance of Liens.  Mortgagor shall promptly, at Mortgagor’s own expense and insofar as not contrary to applicable law, execute such documents and provide such authorizations as Mortgagee may request so that Mortgagee may file and re-file in such offices, at such times and as often as may be necessary, any instrument as may be necessary to create, perfect, maintain and preserve the lien and security interest intended to be created hereby and the rights and remedies hereunder; shall promptly furnish to Mortgagee evidence satisfactory to Mortgagee of all such filings and re-filings; and otherwise shall do all things necessary or expedient to be done to effectively create, perfect, maintain and preserve the liens and security interests intended to be created hereby as a valid lien of first priority on real property and fixtures and a perfected security interest in personal property and fixtures, subject to Permitted Liens.  Mortgagor hereby authorizes Mortgagee to file this Mortgage and one or more financing or continuation statements, and amendments thereto, relative to any or all of the Collateral.

(f)                                   Maintenance of Lands.  Mortgagor will (i) cause each of the Water Rights and Access Rights owned, held or hereafter acquired by or for Mortgagor and necessary or appropriate to the operation of a mine or mines upon the Lands to be kept in full force and effect by the payment of whatever sums may become payable and by the fulfillment of whatever other obligations, and the performance of whatever other acts may be required to the end that forfeiture or termination of each such interest shall be prevented unless the termination, forfeiture or other relinquishment of the interest is authorized by any operating plan or plan of operations then in effect thereunder, (ii) conduct all drilling, mining, exploratory work and related operations and activities in accordance with applicable federal, state and local laws and practice, (iii) maintain Mortgagor as the sole owner of, and retain exclusive possession of, all mining and millsite claims, free and clear of all Liens, subject only to the paramount title of the United States, Permitted Liens and, in the case of a leased mining or millsite claim, the lessor of such

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leases, (iv) timely pay all required federal claim maintenance fees, and timely record and file in the appropriate county and federal offices adequate affidavits and notices of timely payment of such fees, and amend, relocate, and locate new mining claims with respect to those unpatented mining claims as reasonably necessary to protect Mortgagor’s and Mortgagee’s interest in the Collateral, (v) timely make all payments and perform all obligations to prevent the forfeiture or termination of any portion of the Lands, (vi) permit  Mortgagee, through its employees, representatives and agents, to enter upon the Lands at any time, subject to appropriate safety procedures, for the purpose of investigating and inspecting the condition and operation of the Collateral, and do all other things necessary or proper to enable  Mortgagee to exercise this right upon reasonable notice at such times as  Mortgagee may reasonably request, and (vii) do all other things necessary to preserve and maintain the right, title and interest of Mortgagee in the Collateral.  Mortgagor shall not abandon all or any portion of the Lands that is producing or capable of commercial production or forfeit, surrender or release any lease, sublease, operating agreement or other agreement or instrument comprising or affecting the Collateral.

(g)                                  Maintenance of Unpatented Claims.  To the extent not otherwise addressed herein, Mortgagor covenants and agrees to timely pay all claim maintenance fees, to timely make all filings and recordings, including affidavits of payment, and to otherwise timely take all other necessary actions and pay such amounts relating to the preservation, maintenance, continuance and validity of unpatented mining claims and unpatented millsite claims as may be required by any federal, state or local governmental authority, including payment of claim maintenance fees to the U.S. Bureau of Land Management on or before July 15th of each year.  Mortgagor further covenants and agrees to provide Mortgagee, on or before August 1st of each year, written notice and evidence of the payment of such claim maintenance fees for such unpatented claims.  In the event that Mortgagee has not received the notice and evidence described in the preceding sentence by August 1st, Mortgagee may, on behalf of Mortgagor, make and pay any claim maintenance fees, in which event Mortgagor shall promptly reimburse Mortgagee for any such fees, with interest at the Applicable Interest Rate, in addition to any costs and expenses incurred in making such payments, and all such amounts shall be Secured Obligations hereunder.

(h)                                 Maintenance of Collateral.  Mortgagor will keep all Improvements, Personal Property, inventory and fixtures of every kind now or hereafter included in the Collateral in good working order and condition (ordinary wear and tear excepted), and all repairs, renewals, replacements, additions, substitutions and improvements needful to such end shall be promptly made. Mortgagor will comply fully with all of the terms and conditions of all leases, agreements and other instruments of title and all Access Rights and privileges necessary for the proper operation of such leases and instruments, and otherwise do all things necessary to keep Mortgagor’s rights and Mortgagee’s interest in the Collateral unimpaired.

(i)                                     Compliance with Laws and Permits.  Mortgagor will (i) comply with all lawful rulings and regulations of each regulatory authority having jurisdiction over Mortgagor or the Lands; (ii) conduct any and all operations and activities on the Lands in compliance with applicable federal, state and local laws, rules and regulations and with all Permits; (iii) reclaim the Lands in accordance with applicable federal, state and local laws, rules and regulations and all Permits; and (iv) obtain and maintain in full force and effect all Permits necessary or appropriate for the use or operation of the Collateral or activities on the Lands, in each case as currently conducted.

(j)                                    Payment of Obligations.  Mortgagor will pay when due all liabilities and obligations of any nature, including all liabilities and obligations for labor, material, equipment and contracted services, incurred in or arising from the administration, operation or use of the Lands and the other Collateral.

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(k)                                 Protection of Collateral.  Mortgagor will protect every part of the Collateral from removal, destruction and damage, and will protect the same from the doing or suffering to be done of any act, other than the use of the Collateral as hereby contemplated, whereby the value of the Collateral may be lessened.

(l)                                     Insurance.  Mortgagor will carry (i) workmen’s compensation insurance covering persons who are employed by or for the benefit of the [•] Project in compliance with applicable laws, and (ii) other insurance as required under the Loan Agreement.  In the event of foreclosure of this Mortgage, or other transfer of title to the Collateral in extinguishment in whole or in part of the secured indebtedness, all right, title and interest of Mortgagor in and to such policies then in force concerning the Collateral and all proceeds payable thereunder shall, to the maximum extent permitted under applicable law, thereupon vest in the purchaser at such foreclosure or other transferee in the event of such other transfer of title.

(m)                             Further Assurances.  Mortgagor will, on request of Mortgagee, (i) promptly correct any defect, error or omission which may be discovered in the contents of this Mortgage, or in any other Loan Document, or in the execution or acknowledgment of this Mortgage or any other Loan Document; and (ii) execute, acknowledge, deliver and record and/or file such further instruments (including further deeds of trust, mortgages, security agreements, financing statements, continuation statements, and assignments of production, accounts, funds, contract rights, general intangibles, and proceeds) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Mortgage and the other Loan Documents and to more fully identify and subject to the liens and security interests hereof any property intended to be covered hereby, including any renewals, additions, substitutions, replacements, or appurtenances to the Collateral.  Mortgagor shall pay all reasonable costs connected with any of the foregoing.

(n)                                 Defend Title.  Mortgagor warrants and shall forever defend the Collateral against every person whomsoever lawfully claiming the same or any part thereof, and Mortgagor shall maintain and preserve the lien and security interest herein created until this instrument has been terminated and released as provided herein.  If the title or the right of Mortgagor or Mortgagee to the Lands or any other Collateral or any part thereof shall be challenged or attacked, either directly or indirectly, or if any legal proceedings are commenced against Mortgagor or all or any portion of the Lands, Mortgagor shall promptly give written notice thereof to Mortgagee and, at Mortgagor’s own expense, shall proceed diligently to defend against any such attack or proceedings, and Mortgagee may take such independent action in connection therewith as either of them may, in its reasonable discretion, deem advisable to protect its interest in the Collateral, and all costs, expenses and reasonable attorneys’ fees incurred by Mortgagee in connection therewith shall be a demand obligation owing by Mortgagor, and shall bear interest at the Applicable Interest Rate from the date such expenses are incurred until paid, and shall be part of the Secured Obligations.

(o)                                 Change in General Mining Law.  In the event of the repeal or modification of the current General Mining Law of 1872 during the term of this Mortgage, such that the interest of Mortgagor in those lands which are material to the exploration, development or operation of the Lands is affected, modified or transformed, Mortgagor will use its best efforts to retain its interest in those lands and will consult with Mortgagee to determine how best to preserve the interest of Mortgagor and the interest of  Mortgagee in the affected Collateral, and Mortgagor shall take no action, which in the reasonable opinion of Mortgagee or its counsel could adversely affect or impair their interest in the Collateral or under this Mortgage.

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(p)                                 Information.  Mortgagor shall promptly furnish to Mortgagee such information concerning Mortgagor, Mortgagor’s business affairs and financial condition, the Collateral and the operations and financial condition of Mortgagor, as Mortgagee may reasonably request.

(q)                                 Access.  Mortgagor shall keep proper books, records and accounts in which complete and correct entries shall be made of Mortgagor’s transactions in accordance with generally accepted accounting principles, and shall keep the records concerning the accounts and contract rights included in the Collateral at Mortgagor’s place of business, and Mortgagee shall have the right to inspect such records, and Mortgagor shall furnish copies upon reasonable request and upon reasonable notice in accordance with the Loan Agreement.

Section 5.2                                    Negative Covenants.  Mortgagor covenants and agrees that, so long as any of the Secured Obligations secured hereby remains unpaid or outstanding, Mortgagor shall not, either directly or indirectly:

(a)                                 No Disposition of Assets.  Except as permitted under the Loan Agreement, sell, transfer, assign, convey or otherwise dispose of all or any part of the Collateral;

(b)                                 No Debt.  Except as permitted under the Loan Agreement, incur, create, issue, assume or permit any borrowing or indebtedness to exist or incur, create or enter into any guaranty of any obligation of any other person or entity;

(c)                                  No Liens.  Except as permitted under the Loan Agreement, incur, create, grant, assume, allow or suffer to exist any Lien on all or any part of the Lands or any other Collateral, except Permitted Liens; or

(d)                                 Changes in Business.  Except as permitted under the Loan Agreement, liquidate or dissolve, or enter into any consolidation, merger, amalgamation, or sale or enter into any partnership, joint venture or other combination, where such transaction involves a contribution by Mortgagor of all or a significant portion of the Collateral, or sell, lease or dispose of its business or the assets of Mortgagor.

ARTICLE 6
DEFAULT

Section 6.1                                    Acceleration Upon Default.  Upon the occurrence of any Event of Default, or at any time thereafter during the continuance of an Event of Default, Mortgagee may, at its option, by notice to Mortgagor, declare all Secured Obligations to be due and payable forthwith without any further notice, presentment or demand of any kind, all of which are hereby expressly waived.

Section 6.2                                    Possession and Operation of Collateral.  Upon the occurrence of any Event of Default, or at any time thereafter during the continuance of an Event of Default, and in addition to all other rights therein conferred on Mortgagee,  Mortgagee or any person, firm or corporation designated by Mortgagee, will have the right and power, but will not be obligated, to have an audit performed, at Mortgagor’s expense, of the books and records of Mortgagor, and to enter upon and take possession of all or any part of the Collateral, to exclude Mortgagor therefrom, and to hold, use, administer and manage the same to the extent that Mortgagor could do so.  Mortgagee or any person, firm or corporation designated by Mortgagee, may manage the Collateral, or any portion thereof, without any liability to Mortgagor in connection with such management except with respect to gross negligence or willful misconduct; and Mortgagee or any person, firm or corporation designated by Mortgagee will have the right to collect, receive and receipt for all Products  produced and sold from the Lands, and to exercise every power, right and privilege of Mortgagor with respect to the Collateral.  Providing there has been no foreclosure sale,

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when and if the expenses of the management of the Collateral have been paid and the Secured Obligations paid in full, the remaining Collateral shall be returned to Mortgagor.

Section 6.3                                    Ancillary Rights.  Upon the occurrence of an Event of Default, or at any time thereafter during the continuance of an Event of Default, and in addition to all other rights of Mortgagee hereunder, Mortgagee may, without notice (which is hereby expressly waived by Mortgagor), demand payment or declare a default and proceed by a suit or suits in equity or at law (i) for the seizure and sale of the Collateral or any part thereof, (ii) for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, (iii) for the foreclosure or sale of the Collateral or any part thereof under the judgment or decree of any court of competent jurisdiction, (iv) subject to the provisions of this Mortgage and the Receivership Act (defined below) and other applicable law, without regard to the solvency or insolvency of any person, and without regard to the value of the Collateral, and without notice to Mortgagor (notice being hereby expressly waived), for the ex parte appointment of a receiver to serve without bond pending any foreclosure or sale hereunder, to the maximum extent permitted by law, or (v) for the enforcement of any other appropriate legal or equitable remedy.

Section 6.4                                    Availability of Rights and Remedies; Cumulative Rights and Remedies.  Upon the occurrence of an Event of Default, or at any time thereafter during the continuance of an Event of Default, all of the rights and remedies provided to Mortgagee in this Mortgage and each other collateral security documents shall immediately become available to Mortgagee, and Mortgagee shall have all other rights and remedies available at law or in equity.  All rights and remedies of Mortgagee set out in this Mortgage, each other collateral security document and as otherwise available are cumulative, and no right or remedy contained herein or therein is intended to be exclusive; each such right and remedy is in addition to every other right and remedy contained in this Mortgage, each other collateral security document or in any existing or future agreement or now or in the future existing at law, in equity, by statute or otherwise.  Every right, power and remedy given by this Mortgage to Mortgagee or to which either of them may be otherwise entitled, may be exercised concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee, and either of them may pursue inconsistent remedies.

ARTICLE 7
MORTGAGEE’S RIGHTS AS TO REALTY COLLATERAL UPON DEFAULT

Section 7.1                                    Acceleration.  Upon the occurrence of an Event of Default, or at any time thereafter, Mortgagee may declare all sums secured hereby immediately due and payable either by commencing an action to foreclose this Mortgage as a mortgage, or by the delivery to Mortgagee of a written declaration of default and demand for payment, or both.

Section 7.2                                    Receivership.  Upon the occurrence of an Event of Default, or at any time thereafter, in accordance with, and subject to, the provisions of NMSA 1978, §§44-8-1 through 44-8-10 (1995 & 1996), as amended from time to time (the “Receivership Act”), and Rule 1-066 NMRA, to the extent applicable, as well as any other applicable law, Mortgagee may apply to a court of competent jurisdiction for and obtain from such court as a matter of strict right, without notice to Mortgagor (except where legally required), which notice Mortgagor expressly waives, and without regard to the adequacy of the security for the repayment of the Secured Obligations, without regard for the solvency of the Mortgagor, or any guarantor or indemnitor of or under the Loan or any other person liable for the payment of the Secured Obligations, the appointment of a receiver, trustee, liquidator or conservator of the Collateral, and Mortgagor expressly and irrevocably consent to such appointment, and Mortgagor hereby expressly consents to such appointment of a receiver, take possession of and to operate the Collateral and to collect the Rents and to otherwise protect and preserve the Collateral; provided that any

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such receiver shall have all the usual powers and duties of receivers in similar cases and under the Receivership Act, including the full power to rent, maintain and otherwise operate the Collateral upon such terms as may be approved by the court.

Section 7.3                                    Judicial Foreclosure.  Upon the occurrence of an Event of Default, or at any time thereafter, Mortgagee may, subject to any mandatory requirement of applicable law, proceed by suit to foreclose its lien hereunder and to sell or have sold the Collateral or any part thereof at one or more sales, as an entirety or in parcels, at such place or places and otherwise, in such manner and upon such notice as may be required by law, or, in the absence of any such requirement, as Mortgagee may deem appropriate, and Mortgagee shall thereafter make or cause to be made a conveyance to the purchaser or purchasers thereof.  Mortgagee may postpone the sale of the real property included in the Collateral or any part thereof by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement.  Sale of a part of the real property included in the Collateral will not exhaust the power of sale, and sales may be made from time to time until all such property is sold or the Secured Obligations are paid in full.

In addition to proceeding by suit(s) at law or equity to enforce payment and performance of the Secured Obligations in accordance with the terms applicable to them, Mortgagee may, at its option, proceed to foreclose judicially the lien of this Mortgage as to all or any portion of the Collateral consisting of real property, together with such additional Collateral as Mortgagee may elect, whether personal property or fixtures or both (collectively, the “Foreclosure Sale Property”), and to have such Foreclosure Sale Property sold under the judgment or decree of a court of competent jurisdiction, in such portions, order and parcels as Mortgagee may determine, to the highest bidder for cash at public auction.  Sale pursuant to a judicial decree of foreclosure shall be conducted by a court-appointed special master, or otherwise as ordered by the court, in compliance with all notice and other requirements of the laws of the State of New Mexico, and in accordance with the terms of the foreclosure decree or related court orders.  Any person, including Mortgagee, may be a purchaser of the Foreclosure Sale Property at a judicial foreclosure sale, to the extent permitted by law, and Mortgagee will be entitled to a credit on the purchase price in the amount of any judgment received by Mortgagee in the foreclosure action or any portion thereof, except that costs and expenses adjudged payable to others than Mortgagee will be payable in cash.  Mortgagor agrees that a special master’s or other foreclosure sale of all or any portion of the Foreclosure Sale Property, concluded pursuant to a decree of judicial foreclosure, constitutes a commercially reasonable disposition thereof.  To the extent permitted by law, a special master conducting the foreclosure sale may postpone sale of all or any portion of the Foreclosure Sale Property, and from time to time thereafter, may postpone such a sale, including, without limitation, in accordance with the procedure described in the preceding paragraph.  The special master appointed by the court in a foreclosure action shall deliver to the purchaser a special master’s deed, and, if appropriate, a bill of sale, conveying the Foreclosure Sale Property so sold, without any covenant or warranty, express or implied.  To the maximum extent permitted by law, the recital in a special master’s deed and bill of sale of any matters or facts shall be conclusive proof of the truthfulness thereof.  The proceeds of any judicial foreclosure sale made under or by virtue of this Section shall be applied in accordance with Section 8.5 hereof entitled Application of Proceeds, all in such order and manner as Mortgagee shall determine in its sole discretion.

Section 7.4                                    Shortening of Redemption Period.  THE REDEMPTION FOLLOWING A COURT-ORDERED FORECLOSURE SALE SHALL BE ONE MONTH INSTEAD OF NINE MONTHS, AS PROVIDED IN NMSA 1978, § 39-5-19 NMSA (1965).

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ARTICLE 8
MORTGAGEE’S RIGHTS AS TO PERSONALTY AND
FIXTURE COLLATERAL UPON DEFAULT

Section 8.1                                    Personalty Collateral.  Upon the occurrence of an Event of Default, or at any time thereafter during the continuance of an Event of Default, Mortgagee may, without notice to Mortgagor, exercise its rights to declare all of the Secured Obligations to be immediately due and payable, in which case Mortgagee will have all rights and remedies granted by law, and particularly by the UCC, including, but not limited to, the right to take possession of any and all Collateral constituting personal property (the “Personalty Collateral”), and for this purpose Mortgagee may enter upon any premises on which any or all of the Personalty Collateral is situated and take possession of and operate the Personalty Collateral or remove it therefrom.  Mortgagee may require Mortgagor to assemble the Personalty Collateral and make it available to Mortgagee at a place to be designated by Mortgagee which is reasonably convenient to all parties.  Unless the Personalty Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Mortgagee will give Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Personalty Collateral is to be made.  This requirement of sending reasonable notice will be met if the notice is mailed, postage prepaid, to Mortgagor at the address designated above at least ten (10) days before the time of the sale or disposition.

Section 8.2                                    Sale with Realty Collateral.  In the event of foreclosure, at Mortgagee’s option it may proceed under the Uniform Commercial Code as to the Personalty Collateral or it may proceed as to both Personalty Collateral and Collateral constituting real property in accordance with its rights and remedies in respect of the Collateral constituting real property.

Section 8.3                                    Private Sale.  If Mortgagee in good faith believes that any state or federal law prohibits or restricts the customary manner of sale or distribution of any of the Personalty Collateral, or if Mortgagee determines that there is any other restraint or restriction limiting the timely sale or distribution of any such property in accordance with the customary manner of sale or distribution, Mortgagee may sell such property privately or in any other manner it deems advisable at such price or prices as it determines in its sole discretion and without any liability whatsoever to Mortgagor in connection therewith.  Mortgagor recognizes and agrees that such prohibition or restriction may cause such property to have less value than it otherwise would have and that, consequently, such sale or disposition by Mortgagee may result in a lower sales price than if the sale were otherwise held.

ARTICLE 9
OTHER PROVISIONS CONCERNING FORECLOSURE

Section 9.1                                    Possession and Delivery of Collateral.  It shall not be necessary for Mortgagee to have physically present or constructively in its possession any of the Collateral at any foreclosure sale, and Mortgagor shall deliver to the purchasers at such sale on the date of sale the Collateral purchased by such purchasers at such sale, and if it should be impossible or impracticable for any of such purchasers to take actual delivery of the Collateral, then the title and right of possession to the Collateral shall pass to the purchaser at such sale as completely as if the same had been actually present and delivered.

Section 9.2                                    Mortgagee as Purchaser.  Mortgagee will have the right to become the purchaser at any foreclosure sale, to the extent permitted by law, and Mortgagee will be entitled to a credit on the purchase price in the amount of any judgment received by Mortgagee in the foreclosure action or any portion thereof, except that costs and expenses adjudged payable to others than Mortgagee will be payable in cash.

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Section 9.3                                    Recitals Conclusive; Warranty Deed; Ratification.  Recitals contained in any conveyance to any purchaser at any sale made hereunder will conclusively establish the truth and accuracy of the matters therein stated, including, without limiting the generality of the foregoing, nonpayment of the unpaid principal sum of, and the interest accrued on, the written instruments constituting part or all of the Secured Obligations after the same have become due and payable, nonpayment of any other of the Secured Obligations or advertisement and conduct of the sale in the manner provided herein.  Mortgagor ratifies and confirms all legal acts that Mortgagee may do in carrying out the provisions of this instrument.

Section 9.4                                    Effect of Sale.  Subject to  applicable rights of redemption under applicable law, any sale or sales of the Collateral or any part thereof will operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Mortgagor in and to the premises and the property sold, and will be a perpetual bar, both at law and in equity, against Mortgagor, Mortgagor’s successors or assigns and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under Mortgagor, or Mortgagor’s successors or assigns. Subject to applicable rights of redemption under applicable law, the purchaser or purchasers at the foreclosure sale will receive immediate possession of the property purchased; and if Mortgagor retains possession of the Collateral, or any part thereof, subsequent to sale, Mortgagor will be considered a tenant at sufferance of the purchaser or purchasers, and if Mortgagor remains in such possession after demand of the purchaser or purchasers to remove, Mortgagor will be guilty of forcible detainer and will be subject to eviction and removal, forcible or otherwise, with or without process of law, and without any right to damages arising out of such removal.

Section 9.5                                    Application of Proceeds.  The proceeds of any sale of the Collateral or any part thereof will be applied as follows:

FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale or other enforcement incurred by Mortgagee, including all court costs and charges of every character in the event foreclosed by suit or any judicial proceeding;

SECOND, to the payment of the secured indebtedness (including the principal, interest and attorneys’ fees due and unpaid under the Loan Agreement and the amounts due and unpaid and owed under this Mortgage) in such manner and order as provided by the Loan Agreement; and

THIRD, the remainder, if any there shall be, shall be paid, subject to and in accordance with the order of the court in the foreclosure action, to Mortgagor, or to Mortgagor’s heirs, devisees, representatives, successors or assigns, or such other persons as may be entitled thereto by law.

Section 9.6                                    Deficiency.  If a deficiency exists between (i) the net proceeds of the special master’s sale of the Foreclosure Sale Property conducted through a judicial foreclosure action and (ii) the total amount of the judgment on the Secured Obligations, the secured indebtedness, and all other indebtedness adjudicated due and owing and secured by this Mortgage, such deficiency shall be paid promptly upon demand by the party or parties liable therefor, including as directed by the court.  In the event any such deficiency is not paid, Mortgagee shall be entitled to recover a deficiency judgment against the party or parties liable therefor, together with interest thereon to the maximum extent allowed by applicable law.

Section 9.7                                    Discretion as to Security.  Mortgagee may resort to any security given by this Mortgage or to any other security now existing or hereafter given to secure the payment of the secured

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indebtedness, in whole or in part, and in such portions and in such order as may seem best to Mortgagee in its sole and absolute discretion, and any such action (or any delay in taking or decision not to take such action) shall not in any way be considered as a waiver of any of the rights, benefits, liens or security interests created or evidenced by this Mortgage.

Section 9.8                                    Mortgagor’s Waiver of Certain Rights.  To the full extent Mortgagor may do so under applicable law, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Mortgagor, for Mortgagor, Mortgagor’s heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Collateral, to the extent permitted by applicable law, hereby waives and releases all rights of appraisement, valuation, stay of execution, redemption, notice of intention to mature or declare due the whole of the secured indebtedness, notice of election to mature or declare due the whole of the secured indebtedness and all rights to a marshaling of assets of Mortgagor, including the Collateral, or to a sale in inverse order of alienation in the event of foreclosure of the liens and/or security interests hereby created.  Mortgagor shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatever to defeat, reduce or affect the right under the terms of this Mortgage to a sale of the Collateral for the collection of the secured indebtedness without any prior or different resort for collection, or the right under the terms of this Mortgage to the payment of the secured indebtedness out of the proceeds of sale of the Collateral in preference to every other claimant whatever.  If any law referred to in this section and now in force, of which Mortgagor or Mortgagor’s heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Collateral might take advantage despite this section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this section.

Section 9.9                                    Mortgagor as Tenant Post Foreclosure.  In the event there is a foreclosure sale hereunder and at the time of such sale Mortgagor or Mortgagor’s representatives, successors or assigns or any other persons claiming any interest in the Collateral by, through or under Mortgagor are occupying or using the Collateral, or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser.  To the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will.  In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the property (such as an action for forcible entry and detainer) in any court having jurisdiction.

ARTICLE 10
MISCELLANEOUS

Section 10.1                             Recording and Filing.  Mortgagor shall pay all costs of filing, registering and recording this and every other instrument in addition or supplemental hereto and all financing statements Mortgagee may require, in such offices and places and at such times and as often as may be, in the judgment of Mortgagee, necessary to preserve, protect and renew the lien and security interest herein created as a first lien and prior security interest on and in the Collateral and otherwise do and perform all matters or things necessary or expedient to be done or observed by reason of any law or regulation of any State or of the United States or of any other competent authority for the purpose of effectively creating, maintaining and preserving the lien and security interest created herein and on the Collateral and the priority thereof.  Mortgagor shall also pay the costs of obtaining reports from appropriate filing officers

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concerning financing statement filings in respect of any of the Collateral in which a security interest is granted herein.

Section 10.2                             Mortgagee’s Right to Perform Mortgagor’s Obligations.  Mortgagor agrees that, if Mortgagor fails to perform any act which Mortgagor is required to perform under this instrument, Mortgagee or any receiver appointed hereunder may, but shall not be obligated to, perform or cause to be performed such act, and any expense incurred by Mortgagee in so doing shall be a demand obligation owing by Mortgagor to Mortgagee, shall bear interest at the Applicable Interest Rate as provided in the Loan Agreement until paid and shall be a part of the Secured Obligations, and Mortgagee or any receiver shall be subrogated to all of the rights of the party receiving the benefit of such performance.  The undertaking of such performance by Mortgagee or any receiver as aforesaid shall not obligate such person to continue such performance or to engage in such performance or performance of any other act in the future, shall not relieve Mortgagor from the observance or performance of any covenant, warranty or agreement contained in this instrument or constitute a waiver of default hereunder and shall not affect the right of Mortgagee to accelerate the payment of all indebtedness and other sums secured hereby or to resort to any other of its rights or remedies hereunder or under applicable law.  In the event Mortgagee or any receiver appointed hereunder undertakes any such action, no such party shall have any liability to Mortgagor in the absence of a showing of gross negligence or willful misconduct of such party, and in all events no party other than the acting party shall be liable to Mortgagor.

Section 10.3                             Indebtedness of Secured Obligations Absolute.  Nothing herein contained shall be construed as limiting Mortgagee to the collection of any indebtedness of Mortgagor to Mortgagee only out of the income, revenue, rents, issues and profits from the Collateral or as obligating Mortgagee to delay or withhold action upon any default which may be occasioned by failure of such income or revenue to be sufficient to retire the principal or interest when due on the indebtedness secured hereby.  It is expressly understood between Mortgagee and Mortgagor that any indebtedness of Mortgagor to Mortgagee secured hereby shall constitute an absolute, unconditional obligation of Mortgagor to pay as provided herein or therein in accordance with the terms of the instrument evidencing such indebtedness in the amount therein specified at the maturity date or at the respective maturity dates of the installments thereof, whether by acceleration or otherwise.

Section 10.4                             Defense of Claims.  Mortgagee will promptly notify Mortgagor and Mortgagee in writing of the commencement of any legal proceedings affecting Mortgagee’s interest in the Collateral, or any part thereof, and shall take such action, employing attorneys acceptable to Mortgagee (acting reasonably), as may be necessary to preserve Mortgagor’s, Mortgagee’s rights affected thereby; and should Mortgagor fail or refuse to take any such action, Mortgagee may take the action on behalf of and in the name of Mortgagor and at Mortgagor’s expense.  Moreover, Mortgagee may take independent action in connection therewith as they may in their discretion deem proper, and Mortgagor hereby agrees to make reimbursement for all sums advanced and all expenses incurred in such actions plus interest at a rate equal to the maximum interest rate provided in the Loan Agreement.

Section 10.5                             Compliance With Usury Laws.  It is the intent of Mortgagor, Mortgagee and all other parties to the Loan Documents to contract in strict compliance with applicable usury law from time to time in effect.  In furtherance thereof, it is stipulated and agreed that, as more fully provided in the Loan Agreement, none of the terms and provisions contained herein shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be collected, charged, taken, reserved, or received by applicable law from time to time in effect.

Section 10.6                             Release of Mortgage.  Upon, and only upon the indefeasible payment and satisfaction in full in cash of the secured indebtedness and the termination or expiration of the Loan

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Agreement and the Commitment in accordance with the terms thereof, consistent with applicable provisions of NMSA 1978, § 48-7-4 (1991), including, without limitation, subsections (A) and (B) thereof, Mortgagee shall release the lien of this Mortgage, of record in the office of the county clerk of the county where this Mortgage is recorded, as called for by NMSA 1978, § 48-7-4 (1991), including, to the extent that § 48-7-4 (C) is applicable, upon written demand of the Mortgagor or the successor or assignee thereof. It is provided, however, that, notwithstanding such release, the indemnifications, and other rights, which are provided herein or in the Loan Agreement to continue following the release hereof shall continue in effect unaffected by such release; and provided that if any payment to Mortgagee is held to constitute a preference or a voidable transfer under applicable state or federal laws or if for any other reason Mortgagee is required to refund such payment to the payor thereof or to pay the amount thereof to any third party, this Mortgage shall be reinstated to the extent of such payment or payments.

Section 10.7                             Renewals, Amendments and Other Security.  Renewals, restatements, replacements and extensions of the Secured Obligations may be given at any time, amendments may be made to the agreements with third parties relating to any part of the Secured Obligations or the Collateral, and Mortgagee may take or hold other security for the Secured Obligations without notice to or consent of Mortgagor.  Mortgagee may resort first to other security or any part thereof, or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action will not be a waiver of any rights conferred by this instrument.

Section 10.8                             Limitations on Interest.  No provision of the Loan Agreement, the other Loan Documents, or other instrument constituting or evidencing any of the Secured Obligations or any other agreement between the parties shall require the payment or permit the collection of interest in excess of the maximum non-usurious rate which Mortgagor may agree to pay under applicable laws.  The intention of the parties being to conform strictly to applicable usury laws now in force, the interest on the principal amount of the Loan Agreement and the interest on other amounts due under and/or secured by this instrument shall be held to be subject to reduction to the amount allowed under said applicable usury laws as now or hereafter construed by the courts having jurisdiction, and any excess interest paid shall be credited to Mortgagor.

Section 10.9                             Effect of Instrument.  This instrument shall be deemed and construed to be, and may be enforced as, an assignment, chattel mortgage or security agreement, common law pledge, contract, financing statement, real estate mortgage, and as any one or more of them if appropriate under applicable state law.  Consistent with the provisions of this Mortgage, including, without limitation, in Section 1.2 above, and with applicable law, this instrument shall be effective as a financing statement covering minerals, As-Extracted Collateral or the like and accounts subject to Article 9 of UCC and is to be filed for record in the office of the county clerk or other appropriate office of each county where any part of the Collateral is situated.  A carbon, photographic, or other reproduction of this Mortgage or of any financing statement relating to this Mortgage shall be sufficient as a financing statement.

Section 10.10                      Invalidity of Certain Provisions.  A determination that any provision of this Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Mortgage to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

Section 10.11                      Rights Cumulative.  Each and every right, power and remedy given to Mortgagee herein or in any other written instrument relating to the Secured Obligations will be cumulative and not exclusive; and each and every right, power and remedy whether specifically given herein or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient

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by Mortgagee, and the exercise, or the beginning of the exercise, of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy.  A waiver by Mortgagee of any right or remedy hereunder or under applicable law on any occasion will not be a bar to the exercise of any right or remedy on any subsequent occasion.

Section 10.12                      Non-Waiver.  No act, delay, omission or course of dealing between Mortgagee and Mortgagor will be a waiver of any of Mortgagee’s rights or remedies hereunder or under applicable law.  No waiver, change or modification in whole or in part of this instrument or any other written instrument will be effective unless in a writing signed by Mortgagee.

Section 10.13                      Mortgagee’s Expenses.  Mortgagor agrees to pay in full all expenses and reasonable attorneys’ fees of Mortgagee which may have been or may be incurred by Mortgagee in connection with the collection of the Secured Obligations and the enforcement of any of Mortgagor’s obligations hereunder and under any documents executed in connection with the Secured Obligations.

Section 10.14                      Indemnification.  In addition to any other indemnifications or similar obligations contained in this instrument or elsewhere (including, without limitation, as set forth in Section 11.5 of the Loan Agreement), Mortgagor hereby indemnifies and saves and holds harmless Mortgagee, its successors, assigns and Affiliates (excluding Borrower and the Guarantors, to the extent any is an Affiliate of Mortgagee or Mortgagee’s successors and assigns) and their respective directors, partners, managers, principals, officers, employees, agents, consultants and representatives (each, an “Indemnified Party”) from, and no such Indemnified Party shall be liable for, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, fines, suits, costs, charges, claims, taxes, fees, expenses, payments or disbursements of any kind whatsoever, including attorneys’ fees and expenses (collectively “Losses”) which may at any time (including, without limitation, at any time following the payment of the Secured Obligations) be imposed on, incurred or suffered by or asserted against any Indemnified Party in any way relating to or arising out of this Mortgage or any other Loan Document or any instrument contemplated by or referred to herein or therein (including exercise by Mortgagee of any right, power or remedy conferred upon it by this instrument or any other instrument pertaining hereto, or from the attempt or failure of Mortgagee to exercise any such right, power or remedy), or the transactions contemplated hereby or thereby, or any act or omission of Mortgagor, or the ownership, management, administration, operation, use or condition of the Lands, the other Collateral or the [•] Project or any other property, except with respect to Losses arising entirely out of the gross negligence or willful misconduct of such Indemnified Party.  Notwithstanding any provision hereof to the contrary, the foregoing indemnity shall in all respects survive, continue and remain in full force and effect even though all Secured Obligations, indebtedness and other sums secured hereby may be fully paid and the lien of this instrument released.

Section 10.15                      Partial Releases.  In the event Mortgagor sells for monetary consideration or otherwise any portion of the Collateral, in compliance with and as permitted by the Loan Agreement, Mortgagee shall release the lien of this instrument with respect to the portion sold, at the reasonable request of Mortgagor, at Mortgagor’s cost and expense.  No release from the lien of this instrument of any part of the Collateral by Mortgagee shall in anywise alter, vary or diminish the force, effect or lien of this instrument on the balance or remainder of the Collateral.

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Section 10.16                      Subrogation.  This instrument is made with full substitution and subrogation of Mortgagee in and to all covenants and warranties by others heretofore given or made in respect of the Collateral or any part thereof.

Section 10.17                      Notices.  All notices, requests, consents, demands and other communications required or permitted hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered in compliance with and according to Section 11.2 of the Loan Agreement.  Notwithstanding the foregoing, or anything else in the Loan Documents which may appear to the contrary, any notice given in connection with a foreclosure of the liens and/or security interests created hereunder, or otherwise in connection with the exercise by Mortgagee of its rights hereunder or under any other Loan Document, which is given in a manner permitted by applicable law shall constitute proper notice; without limitation of the foregoing, notice given in a form required or permitted by statute shall (as to the portion of the Collateral to which such statute is applicable) constitute proper notice.

Section 10.18                      Successors and Assigns.  The terms, provisions, covenants, representations, indemnifications and conditions hereof shall be binding upon Mortgagor, and the successors and assigns of Mortgagor, and shall inure to the benefit of Mortgagee and its successors and assigns, and shall constitute covenants running with the Collateral.  All references in this Mortgage to Mortgagor or Mortgagee shall be deemed to include all such successors and assigns.

Section 10.19                      Interpretation, etc.  Within this Mortgage, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires.  Titles appearing at the beginning of any subdivisions hereof are for convenience only, do not constitute any part of such subdivisions, and shall be disregarded in construing the language contained in such subdivisions.  References herein to any Section, Schedule or Exhibit shall be to a Section, Schedule  or an Exhibit, as the case may be, hereof unless otherwise specifically provided.  The word “or” is not exclusive.  The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.  This Mortgage has been reviewed and negotiated by sophisticated parties with access to legal counsel and no rule of construction shall apply hereto or thereto which would require or allow this Mortgage to be construed against any party because of its role in drafting this Mortgage.

Section 10.20                      Counterparts.  This instrument may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical except that to facilitate recordation, in particular counterparts hereof, portions of Exhibit A hereto which describe properties situated in counties other than the county in which the counterpart is to be recorded have been omitted.

Section 10.21                      Survival of Representations and Warranties.  All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Mortgage and the advance of any amounts in connection with the Loan Agreement.

Section 10.22                      Rights Absolute; Effect of Release or Modification.  All rights of Mortgagee and the mortgage, pledge, assignment, charge and security interest hereunder, and all obligations of Mortgagor hereunder, shall be absolute and unconditional, irrespective of:

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(a)                                 any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

(b)                                 any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document, including, without limitation, any increase in the Secured Obligations;

(c)                                  any taking, exchange, release or non-perfection of any other collateral, or any taking, release, amendment or waiver of or consent to departure from any guaranty, surety or support agreement for all or any of the Secured Obligations;

(d)                                 any manner of application of collateral or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any of the Secured Obligations or any other assets of any principal, guarantor or surety;

(e)                                  any change, restructuring or termination of the corporate or company structure or existence of the Borrower, Mortgagor or any affiliate thereof; and

(f)                                   any other circumstance that might otherwise constitute a defense available to, or a discharge of, Mortgagor or any affiliate of Mortgagor, any other Person liable for the Secured Obligations or a third party guarantor or grantor of a security interest.

Without affecting the lien or charge of this Mortgage upon any portion of the Collateral not then or theretofore released as security for the full amount of the secured indebtedness, Mortgagee may, from time to time and without notice to or consent from any party, including, without limitation, any junior encumbrancer, agree to (i) release any person liable for the secured indebtedness, (ii) extend the maturity or alter any of the terms of the Secured Obligations evidenced by any of the Loan Documents, including, without limitation, any guaranty, (iii) grant other indulgences, (iv) release, or cause to be released at any time at Mortgagee’s option any parcel, portion or all of the Collateral, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto.  The modification of this Mortgage or of any of the Secured Obligations or any other instrument securing the secured indebtedness or the release of any part of the Collateral from the lien hereof shall not impair the priority of the lien of this Mortgage.  Any agreement made by Mortgagor and/or any obligor of any Secured Obligation, on the one hand, and Mortgagee, on the other hand, after the date of this Mortgage in any way relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

Section 10.23                      Entire Agreement; Exhibits.  The Exhibits to this Mortgage form an integral part of this Mortgage and are incorporated herein by reference and expressly made a part hereof.  This Mortgage constitutes the entire agreement among the parties with respect to the subject matter hereof, superseding all prior statements, representations, discussions, agreements and understandings, oral or written, relating to such subject matter, including all term sheets and commitment letters.

Section 10.24                      Choice of Law.  Without regard to principles of conflicts of law, this Mortgage shall be construed and enforced in accordance with and governed by the laws of the State of New Mexico applicable to contracts made and to be performed in New Mexico by parties residing and domiciled in New Mexico, without giving effect to any part of such law that would result in the selection or application of the law of any other jurisdiction.  To the fullest extent permitted by all applicable law, Mortgagor hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Mortgage.

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Section 10.25                      Limitation Indemnification.  To the extent, if at all, that any provision contained herein or in any related document requiring one party to indemnify, hold harmless, insure, or defend another party (including such other party’s employees or agents) is found to be within the scope of NMSA 1978, § 56-7-1 (2005), or in any way subject to, or conditioned upon consistency with, the provisions of NMSA 1978, § 56-7-1 (2005), for its enforceability, then such provision, regardless of whether it makes reference to this or any other limitation provision, is not intended to, and, to the maximum extent allowed under applicable law, such provision shall: (a) not extend to liability, claims, damages, losses or expenses, including attorney fees, arising out of bodily injury to persons or damage to property caused by or resulting from, in whole or in part, the negligence, act or omission of the indemnitee or additional insured, as the case may be, its officers, employees or agents, to the extent of the indemnitee’s or additional insured’s own negligence so long as this qualification is consistent with applicable New Mexico law; (b) be enforced only to the extent that the liability, damages, losses or costs are caused by, or arise out of, the acts or omissions of the indemnitor or its officers, employees or agents; and (c) be further modified, if required, by the provisions of NMSA 1978, § 56-7-1 (B) (2005), as amended from time to time and New Mexico appellate decisions interpreting NMSA 1978, § 56-7-1 (2005), as amended from time to time.  Further, notwithstanding any other term or condition of this instrument or any related document, to the extent, if at all, that any agreement, covenant, or promise to indemnify another party (including such party’s employees or agents) contained herein or in any related document, is found to be within the scope of NMSA 1978, § 56-7-2 (2003), as amended from time to time, or in any way subject to, or conditioned upon consistency with, the provisions of NMSA 1978, § 56-7-2 (2003), as amended from time to time, for its enforceability, then such agreement, regardless of whether it makes reference to this or any other limitation provision, is not intended to, and, to the maximum extent allowed under applicable law, such agreement shall not and does not, indemnify such indemnitee against loss or liability for damages arising from: (i) the sole or concurrent negligence of such indemnitee or the agents or employees of such indemnitee, to the extent of the indemnitee’s or additional insured’s own negligence so long as this qualification is consistent with applicable New Mexico law; (ii) the sole or concurrent negligence of an independent contractor who is directly responsible to such indemnitee, to the extent of the indemnitee’s or additional insured’s own negligence so long as this qualification is consistent with applicable New Mexico law; or (iii) an accident that occurs in operations carried on at the direction or under the supervision of such indemnitee, an employee or representative of such indemnitee or in accordance with methods and means specified by such indemnitee or the employees or representatives of such indemnitee.  The parties’ intent is for their indemnity agreements to be enforced pursuant to their terms and limited only to the extent necessary to conform with and survive New Mexico’s anti-indemnity statutes.

Section 10.26                      Joint and Several Liability.  Mortgagor, the Borrower and the other guarantors are engaged in related businesses and are integrated to such an extent that the financial strength and flexibility of each such party has a direct, tangible and immediate impact on the success of the other parties.  Mortgagor will derive substantial and immediate direct and indirect benefit from the Loan Agreement, the Loan Documents and the transactions entered into in connection therewith.  Mortgagor expressly waives any right to revoke, terminate or suspend this Mortgage and acknowledges that it entered into such Mortgage in contemplation of the benefits that it would receive by the Loan Agreement and the other Loan Documents.

Section 10.27                      Application of Foreclosure Laws.  If any provision in this Mortgage shall be inconsistent with any provision of the foreclosure laws of the State of New Mexico, the provisions of such laws shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with such laws.

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IN WITNESS WHEREOF, this Mortgage has been duly and validly executed and delivered by Mortgagor as of the date first written above.

GRANTOR:

[•],
a [•] [•]

By:
Name:
Title:
ATTEST:

(Name and Title)

NEW MEXICO NOTARIAL CERTIFICATE OF ACKNOWLEDGMENT

STATE OF

COUNTY OF

This instrument was acknowledged before me on November       , 2013, by                                             as                                                      of                 , Inc., a                                      corporation.

(Seal, if any)
Notary Public, State of
Print Name
My Commission Expires

EXHIBIT G

FORM OF

PROMISSORY NOTE

US$15,000,000	November [•], 2013

FOR VALUE RECEIVED, the undersigned, URANIUM RESOURCES, INC., a corporation organized and existing under the laws of the State of Delaware (“URI” or “Maker”), hereby promises to pay to the order of RESOURCE CAPITAL FUND V L.P. (“RCF”) or other holder hereof (with RCF and any other holder hereof sometimes referred to herein as “Holder”), at the place and times provided in the Loan Agreement, dated as of November [•], 2013, by and among Maker, as the borrower, those Subsidiaries of the Maker from time to time party thereto, as guarantors, and RCF, as the lender (together with all amendments, restatements, amendments and restatements, modifications, revisions, increases, supplements, extensions, continuations, replacements or refinancings from time to time in accordance with the terms thereof, the “Loan Agreement”) the principal sum of FIFTEEN MILLION DOLLARS (US$15,000,000.00) or, if less, the aggregate unpaid principal amount of all Loans under the Loan Agreement.  Subject to the Loan Agreement, the Maker may voluntarily repay all Loans made by RCF to the Maker pursuant to the Loan Agreement at any time prior to the Maturity Date.  Capitalized terms used in this Promissory Note and not defined herein shall have the meanings assigned thereto in the Loan Agreement.

This Promissory Note evidences the obligation of the Maker to repay all Loans made by RCF to the Maker pursuant to the Loan Agreement.

Maker further agrees to pay and deliver to Holder, when and as provided in the Loan Agreement, interest on the outstanding principal amount hereof at the rate and at the times specified in the Loan Agreement.  The unpaid principal amount of this Promissory Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Loan Agreement.  All payments of principal and interest on this Promissory Note shall be payable in lawful currency of the United States of America in immediately available funds as specified in the Loan Agreement.

This Promissory Note is made by the Maker pursuant to, and is subject to, all of the terms and conditions of the Loan Agreement.  Reference is hereby made to the Loan Agreement and the documents delivered in connection therewith for a statement of the prepayment rights and obligations of the Maker, a description of the collateral in which Liens have been granted by the Maker to secure the payment and performance of the Maker hereunder, the nature and extent of such Liens, and for a statement of the terms and conditions under which the due date of this Promissory Note may be accelerated.

In addition to, and not in limitation of, the foregoing and the provisions of the Loan Agreement, the Maker further agrees, subject only to any limitation imposed by applicable law and the provisions of the Loan Agreement, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by any Holder hereof in endeavoring to collect any amounts due and payable hereunder which are not paid and delivered or otherwise satisfied when due, whether by acceleration or otherwise.

The Maker, for itself and for all endorsers hereof, hereby waives all requirements as to diligence, notice, demand, presentment for payment, protest, notice of intent to accelerate, notice of acceleration and notice of dishonor.  No failure on the part of the Holder hereof to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof or a consent thereto; nor shall a single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

This Promissory Note and the rights of Maker and any Holder hereof are governed by the laws of the State of Colorado.  All disputes and claims arising out of or relating to this Promissory Note shall be decided by arbitration in accordance with the provisions for arbitration set forth in Section 11.8 of the Loan Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Maker has executed and delivered this Promissory Note as of the date first above written.

URANIUM RESOURCES, INC.

By:
Name:	Jeffrey L. Vigil
Title:	Vice President-Finance and
Chief Financial Officer

[Signature Page –Promissory Note (November 2013)]